As filed with the Securities and Exchange Commission on January 20, 2026.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDIKRA INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1.02, The Bousteador 10,

Jalan PJU 7/6, Mutiara Damansara

47800 Petaling Jaya

Selangor, Malaysia

+603 2380 0319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Marc Ross, Esq. Matthew Siracusa, Esq. Sharon Carroll, Esq. Anna Chaykina, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 212-930-9700	Stephen E. Older, Esq. Carly E. Ginley, Esq. McGuireWoods LLP 1251 Avenue of the Americas, 20th floor New York, NY 10020 212-548-2100

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 20, 2026

3,636,364 Ordinary Shares

MEDIKRA INC.

This is an initial public offering of our ordinary shares, par value $0.0001 (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price of our Ordinary Shares to be in the range of $5 to $6 per share.

We have reserved the symbol “MDKR” for purposes of listing our Ordinary Shares on the NYSE American LLC, (“NYSE American”) and intend to apply to list our Ordinary Shares on the NYSE American. It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 15 of this prospectus for more information.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses	$	$	$

(1)	Represents underwriting discounts equal to 7.0% per Ordinary Share. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

We have agreed to issue a warrant to the representative of the underwriters to purchase a number of Ordinary Shares equal to seven percent (7%) of the total number of Ordinary Shares sold in this offering (including any Ordinary Shares sold pursuant to the exercise of the underwriters’ over-allotment option), at an exercise price equal to 110% of the initial public offering price of the Ordinary Shares sold in this offering. The registration statement of which this prospectus is a part also registers the offer and sale of the Representative’s Warrant (as defined herein) and the Ordinary Shares issuable upon exercise thereof.

We have granted a 45-day option to the underwriters to purchase up to an aggregate of 545,454 additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any, at the per share price for this initial public offering, less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts will be $1,610,000 and the additional proceeds to us, before expenses, from the exercise of the over-allotment option will be $3,000,000.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about [●], 2026.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Brookline Capital Markets,

a division of Arcadia Securities, LLC

Prospectus dated [●], 2026

i

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, internal estimates, market research, consultant surveys, publicly available information, reports of governmental agencies and international organizations, and industry publications and surveys. We believe that industry surveys, publications, consultant surveys and forecasts referred to herein have been obtained from reliable sources. To our knowledge, third-party industry data that includes projections for future periods does not take into account all potential factors that could affect such projections. Accordingly, those third-party projections should not be given undue weight. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. We assume liability for the accuracy and completeness of such information to the extent included in this prospectus. Statements as to our market position are based on the most currently available data. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

The logos, and other trade names, trademarks, and service marks of Medikra Inc. and its subsidiaries appearing in this prospectus are the property of Medikra Inc. and its subsidiaries. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders. Trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we, or the applicable owner or licensor, will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable owner or licensor to those trade names, trademarks, and service marks.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“articles of association” refers to the amended and restated articles of association of the Company filed with the General Registry of Cayman Islands on December 11, 2025;

●	“Corporate Reorganization” refers to the acquisition by Medikra of the entire issued share capital of Medika Natura from the then shareholders of Medika Natura pursuant to the Share Exchange Agreement dated July 15, 2025;

●	“Medikra” means Medikra Inc., a Cayman Islands exempted company with limited liability incorporated on August 30, 2024;

●	“Medika Natura” means Medika Natura Sdn Bhd, a Malaysian limited liability company incorporated on December 1, 2006;

●	“Medikra Malaysia” means Medikra Malaysia Sdn Bhd, a Malaysian private company limited by shares incorporated on April 26, 2022;

●	“memorandum and articles of association” refers to the amended and restated memorandum and articles of association of the Company filed with the General Registry of Cayman Islands on December 11, 2025;

●	“MYR” are to the Malaysian ringgit, the legal currency of Malaysia;

●	“ordinary resolution” means a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the Company and includes a unanimous written resolution;

●	“Ordinary Shares” are to ordinary shares of Medikra, par value $0.0001 per share;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“special resolution” means a resolution passed in accordance with the memorandum and articles of association by at least two-thirds of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the Company and includes a unanimous written resolution;

●	“U.S. dollars,” “US$,” “USD,” “$,” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to one or more of Medikra and its subsidiaries, as the case may be.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option and no exercise of the Representative’s Warrant (as defined herein).

Medikra Inc. is a Cayman Islands holding company. Our business will be conducted by our subsidiaries, Medika Natura Sdn Bhd and Medikra Malaysia Sdn Bhd in Malaysia using MYR. Our financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our financial statements in U.S. dollars. These dollar references are based on the exchange rate of MYR to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

Prior to our Corporate Reorganization, we conducted our business through Medika Natura Sdn. Bhd., and therefore certain historical financial statements present the results of operations of Medika Natura Sdn. Bhd. Following the Corporate Reorganization, our financial statements are prepared on a consolidated basis and present the consolidated results of operations of Medikra Inc. and its subsidiaries (the shares and per share information is presented on a retroactive basis to reflect the Corporate Reorganization).

GLOSSARY OF CERTAIN TERMS

Considering that we are a biopharmaceutical company, the description of our business involves several technical terms and acronyms. We provide the following glossary to assist readers with certain technical terms and acronyms to understand key terminology frequently used herein in this prospectus:

●	16S rRNA means 16S Ribosomal Ribonucleic Acid, a component of the 30S subunit of prokaryotic ribosomes, commonly used as a genetic marker for identifying and classifying bacteria. Sequencing of the 16S rRNA gene is a standard method for analyzing the composition and diversity of the gut microbiome.

●	AAALAC means Association for Assessment and Accreditation of Laboratory Animal Care, an international, private, nonprofit organization that promotes the humane treatment of animals in scientific research through voluntary accreditation and assessment.

●	Abdominal obesity means excessive accumulation of fat around the abdomen and waist region, often measured by waist circumference (WC) or waist-to-height ratio (WHtR). Abdominal obesity is strongly associated with increased risk of metabolic syndrome, cardiovascular disease, type 2 diabetes, and certain cancers.

●	AI means Artificial Intelligence, or the use of computational models, machine learning, and algorithm-driven tools to enhance compound discovery, optimize trial design, and support data-driven decision-making.

●	APAC means Asia-Pacific, a regional grouping of countries in East Asia, Southeast Asia, and Oceania, including major markets such as Japan, South Korea, and Australia.

●	ASEAN means Association of Southeast Asian Nations, a regional intergovernmental organization comprising ten Southeast Asian countries.

●	BMI means Body Mass Index, a numerical value calculated from a person’s weight and height (kg/m²), used to classify underweight, normal weight, overweight, and obesity in adults.

●	CFR 21 means Title 21 of the U.S. Code of Federal Regulations, a set of rules established by the FDA governing the development, testing, approval, and manufacturing of pharmaceuticals, biologics, and medical devices.

●	CTX means Clinical Trial Exemption, a regulatory mechanism used in some jurisdictions to permit investigational products to enter clinical trials before marketing authorization.

●	DIO means Diet-Induced Obesity, an experimental animal model used to study obesity and metabolic disorders.

●	DNA barcoding means a unique pattern of DNA characteristics obtained through molecular techniques used to identify individuals or confirm genetic identity.

●	EFSA means European Food Safety Authority, a European Union agency responsible for risk assessments related to food, feed, and dietary supplements.

●	ELISA means Enzyme-Linked Immunosorbent Assay, a laboratory technique used to detect and quantify proteins, hormones, or cytokines.

●	EMA means European Medicines Agency, the regulatory authority responsible for the evaluation and supervision of medicinal products in the EU.

●	FDA means U.S. Food and Drug Administration, the federal agency regulating human and veterinary drugs, biologics, dietary supplements, and medical devices.

●	GCP means Good Clinical Practice, a quality standard for conducting, recording, and reporting clinical trials.

●	Genotype means the complete set of genetic information in an organism, determining hereditary traits and influencing biological responses.

●	Genomics means the study of an organism’s entire DNA sequence, including all of its genes.

●	GLP means Good Laboratory Practice, a system of management controls to ensure integrity and reproducibility of non-clinical safety data.

●	GLP-1 means Glucagon-Like Peptide-1, an incretin hormone widely targeted in obesity and type 2 diabetes therapies.

●	GMP means Good Manufacturing Practice, regulatory guidelines ensuring products are consistently produced and controlled according to standards.

●	GSH means Reduced Glutathione, an antioxidant biomarker used to assess oxidative stress.

●	Halal means compliance with Islamic law, particularly regarding ingredients, manufacturing practices, and ethical sourcing.

●	HbA1c means Hemoglobin A1c, a biomarker reflecting average blood glucose levels over the past 2–3 months.

●	HDL means High-Density Lipoprotein, “good cholesterol,” protective against heart disease.

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●	HPLC means High-Performance Liquid Chromatography, a technique to separate, identify, and quantify compounds.

●	IB means Investigator’s Brochure, a document provided to investigators compiling preclinical and clinical data.

●	ICH-GCP means International Council for Harmonization – Good Clinical Practice, a global ethical and scientific standard.

●	IL-6 means Interleukin-6, a cytokine regulating inflammation and immune responses.

●	IND means Investigational New Drug, a regulatory application requesting authorization to begin clinical trials.

●	LDL means Low-Density Lipoprotein, “bad cholesterol,” associated with cardiovascular risk.

●	MDA means Malondialdehyde, a biomarker of oxidative stress.

●	ME means Middle East, a regional designation including Western Asia and North Africa.

●	MFDS means Ministry of Food and Drug Safety, the regulatory body in South Korea.

●	mRNA Sequencing (mRNA-Seq) means a next-generation sequencing method used to quantify gene expression across the transcriptome.

●	MS 2424 means Malaysian Standard 2424:2019 (Halal Pharmaceuticals), specifying requirements for Halal pharmaceuticals.

●	MyIPO means the Intellectual Property Corporation of Malaysia, the government agency responsible for the administration, registration, and enforcement of intellectual property rights in Malaysia, including patents, trademarks, industrial designs, and copyrights.

●	NDI means New Dietary Ingredient, a classification under the FDA for ingredients not marketed before October 15, 1994.

●	Nutraceutical means a product derived from food sources that offers nutritional or health benefits beyond basic nutrients, including nutritional supplements, medical foods, functional foods, fortified foods, and dietary supplements such as herbal capsules.

●	NF-κB means Nuclear Factor kappa-light-chain-enhancer of activated B cells, a protein complex regulating inflammatory and immune responses.

●	Novel Food means a regulatory term under EFSA for foods not consumed significantly in the EU before May 15, 1997.

●	NPRA means National Pharmaceutical Regulatory Agency, Malaysia’s authority for pharmaceuticals and health products.

●	Omics means a broad field of sciences analyzing biological molecules to understand structure, function, and dynamics, including genomics, transcriptomics, proteomics, and metabolomics.

●	PCT means the Patent Cooperation Treaty, an international treaty administered by the World Intellectual Property Organization (WIPO) that provides a unified procedure for filing patent applications to seek protection for an invention in multiple jurisdictions simultaneously.

●	Phenotype means observable traits of an organism, resulting from the interaction between genotype and environment.

●	PIC/S means Pharmaceutical Inspection Co-operation Scheme, an international cooperative arrangement for GMP standards.

●	Pre-IND means a pre-investigational new drug meeting with the FDA to obtain guidance on nonclinical, clinical, and manufacturing plans prior to submitting an IND application.

●	Proteomics means the large-scale study of proteins, their functions, and interactions.

●	R&D means Research and Development, activities aimed at creating new products or services in biotechnology.

●	Real-World Evidence (RWE) means clinical evidence regarding drug usage, benefits, and risks derived from real-world data.

●	SFDA means Saudi Food and Drug Authority, the regulatory agency in Saudi Arabia overseeing pharmaceuticals, biologics, and food.

●	Single-nucleus RNA sequencing (snRNA-seq) means a technique that profiles gene expression from individual cell nuclei.

●	TLR4 means Toll-Like Receptor 4, an immune receptor implicated in metabolic inflammation.

●	TNF-α means Tumor Necrosis Factor-alpha, a pro-inflammatory cytokine involved in chronic inflammation.

●	Transcriptomics means the study of all RNA transcripts produced under specific conditions.

●	Triglyceride means a type of fat found in the blood, linked to metabolic syndrome and cardiovascular disease.

●	USPTO means the United States Patent and Trademark Office, the federal agency responsible for examining patent applications, issuing patents, and registering trademarks in the United States.

●	Visceral fat means fat surrounding internal organs, metabolically active and linked to systemic inflammation and cardiometabolic risk.

●	WC means Waist Circumference, a measure of abdominal obesity taken midway between the rib and iliac crest.

●	WHtR means Waist-to-Height Ratio, an anthropometric index for assessing central obesity and cardiometabolic risk.

●	Xenograft means a transplantation of cells or tissues from one species into another, commonly used in oncology models.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Medikra Inc. (the “Company” or “Medikra”), a Cayman Islands exempted company, is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of pharmaceutical-grade botanical therapeutics. Through its wholly owned Malaysian subsidiary, Medika Natura Sdn. Bhd., the Company has established an integrated discovery and development platform that combines proprietary botanical extraction, preclinical and clinical trials, and multi-omics research. This platform aims to transform traditional medicinal plants into scientifically tested therapies aligned with international regulatory standards.

The Company aims to address unmet medical needs in metabolic diseases, women’s health, chronic inflammation, and oncology. These are therapeutic areas where existing treatments may be limited due to lack of safety data, efficacy data, or cultural acceptance. Medikra seeks to advance its development programs through both pharmaceutical and nutraceutical pathways in alignment with globally recognized regulatory frameworks, including those of the U.S. Food and Drug Administration (“FDA”), the European regulatory system, and national health authorities in Malaysia and other Asian jurisdictions.

The Company’s lead candidate, SKF7®, is being developed for the treatment of abdominal obesity and metabolic syndrome. Other programs, including additional potential indications using SKF7® in neuroprotection, oncology and other botanical candidates, are in early-stage or preclinical development. SKF7® received New Dietary Ingredient (“NDI”) notification acceptance from the FDA in 2020 (NDIN No. 1143 for 300 mg) and 2022 (NDIN No. 1250 for 750 mg), permitting its lawful marketing as a dietary supplement in the United States at the notified doses. In 2023, SKF7® received Novel Food authorization from the European Food Safety Authority (“EFSA”) for use in the general adult population up to 350 mg/day, except pregnant and lactating women. While this EFSA opinion supports the safety of SKF7® for adult use, there is no guarantee that the FDA will agree or reach a similar conclusion. Medikra has not yet submitted an Investigational New Drug (“IND”) application to the FDA or a Clinical Trial Application (“CTA”) to any European regulatory authority for SKF7®.

The Company’s studies conducted to date include Good Laboratory Practice (“GLP”)–compliant toxicology studies and preclinical animal studies performed in Malaysia and India, as well as selected preclinical omics analyses conducted in Malaysia, the United States, and Singapore. Medikra also conducted omics analyses, including proteomic profiling, on human plasma samples collected during the Malaysian clinical trial to explore mechanistic pathways and treatment responses. These analyses were performed in both Malaysia and the United States. Omics technologies involve the comprehensive analysis of biological molecules such as genes, transcripts, proteins, and metabolites to better understand disease mechanisms and treatment effects at the molecular level.1

The Company’s research data are organized to enable potential future integration of artificial intelligence (“AI”) and computational drug-discovery tools. However, Medikra does not currently deploy AI or computational drug discovery, and there is no assurance that any future implementation of such technologies will be successful.

Medikra’s approach to both nutraceutical products and botanical drug development is grounded in scientific research conducted in accordance with applicable regulatory and quality standards. The Company’s pharmaceutical candidates are designed to potentially address complex diseases through multi-mechanism therapeutic action.

Mission

Medikra’s mission is to develop pharmaceutical-grade botanical therapeutics that are safe, evidence-based, and responsive to the cultural and clinical needs of diverse patient populations.

References

1.	Hasin Y, Seldin M, Lusis A, “Multi-omics approaches to disease,” Genome Biol 18:83 (2017), available at: https://doi.org/10.1186/s13059-017-12zach15-1.

Vision

Medikra’s vision is to achieve global leadership in botanical drug innovation by integrating modern pharmaceutical development standards with the therapeutic potential of bioactive natural compounds, seeking to advance botanicals as credible and accessible treatment options worldwide.

While the mission and vision frame our long-term direction, there can be no assurance that these objectives will be realized.

Integrated Botanical Therapeutics Development Platform

Medikra’s discovery and development platform is established to identify, characterize, and advance plant-derived bioactives as potential treatments for chronic and underserved conditions. This platform combines proprietary botanical extraction, analytical standardization, preclinical and clinical development, and structured data generation across several therapeutic domains. It integrates scientific innovation with Malaysia and Southeast Asia’s rich botanical heritage. The platform is built to advance high-quality botanical drug and nutraceutical candidates for both pharmaceutical and consumer health indications.

As the platform is designed to support both pharmaceutical and nutraceutical development pathways, it allows Medikra to leverage a single standardized botanical active such as SKF7® across several indications, enabling the expansion of the pipeline while maintaining continuity in manufacturing and characterization standards.

Key features of the platform include:

●	Proprietary Extraction and Standardization: Utilizes advanced extraction technologies to preserve bioactivity and support batch-to-batch consistency. Each extract is standardized to specific chemical or bioactive markers to support clinical reproducibility.

●	Preclinical and Clinical Development System: Employs in vitro and in vivo models to establish mechanistic and therapeutic rationale, followed by clinical development aligned with ICH-GCP and global regulatory requirements.

●	Multi-Omics Integration: Applies transcriptomic, proteomic, and biomarker-guided analyses to generate mechanistic insights and enable data-driven prioritization, repurposing, and validation.

●	AI-Ready Data Structuring: Data organization and structuring from the omics, preclinical and clinical programs to enable future application of advanced artificial intelligence (“AI”) and computational drug discovery, mechanistic modeling, and precision medicine. At present AI-driven drug discovery model has not been deployed by Medikra, nonetheless the data are being organized to facilitate its future adoption. Additionally, there can be no assurance that the future deployment of the model will be successful.

●	Next-Generation Therapeutic Candidates: Advances the development of new compositions, formulations, and delivery approaches derived from lead assets. These programs are guided by preclinical evidence and data from ongoing development to expand into new therapeutic indications and enhance differentiation, intellectual property, and clinical value.

●	Access to Biodiversity: Through our Malaysia-based operations, we leverage strategic access to Malaysia and Southeast Asia’s rich biodiversity to systematically and sustainably explore underutilized medicinal flora for the continuous discovery and development of novel therapeutic candidates.

This platform provides the scientific and operational foundation for our pipeline and serves as the entry point for potentially advancing botanical actives into regulated development. The advancement of these programs is further described in the section “Business” under the heading Integrated Botanical Therapeutics Development Platform. As our platform is still in the development stage, there can be no guarantees that any product or botanical active introduced or developed through this platform will be approved through any regulatory pathway in any country.

Dual-Path Commercialization Strategy

We pursue a dual-path commercialization strategy that advances both nutraceutical and pharmaceutical development programs in parallel. This approach enables near-term revenue generation through functionally positioned health products, while supporting long-term pharmaceutical development through formal regulatory pathways. The strategy is underpinned by a shared scientific and clinical infrastructure and enables synergistic use of nonclinical and clinical data across both domains.

Clinical and Preclinical Development Pipeline

We are advancing a pipeline of botanical therapeutic candidates at both preclinical and clinical stages. Our lead program, SKF7®, a patented extract of Labisia pumila, has been evaluated in a Phase I pharmacokinetic study and Phase II clinical trials for abdominal obesity and related metabolic conditions. Additional candidates, including our proprietary KPH1™ (Kaempferia parviflora standardized extract) and MKS-5® (Orthosiphon stamineus standardized extract), are in earlier stages of development, with regulatory activities underway in Malaysia and select international markets. These programs are being pursued through both pharmaceutical-grade drug development and nutraceutical commercialization pathways. Nonetheless, there can be no assurance that any of our product candidates will ultimately obtain regulatory approval or achieve commercial success in their respective target markets

Our development programs span both clinical and preclinical stages, as described below.

Clinical Development Programs

We are conducting a structured clinical development program for SKF7® in abdominal obesity and metabolic dysfunction. This program includes a completed Phase I pharmacokinetic (PK) study in India and two completed multicenter, randomized, double-blind, placebo-controlled Phase II trials in Malaysia and Indonesia. Biomarker and proteomic analyses were conducted in Malaysia and in the United States on samples from the Malaysian clinical trial.

The Indian Phase I PK study was conducted in 12 healthy adult participants and evaluated the absorption and systemic exposure of a single 1,500 mg oral dose of SKF7® administered under fed conditions. The study confirmed systemic absorption and reported no treatment-related serious adverse events.

The Malaysian dose-ranging Phase II trial, which enrolled 133 participants over a four-month period, evaluated daily doses of 375 mg, 562.5 mg, and 750 mg of SKF7®. Consistent with the FDA’s Draft Guidance for Industry, Obesity and Overweight: Developing Drugs and Biological Products for Weight Reduction (January 2025), which is non-binding and reflects FDA’s current thinking on study design, the primary efficacy analysis focused on the mean percentage change in body weight (BW; Mean Δ %). The 750 mg group demonstrated a statistically significant reduction in Mean Δ % BW compared to placebo after 16 weeks, with corresponding statistically significant reductions in body mass index (BMI), waist circumference (WC), and waist-to-height ratio (WHtR). The study did not include standardized dietary or physical-activity interventions, and no deaths or treatment-related serious adverse events were reported. In the peer-reviewed publication reporting these trial results, the authors noted that the greater numerical reductions in WC and WHtR suggested a preferential impact on central adiposity.

The Indonesian Phase II trial, conducted over a three-month period in 120 participants, evaluated daily doses of 750 mg, 1,125 mg, and 1,500 mg in a dose-ranging design. Among the dose levels studied, the 750 mg group demonstrated the most consistent pattern of metabolic changes, including statistically significant reductions in total body fat, preservation of lean body mass, and improvements in lipid parameters. Higher dose levels showed more variability, with the 1,500 mg group demonstrating an inverse trend for lean body mass and no statistically significant changes in total body fat. As in the Malaysian trial, no standardized dietary or physical-activity interventions were included, and no treatment-related serious adverse events were reported.

The objective of the dose-ranging studies was to characterize dose–response relationships and identify the optimal dose providing the most consistent balance of pharmacologic signals and tolerability for further study. Across both Phase II trials, the 750 mg dose demonstrated the most reproducible clinical effects, and these findings were directionally consistent with exploratory biomarker and proteomic signals observed in ancillary analyses, including modulation of metabolic, inflammatory, and lipid-regulatory pathways. Based on the aggregate clinical and molecular findings, the 750 mg dose has been selected for continued clinical development.

Molecular and Proteomic Analyses from the Malaysian Phase II Trial of SKF7®

Paired plasma samples from 132 consented participants in the Malaysian Phase II trial of SKF7® were analyzed in the United States using the SomaScan® aptamer-based proteomic platform, a high-throughput technology capable of quantifying more than 10,000 human plasma proteins from minimal sample volumes. The analysis was conducted under blinded conditions to identify molecular networks modulated by treatment and to explore biological pathways potentially contributing to the observed clinical outcomes.

Approximately 2,300 proteins were significantly modulated following treatment, and 99 proteins were reproducibly regulated across within-group and between-group comparisons, forming a consistent molecular signature associated with SKF7® administration. The differential protein regulation patterns were enriched in pathways related to immune regulation, lipid metabolism, cholesterol biosynthesis, vascular remodeling, and oxidative balance. These pathways corresponded to clinical improvements observed in waist-based anthropometric parameters, suggesting coordinated effects on metabolic and vascular homeostasis.

Functional annotation of the proteomic data further indicated modulation of circulating factors involved in lipid transport, inflammatory signaling, and endothelial integrity, processes that are often disrupted in obesity and metabolic dysfunction. Together, these exploratory findings provide mechanistic context for the reductions in central adiposity observed in the clinical trial and help refine dose response hypotheses for subsequent confirmatory studies.

Figure 1. Proteomic Pathway Modulation by SKF7®

The Figure 1 illustrates SKF7®’s coordinated effects across key biological domains identified by proteomic profiling. SKF7® modulates immune signaling and inflammatory balance, promotes apoptosis control and cellular remodeling, enhances metabolic energy utilization and lipid turnover, and regulates sterol synthesis while supporting vascular stability. Together, these integrated effects reflect multi-system modulation consistent with improved metabolic and cardiometabolic health outcomes.

Multi-omics Activities

In addition to SKF7®, Medikra is developing KPH1™, a botanical candidate in preclinical evaluation for cardiovascular and aging protection. Across both programs, Medikra’s research framework integrates several high-throughput omics technologies to characterize biological activity and support translational development. This includes:

●	Proteomics: Aptamer-based plasma profiling (SomaScan®, United States) in the SKF7® Phase II Malaysia trial quantified more than 10,000 proteins and identified treatment-associated networks linked to lipid metabolism, inflammation, and vascular regulation.

●	Quantitative Proteomics: Two-dimensional electrophoresis with bioinformatics pathway analysis were used in preclinical models to map mechanistic pathways involved.

●	Transcriptomics and microRNA sequencing: Bulk and small-RNA sequencing in ischemic and aging model assessed gene expression changes related to mitochondrial function, oxidative stress, and other relevant proteomic markers.

●	Single-Nucleus RNA sequencing: Conducted in Singapore in ischemic and aging models to map cell-type-specific transcriptional responses and identify regulatory pathways associated with vascular and mitochondrial homeostasis.

●	Biomarker and Pathway Integration: Combined analyses across proteomic, transcriptomic, and single-nucleus datasets are used to explore mechanistic pathways, generate hypotheses, and inform dose and biomarker selection. Certain molecular details remain undisclosed to protect ongoing and future patent filings.

Collectively, these exploratory analyses enhance understanding of the biological mechanisms underlying SKF7® and KPH1™ clinical and preclinical effects. The findings require independent validation and may not be predictive of therapeutic outcomes.

Preclinical Development Programs

We have conducted a series of preclinical studies to evaluate the pharmacology, pharmacokinetics, toxicology, and biological activity of SKF7®, a standardized extract of Labisia pumila, across several disease areas including obesity and metabolic syndrome, women’s health, oncology, inflammation, neuroinflammation, and antiviral activity. In metabolic disorder models, SKF7® demonstrated pharmacological activity, achieving a 10.4% reduction in body weight compared to a 5.8% reduction observed with the reference drug Orlistat. In diabetic models, SKF7® showed glucose-regulating activity comparable to Metformin and Glibenclamide, while preserving the structural integrity of pancreatic morphology. In non-clinical oncology xenograft models, SKF7® demonstrated anti-proliferative activity characterized by reductions in tumor volume and weight in human cancer cell xenografts. Across all tested models, SKF7® produced these therapeutic benefits without evidence of systemic or organ toxicity, supporting its continued advancement into clinical trials. These non-clinical results are preliminary and do not establish efficacy in humans, which can only be determined through adequate and well-controlled clinical studies reviewed by the FDA.

In studies related to women’s health, SKF7® showed beneficial effects in models of ovarian failure and menopause, including maintenance of hormonal balance, antioxidant capacity, and tissue integrity. Microbiome analyses indicated restoration of microbial diversity consistent with improved metabolic and endocrine homeostasis. In oncology research, SKF7® exhibited selective antiproliferative activity in several human cancer cell lines with minimal cytotoxicity to non-malignant cells. In xenograft models, it produced measurable tumor-growth inhibition without adverse effects on overall health or body weight. In anti-inflammatory and host-directed studies, SKF7® demonstrated concentration-dependent inhibition of inflammatory signaling and preserved cellular viability in neuronal and microglial models under stress conditions. These findings suggest potential host-directed anti-inflammatory effects without cytotoxicity. In antiviral research, SKF7® showed concentration-dependent inhibition of SARS-CoV-2 (Wuhan and Omicron variants) in established in-vitro systems and reduced viral protease activity. The findings are exploratory and subject to confirmation in further studies. All such results are exploratory and have not been evaluated by the FDA for efficacy or clinical relevance.

All preclinical safety evaluations of SKF7® were conducted in accordance with OECD GLP, CFR21, and ICH M3 (R2) guidelines within Association for Assessment and Accreditation of Laboratory Animal Care (“AAALAC”)-accredited facilities. Genotoxicity and mutagenicity assays (Ames, chromosomal-aberration, and micronucleus tests) were negative for mutagenic or clastogenic potential. GLP acute, 90-day, and 1-year oral studies in rats showed no mortality or adverse findings. Longer-term and non-rodent studies reported no systemic or organ-specific toxicity. Telemetry assessments detected no adverse cardiovascular or arrhythmic effects. Non-rodent pharmacokinetic studies confirmed oral bioavailability without adverse findings, and gallic-acid pharmacokinetics in rats showed no safety concerns.

We have also advanced KPH1™, a standardized Kaempferia parviflora extract, through preclinical studies assessing oral bioavailability, safety, and cardioprotective potential in an ischemic and aging models. In oxidative-stress and ischemia studies, KPH1™ improved cardiomyocyte viability, reduced cell death, and preserved mitochondrial integrity. In vivo, oral administration improved cardiac function and reduced injury markers while preserving cardiac tissue structure. Omics analyses identified modulation of mitochondrial and oxidative-stress pathways and regulation of ischemia-related microRNAs. A 90-day repeated-dose oral toxicity and toxicokinetic study in rats completed in August 2025 showed no treatment-related mortality or lesions, normal growth and food intake, and a no-observed-adverse-effect level (NOAEL) at the highest dose tested. Toxicokinetic and bioanalytical validation confirmed rapid absorption, no accumulation, and assay performance within acceptance criteria.

All preclinical findings are exploratory and intended to illustrate areas of potential investigation. They should not be interpreted as evidence of clinical efficacy or safety in humans. Further validation in animal and human studies will be required to determine therapeutic relevance, and there is no assurance that these or any future studies will be successful or will support clinical development. Only the FDA can determine efficacy or safety for any therapeutic indication following review of adequate and well-controlled clinical data. Quantitative and mechanistic data remain confidential pending current and future intellectual-property filings.

Next-Generation Candidate Development

The Company also advances the development of new compositions, formulations, and delivery approaches derived from lead assets. These programs are guided by preclinical evidence and data from ongoing development to expand into new therapeutic indications and enhance differentiation, intellectual property, and clinical value.

Commercial Nutraceutical Programs

We have developed a portfolio of branded nutraceutical products based on standardized botanical extracts that are produced under Good Manufacturing Practice (“GMP”) conditions and registered with the National Pharmaceutical Regulatory Agency (“NPRA”) of Malaysia. The following products are currently marketed for general wellness applications while select formulations are also being advanced as clinical-stage candidates under our pharmaceutical development programs:

Product	Botanical Source	Dosage	Standardization	Status
Labeesity SKF7® (Standardized extract – Labisia pumila; SKF7®)	Labisia pumila	187.5 mg per capsule (maximum recommended daily intake: 750 mg)	Not less than 2% gallic acid	Currently commercialized in Malaysia as a nutraceutical positioned for metabolic and general wellness, with registration processes underway in selected international markets. While marketed in nutraceutical form, SKF7® is also under development as a prescription-grade clinical candidate.
Pervira® (Standardized extract – Kaempferia parviflora; KPH1™)	Kaempferia parviflora	100 mg per capsule (maximum recommended daily intake: 200 mg)	Not less than 8% 5,7-dimethoxyflavone	Commercialized in Malaysia as a nutraceutical positioned for men’s health and vitality. In parallel, KPH1™ is being advanced as a preclinical program for potential pharmaceutical applications.
Starpril® (Standardized extract – Orthosiphon stamineus; MKS5®)	Orthosiphon stamineus	187.5 mg per capsule (maximum recommended daily intake: 750 mg)	Not less than 1.0% rosmarinic acid; Not less than 0.05% sinensetin	Initial commercialization activities are anticipated in Malaysia in Q1 2026 as a nutraceutical positioned for joint and mobility support. Future prescription-grade development may be pursued, but there can be no assurance of success.

Regulatory Standards Applied to Our Active Pharmaceutical Ingredients (API)

We apply internationally recognized regulatory and quality standards to the extent applicable to our current stage of development. These include OECD GLP, AAALAC International accreditation for animal research facilities, Pharmaceutical Inspection Co-operation Scheme (PIC/S) GMP, compliance where applicable with FDA regulations under CFR 21, International Council for Harmonisation Good Clinical Practice (“ICH-GCP”), MS2424:2019 Halal Pharmaceuticals certification, and national regulatory frameworks in Malaysia, Indonesia, and India. At present, our programs apply GLP standards in nonclinical studies, ICH GCP in clinical trials approved by local regulatory and ethics committees, and GMP/cGMP together with Halal Pharmaceuticals certification in manufacturing activities.

Manufacturing and Supply Chain

We only engage manufacturers registered with the National Pharmaceutical Regulatory Agency (NPRA). Our manufacturing operations are conducted in facilities compliant with GMP standards, including Pharmaceutical Inspection Co-operation Scheme (PIC/S) guidelines, and certified under MS2424:2019 for Halal Pharmaceuticals. Other laboratories and testing facilities, that we use, maintain accreditation under applicable certification standards, such as ISO and Hazard Analysis and Critical Control Points (HACCP). Our supply chain strategy emphasizes standardized processes, quality control, and scalability, supported by sustainable access to Malaysia’s and Southeast Asia’s biodiversity. These systems are intended to align with internationally recognized quality and ethical frameworks. While we believe this infrastructure provides a foundation for the continued development of our product candidates, there can be no assurance that it will be sufficient to support large-scale commercialization.

Market Opportunity

According to Global Wellness Institute, the global wellness economy was valued at approximately USD 6.3 trillion in 2023 and is projected to reach USD 9.0 trillion by 2028, reflecting strong secular growth across complementary and integrative health categories. Within this ecosystem, nutraceuticals, botanical therapeutics, and complementary medicine are expected to capture multibillion-dollar demand across metabolic health and women’s health, as well as inflammation, and oncology.

Obesity and related metabolic disorders affect more than 1.9 billion individuals worldwide and impose an annual economic cost that is expected to exceed USD 4 trillion by 2035 (according to The World Obesity Atlas 2023). According to Morgan Stanley recent research (see Article “Exponential Growth of Obesity Drugs,” as of May 9, 2025), the global market for obesity drugs, driven largely by GLP-1 receptor agonists, is projected to surpass USD 150 billion by 2035. Despite this expected market growth, substantial treatment gaps persist due to issues of cost, tolerability, long-term safety, and limited accessibility. At the same time, diabetes continues to rise at an alarming rate. Pursuant to IDF Diabetes Atlas (10th edition), an estimated 537 million adults aged 20–79 years, representing approximately 10.5% of this age group globally, are currently living with diabetes. This figure is projected to increase to 643 million by 2030 and 783 million by 2045, underscoring the urgent need for more effective and equitable prevention and management strategies.

We believe that women’s health represents a parallel area of unmet need. According to “Power in Menopause” campaign leaders, more than 1.2 billion women will be menopausal or postmenopausal by 2030, and conditions such as PCOS, menopause-related metabolic dysfunction, and reproductive health disorders remain underserved. According to the “Therapeutics for Women’s Health: Technologies and Global Markets” report (BCC Research, March 2025), the global therapeutics for women’s health technologies market, which was estimated at USD 61.5 billion in 2024, is now projected to reach up to USD 81.2 billion by 2029. This strong trajectory is powered by the increasing demand for nonhormonal, culturally aligned interventions and the swift adoption of digital health solutions.

In addition, according to multiple studies,1-7 inflammatory and degenerative conditions—including arthritis, sarcopenia, and immune-linked gastrointestinal disorders—contribute substantially to global morbidity and cost. Chronic inflammation underlies a wide spectrum of age-related diseases, creating demand for evidence-based non-steroidal, long-term safe therapies. In our view, botanical formulations with anti-inflammatory and microbiome-modulating effects, including those under development by our Company, are positioned to address this growing market. While these market dynamics highlight significant global opportunities, there can be no assurance that our product candidates will obtain regulatory approval, market access, or achieve commercial success.

Global Commercialization and Market Development Activities

We are pursuing a phased dual-track expansion strategy encompassing both our home market in Malaysia and selected regional and international jurisdictions. This approach prioritizes early commercialization in low-risk markets while preparing for entry into more complex regulatory environments through sequential phases.

Regional commercialization (Malaysia and ASEAN)

In Malaysia, our product candidates are registered under the National Pharmaceutical Regulatory Agency (“NPRA”) framework and are distributed through selected pharmacies and clinics. The NPRA framework provides defined regulatory pathways for natural products making traditional, modern or therapeutic claims. We have implemented GMP-compliant and Halal-certified manufacturing processes and established domestic distribution capabilities. Malaysia functions both as our initial launch market and as a regulatory reference point for potential expansion across ASEAN.

Within ASEAN, regulatory harmonization under the ASEAN Traditional Medicines and Health Supplements Agreement may facilitate structured access to markets such as Singapore, Indonesia, Thailand, the Philippines, and Vietnam. Pursuant to EU-ASEAN Business Council report, these countries, collectively representing over 580 million people, are experiencing rising prevalence of obesity, diabetes, and women’s health conditions. We are selectively engaging distributors and regulatory consultants to evaluate phased entry into these territories.

References

1.	GBD 2019 Respiratory Tract Cancers Collaborators, “Global, regional, and national burden of respiratory tract cancers and associated risk factors from 1990 to 2019: a systematic analysis for the Global Burden of Disease Study 2019,” Lancet Respir Med 9(9):1030-1049 (2021).
2.	Hunter DJ, Bierma-Zeinstra S, “Osteoarthritis,” Lancet 393(10182):1745-1759 (2019).
3.	Sayer AA, Cruz-Jentoft A, “Sarcopenia definition, diagnosis and treatment: consensus is growing,” Age Ageing 51(10):afac220 (2022).
4.	Ng SC, et al., “Worldwide incidence and prevalence of inflammatory bowel disease in the 21st century: a systematic review of population-based studies,” Lancet 390(10114):2769-2778 (2017).
5.	Furman D, et al., “Chronic inflammation in the etiology of disease across the life span,” Nat Med 25(12):1822-1832 (2019).
6.	Calder PC, et al., “Nutrition, Immunosenescence, and Infectious Disease: An Overview of the Scientific Evidence on Micronutrients and on Modulation of the Gut Microbiota,” Adv Nutr 13(5):S1-S26 (2022).
7.	Varga Z, Sabzwari SRA, Vargova V, “Cardiovascular Risk of Nonsteroidal Anti-Inflammatory Drugs: An Under-Recognized Public Health Issue,” Cureus 9(4):e1144 (2017).

Global commercialization

Beyond Malaysia, we are pursuing a phased international market expansion strategy targeting jurisdictions with established botanical, nutraceutical, or phytopharmaceutical regulatory frameworks:

●	United States: Our lead bioactive candidate, SKF7®, has received acceptance from the FDA for its NDI Notifications No. 1143 (2020) and No. 1250 (2022). These notifications permit the lawful marketing of SKF7® as a dietary supplement in the United States. We continue to evaluate advancing our pharmaceutical programs through the FDA’s Investigational New Drug (IND) pathway. As of the date of this prospectus, we have not held a pre-IND meeting or submitted an IND application.

●	South Korea: The Ministry of Food and Drug Safety (“MFDS”) regulates a well-developed functional food and health supplement sector. Consumer interest in clinically supported botanical ingredients has been increasing, and an application for SKF7® health food registration is currently in progress under MFDS guidelines.

●	Germany and the European Union: Germany is Europe’s largest OTC pharmaceuticals market and has substantial sales of OTC herbal and homeopathic medicines, reflecting strong consumer demand for phytopharmaceutical and natural health products. Germany can serve as an attractive initial commercialization market within the EU single market, where products placed on the EU market can circulate under the internal market framework, subject to applicable sector-specific requirements. The EU also provides defined regulatory pathways for commercialization, including the Novel Food framework under Regulation (EU) 2015/2283 and a simplified registration pathway for traditional herbal medicinal products under Directive 2004/24/EC. SKF7® (aqueous ethanolic extract of Labisia pumila) was authorized by the European Commission as a Novel Food under Commission Implementing Regulation (EU) 2023/972, following EFSA’s safety assessment, for use in food supplements for adults (excluding pregnant and lactating women) at a maximum intake level of 350 mg per day.

●	Saudi Arabia and the Middle East (“ME”): Registration with the Saudi Food and Drug Authority (SFDA) is currently in progress for our lead products as part of the regional commercialization process.

●	Other Countries of Interest: Evaluation of potential registration pathways and partnership opportunities is ongoing in selected international markets.

Our international expansion plan is structured to align with regulatory readiness, available clinical data, and regional market dynamics. These initiatives are subject to regulatory review, approvals, and third-party collaborations. There can be no assurance that such activities will result in binding agreements, timely clearances, or successful commercialization outcomes

Therapeutic Focus and Positioning

Metabolic diseases, women’s health and endocrine conditions, chronic inflammation, and oncology supportive care represent therapeutic areas associated with significant global health burdens and substantial unmet medical needs. Our development efforts are focused on these areas, where existing treatments are often constrained by efficacy, safety, tolerability, or cultural acceptance. Our preclinical and early clinical evaluations are directed toward these indications; however, these findings are preliminary, require further validation, and there can be no assurance that our product candidates will demonstrate safety or efficacy in later-stage trials or obtain regulatory approval.

Strategic Model

Our development model balances near-term nutraceutical revenues with the longer-term advancement of prescription-grade candidates. Nutraceuticals provide limited operating support, consumer exposure, and early market validation, while our pharmaceutical programs are intended to generate long-term value if they are successfully developed, approved, and commercialized.

We have incurred net losses as we continue to increase investment in clinical development, preclinical research, and professional services to support regulatory and corporate initiatives. For the fiscal year ended December 31, 2024 and for the six months ended June 30, 2025, nutraceutical sales declined compared to the same period of 2023 as resources were redirected toward advancing our clinical programs. We expect to continue to incur losses as we expand research and development spending, pursue regulatory submissions, and build infrastructure to support future product launches. The FDA acceptance of SKF7® as a New Dietary Ingredient (NDI) does not mean that the FDA has determined that SKF7® is safe or efficacious; only adequate and well-controlled clinical studies can establish such determinations.

We do not anticipate generating material revenues from prescription-grade products until one or more of our product candidates receives regulatory approval and achieves successful commercialization. In the interim, we plan to fund our clinical development programs through various sources, including, but not limited to, proceeds from this offering, future financing rounds, equity contributions from existing shareholders, non-dilutive public sector grants, and strategic partnerships and collaborations. No assurance can be given that we will obtain the necessary regulatory approvals, successfully commercialize any product candidates, or secure adequate funding to support our planned clinical development activities. If the Company is unable to obtain sufficient funding, it may need to delay, reduce the scope of, or defer one or more of its programs.

Intellectual Property

Our intellectual property portfolio consists of patents, pending patent applications, and trademarks covering our lead product candidate and pipeline assets.

In Malaysia, we have been granted patents protecting novel bioactive compositions derived from Labisia pumila (SKF7®) with therapeutic applications in obesity and metabolic disorders. In the United States, we have been granted U.S. Patent No. 12,403,166 (“Labisia pumila Extract Composition and Its Pharmaceutical Formulation”), with divisional and continuation applications pending. Additional filings are under review in Europe, South Korea, and other key jurisdictions. Subject to timely payment of maintenance fees and potential extensions, these patents are expected to provide protection through at least 2043.

On trademarks, we have filed applications for the corporate name Medikra™ in Malaysia and the United States. In addition, brand names including SKF7®, Pervira®, and Starpril® have been approved in Malaysia, with several additional applications under review in Malaysia and other jurisdictions. These trademarks are intended to protect our branding strategy and support differentiation in both local and international markets.

There can be no assurance that pending patent or trademark applications will result in issued rights, that existing rights will not be challenged or invalidated, or that our intellectual property will provide sufficient protection against competitors.

Financial Overview

For the six months ended June 30, 2025 and 2024 total revenue generated was $8,075 and $18,152, respectively. The lower revenue reflects our continued focus on clinical and regulatory development activities rather than commercialization, consistent with our status as a clinical-stage biopharmaceutical company and also reflects the emphasis in the first half of 2025 on production capacity relocation, regulatory submissions, and patent filings.

For the six months ended June 30, 2025, and 2024, the Group recorded a net loss of $628,823 and $131,662, respectively. The net loss was primarily attributable to lower revenue and an increase in administrative expenses incurred in relation to this offering during the six months ended June 30, 2025, including professional fees for business valuation, audit, research expenses and accounting.

For the fiscal years ended December 31, 2024, and 2023, we generated total revenues of $26,176 and $68,381, respectively. These revenues were derived primarily from the sale of early-stage nutraceutical products (nutraceutical pathway) in Malaysia, including Labeesity SKF7® and Pervira®. Starpril® has been approved for commercial release in Malaysia and is expected to commence sales in the first quarter of 2026.

For the fiscal year ended December 31, 2024, we incurred a net loss of $279,209, compared to a net income of $18,825 for the fiscal year ended December 31, 2023. The change in net income was primarily attributable to an increase in research and development expenses, professional service fees, and expenses related to this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations”.

Growth and Operating Outlook

We anticipate near-term revenue growth from nutraceutical sales in Malaysia. Following FDA’s acknowledgement of our SKF7® new dietary ingredient (“NDI”) notification in 2022 and the authorization of SKF7® under the European Union novel food framework in 2023, we intend to evaluate potential expansion opportunities in the United States, South Korea, Germany, and Saudi Arabia. The FDA’s acknowledgement of an NDI notification only permits SKF7® to be marketed as a dietary supplement in the United States and does not represent a determination by the FDA that SKF7® is safe or effective for any indication. Similarly, regulatory clearances or approvals in other jurisdictions do not guarantee commercial success.

We currently do not have sales operations or binding agreements to distribute our products outside of Malaysia. Any expansion outside of Malaysia would require us to establish sales and marketing operations and/or enter into distribution arrangements in those jurisdictions, and there can be no assurance that we will be able to do so on acceptable terms, or at all. In that regard, we have entered into a Memorandum of Agreement and a Memorandum of Understanding with strategic collaborators in South Korea and Germany, respectively, for regulatory registration support and contemplated distribution relationships. We have also entered into a non-disclosure agreement with a strategic collaborator in Saudi Arabia in connection with potential regulatory registration and distribution arrangements. These arrangements are non-binding and may not result in definitive distribution agreements or commercial operations.

Long-term growth will depend primarily on the successful development, regulatory approval, and commercialization of our pharmaceutical candidates, all of which are subject to significant risks and uncertainties, including clinical trial outcomes, regulatory review, competition, and the availability of sufficient funding. Our operating expenses are expected to increase as we:

●	advance the clinical development of SKF7® and other product candidates,

●	pursue regulatory submissions and approvals,

●	invest in manufacturing and commercial infrastructure,

●	expand our pipeline through collaborations or in-licensing, and

●	incur additional costs associated with operating as a public company.

We do not expect to generate material revenues from sales of pharmaceutical products unless and until we obtain regulatory approval for one or more product candidates and successfully commercialize them. The development of pharmaceutical-grade botanical therapeutics is inherently risky, and there can be no assurance that our programs will be successful, that we will obtain regulatory approvals, or that we will achieve commercialization.

Competitive Advantages

We believe the following competitive strengths distinctly position Medikra ahead of peers in the botanical therapeutics and nutraceutical sectors:

●	Advanced Proprietary Discovery and Development Platform

Medikra’s integrated botanical therapeutics platform combines proprietary extraction, clinical validation, and multi-omics analytics to unlock plant-derived treatments for chronic and underserved conditions. With AI-ready data, scalable manufacturing, and dual pharmaceutical–nutraceutical pathways, the platform is designed to provide a faster, more flexible, and scalable approach to commercialization.

●	Intersection of Botanical Innovation and Data-Driven Drug Development

Medikra uniquely combines clinically researched plant-derived therapeutics with a proprietary extraction and standardization platform, multi-omics integration, and AI-ready data structure. While many nutraceutical companies lack clinical rigor and many pharmaceutical AI companies focus primarily on synthetic single compounds or single targets, Medikra intends to bridge both worlds—offering a dual-path commercialization strategy built on human data, mechanistic insight, and access to Malaysia’s biodiversity and other countries of interest with untapped medicinal resources.

●	Alignment with Global Regulatory Standards

Our lead candidate SKF7®, together with Pervira® and Starpril®, are manufactured in facilities that comply with PIC/S-GMP and MS2424: Halal Pharmaceuticals. Where applicable, activities are conducted under OECD-GLP, ICH-GCP, and AAALAC standards. These frameworks provide a strategic foundation for advancing our portfolio across both nutraceutical and pharmaceutical pathways in global markets.

●	Dual-Track Revenue and Market Access Strategy

Our commercialization model combines near-term nutraceutical revenue with long-term prescription drug development under FDA, EMA, and other international regulatory pathways. Initial commercialization is anchored in Malaysia, with expansion planned in countries of interest including South Korea, Germany, Saudi Arabia, and the United States, alongside other key international markets. This model is intended to enable early market presence and real-world data generation while maintaining alignment with pharmaceutical development timelines.

Limitations and Challenges

Our business is subject to several limitations and challenges:

●	Our clinical studies to date have been limited in size, geography, and duration, and may not be predictive of results in larger or more diverse populations.

●	As a botanical drug developer, we face regulatory uncertainty, including the possibility that agencies may require additional or longer studies before granting approval, which could delay commercialization.

●	Our dual-track model exposes us to risks in both nutraceutical and pharmaceutical markets, including intense competition, pricing pressure, and the possibility that regulatory pathways may diverge from our expectations.

●	We rely on third-party cultivation partners for raw material supply and have not yet scaled our planned cultivation and manufacturing facilities, which may pose risks to supply consistency and cost structure.

●	We have limited commercialization infrastructure outside Malaysia, and successful entry into the United States, South Korea, Germany, Saudi Arabia, or other markets will depend on securing regulatory approvals and establishing effective partnerships. Our clinical trials for prescription-grade programs may not be successful, and we may not obtain regulatory approval or achieve commercialization of our product candidates. There can be no assurance that such approvals, partnerships, or commercialization efforts will occur within the expected timeframe or at all.

●	We may be affected by geopolitical, trade, and macroeconomic uncertainties, including potential restrictions on cross-border movement of biological materials, tariffs or export controls affecting botanical supply chains, fluctuations in foreign-exchange rates, and evolving international regulatory standards. Political or economic instability in supplier or target markets could disrupt operations or delay product distribution.

●	Our dependence on regional raw-material sources exposes us to climate, environmental, and sustainability risks, including adverse weather patterns, disease outbreaks in cultivation areas, or environmental regulations that could affect availability or cost of botanical inputs.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We are a clinical-stage biopharmaceutical company with no approved pharmaceutical products, limited operating history, and no revenue from drug sales.

●	We have incurred losses in the past since inception and expect to continue investing in growth-oriented initiatives, and we do not expect to generate meaningful product revenue until we commercialize one or more product candidates.

●	We and our contract manufacturers are subject to extensive regulatory oversight in the United States and internationally. Non-compliance with applicable regulations may materially impact our business operations and product development timelines.

●	We may not be able to submit INDs or IND amendments, or comparable foreign applications, to commence additional clinical trials on the timelines we expect, and even if we are able to do so, the FDA, EMA, or comparable foreign regulatory authorities may not permit us to proceed.

●	We may not be able to successfully implement our growth strategy, although early regulatory clearances and commercial momentum support our strategic direction.

●	We rely on a limited number of third-party manufacturers and may face supply chain risks, but existing quality systems and regulatory compliance frameworks support continuity and scalability.

●	As our sales grow, our contract manufacturers may face challenges in scaling production or meeting regulatory expectations, which could affect product availability and impact our commercial performance.

●	We may face barriers in driving market adoption of our products, which could delay commercialization and reduce long-term growth potential.

●	The results of our current and future clinical trials may not support our product candidate claims or could reveal unexpected adverse effects, potentially delaying or limiting our development plans.

●	If we encounter delays or setbacks in the development of SKF7® or our other candidates, our growth trajectory and business prospects may be adversely affected.

●	If our contract manufacturers or suppliers fail to comply with environmental, health, and safety laws and regulations, we may be exposed to regulatory liability or supply chain disruption that could adversely affect our business.

●	We have previously received grant awards from the Malaysian government, which may not be available to us in the future.

●	We may not be able to achieve or maintain profitability in the near term.

●	The markets for our drug candidates that we are developing or may develop may be smaller than we expect for one or more indications.

●	We operate in a highly competitive and rapidly evolving industry, and may face resistance to the adoption of new therapies by physicians, healthcare providers, and payers.

●	Our business is subject to complex and evolving product safety laws, regulations, and standards. If we fail to comply with these laws, regulations, and standards, or our products otherwise have defects, we may be required to recall products and may face penalties and product liability claims, either of which could result in unexpected costs and damage our reputation.

●	Malaysia is experiencing inflationary pressures, which may prompt the government to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

●	Changes in tariffs and trade policies, and any retaliatory measures by other countries or other trade tensions, could increase business costs, impact supply chains and cause business uncertainty, any of which may adversely impact our operations, supply chain, cash flows and profitability.

●	Changes in laws or policies related to pricing for prescription drugs, including most-favored-nation (“MFN”) requirements, could adversely affect our product prices and profit margins, and thereby our operations, revenues and profits.

Risks Relating to our Ordinary Shares and the Trading Market

Risks and uncertainties related to this Offering and the Trading Market include, but are not limited to, the following:

●	There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

●	Our status as an “emerging growth company” and “foreign private issuer” exempts us from certain U.S. disclosure and governance requirements, which may limit investor protections.

●	Future sales or perceived sales of a substantial number of our Ordinary Shares could adversely affect the market price.

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

●	Investors may face difficulties in enforcing judgments against us under U.S. securities laws due to our Cayman Islands incorporation and principal operations in Malaysia.

Corporate Information

Our principal executive offices are located at Unit 1.02, The Bousteador, 10, Jalan PJU 7/6, Mutiara Damansara, 47800 Petaling Jaya, Selangor, Malaysia, and our phone number is +603 2380 0319. Our registered office in the Cayman Islands is located at the offices of c/o Harneys Fiduciary (Cayman) Limited, whose physical and postal address is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and the phone number of our registered office is +1 345 640 2020. We are in the process of developing our corporate website at https://www.medikra.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates.

Corporate Structure

We are a Cayman Islands exempted company with limited liability incorporated on August 30, 2024. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and our affairs are governed by our memorandum and articles of association and the Companies Act (Revised) of the Cayman Islands (as the same may be amended from time to time, the “Cayman Companies Act”).

As of the date of this prospectus, the authorized share capital of Medikra is US$50,000 divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 each, of which 25,555,160 Ordinary Shares of a par value of US$0.0001 each are issued and outstanding.

As of the date of this prospectus, all of the outstanding equity interests of Medika Natura are owned by Medikra, with 34.78% of the issued and outstanding Ordinary Shares of Medikra held by Abdul Razak Mohd Isa, 34.98% of the issued and outstanding Ordinary Shares held by Mustadza Muhamad, 17.91% of the issued and outstanding Ordinary Shares held by Datuk Ali Bin Abdul Kadir, the chairman of Medikra, and the remaining 12.33% of the issued and outstanding Ordinary Shares held by eight minority shareholders. Medika Natura owns 100% of the outstanding equity interests of Medikra Malaysia.

Upon completion of this offering based on a proposed number of 3,636,364 Ordinary Shares being offered (assuming an initial public offering price of $5.50, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, and total gross proceeds of approximately $20,000,000), assuming no exercise of the underwriters’ over-allotment option, all of the outstanding equity interests of Medika Natura will be owned by Medikra, with the issued and outstanding Ordinary Shares of Medikra being held by the following: the pre-IPO non-controlling shareholders of Medikra – 25,555,160 Ordinary Shares, and the public shareholders of Medikra who purchase Ordinary Shares in this offering – 3,636,364 Ordinary Shares. For more details on our corporate history, please refer to “Corporate History and Structure.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The NYSE American listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the NYSE American rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the NYSE American corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and are exempt from certain NYSE American corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Securities offered by us	3,636,364 Ordinary Shares (calculated based on an initial public offering price of $5.50, the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus).

Over-allotment option	We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 545,454 additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, at the initial public offering price, less underwriting discounts and commissions.

Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $5.00 to $6.00 per Ordinary Share.

Ordinary Shares issued and outstanding prior to completion of this offering	25,555,160 Ordinary Shares See “Description of Share Capital” for more information.

Ordinary Shares issued and outstanding immediately after this offering	29,191,524 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option 29,736,978 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option

Listing	We intend to apply to have our Ordinary Shares listed on the NYSE American.

Proposed Ticker symbol	“MDKR”

Transfer Agent	Continental Stock Transfer & Trust Company.

Use of proceeds	We intend to use the net proceeds from this offering for the following purposes (i) clinical advancement of pipeline programs; (ii) manufacturing scale-up and PlantBio infrastructure expansion; (iii) product development and innovation initiatives; (iv) global commercialization and market development activities; and (v) general corporate and operational purposes, including working capital. See “Use of Proceeds” on page 57 for additional information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 19 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Representative’s Warrant	Upon the closing of this offering, we have agreed to issue to the Representative or its designees a five-year warrant to purchase up to seven percent (7%) of the Ordinary Shares sold by us in this offering (including Ordinary Shares sold pursuant to the exercise of the underwriters’ over-allotment option, if any) (the “Representative’s Warrant”). The Representative’s Warrant will be exercisable at a price equal to 110% of the public offering price per share. The Representative’s Warrant will be exercisable at any time, and from time to time, in whole or in part, during the four and half-year period commencing six months from the date of the closing of this offering. The Representative’s Warrant is also exercisable on a cashless basis. The registration statement of which this prospectus is a part also registers the offer and sale of the Representative’s Warrant and the Ordinary Shares issuable upon exercise thereof.

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus is based on 25,555,160 Ordinary Shares outstanding as of January 20, 2026. Further, unless specifically indicated otherwise, all information in this prospectus assumes no exercise of the underwriter’s over-allotment option and no exercise of the Representative’s Warrant.

SUMMARY SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data for the years ended December 31, 2024 and 2023 and the six months ended June 30, 2025 and 2024 have been derived from our audited consolidated financial statements, and unaudited consolidated financial statements respectively. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this “Summary Selected Consolidated Financial and Other Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

Selected Consolidated Statements of Operations and Comprehensive Loss Data

	Years Ended December 31,		Six Months Ended June 30,
	2024	2023	2025	2024
Revenue	26,176	68,381	8,075	18,152
Cost of revenue	(5,559)	(20,175)	(1,654)	(3,957)
Gross profit	20,617	48,206	6,421	14,195
Total operating expenses	(388,798)	(127,563)	(644,196)	(147,480)
Loss from operations	(368,181)	(79,357)	(637,775)	(133,285)
Total other income, net	88,972	98,182	8,952	1,623
Net (loss) income	(279,209)	18,825	(628,823)	(131,662)

Selected Consolidated Balance Sheets Data

	As of December 31,		Six Months Ended June 30,
	2024	2023	2025	2024
Cash	738,178	46,766	1,309,151	738,178
Accounts receivables, net	16,052	19,089	18,607	16,052
Inventory	7,902	5,597	74,942	7,902
Prepayment	97,330	99,720	13,608	97,330
Total current assets	859,462	171,172	1,416,308	859,462

Intangible assets	216,772	222,921	236,731	216,772
Deferred offering costs	109,972	-	323,272	109,972
Right-of-use asset	13,857	19,561	94,769	13,857
Total assets	1,200,063	413,654	2,127,070	1,200,063

Deferred Grant Income	22,374	-	23,762	22,374
Other liabilities	8,842	9,926	56,366	8,842
Amount due to directors	66,565	85,872	65,196	66,565
Borrowings	38,839	48,386	39,837	38,839
Lease liabilities	6,295	5,860	30,793	6,295
Total current liabilities	142,915	150,044	215,954	142,915

Borrowings	112,320	147,181	103,513	112,320
Lease liabilities	7,143	13,085	64,726	7,143
Total liabilities	262,378	310,310	384,193	262,378

Total shareholders’ equity	937,685	103,344	1,742,877	937,685

Selected Consolidated Statements of Cash Flows Data

	Years Ended December 31,		Six Months Ended June 30,
	2024	2023	2025	2024
	USD	USD	USD	USD
Net cash used in operating activities	(242,223)	(163,460)	(555,059)	(29,776)
Net cash used in investing activities	-	(3,976)	(73,823)	-
Net cash provided by financing activities	936,229	194,722	1,113,861	195,638
Cash, beginning of the period	46,766	50,631	738,178	46,766
Cash, end of the period	738,178	46,766	1,309,151	205,013

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Relating to our Business and Industry

We are a clinical-stage biopharmaceutical company with no approved pharmaceutical products, limited operating history, and no revenue from drug sales.

We are a clinical-stage biopharmaceutical company incorporated in the Cayman Islands on August 30, 2024. Through our wholly owned subsidiaries, Medika Natura and Medikra Malaysia, we operate a dual-track commercialization model that integrates near-term revenue generation from nutraceutical formulations with the longer-term development of pharmaceutical-grade botanical therapeutics.

We have no approved prescription pharmaceutical products and have not yet generated revenue from drug sales, and have a limited operating history. There can be no assurance that our drug candidates will receive regulatory approval or achieve commercial success, or that we will be able to expand nutraceutical operations into additional international markets.

We have incurred losses in the past and we do not expect to generate meaningful product revenue until we commercialize one or more product candidates.

Our wholly owned Malaysian subsidiary, Medika Natura, commenced operations in 2006. As a biotechnology company with a dual-segment model—comprising clinical-stage pharmaceutical development and revenue-generating nutraceutical operations—we have incurred a net loss of approximately $0.23 million in 2024.

Even though, for the year 2023 the Company generated a net profit of approximately $0.019 million due to higher sale of nutraceutical products, based on the historical background, ongoing clinical-stage pharmaceutical development, and current market scenario, we do not expect to generate meaningful product revenue unless the current market volatility improves and until we obtain marketing approval for one or more pharmaceutical product candidates and are successful in commercializing them, either directly or through license or collaboration agreements with third parties. Our ability to achieve and sustain profitability is dependent on successful clinical development, regulatory approvals, commercial uptake, and prudent cost management. Our current and future development plans remain subject to ongoing assessments of global macroeconomic trends and evolving regulatory landscapes across our target markets. There can be no assurance that we will achieve profitability or that our development and commercialization efforts will be successful.

While we have initiated commercial sales of standardized botanical nutraceutical products, we have not yet generated revenue from pharmaceutical drug sales. We expect to continue allocating capital toward advancing our lead candidate, SKF7®, through Phase II/III clinical trials, initiating regulatory filings, expanding our manufacturing infrastructure, and developing our pipeline candidates including KPH1™ and MKS-5®.

We believe this investment-focused approach is aligned with long-term value creation, but it may result in continued operating losses over the near term. Our ability to achieve sustained profitability will depend on multiple factors, including:

●	Successful clinical advancement and regulatory approval of our lead drug candidates;

●	Efficient execution of our dual commercialization strategy across both pharmaceutical and nutraceutical segments;

●	Continued expansion of our manufacturing and distribution capabilities in line with demand and regulatory standards;

●	Ongoing innovation and product development to address evolving global health needs; and

●	Effective risk management across regulatory, operational, and competitive domains.

We remain confident that our platform, pipeline, and commercialization roadmap position us well to unlock future value. However, there can be no assurance that we will achieve sustained profitability within a specific timeframe, or that unforeseen challenges will not arise.

Investors should consider that any potential returns may be subject to timing uncertainties and industry-related risks. Nonetheless, we believe our current strategy offers a compelling foundation for sustainable growth and scalable impact in the biopharmaceutical and health innovation sectors.

We and our contract manufacturers are subject to extensive regulatory oversight in the United States and internationally. Non-compliance with applicable regulations may materially impact our business operations and product development timelines.

Our operations, including those of our contract manufacturers and distribution partners, are subject to comprehensive regulatory requirements across all jurisdictions in which we operate or intend to introduce our products. This includes oversight by the FDA, the European Medicines Agency (“EMA”), the MFDS in South Korea, the National Pharmaceutical Regulatory Agency (“NPRA”) in Malaysia, and other relevant authorities.

As a clinical-stage biotechnology company developing botanical-based therapeutics alongside commercial-stage nutraceuticals, our regulatory pathway involves several stages of evaluation. This includes preclinical research, Phase I–III clinical trials, and, where applicable, New Drug Applications (NDAs), IND submissions, or regulatory filings under nutraceutical or food-based frameworks such as the FDA’s NDI and EFSA’s Novel Food processes.

The regulatory landscape governing biotechnology, pharmaceuticals, and functional botanicals is highly complex and continues to evolve. Regulatory changes or shifts in agency expectations may increase the time and cost associated with product development and commercialization. Furthermore, our products may be subject to varying classifications and approval requirements depending on the jurisdiction, therapeutic indication, and delivery format.

While we have initiated commercial sales of nutraceutical formulations, our prescription drug candidates remain under clinical evaluation and are not yet approved for sale. Advancing these candidates through regulatory review involves scientific, operational, and compliance challenges. Delays or failure to obtain regulatory approvals for our investigational products could hinder our ability to generate pharmaceutical revenues and achieve profitability.

Additionally, regulatory authorities such as the FDA may require post-market studies, surveillance, or risk management programs even after approval. These obligations can be resource-intensive, and failure to comply may lead to adverse actions such as product recalls, market withdrawals, or suspension of manufacturing or sales.

Regulatory enforcement actions may include, but are not limited to:

●	Warning letters, FDA inspection findings (FDA Form 483s) or notices of violation (NOVs)

●	Fines or civil penalties

●	Product recalls, seizures or import bans

●	Injunctions or facility shutdowns

●	Delays in product approvals

●	Termination of clinical trials or distribution agreements

●	In rare cases, criminal penalties

We are committed to maintaining regulatory compliance across all levels of our operations. However, any regulatory enforcement or compliance failure could negatively impact our ability to market and distribute products, delay development timelines, affect brand reputation, and materially and adversely impact our business, financial performance, and strategic objectives.

Regulatory acceptance for nutraceutical products mitigate certain risks, but do not eliminate all regulatory uncertainties

Our lead nutraceutical product, SKF7®, has received regulatory acceptance as a NDI by the FDA and Novel Food authorization by the European Food Safety Authority (EFSA). In addition, all of our currently commercialized nutraceutical formulations are registered with Malaysia’s NPRA and are in the process of being submitted for regulatory recognition in other key markets including South Korea, Germany, and Saudi Arabia. The FDA’s acceptance of SKF7® as a New Dietary Ingredient does not mean that the FDA has determined that SKF7® is safe or efficacious; such determinations can only be made through adequate and well-controlled clinical studies. While we believe that these acceptances and registrations provide an important regulatory foundation for future commercialization, there can be no assurance that our products will be successfully introduced or achieve market acceptance in these or any other jurisdictions.

However, despite these regulatory milestones, we remain subject to ongoing and evolving regulatory requirements across all jurisdictions where we operate or plan to commercialize our products. Local regulations, enforcement priorities, and interpretations may differ, which could result in unexpected delays, costs, or restrictions. While the registration status of our products may help mitigate certain risks, compliance obligations, labeling rules, product classification frameworks, and post-market surveillance requirements may still pose challenges, particularly as we expand globally.

Furthermore, our pharmaceutical development programs, including those for SKF7® and KPH1™, are still in the clinical stage and remain subject to lengthy and rigorous regulatory review processes (e.g., IND, NDA/CTX). The receipt of early-stage regulatory acceptance for nutraceutical use does not guarantee success under pharmaceutical pathways or ensure future approval for therapeutic indications.

We may not be able to submit INDs or IND amendments, or comparable foreign applications, to commence additional clinical trials on the timelines we expect, and even if we are able to do so, the FDA, EMA or comparable foreign regulatory authorities may not permit us to proceed.

We currently expect to submit an IND for SKF7® in obesity and metabolic syndrome in early 2026. However, we may not be able to ultimately submit either INDs or comparable foreign applications for SKF7®, or for our other drug candidates, on the timelines we expect. For example, we may experience delays with IND-enabling studies. Moreover, we cannot be sure that submission of an IND or a comparable foreign application will result in the FDA, EMA or a comparable foreign regulatory authority allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate clinical trials. Additionally, even if such regulatory authorities ultimately agree with the design and implementation of the clinical trials set forth in an IND or in a comparable foreign application, we cannot guarantee that such regulatory authorities will not change their requirements in the future. These considerations also apply to new clinical trials we may submit as amendments to existing INDs or to a new IND, or to comparable existing or new foreign applications. Any failure to submit INDs or comparable foreign applications on the timelines we expect or to obtain permission for our trials to proceed may prevent us from completing our clinical trials or commercializing our products on a timely basis, if at all.

Due to the significant resources required to develop our multiple product candidates and our dependence on available capital, we must prioritize certain programs over others. We may allocate resources to candidates or indications that ultimately fail, or we may overlook opportunities that could prove more profitable or have a greater likelihood of success.

We have multiple product candidates in development, each requiring significant capital investment. Because of the substantial resources required, we must focus on selected diseases and indications and determine which candidates to advance and how to allocate resources. Our current strategy is to pursue indications where we believe proof-of-concept data may be generated efficiently, such as abdominal obesity, type 2 diabetes, polycystic ovary syndrome, and menopause-associated metabolic dysfunction. We intend to expand into additional areas, including oncology and neuroinflammatory disorders, if sufficient data and resources permit. However, even if we are able to obtain regulatory approval for one indication, there is no assurance that we will achieve success in others, and we may expend significant resources without achieving regulatory approval or commercial viability.

Our decisions regarding resource allocation may not yield viable products and could divert focus from more promising opportunities. We may reprioritize, delay, terminate, or seek collaborative arrangements for certain programs, and such decisions could later prove to be suboptimal. If we incorrectly assess clinical viability, market potential, or industry trends, we may miss valuable opportunities, forego development of more attractive programs, or relinquish rights in circumstances where sole development and commercialization would have been more advantageous.

We may not be able to successfully implement our growth strategy, although early regulatory acceptance and commercial momentum support our strategic direction.

Our future growth, profitability, and cash flow depend on our ability to effectively execute our dual-track commercialization strategy, which includes expanding sales of our registered nutraceutical products and advancing botanical therapeutics through clinical development. While we have made meaningful progress—including the receipt of FDA NDI and EFSA Novel Food acceptance for our lead product SKF7®, as well as NPRA registrations for our current nutraceutical offerings—there can be no assurance that we will successfully scale or sustain this trajectory.

Our ability to execute our strategy depends on several factors, including our capacity to:

(a)	Maintain and develop a robust and differentiated portfolio of products supported by scientific validation and regulatory credibility;

(b)	Expand our footprint in ASEAN and global markets through regulatory filings, distribution partnerships, and brand trust;

(c)	Identify emerging consumer and healthcare trends, develop new formulations, and introduce pipeline assets aligned with these trends—including gut health, inflammation, and CNS-related indications;

(d)	Utilize innovation and translational research, including AI-enhanced bioinformatics, to drive product differentiation, operational efficiencies, and clinical targeting;

(e)	Enhance our digital infrastructure and data analytics capabilities to better align with evolving market behaviors and stakeholder needs;

(f)	Pursue strategic partnerships, licensing opportunities, or complementary acquisitions to extend our pipeline and reach new markets or categories; and

(g)	Cultivate and retain a mission-driven, cross-functional team capable of navigating scientific, regulatory, and commercial complexity.

While we believe our foundation—including early commercial traction and an established regulatory framework—positions us well for future growth, there can be no assurance that we will achieve all strategic milestones within the anticipated timelines. Additionally, implementation will require sustained investment, which may result in short-term operating losses and fluctuations in margin performance. If we are unable to execute key components of our growth plan, our business, financial condition, and operational results could be materially affected.

We rely on a limited number of third-party manufacturers and may face supply chain risks, but existing quality systems and regulatory compliance frameworks support continuity and scalability.

Our operations, including ongoing clinical programs and commercial nutraceutical production, depend on contract manufacturers to supply, formulate, and package our products in accordance with applicable quality standards and regulatory requirements. In many cases, we work with a small number of third-party manufacturers, including single-source suppliers and those operating from a single geographic location. While this strategic focus enhances consistency and oversight, it also increases our exposure to potential disruptions.

Our contract manufacturers are subject to extensive regulatory oversight in the United States, Malaysia, and other jurisdictions where we operate or intend to expand. These manufacturers must comply with GMP standards and are assessed under relevant quality frameworks, such as PIC/S, ICH, NPRA, and CFR 21 Part 210/211 where applicable. Our lead product, SKF7®, has already achieved NDI acceptance from the FDA and Novel Food approval from EFSA, and our nutraceutical products are registered with Malaysia’s NPRA. These regulatory milestones indicate that our current manufacturing and documentation standards meet the requirements of major health authorities.

However, risks inherent in a third-party manufacturing model remain:

●	Our manufacturing partners may encounter production delays, batch variability, quality deviations, or non-compliance with evolving regulatory standards, which could impact supply continuity.

●	Scaling up from clinical to commercial quantities may involve transfer risks, requiring revalidation or supplementary documentation.

●	A disruption at a key manufacturing facility—due to equipment failure, raw material shortages, labor constraints, regulatory sanctions, or external events (e.g., pandemics, natural disasters, geopolitical instability, tariffs or trade wars)—could delay clinical programs or commercial shipments.

●	If existing manufacturers are unable or unwilling to meet our demands, the process of onboarding and qualifying alternate suppliers could be time-consuming and costly, especially given the proprietary nature of certain product components or formulation techniques.

●	Contract manufacturers may face financial or operational pressures unrelated to our business, which could indirectly impact their ability to fulfill obligations.

We take proactive steps to mitigate these risks by maintaining documentation for regulatory compliance, developing internal SOPs and contingency plans, and assessing alternative manufacturing partners in key markets. Where possible, we also diversify our supplier base and maintain active dialogue with our contract manufacturers to anticipate and address potential disruptions.

Nonetheless, there is no guarantee that our supply chain will remain uninterrupted, particularly as we scale operations or introduce new products. Any significant failure by our contract manufacturers to meet demand—either for clinical trial supply or commercial fulfillment—could delay our programs, damage customer relationships, or impact revenue generation. Furthermore, in the event of a catastrophic incident at a primary manufacturing site, insurance coverage may not fully compensate for loss of production or reputational harm.

If our contract manufacturers are unable to meet quality or volume requirements in a timely and cost-effective manner, or if we are unable to secure alternative manufacturing partners when needed, it could materially and adversely affect our business, financial condition, and results of operations.

As our sales grow, our contract manufacturers may face challenges in scaling production or meeting regulatory expectations, which could affect product availability and impact our commercial performance.

To support both our current commercial nutraceutical operations and our future prescription drug programs, we rely on contract manufacturers to deliver consistent, regulatory-compliant supply at scale. As demand for our products increases, particularly across international markets, our contract and component manufacturers will need to expand capacity while maintaining quality and adherence to evolving regulatory standards.

Achieving profitability depends on our ability to ensure that contract manufacturers can produce our products in sufficient quantities, at acceptable costs, and in full compliance with applicable regulatory frameworks. This includes FDA (CFR 21 Parts 210/211), NPRA, EFSA Novel Food, and other jurisdiction-specific requirements. Our lead asset, SKF7®, has already been cleared as a NDI by the FDA and as a Novel Food by the EFSA. Additionally, all of our commercial nutraceutical products are registered with Malaysia’s NPRA, and we intend to pursue similar registrations in other priority markets, reinforcing our commitment to regulatory alignment across our manufacturing partners.

As we scale, our contract manufacturers may encounter challenges such as:

●	Managing production yields and batch-to-batch consistency;

●	Enhancing quality control and quality assurance systems;

●	Ensuring timely availability of raw materials and critical components;

●	Maintaining internal controls, SOPs, and compliance documentation;

●	Recruiting and retaining qualified personnel for GMP-compliant operations; and

●	Navigating regulatory scrutiny at the local and international levels.

Recent policy developments in the United States reflect a broader push to relocate pharmaceutical manufacturing domestically and expand FDA oversight of foreign facilities, including increased international inspections. These measures could increase compliance costs, create inspection-related delays, or disrupt global supply chains.

Failure to resolve these challenges may result in supply constraints, quality deviations, or delays that could impair our ability to meet commercial demand. This, in turn, could negatively affect our revenue growth, delay product launches, or erode market confidence—especially if customers choose alternative products.

We have established a proactive quality assurance strategy that includes oversight of contract manufacturing operations, regulatory audit preparedness, and the development of scale-up protocols aligned with future IND-enabling studies. Nonetheless, disruptions in supply, failure to meet regulatory or market expectations, or inability to scale efficiently could materially affect our commercial progress.

We may face barriers in driving market adoption of our products, which could delay commercialization and reduce long-term growth potential.

The successful adoption of our nutraceutical and pharmaceutical candidates depends on market acceptance, consumer confidence, healthcare provider endorsement, and competitive differentiation. If we are unable to effectively educate and engage our target audiences—including consumers, prescribers, and regulatory stakeholders—there could be lower-than-anticipated uptake of our products, particularly in new markets.

Adoption may be influenced by factors such as:

●	Public perceptions of botanical therapies, especially non-hormonal interventions in metabolic and women’s health;

●	Concerns about safety or adverse events related to competing therapies (e.g., black box warnings for hormonal products), which may either deter or support adoption of our alternatives;

●	Pricing dynamics, insurance coverage, and reimbursement policies for prescription candidates;

●	Scientific and clinical evidence supporting efficacy, safety, and real-world benefit;

●	Timing of regulatory approval and regional product availability; and

●	Competitive landscape and brand awareness.

While we believe our dual-track model—comprising regulated nutraceuticals and late-stage pharmaceutical candidates—positions us well to meet unmet needs across metabolic-endocrine indications, we acknowledge that slow adoption in certain markets or segments could delay our growth trajectory. We further note that our clinical trials for prescription-grade programs may not be successful and that the Company may not be successful in obtaining regulatory approval or in commercializing its product candidates. There can be no assurance that our business model will achieve the intended level of market acceptance or that our development and commercialization efforts will be successful.

We continue to invest in medical education, strategic KOL engagement, and scientific publications to enhance visibility and trust in our platform. However, if market uptake of our products is slower than expected or if our commercialization efforts do not generate meaningful traction, it could materially and adversely affect our financial performance, market share, and investor returns.

The results of our current and future clinical trials may not support our product candidate claims or could reveal unexpected adverse effects, potentially delaying or limiting our development plans.

We rely on the generation of robust clinical and scientific data to support the development, regulatory approval, and eventual commercialization of our botanical candidates, particularly SKF7®, which is currently under clinical investigation for obesity, metabolic syndrome, and women’s health indications.

Although we have completed two randomized, placebo controlled Phase II trials in Malaysia and Indonesia and a Phase I pharmacokinetic study in India conducted under ICH GCP conditions, as well as comprehensive GLP compliant toxicology studies, there can be no assurance that future trials, including planned Phase III studies, will replicate or confirm these findings. Regulatory authorities may not accept ex U.S. trial data, and delays in patient recruitment, trial execution, or data analysis could affect our development timelines and regulatory submissions.

It is also possible that future trials may reveal:

●	Limited efficacy in certain populations;

●	Subgroup effects that require further investigation;

●	The emergence of adverse events not previously observed in earlier studies; or

●	A need to conduct bridging or formulation studies due to changes in manufacturing processes.

Although our nutraceutical formulations—based on the same active extract—have achieved certain regulatory acceptance from the FDA (NDI), EFSA (Novel Food), and NPRA Malaysia, the clinical requirements for pharmaceutical approval are significantly more stringent. Any safety concerns, clinical failures, or ambiguous outcomes in future trials may hinder our ability to advance SKF7® or other candidates to regulatory approval.

Failure to demonstrate compelling clinical benefit could limit our ability to secure payer coverage or reduce commercial adoption.

In parallel with clinical efficacy and safety, real-world adoption will also depend on cost-effectiveness, competitive positioning, and payer acceptance—particularly in more regulated pharmaceutical markets. Even if our candidates demonstrate statistically significant clinical benefits, they may not meet evolving standards for coverage, reimbursement, or health technology assessment in some jurisdictions.

Additionally, concerns about botanical variability or lack of familiarity with botanical drugs in certain regulatory or medical communities may also pose hurdles to broad adoption, despite increasing international recognition of standardized phytomedicine.

We are proactively addressing these risks through:

●	Comprehensive scientific and clinical publication strategy;

●	Engagement with regulators early in the development process;

●	Maintenance of strict quality controls across all GMP manufacturing partners; and

●	Design of Phase III trials aligned with global regulatory and payer expectations.

If we encounter delays or setbacks in the development of SKF7® or our other candidates, our growth trajectory and business prospects may be adversely affected.

As a biotechnology company with a dual-track model, our long-term value creation is significantly tied to the successful development, regulatory approval, and commercialization of prescription candidates like SKF7®. Any delays—whether from clinical, regulatory, or supply chain bottlenecks—could materially impact our ability to meet development milestones, expand into new therapeutic categories, or compete in target markets.

For example, if required bridging studies, expanded safety trials, or additional pharmacokinetic data are needed due to manufacturing scale-up or formulation adjustments, this could increase development costs and delay regulatory filings.

We remain committed to advancing our pipeline with scientific and operational rigor. However, given the inherent uncertainties in clinical research, we cannot guarantee that SKF7® or other candidates will achieve regulatory approval, meet our targeted timelines, or attain commercial success.

If our contract manufacturers or suppliers fail to comply with environmental, health, and safety laws and regulations, we may be exposed to regulatory liability or supply chain disruption that could adversely affect our business.

We rely on a network of qualified contract manufacturers and suppliers to support both our nutraceutical and pharmaceutical development programs. These partners are subject to numerous environmental, health, and safety (EHS) laws and regulations at the federal, state, and local levels—including those governing laboratory practices, waste disposal, and the handling and transport of regulated or hazardous materials.

While we select reputable partners with robust compliance systems, we cannot guarantee full elimination of EHS-related risks. Any accidental non-compliance, material release, or regulatory breach by a third-party manufacturer or supplier could result in:

●	Delays in supply of raw materials or finished goods;

●	Disruption of clinical development timelines or commercial operations;

●	Additional costs related to containment, remediation, or legal response; and

●	Reputational harm or reduced partner confidence in our quality systems.

Though our contract partners are primarily responsible for maintaining compliance, we may still be affected by enforcement actions taken by authorities, including fines, permitting restrictions, or operational suspensions. This is particularly relevant as we scale up manufacturing for late-stage trials and enter new geographies with evolving environmental standards.

We are actively implementing quality agreements, regular audits, and environmental risk assessments across our contract manufacturing network to mitigate these risks. Nonetheless, the occurrence of any significant compliance failure could have a material adverse effect on our operations and financial condition.

As we expand our operations, we may face challenges managing growth effectively, particularly across geographies, product categories, and regulatory jurisdictions.

Our future success depends not only on scientific and clinical progress, but also on our ability to scale operations in a controlled and efficient manner. With planned growth across both our pharmaceutical pipeline and international nutraceutical business, we must continually improve our operational, financial, and information systems while also building and retaining high-performing teams.

Key areas of focus include:

●	Strengthening supply chain resilience and quality controls;

●	Upgrading enterprise systems, IT infrastructure, and compliance protocols;

●	Expanding global inventory and distribution capabilities;

●	Supporting cross-border regulatory filings, product registrations, and logistics; and

●	Managing employee training, performance, and integration across regions.

Failure to scale these operational components in tandem with our clinical and commercial ambitions may strain internal resources, delay execution timelines, or reduce responsiveness to market shifts. While we are actively investing in team development and system enhancements, the complexity of managing multi-segment international growth could still pose challenges.

By maintaining strategic discipline and prioritizing risk-adjusted expansion, we aim to minimize operational bottlenecks while continuing to build a durable, innovation-led biotechnology business.

We have previously received grant awards from Malaysian government, which may not be available to us in the future.

We have received funding under grant award programs supported by several Malaysian ministries and agencies, including the Ministry of Agriculture and Food Security (MAFS), the Ministry of Investment, Trade and Industry (MITI), the Ministry of Science, Technology and Innovation (MOSTI), the Malaysian Trade Development Corporation (MTDC), Bioconomy Corporation, SME Corp., and the Academy of Sciences Malaysia. To fund a portion of our future research and development programs, we may apply for additional grant funding from these or similar Malaysian ministries and agencies in the future. However, funding by these, and other, governmental agencies may be significantly reduced or eliminated in the future for various reasons. In addition, we may not receive full funding under current or future grants because of budgeting constraints of the agency administering the program or unsatisfactory progress on the study being funded. Therefore, we cannot provide any assurance that we will receive any future grant funding from any government agencies, or, that if received, we will receive the full amount of the particular grant award. Any such reductions could delay the development of our product candidates and the introduction of new products.

We may not be able to achieve or maintain profitability in the near term.

For the fiscal years ended December 31, 2024, and 2023, we incurred a net loss of approximately US$0.28 million, and net profit of approximately US$0.019 million, respectively. For the six months ended June 30, 2025, and 2024, we incurred net loss of approximately US$0.628 million, and net loss of approximately US$0.131 million, respectively.  While we have commenced commercial sales of nutraceutical formulations and continue to make progress across our clinical development programs—including our lead candidate SKF7®, which has received both FDA NDI and European Novel Food acceptance—we cannot assure you that we will be able to generate net income or positive cash flow from operating activities in the near term.

Our ability to achieve and sustain profitability will depend on multiple factors, including:

●	Successfully expanding our presence in targeted international markets;

●	Advancing our lead and pipeline drug candidates through clinical trials and obtaining regulatory approvals;

●	Enhancing manufacturing capacity and supply chain efficiencies through contract manufacturing partners;

●	Scaling sales and marketing activities to grow nutraceutical revenues in a capital-efficient manner;

●	Managing our operating costs and administrative overhead while investing in long-term growth.

We anticipate that our operating expenses will continue to increase as we:

(a)	Invest in R&D personnel and advance clinical trials, including our planned Phase 3 programs for obesity, diabetes, and women’s health;

(b)	Expand our commercialization infrastructure and brand awareness in high-priority regions;

(c)	Strengthen and scale our distribution channels across both nutraceutical and pharmaceutical segments;

(d)	Upgrade our data, regulatory, and quality systems to meet international compliance standards;

(e)	Incur ongoing public company compliance costs, including legal, accounting, and corporate governance.

While we are confident in our dual-track model and recent regulatory progress, our path to profitability remains subject to various uncertainties—such as clinical outcomes, market adoption, competitive pressures, global economic conditions, and evolving regulatory environments. In the interim, we plan to fund our operations through various sources, including, but not limited to, proceeds from this offering, future financing rounds, equity contributions from existing shareholders, non-dilutive public sector grants, and strategic partnerships and collaborations.

If we are unable to generate sufficient revenue or manage costs effectively, our business, financial condition, and results of operations may be materially and adversely affected. We believe that the strategic investments we are making today are essential to building long-term value; however, these investments may not immediately translate into profitability.

The markets for our drug candidates that we are developing or we may develop may be smaller than we expect for one or more indications.

Our estimates of the potential market opportunity for the drug candidates that we are developing or we may develop, for one or more indications, include several key assumptions based on our industry knowledge, industry publications and third-party research reports. There can be no assurance that any of these assumptions are, or will remain, accurate. If the actual market for any of the drug candidates that we are developing or we may develop, is smaller than we expect for one or more indications, our revenue, if any, may be limited and it may be more difficult for us to achieve or maintain profitability.

We operate in a highly competitive and rapidly evolving industry, and may face resistance to the adoption of new therapies by physicians, healthcare providers, and payers.

The biotechnology and pharmaceutical industries are intensely competitive, marked by rapid technological advancements and evolving standards of care. We compete with a broad range of established multinational pharmaceutical and biotechnology companies, as well as emerging growth-stage players, many of which have significantly greater financial resources, clinical development experience, commercial infrastructure, and market presence.

While we believe our botanical-based therapeutic approach, including our proprietary SKF7® platform, offers differentiated value—particularly for patients underserved or intolerant to conventional pharmacotherapies—we may still face competitive challenges on multiple fronts:

●	Technological substitution: Competitors may develop or commercialize products that are more effective, convenient, or economical, including synthetic small molecules, biologics, or next-generation therapies that render our candidates less competitive or obsolete.

Speed to market: Other companies may complete clinical trials, obtain regulatory approvals, or achieve commercial launch faster than we can, thereby securing first-mover advantages, broader reimbursement access, and greater physician adoption.

●	Brand recognition and market access: Established players often have extensive prescriber networks, payor relationships, and patient support systems, which may pose barriers to entry for new entrants like us, particularly in regulated pharmaceutical markets.

●

Intellectual property risks: Competitors may obtain broader or earlier patent protection that restricts our freedom to operate or exposes us to litigation, despite our global IP portfolio. While we have received acceptance of our NDI notification in the United States and U.S. Patent No. 12,403,166, titled “Labisia pumila Extract Composition and Its Pharmaceutical Formulation,” has been granted with an official issue date of September 2, 2025, we cannot guarantee that these protections will prevent duplication or challenge by competitors. In addition, our divisional application, U.S. Application No. 19/220,442, filed May 28, 2025, remains under examination as a continuation of U.S. Application No. 17/961,940 (for which a Notice of Allowance was issued on July 8, 2020), and seeks to broaden the scope of potential U.S. patent coverage. In Malaysia, Patent No. MY-193591-A was granted on October 19, 2022, providing composition of matter and therapeutic use protection. In parallel, we have filed related international applications in Malaysia (PCT/MY2022/000010 and PI2021006446), South Korea (10-2024-7018373), and Europe (22859531.0), all corresponding to the same patent family as U.S. Patent No. 12,403,166 and currently at various stages of examination and prosecution. These protections, however, do not confer exclusivity, and competitors may still seek to replicate our product or contest our intellectual property rights.

In addition to external competitive pressures, we may encounter internal market resistance, particularly among:

●	Physicians and healthcare providers who may be hesitant to adopt novel therapies without extensive post-marketing data or long-term familiarity, even if these therapies address unmet needs or offer safety advantages over other therapies.

Payers and reimbursement bodies that may be slow to recognize the value of botanical drugs or natural-origin therapeutics in disease areas typically dominated by synthetic pharmaceuticals, especially where pharmacoeconomic data is still emerging.

We believe our dual-track model comprising both commercialized nutraceuticals and investigational botanical therapies offers a strategic advantage by enabling us to generate early revenue, assess consumer and clinical interest, and build awareness across markets. However, there can be no assurance that we will be successful in defending or growing our market share, accelerating adoption among prescribers, or outperforming incumbent or future competitors.

Failure to respond effectively to technological disruption, market resistance, or competitive pressures could adversely impact our growth trajectory, business operations, and financial performance.

Our operating results could be adversely affected if we are unable to accurately forecast consumer demand for our nutraceutical products or effectively manage inventory and pricing dynamics.

Efficient inventory planning and demand forecasting are critical to our ability to deliver high-quality nutraceutical products at scale, manage working capital, and sustain healthy gross margins. As a company that commercializes proprietary formulations derived from botanical ingredients, our inventory and sourcing models are informed by seasonality, ingredient availability, consumer demand trends, and channel-specific logistics.

We rely on internal forecasts, data analytics, and market intelligence to estimate demand and guide inventory decisions. However, actual demand may differ materially from forecasts due to a variety of factors, including evolving consumer preferences, economic conditions, pricing changes, seasonality, and the introduction of new products or competing alternatives.

Inventory misalignment may expose us to several risks:

●	Overestimating demand could result in excess inventory, leading to potential obsolescence, write-downs, or margin compression from discounting.

●	Underestimating demand could cause stockouts, lost sales, and reputational harm from unmet consumer expectations.

Moreover, our ability to return unsold goods to suppliers is generally limited, and raw material sourcing—particularly for plant-based APIs—may be constrained by agricultural cycles, climate conditions, and supplier capacity. As we scale operations across additional international markets, our exposure to these risks may increase.

To mitigate these risks, we continue to invest in digital inventory systems, supply chain analytics, and agile procurement frameworks to better align demand forecasting with production. Nonetheless, our ability to accurately anticipate demand remains a key determinant of operational efficiency and financial performance.

Our growth and market positioning depend on the strength of our brands and reputation, which could be negatively impacted by adverse events, quality concerns, or inconsistent pricing.

Brand equity is fundamental to our consumer engagement, channel penetration, and long-term success—especially as we expand awareness of our nutraceutical offerings derived from patented botanical actives like SKF7®. Given our smaller size relative to large pharmaceutical and wellness players, we are particularly reliant on building trust, education, and visibility among both consumers and healthcare professionals.

Negative publicity—whether related to our products, management, third-party suppliers, or distribution practices—could damage consumer trust, reduce demand, or affect our ability to secure partnerships. Even unfounded safety concerns or isolated quality issues may require significant time and cost to remediate and could result in reputational harm.

As we continue to broaden our product portfolio and geographic reach, maintaining brand consistency and customer experience across markets will be critical to supporting our premium positioning and global credibility.

Changes to the pricing of our nutraceutical products may affect profitability and revenue growth.

We aim to offer high-quality, clinically supported nutraceuticals at prices accessible to our target segments. Our pricing strategy is influenced by input costs, manufacturing and logistics expenses, channel markups, consumer insights, and market-specific dynamics.

While we leverage data analytics to guide pricing decisions, external factors—such as inflation, exchange rates, raw material volatility, or competitive promotions—may require us to adjust prices. Price increases may limit affordability and reduce volume, while discounts or promotional pricing (such as during product launches or seasonal campaigns) may compress margins and affect perceived value.

In some instances, we may implement pricing changes to reduce inventory buildup or align older products with market expectations. Although these adjustments are part of our agile commercialization approach, there is no guarantee they will always drive incremental demand or be margin-neutral.

Additionally, sales made to distribution partners at discounted rates could be resold into the market at lower prices, creating potential channel conflicts and pricing distortions. We monitor such risks closely and implement contractual and operational controls where feasible, but we may not be able to eliminate this risk entirely.

Any sustained pricing pressure, inventory inefficiencies, or reputational challenges could adversely impact our margins, revenue growth, and financial condition.

We have incurred, and expect to continue to incur, significant costs for a variety of sales and marketing efforts, including mass advertising and heavy promotions to attract customers through multiple channels. If we are unable to conduct our sales and marketing efforts in a cost-effective and efficient manner, our results of operations and financial condition may be materially and adversely affected.

We will allocate substantial financial and operational resources to our sales and marketing activities. These include expanding our sales teams, investing in brand campaigns, and developing omnichannel marketing strategies aimed at strengthening brand visibility, engaging our customer base, and driving product adoption. For the fiscal years ending December 31, 2024, and 2023, our selling and marketing expenses were $766, and $3,875, respectively, representing approximately 3%, and 6% of our total net revenues. These expenditures primarily reflect test marketing efforts and brand validation campaigns conducted in selected pilot markets, and not full-scale commercialization. As we pursue broader market penetration, we expect these expenses to increase and remain significant in support of our dual-track commercialization strategy.

For the six months ended June 30, 2025, and 2024, our selling and marketing expenses were $3,565 and $436, respectively, representing approximately 45% and 2% of our total net revenues. The higher percentage in the current period primarily reflects lower sales compared with the corresponding period of the prior year, as full-scale commercialization has not yet commenced. Sales during this period were limited in nature and conducted under a controlled early-access and test-marketing initiative to assess product–market fit and obtain early feedback from selected healthcare providers. No budget was allocated for commercial team expansion, salesforce deployment, or promotional campaigns during the period. These activities were strategically focused on strengthening brand visibility and market readiness, positioning the company for potential growth as it transitions toward broader commercialization.

Selling and marketing expenditures are expected to increase in 2026 as we advance toward full-scale market entry. The timing and magnitude of these expenditures will depend on operational execution, regulatory milestones, and capital availability, and there can be no assurance that commercialization will proceed as currently planned or that we will not need to scale down, defer, or adjust our marketing initiatives based on funding or market conditions.

Our near- and mid-term strategy includes continued investments in awareness and distribution initiatives, particularly in Malaysia, the United States, South Korea, the European Union, ME, and other targeted geographies. These efforts are designed to support both our nutraceutical portfolio and our pharmaceutical development programs, including future launches of prescription botanical therapeutics subject to regulatory approval.

However, our marketing and branding activities may not always be successful, well-received, or cost-efficient. We may face challenges in maintaining the effectiveness of existing strategies or adapting to evolving consumer trends, digital platforms, or market expectations. For instance, we may not be able to rapidly identify or implement new marketing approaches that resonate with target consumers or efficiently convert interest into product demand.

In addition, failure to comply with applicable consumer protection, advertising, or promotional regulations—either in the U.S. or internationally—could result in regulatory scrutiny, fines, or restrictions that may delay or inhibit our ability to sell products in certain markets. If we are unable to optimize our sales and marketing operations or align our promotional activities with consumer behavior and legal requirements, it could materially affect our business, financial performance, and future growth prospects.

Our business is subject to complex and evolving product safety laws, regulations and standards. If we fail to comply with these laws, regulations and standards or our products otherwise have defects, we may be required to recall products and may face penalties and product liability claims, either of which could result in unexpected costs and damage our reputation.

Our operations are subject to complex and evolving product safety laws, regulations, and industry standards across the jurisdictions in which we operate. These laws govern the sourcing, manufacturing, packaging, labeling, distribution, importation, and exportation of our nutraceutical products, and require rigorous adherence to safety and quality control measures. We have implemented internal procedures and partner oversight protocols aimed at ensuring compliance with applicable regulations and standards, including collaboration with third-party testing centers and periodic consultation with regulatory and legal experts.

Despite these measures, we may not be able to guarantee continuous compliance, particularly as applicable laws, regulations, and interpretations evolve. In addition, as we expand our operations into new markets, we may encounter different or more stringent compliance frameworks that require additional internal controls or certifications.

We rely on third-party manufacturers and raw material suppliers—such as Herbal Science Sdn. Bhd.—for our nutraceutical production, and although we require compliance with relevant safety standards and mandate documentation such as Certificates of Analysis and safety reports, we do not have full operational control over the upstream procurement or manufacturing processes. While our quality assurance team monitors conformance to internal and regulatory expectations, we cannot fully eliminate the risk of supply chain deviations, defects, or contamination events.

As our commercial footprint grows, we may also face increased exposure to product liability claims. Even when products comply with safety requirements and labeling guidance, individual users may experience unexpected adverse reactions due to underlying medical conditions, allergies, or interactions with other medications. While we provide warnings, usage guidance, and contraindications where applicable, there is a risk that adverse events could still occur.

In the event of a substantiated safety concern, we may be required to initiate voluntary or regulatory product recalls or face temporary suspensions of market access. Such events could lead to administrative actions, fines, legal proceedings, or reputational harm. Any resulting disruptions or liabilities could materially affect our operations, financial condition, and prospects.

Complying with numerous health, safety and environmental regulations is both complex and costly.

Our operations are subject to extensive environmental, health, and safety (EHS) regulations in Malaysia and other jurisdictions where we conduct or intend to conduct business. These laws govern a broad range of activities, including air emissions, wastewater discharge, solid and hazardous waste management, and the handling, storage, use, transport, and disposal of hazardous materials and chemical substances.

As regulatory expectations evolve—often becoming more stringent over time—ongoing compliance may require the implementation of enhanced systems, technologies, or operational practices. While we believe that our facilities and operational partners currently operate in compliance with applicable requirements, continued compliance may entail capital expenditures, staff training, and investment in safety and monitoring systems.

In addition, some environmental regulations impose strict liability for remediation, regardless of fault. As such, we may face exposure to claims or enforcement actions related to events outside our direct control or arising from historical activities. Although we take a proactive approach to EHS risk management and engage qualified third-party experts where appropriate, we cannot guarantee that future regulatory developments or inspections will not lead to findings of noncompliance or result in unforeseen costs.

Any violations or alleged noncompliance could lead to administrative or legal proceedings, including fines, mandatory corrective actions, or temporary disruption of operations. Furthermore, liability related to personal injury, environmental contamination, or property damage—whether through litigation or regulatory enforcement—could adversely affect our financial condition, business operations, and reputation.

Inadequate funding for the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new product candidates and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new product candidates can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes, including changes to the FDA’s priorities or processes. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies may also slow the time necessary for our product candidates or product candidates to be reviewed or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. federal government has shut down several times and certain regulatory agencies, such as the FDA have had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, or if the FDA is otherwise hindered by inadequate funding, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, in our operations as a newly public company, future government shutdowns or similar funding issues could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Changes in tariffs and trade policies, and any retaliatory measures by other countries or other trade tensions, could increase business costs, impact supply chains and cause business uncertainty, any of which may adversely impact our operations, supply chain, cash flows and profitability.

Escalating trade tensions have led to increased tariffs and trade restrictions. Since taking office in January 2025, the current U.S. presidential administration has issued numerous executive orders implementing or revising tariffs and international trade policies, seeking to prioritize U.S. domestic industry and rebalance global trade dynamics.

For example, the “Liberation Day” tariffs announced on April 2, 2025 included universal tariffs on imported goods, along with additional “reciprocal” tariffs on dozens of named countries. Although these tariffs include certain pharmaceutical product exemptions, the tariffs may nevertheless have a direct and/or indirect impact on products or components that we import. Subsequently, President Trump indicated that various additional changes in U.S. tariffs and trade policies may be forthcoming, including tariffs on pharmaceutical imports, including potential tariffs pursuant to Section 232 of the Trade Expansion Act of 1962. Other countries have implemented retaliatory tariffs in response and may announce additional tariffs or trade restrictions in the future.

Any trade policy change, through the implementation of tariffs or otherwise, or uncertainty regarding their implementation or final rates or retaliatory measures or other trade tensions, can create a volatile business environment, affecting strategic planning and investment decisions, and may have a material adverse effect on global trade, macroeconomic and geopolitical conditions and the stability of global financial markets.

Any of the foregoing developments could increase our cost of goods, including the availability and costs of active pharmaceutical ingredients and raw materials. Depending upon shape and form in which any such developments are ultimately implemented or otherwise occur, these could result in higher business decision complexity, additional operational expenses, tax complexity and profit margin pressure. They can also complicate supplier management and adversely impact supply chain flexibility and supply chain traceability.

Changes in laws or policies related to pricing for prescription drugs, including most-favored-nation (“MFN”) requirements, could adversely affect our product prices and profit margins, and thereby our operations, revenues and profits.

The adoption in new jurisdictions of laws and policies that reduce, establish or mandate price controls or establish prices paid by government entities or programs for our products, or the implementation of more restrictive controls in existing jurisdictions, could adversely affect our product prices and profit margins, and thereby our operations, revenues and profits. The failure to establish or maintain timely or adequate pricing may also adversely impact operations, revenues and profits. We expect that pricing pressures to continue globally.

For example, on May 12, 2025, the U.S. President issued an executive order “Delivering Most-Favored-Nation Prescription Drug Pricing to American Patients,” directing executive agencies to take steps to facilitate most-favored-nation (“MFN”) pricing for prescription drugs in the United States. The executive order directs the Secretary of Health and Human Services (“HHS”) to communicate MFN pricing targets to pharmaceutical manufacturers by June 11, 2025. Manufacturers are expected to make “significant progress” toward meeting these targets. If they fail to do so, then other regulatory actions are to be pursued, including proposing rules to implement MFN pricing, working with Congress to allow for expanded drug importation, exploring FDA drug approval reforms, increased antitrust enforcement and review of drug export practices. The order does not specify which drugs would be subject to MFN pricing, which countries will be considered, how MFN targets will be set or enforced, or what qualifies as “significant progress.”

The May 12, 2025 executive order also calls on the Secretary of Commerce and the U.S. Trade Representative to address foreign pricing practices that may harm U.S. interests, including suppressing drug prices abroad and shifting the global research burden to American consumers. Additionally, the order directs HHS to support direct-to-consumer sales at MFN prices, seeking to bypass intermediaries in the current U.S. drug supply chain. We cannot predict the ultimate effect of this executive order on our business, but this could adversely affect our potential product prices and profit margins, and thereby our operations, revenues and profits. The executive order may also face lawsuits challenging the enforceability of certain of its terms, the outcome of which is inherently uncertain. As the implementation of this executive order evolves, we will continue to assess its impact on us.

We may be subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.

As we expand internationally, our operations and product shipments are increasingly subject to complex and evolving import and export control laws, trade restrictions, and economic sanctions administered by the Malaysian government and other regulatory authorities in jurisdictions where we do business, including the United States, the European Union, South Korea, and countries in ME and ASEAN.

These laws and regulations may restrict the export or import of certain technologies, botanical extracts, active ingredients, or finished products to or from specific countries, persons, or entities. They may also impose licensing, reporting, or recordkeeping obligations that vary by region. We have implemented internal compliance mechanisms, including screening protocols and third-party due diligence processes, to identify high-risk counterparties and ensure compliance with applicable trade and customs laws.

However, given the dynamic nature of international regulations, there remains a risk of inadvertent non-compliance. If we or any of our subsidiaries or partners were to violate applicable export control or sanctions laws—whether through oversight or as a result of evolving interpretations—our business could be subject to enforcement actions, including civil or criminal penalties, regulatory fines, loss of export privileges, or reputational damage.

In addition, any regulatory investigations into alleged violations—even if ultimately resolved without penalty—could result in significant distraction to our management, increased legal costs, and negative publicity. While we believe our current protocols are robust, continued expansion into new jurisdictions may necessitate additional resources to manage compliance risks across global supply chains, distribution networks, and licensing partnerships.

Failure to maintain full compliance with export-import regulations could materially impact our ability to compete in international markets, delay the availability of our products in certain countries, and adversely affect our financial condition and business operations.

Fluctuations in exchange rates in the MYR could adversely affect our business and the value of our securities.

The value of the MYR against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Malaysia’s political and economic conditions. The value of our Ordinary Shares will be indirectly affected by the foreign exchange rate between U.S. dollars and MYR and between those currencies and other currencies in which our revenue may be denominated. Appreciation or depreciation in the value of the MYR relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely to a large extent on revenues earned in Malaysia, any significant revaluation of MYR may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into MYR for our operations, appreciation of the MYR against the U.S. dollar could cause the MYR equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our MYR into U.S. dollars for the purpose of making dividend payments on our Ordinary Shares or for other business purposes and the U.S. dollar appreciates against the MYR, the U.S. dollar equivalent of the MYR we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Malaysia is experiencing inflationary pressures, which may prompt the government to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While we believe that the Malaysian economy has experienced rapid growth over the last two decades, it has also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credit, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth, which may harm our business, financial condition and results of operations.

If inflation increases significantly in ASEAN countries, our business, results of operations, financial condition and prospects could be materially and adversely affected.

If inflation in ASEAN countries, including Malaysia, increases significantly, our costs, including our staff costs and other operational costs, are expected to increase. Furthermore, high inflation rates could have an adverse effect on economic growth and the business climate within ASEAN countries, and dampen consumer purchasing power. As a result, a high inflation rate in ASEAN countries, including Malaysia, could materially and adversely affect our business, results of operations, financial condition and prospects.

We rely on third-party service providers for logistics services. If these service providers fail to provide reliable services, our business and reputation may be adversely affected.

We depend on external couriers and logistics providers (e.g. DHL, FEDEX, PosMalaysia) for key services like collecting products, storing them, shipping to customers, and managing returns. This reliance allows us to concentrate on our core business but means we have less control over the delivery services our customers receive. These logistics can be disrupted by various uncontrollable events, such as bad weather, disasters, health epidemics, IT system failures, transportation issues, labor problems, or political and economic changes. If our providers face disruptions or stop their services, finding new ones that meet our standards for quality and cost in a timely manner may be difficult or impossible.

The delivery staff from these third-party providers represent us to our customers, so managing them well is crucial for maintaining service quality. If our products do not arrive in good condition, on time, or if other delivery issues occur, it could negatively affect our products, customer satisfaction, and damage our business reputation. Additionally, if these providers increase their fees, we might face extra costs, and we may not be able to pass these increases on to our customers.

We may incur future product liability losses, and insurance coverage may be inadequate or unavailable to cover these losses.

Our business exposes us to potential product candidate liability claims that are inherent in the testing, design, manufacture, and sale of pharmaceutical and nutraceutical products.

In its contractual dealings with third parties, it is not always possible for the Company to limit its potential exposure to products liability claims and, in any event, such contractual dealings may be of limited (if any) effect as a result of existing or future laws or regulations or unfavorable judicial decisions The distribution, sale and support of the Company’s future products may entail the risk of such claims, which is likely to be substantial in light of the use of its products in the treatment of medical conditions.

We could become the subject of product liability lawsuits alleging that product defects, or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients. Product liability lawsuits and claims, safety alerts, or product recalls, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation, our ability to attract and retain customers and our results of operations or financial condition.

A successful product liability claim could result in significant monetary liability and could seriously harm the Company’s business, operations, financial position and/or reputation.

It is possible that claims against us may exceed the coverage limits of our third-party product liability insurance policies or cause us to record a self-insured loss. Even if any product liability loss is covered by an insurance policy, these policies typically have substantial retentions or deductibles that we are responsible for. Product liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, results of operations, and financial condition.

In addition, any future product liability claim brought against us, with or without merit, could result in an increase of our product liability insurance rates. Insurance coverage varies in cost and can be difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all.

Failure to maintain or renew our current leases or locate desirable alternatives for our facilities could materially and adversely affect our business.

We lease properties for our executive offices and for our operations. If we need to terminate a lease early and relocate before the lease ends, we might face termination fees or be liable for breaching the contract. Additionally, when we wish to continue our presence at certain locations, there is no guarantee that we can successfully extend or renew those leases on terms that are acceptable to us, or at all.

Expansion into international markets will expose us to significant risks.

Building on our success in Malaysia, we intend to expand into Southeast Asia and other international markets. Expansion into international markets requires significant resources and management attention and subjects us to regulatory, economic, and political risks in addition to those we already face in Malaysia. There are significant risks and costs inherent in doing business in international markets, including:

(a)	difficulty in establishing and managing international operations and the increased operations, travel, infrastructure, including establishment of local delivery service and customer service operations, and legal compliance costs associated with locations in different countries or regions;

(b)	the ability to retain and effectively manage senior management and key personnel of our acquired businesses against the backdrop of the intense international competition for high quality management personnel;

(c)	the need to adjust pricing and margins to effectively compete in international markets;

(d)	the need to adapt and localize products for specific countries and the potential differences in customer preferences, including obtaining rights to third-party intellectual property used in each country;

(e)	increased competition from local providers of similar products and services;

(f)	the ability to protect and enforce intellectual property rights abroad;

(g)	the need to offer content and customer support in various languages;

(h)	difficulties in understanding and complying with local laws and regulations, and observation of religious and cultural customs and conventions in other jurisdictions;

(i)	complexity and other risks associated with current and future legal requirements in other countries, including legal requirements related to consumer protection, consumer product safety, and data privacy frameworks;

(j)	varying levels of internet technology adoption and infrastructure, and increased or varying network and hosting service provider costs;

(k)	tariffs and other non-tariff barriers, such as quotas and local content rules, as well as tax consequences;

(l)	fluctuations in currency exchange rates and the requirements of currency control regulations; and

(m)	political or social unrest or economic instability in a specific country or region in which we operate.

Our experience with international regulatory environments and market practices is limited, which might hinder our ability to penetrate and operate successfully in the markets we are entering and aim to enter. Additionally, our international expansion could bring significant expenses, and there’s no guarantee of success. Our products and services might not be as quickly or widely accepted in new markets as we hope, partly due to our limited brand recognition in some parts of the world. Furthermore, if our third-party manufacturers or raw material suppliers are perceived as not adhering to the ethical, social, product, labor, and environmental standards of these markets, it could impact acceptance of our products. Failure to effectively navigate these risks could negatively impact our international operations and consequently have an adverse effect on our business, financial health, and operational outcomes.

Additionally, the laws in the countries in which we potentially may operate may change and their interpretation and enforcement may involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the legal regimes in the countries in which we may potentially operate.

We gather, store, process and use various types of data, including clinical trial data, personal health information, real-world evidence and business partner records, to support our research, development and commercialization efforts. This data helps improve our products, inform regulatory submissions and enhance clinical and operational decision-making. All clinical data collection follows established international standards, including the ICH-GCP guidelines.

However, handling and protecting this data involves inherent risks. Specifically, we face challenges related to

(a)	safeguarding sensitive information stored in or processed through our systems, including protecting against cyberattacks, unauthorized access, or improper use by employees, contractors or third parties

(b)	addressing ongoing concerns about data privacy, patient confidentiality, cybersecurity and the responsible use of artificial intelligence, and

(c)	complying with applicable laws, regulations and guidelines related to the collection, use, storage, processing, transfer, access, disclosure and deletion of data, including responding to inquiries from domestic and international regulatory authorities.

We expect that data privacy and cybersecurity compliance will continue to draw increasing attention from regulators and the public. This may lead to higher compliance costs and greater operational complexity. Failure to effectively manage these risks could result in regulatory penalties, disruption of clinical or commercial activities, reputational damage or other adverse effects on our business and long-term prospects.

Complying with data protection laws, which are constantly evolving, can be costly and can attract negative publicity.

Many data protection laws are relatively new, and their interpretation by regulators is still evolving. If we handle data that requires extra scrutiny, we might need to implement stricter data management and protection measures. Complying with these laws, as well as future regulations related to data security and personal information protection, can be expensive and increase our operational costs. This compliance could also attract negative publicity, potentially harming our reputation and business operations. The implementation and interpretation of these laws remain uncertain.

Moreover, regulatory authorities worldwide are considering or have already adopted new data protection legislation. These, if enacted, along with their uncertain interpretations and applications, could lead to fines or orders for us to change our data practices and policies, negatively impacting our business and operations.

Any security and privacy breach may lead to leak and unauthorized disclosure of data and information we aggregate, which may hurt our brand image, our business and results of operations.

We store and analyze customer and operations data, and despite our security measures, we face risks of data loss, litigation, and potential liability due to security breaches. Our data is encrypted and stored on cloud-based servers, isolated from the internet, secured with access control, and further backed up on long-distance servers to minimize the risk of data loss or breach.

Despite the security measures we have implemented, we could still face cyber-attacks, including attempts to hack our cloud or intranet and steal customer and business information. Such attacks might also aim to extort economic benefits from us. Our security measures could also be compromised due to employee error, intentional misconduct, or other failures. Moreover, outsiders might fraudulently induce our employees to reveal sensitive information, gaining unauthorized access to our data.

Any breach or unauthorized access can lead to significant legal and financial consequences, damage our reputation, and erode customer confidence in our information security. This could deter customers from interacting with us and negatively impact our business and operations. The constantly evolving nature of security threats means we might not be able to foresee or prevent all types of attacks. A real or perceived breach could harm our reputation, lead to the loss of customers and business partners, reduce customer and partner engagement, and expose us to legal and financial risks, including lawsuits and regulatory fines. Any of these outcomes could materially and adversely affect our business and operational results.

We are dependent on information technology, and if we are unable to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, our operations could be disrupted.

We rely on information technology networks and systems to market and sell our products, to process, transmit and store electronic and financial information, to manage and monitor a variety of business processes and activities and to comply with regulatory, legal and tax requirements. We are dependent on a variety of information systems to effectively process and fulfill customer orders. We also depend on our information technology infrastructure for digital marketing activities, for managing our various distribution channels, for electronic communications among our personnel, customers, manufacturers, and suppliers and for synchronization with our manufacturers and logistics providers on demand forecast, order placements and manufacturing and service status and capacity. These information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components, power outages, hardware failures, computer viruses, attacks by computer hackers, telecommunication failures, user errors or catastrophic events. Any material disruption of our systems, or the systems of our third-party manufacturers, e-commerce platforms or service providers, could disrupt our ability to track, record and analyze the products that we sell and could negatively impact our operations, shipment of goods, ability to meet customer requests, ability to process financial information and transactions, and ability to receive and process orders or engage in normal business activities. If our information technology systems suffer damage, disruption or shutdown, we may incur substantial cost in repairing or replacing these systems, and if we do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results.

If we fail to maintain and upgrade our information technology systems, it may have a material adverse effect on our business, financial condition and results of operations.

As our business expands, we plan to continue investing in and upgrading our information technology systems and processes. Without these enhancements, we might face unexpected system disruptions, slow data processing, unreliable service, compromised quality, or delays in reporting accurate information. Such issues could harm our reputation and our ability to attract and retain customers.

However, these system upgrades come with inherent costs and risks, including potential disruptions to our internal controls, increased administrative and operating expenses, and the challenge of acquiring or retaining skilled personnel to implement and operate these new systems. These upgrades also demand significant management attention, along with the risks and costs of delays or difficulties in integrating new systems with our existing ones.

Furthermore, improving our information technology systems and infrastructure will require substantial financial, operational, and technical resources. There’s no guarantee that these investments will lead to increased business. If we are unable to adapt to technological changes or fail to maintain and upgrade our systems and infrastructure in response to evolving business needs efficiently and cost-effectively, our business could suffer adverse effects.

Compliance with Malaysia’s Personal Data Protection Act 2010, Personal Data Protection Order 2013, and any such existing or future data-privacy related laws, regulations, and governmental orders may entail significant expenses and could materially affect our business.

Our business and operations in Malaysia are subject to laws and regulations regarding data privacy and data protection pursuant to the Personal Data Protection Act 2010 (the “PDPA 2010”). In particular, the PDPA 2010 applies to any person who processes or has control over, or authorizes the processing of, any personal data regarding commercial transactions, except for any personal data processed outside of Malaysia and not intended to be further processed in Malaysia. Under the PDPA 2010, any person engaged in processing personal data shall take measures to protect the personal data from any loss, misuse, modification, unauthorized or accidental access, or disclosure, alteration, or destruction of personal data and to maintain the integrity and competence of the personnel having access to the personal data processed. Such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it was to be processed and shall be destroyed or permanently deleted if it is no longer required. In addition, a data user who belongs to any of the classes of data users prescribed under the Personal Data Protection (Class of Data Users) Order 2013 (the “Order 2013”) shall be registered under the PDPA 2010 in order to process personal data.

Interpretation, application, and enforcement of such laws, rules, regulations, and governmental orders, such as the PDPA 2010 and the Order 2013, evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation, and changes in enforcement. Compliance with the PDPA 2010 and/or related implementing regulations and governmental orders could significantly increase the cost of providing our service offerings, require significant changes to our operations, or even prevent us from providing certain service offerings in Malaysia. Despite our efforts to comply with applicable laws, regulations, and other obligations relating to privacy, data protection, and information security, it is possible that our practices could fail to meet all of the requirements imposed on us by the PDPA 2010 and/or related implementing regulations and government orders. Any failure on our part to comply with such laws, rules, regulations, governmental orders, or any other obligations relating to privacy, data protection, or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension, or other penalties by Malaysian government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition, and results of operations. Even if our practices are not subject to legal challenges, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition, and results of operations. Moreover, the legal uncertainty created by the PDPA 2010 and/or related implementing regulations and governmental orders could materially and adversely affect our ability, on favorable terms, to raise capital, including engaging in offerings of our securities in the U.S. market.

Inaccuracies or perceived inconsistencies in our clinical or operational metrics may harm our reputation and impact our business.

We rely on internally generated and third-party data to evaluate clinical progress, inform regulatory submissions, guide product development and support our commercialization strategy. These metrics include clinical trial outcomes, real-world evidence, biomarker responses, AI-generated analyses and other scientific or operational indicators. While we apply rigorous quality control procedures, these metrics are not independently audited unless required by regulatory authorities, and may differ from external assessments or industry benchmarks.

Any material inaccuracies, inconsistencies or perceived lack of transparency in the reporting or interpretation of our data could negatively affect our credibility with regulators, scientific partners, investors or healthcare providers. This may delay approvals, disrupt partnerships or harm our reputation, which could adversely impact our business and future prospects.

We rely on third-party payment processors for certain transactions, and any disruptions, errors, or compliance issues could affect our ability to collect revenue.

While most of our transactions are conducted through institutional agreements, we may also receive payments through third-party payment platforms or financial intermediaries. Any failure, delay, or fraud in these systems, or non-compliance with applicable financial regulations, could result in delayed collections, increased costs or operational disruption, which may affect our cash flow and financial performance.

If our cash from operations is not sufficient to meet our current or future operating needs and expenditures, our business, financial condition and results of operations may be materially and adversely affected.

As a clinical-stage company, we have historically incurred net losses and expect to continue incurring significant expenses as we advance our research and development programs, conduct clinical trials, pursue regulatory approvals, expand manufacturing capabilities and invest in commercialization. We may require additional cash resources due to changes in business conditions or strategic initiatives, including new clinical programs, market entry efforts, licensing arrangements, or acquisitions. In addition, other unanticipated costs may arise in the course of our development efforts. Because the design and outcome of our planned and anticipated clinical trials is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any drug candidates we develop, and changing circumstances, some of which may be beyond our control, such as heightened inflation and interest rates, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Our ability to fund our operations will depend on many factors, including our future financial performance, regulatory progress, market acceptance of our products, manufacturing scalability, and overall economic conditions. If our operating cash flow is insufficient to support these activities, we may need to delay or scale back critical programs, reduce investments, or seek additional financing.

We cannot be certain that external financing will be available on acceptable terms, in a timely manner or at all. We have no committed source of additional capital and if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of our drug candidates or other research and development initiatives. Failure to obtain sufficient funding could materially and adversely affect our business, financial condition and future growth prospects.

Raising additional capital may cause dilution to holders of our Ordinary Shares, restrict our operations or require us to relinquish rights to our technologies or drug candidates.

We expect our expenses to continue to increase in connection with our planned operations. Until such time, if ever, that we can generate substantial product revenues, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings, convertible debt financings, strategic collaborations and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans.

To the extent we raise capital through the sale of equity or convertible debt securities, such issuances may dilute existing shareholders, while incurring debt could impose restrictive covenants and repayment obligations that limit our flexibility. In addition, securing financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from day-to-day activities, which may adversely affect our management’s ability to oversee the development of our drug candidates.

We may be subject to claims that we have infringed, misappropriated, or otherwise violated the intellectual property rights of third parties, which could be costly to defend and disrupt our business and operations.

Our success depends in part on our ability to develop and commercialize products without infringing the intellectual property rights of others. While we have implemented internal controls and licensing procedures to avoid unauthorized use of third-party technologies or proprietary information, we cannot guarantee that all uses will be fully compliant or free of claims. As we expand into new markets and competitors increase, the likelihood of third parties asserting intellectual property rights against us may grow.

We rely on proprietary extraction technologies, bioactive standardization methods, clinical data, and formulation innovations that could become the subject of third-party patent challenges or infringement allegations, particularly in jurisdictions with differing patent rules or enforcement standards. Additionally, we use third-party software, research tools, and technology platforms under license. If any of these licenses are terminated, unavailable on commercially reasonable terms, or found to infringe third-party rights, our ability to operate effectively may be impacted.

We may also face risks that employees, consultants, suppliers, or research partners unintentionally infringe, misappropriate, or disclose confidential information, trade secrets, or proprietary compounds belonging to third parties. Even if we are not ultimately found liable, defending against such claims may involve significant legal costs and divert management attention.

If any third-party intellectual property claims are successfully asserted against us, we could be required to pay substantial damages, enter into costly or restrictive license agreements, cease development or commercialization of certain products, or comply with injunctive orders. Any of these outcomes could materially and adversely affect our business, financial condition, and future prospects.

Our ability to protect our intellectual property is uncertain, and failure to do so could materially harm our business, financial condition, and prospects.

We rely on a combination of patent protection, trade secrets, proprietary know-how, and contractual agreements to safeguard our core technologies, extraction methods, standardized formulations, and clinical data. Our intellectual property portfolio includes granted and pending patents in several jurisdictions, including the United States, Europe, and Asia. However, there can be no assurance that our current or future patent applications will result in issued patents, or that any granted patents will provide sufficient protection against competitors.

Patent protection is limited to specific territories and is subject to challenge at both the patent office and in court. Third parties may claim that our patents are invalid or unenforceable, or that our technologies infringe on their intellectual property rights. Even if our patents are upheld, we may need to engage in costly and time-consuming litigation to enforce our rights. Unfavorable outcomes could lead to loss of exclusivity, monetary damages, or restrictions on our operations.

In addition to patents, we rely on trade secrets, proprietary technical knowledge, and confidential information, especially for areas not covered by formal intellectual property rights. While we take precautions, such as confidentiality and IP assignment agreements with employees, consultants, and partners, we cannot guarantee these protections will be effective. Unauthorized use, disclosure, or independent discovery of our trade secrets could reduce our competitive advantage.

We also depend on third-party licenses for certain technologies and research tools. If these licenses are terminated, disputed, or not adequately enforced by the licensors, we may lose access to critical components of our R&D platform or pipeline. License agreements may also impose ongoing obligations, such as milestone payments or diligence requirements, which, if unmet, could result in termination or legal disputes.

Our business also depends on the expertise and institutional knowledge of our management, scientific team, and external collaborators. Although we use contractual measures to protect this know-how, no assurance can be given that these measures will prevent misappropriation or ensure adequate remedies in the event of a breach.

Any failure to obtain, maintain, protect, or enforce our intellectual property rights could materially and adversely affect our ability to develop and commercialize our products, diminish our market position, and negatively impact our business and financial condition.

Our failure to maintain, enforce, or adequately protect our patents and intellectual property rights may adversely affect our business, financial condition, and prospects.

Our business depends on our ability to protect and maintain our intellectual property portfolio, which includes patents, trade secrets, trademarks, and other proprietary technologies. The timely payment of renewal, annuity, and maintenance fees is essential to preserve our patent rights across jurisdictions. Failure to do so may result in the lapse or abandonment of patents, limiting our ability to assert or defend our rights and making us vulnerable to third-party infringement or competitive entry.

In addition to our own patents, we rely on licenses from third parties and collaborations that require ongoing diligence to protect and preserve jointly developed or licensed intellectual property. If we or our partners fail to maintain these rights, our ability to enforce or leverage such IP in key markets may be compromised.

Enforcing our intellectual property rights, particularly patents, can be complex, costly, and time-consuming. Even if we identify infringing activity, litigation may not always be practical due to resource constraints or limited strategic benefit. Conversely, our patents may be subject to challenge or invalidation by third parties through administrative or court proceedings. If we are unable to successfully defend our IP, or if the scope of protection is narrowed, it may erode our competitive advantage and impact our long-term value.

We also rely on trade secrets and proprietary know-how, including extraction methods, formulation processes, and clinical data. Although we implement confidentiality and assignment agreements with employees, contractors, and partners, we cannot guarantee complete protection from unauthorized use or disclosure. If our trade secrets are misappropriated or independently developed by others, our position in the market may be weakened.

Any material failure to secure, maintain, or enforce our intellectual property rights could result in a loss of exclusivity, reputational harm, diminished product differentiation, or disruption of clinical or commercial activities, each of which could have a material adverse effect on our business, financial condition, and future growth.

Misconduct or compliance failures by our employees, contractors, or business partners could harm our reputation, disrupt our operations, and adversely affect our results.

We rely on the integrity and compliance of our employees, consultants, contract research organizations, manufacturers, logistics providers, and other partners in the conduct of our operations. Any misconduct or failure to comply with applicable laws, regulations, industry standards, or internal policies by these parties could expose us to regulatory investigations, civil or criminal liability, reputational damage, or business disruptions.

Such misconduct may include violations of anti-corruption, fraud, or abuse laws, breaches of environmental or product safety standards, inaccurate reporting of research or clinical trial data, or failure to meet ethical, labor, and supply chain standards. While we implement compliance protocols and require contractual commitments from our partners, we cannot guarantee full adherence in all circumstances.

If our third-party manufacturers, service providers, or collaborators fail to comply with regulatory requirements—such as those related to cGMP, environmental laws, or product quality—it could result in production delays, product recalls, enforcement actions, or suspension of operations. Similarly, misconduct by employees or advisors, including falsification of data, insider misconduct, or violations of confidentiality obligations, could compromise regulatory approvals, trigger liability, or damage our scientific and commercial credibility.

Any such incidents may divert management resources, lead to costly remediation efforts, or negatively impact our business, financial condition, and results of operations.

If we fail to obtain or maintain the licenses, permits, registrations, or regulatory filings required for our operations, our business and results may be materially and adversely affected.

Our operations are subject to extensive regulation by governmental authorities in each jurisdiction where we conduct research, manufacture, or intend to commercialize our pharmaceutical-grade botanical products. These include clinical trial authorizations, manufacturing licenses, product registrations, export and import permits, and compliance with health, safety, and environmental laws.

Although we have not received any warnings, penalties, or disciplinary actions as of the date of this prospectus, there can be no assurance that we will not face future administrative or enforcement actions. Any failure to obtain, maintain, or renew required approvals in a timely manner could result in suspension of clinical activities, product recalls, shipment delays, fines, or the loss of market access.

As we expand into new markets and advance new product candidates, we may be required to secure additional licenses or approvals. New or changing regulations, evolving interpretations of existing laws, or stricter enforcement policies may also increase our compliance burden or delay regulatory timelines. There is no guarantee that we will be able to obtain the necessary authorizations promptly, or at all, in every jurisdiction where we operate.

Any regulatory delays, rejections, or failures to comply with licensing obligations could materially and adversely affect our business operations, financial condition, and future growth prospects.

Our potential acquisition activities and other strategic transactions may present managerial, integration, operational and financial risks, which may prevent us from realizing the full intended benefit of the acquisitions we undertake.

We may pursue acquisitions to strengthen our competitive position in key segments, expand into adjacent product categories and emerging markets, or align with our strategic goals. However, the process of identifying and completing such acquisitions can be costly, and there is no guarantee that we will find suitable candidates or secure acquisitions on favorable terms. Additionally, obtaining approvals from government authorities may incur high compliance costs and introduce uncertainty.

Furthermore, investments and acquisitions may lead to management distractions, unexpected liabilities and expenses, undiscovered issues in due diligence, substantial cash outflows, potentially dilutive equity issuances, and significant amortization expenses related to goodwill or intangible assets. Impairment of goodwill or intangible assets could result in substantial changes to our financial results.

Assumptions made during the evaluation of acquisition opportunities may not materialize as expected, and the integration of acquired businesses can be costly and disruptive to our existing operations, particularly given our lack of experience with acquiring and integrating businesses. Integration involves inherent risks, some beyond our control, and there’s no assurance that we will achieve anticipated benefits, synergies, cost savings, or efficiencies. If our investments and acquisitions do not succeed, our financial condition and results of operations may be significantly and adversely affected.

Disruptions in the financial markets and economic conditions could affect our ability to raise capital.

Global economies could suffer dramatic downturns as a result of deteriorating credit markets, related financial crises, and various other factors, including extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments, and declining valuations of others. Some governments may take unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets. If these actions are not successful, the return of adverse economic conditions may significantly impact our ability to raise capital, if needed, in a timely manner and on acceptable terms, or even at all.

Any catastrophe, including natural catastrophes, health epidemics and other outbreaks and extraordinary events, could disrupt our business operations.

Our business could be significantly harmed by natural disasters, health epidemics, or public safety concerns affecting Malaysia, Southeast Asia, and other regions where we operate or intend to operate. Natural disasters may lead to server interruptions, system failures, technology platform issues, or internet outages, affecting both our operations and those of our manufacturers, suppliers, and service providers. This could result in data loss, software or hardware malfunctions, and disruptions in daily operations, product manufacturing, and delivery. Health epidemics affecting our employees or partners could also have adverse effects. Furthermore, any health epidemic harming the Malaysian economy or our target customers could negatively impact our financial results.

Our headquarters are in Malaysia, where most of our management and employees are based. Consequently, if natural disasters, health epidemics, or other public safety concerns affect Malaysia, it could cause significant disruptions to our operations, leading to material adverse effects on our business, financial condition, and results of operations.

The continued and collaborative efforts of our senior management and key employees are crucial to our success, and our business may be harmed if we lose their services.

Our success hinges on the valuable contributions of our senior management and key employees, including, in particular, Abdul Razak Mohd Isa, and Mustadza Muhamad, and losing their services could harm our business. Effective collaboration among our senior management is crucial, as any inefficiency or discord could severely disrupt our operations. Furthermore, if any of our key executives or personnel are unable or unwilling to continue working with us, finding suitable replacements may be challenging due to intense competition and a limited pool of qualified candidates. Retaining our current talent and attracting experienced replacements may prove difficult, even if we offer higher compensation and benefits.

Our ability to succeed in the future also depends on attracting and retaining highly skilled individuals in research and development, technical, managerial, finance, marketing, sales, and customer service roles. Given the high demand for qualified individuals, we may need to offer competitive compensation and benefits. However, even with these incentives, successfully recruiting, integrating, and retaining the talent we require may be a challenge.

Moreover, there is a risk that if any of our executive officers or employees were to join a competitor or start a competing business, they could disclose sensitive business information, trade secrets, customer lists, and other valuable resources. While we have entered or expect to enter upon the closing of this offering into employment agreements, as the case may be, with our senior management and key employees, disputes could arise, leading to significant costs and expenses to enforce these agreements or potentially rendering them unenforceable. Any failure to attract or retain key management and personnel could severely disrupt our business and hinder our growth.

We may from time to time become a party to litigation, legal disputes, claims or administrative proceedings that may materially and adversely affect us.

From time to time, we may find ourselves involved in various forms of litigation, legal disputes, claims, or administrative proceedings as a normal part of our business operations. Predicting the outcomes of these legal matters can be challenging. In the event of an unfavorable verdict or if we choose to settle, we may incur financial damages or other liabilities. Even when we successfully defend ourselves, these legal proceedings can still demand significant financial resources, time, and effort. Negative publicity related to such legal matters could harm our reputation and negatively impact our brand and services.

Moreover, it’s worth noting that the significance of litigation, legal disputes, claims, or administrative proceedings may change over time due to factors such as evolving circumstances, the complexity of the cases, the likelihood of winning or losing, the monetary value involved, and the parties involved. This means that even cases initially considered less important could become more significant in the future. As a result, ongoing or future legal matters have the potential to affect our business, financial condition, and operating results materially and adversely.

Our performance is dependent on the performance of the economy and consumer spending patterns in the countries in which we operate.

The expenditures on our nutraceutical products is contingent upon consumers’ discretionary spending, significantly influenced by prevailing economic conditions and disposable income availability. Adverse economic scenarios in our operational countries might curtail consumers’ purchasing power, resulting in a substantial negative impact on our business, financial standing, and operational outcomes. While our pricing strategy aims to cater to a broad consumer base resilient to economic downturns, there remains a risk that a downturn in the economic conditions of our operational countries could materially and adversely affect our business, financial standing, and operational results.

Our financial performance is subject to political, economic, social, regulatory and other developments in the countries in which we operate.

Our business faces exposure to various risks arising from political, economic, social, regulatory, and other developments. These risks encompass the burdens associated with complying with diverse laws and regulations, political and economic instability, fluctuations in interest rates, economic downturns, and the fiscal and monetary policies of governments such as foreign exchange controls, inflation, deflation, taxation methods and policies, natural disasters, trade restrictions, imposition of government controls, tariffs, customs duties, product classifications by governing bodies, logistics, sourcing challenges, military conflicts, acts of terrorism, and factors influencing consumer confidence and spending. The occurrence of any of these risks has the potential to adversely impact our business, thereby affecting our overall business and financial condition.

Our use of AI technologies involves emerging risks, including regulatory uncertainty, algorithmic bias, and data privacy concerns, which could adversely affect our business, reputation, or compliance status

We currently leverage, and intend to increasingly integrate, AI and machine learning (ML) technologies into various aspects of our business operations, including clinical data analysis, product development, precision health modeling, microbiome and biomarker analysis, and digital health engagement platforms. While we believe these technologies offer significant potential to improve efficiency, innovation, and patient-specific outcomes, their use also exposes us to novel and evolving risks.

AI-related regulatory frameworks are nascent and fragmented across jurisdictions. In particular, regulators in the United States (such as the FDA), European Union (under the proposed AI Act), and other countries are actively developing rules that may affect the approval, marketing, and oversight of AI-assisted diagnostic, therapeutic, or digital health tools. As regulatory standards become more stringent, we may be required to undertake additional validation studies, modify our AI models, or submit new filings to regulatory bodies. This may delay product deployment, increase compliance costs, or require changes to our digital or clinical workflows.

Furthermore, AI models—particularly those trained on large, heterogeneous datasets—may produce unintended outputs due to algorithmic bias, incomplete data, or technical flaws. If our AI-enabled tools generate inaccurate recommendations or fail to perform as intended, we may face risks of patient harm, reputational damage, or potential liability. We may also be subject to ethical scrutiny and public criticism if our AI systems are perceived to lack transparency, fairness, or accountability.

Our use of AI requires access to large volumes of structured and unstructured data, some of which may be derived from clinical research, partner institutions, or de-identified health records. We must ensure that all data used to train or operate AI systems is collected and processed in full compliance with applicable data protection and privacy laws, including HIPAA (in the United States), GDPR (in the European Union), PDPA (in Malaysia), and other local data regulations. Failure to do so could lead to enforcement actions, fines, or contractual disputes with data providers.

Lastly, reliance on third-party AI platforms or software vendors—whether cloud-based or integrated into our systems—may expose us to cybersecurity vulnerabilities, intellectual property conflicts, or service interruptions beyond our direct control. These risks may be exacerbated as we scale operations, particularly if we expand digital or AI-enabled offerings to international users or clinical settings.

While we believe that our current AI strategy is grounded in ethical safeguards, expert oversight, and scientific rigor, any failure to anticipate, detect, or respond to emerging AI risks could materially impact our development timelines, regulatory standing, reputation, and long-term viability.

Risks Relating to our Ordinary Shares and Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We intend to apply to have our Ordinary Shares listed on the NYSE American. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering (“IPO”) price for our Ordinary Shares will be determined through negotiations between the underwriters and us. This price may differ from the market price of our Ordinary Shares after the IPO. Purchasing our Ordinary Shares in the IPO does not guarantee the ability to resell them at or above the IPO price. We cannot assure you that the IPO price or the post-IPO market price will match or exceed prices in privately negotiated transactions that occurred prior to the IPO. The market price of our Ordinary Shares may undergo significant fluctuations due to various factors, many of which are beyond our control, including:

(a)	Actual or anticipated fluctuations in our revenue and operating results;

(b)	The accuracy of financial projections we provide to the public, any changes in these projections, or our failure to meet them;

(c)	Actions taken by securities analysts who initiate or maintain coverage of our company, changes in their financial estimates, or our failure to meet these estimates or investor expectations;

(d)	Announcements made by us or our competitors regarding significant products, features, technical innovations, acquisitions, partnerships, joint ventures, or capital commitments;

(e)	Price and volume fluctuations in the overall stock market, influenced by broader economic trends;

(f)	Lawsuits threatened or filed against our company; and

(g)	Other events or factors, including those resulting from war, incidents of terrorism, or responses to such events.

Furthermore, stock markets have witnessed extreme price and volume fluctuations that have impacted and continue to affect the market prices of equity securities in many companies. These fluctuations are sometimes unrelated or disproportionate to a company’s actual operating performance. Historically, stockholders have initiated securities class action lawsuits following periods of market volatility. If our company becomes involved in securities litigation, it could result in substantial costs, divert resources and management attention away from our core business activities, and adversely affect our overall business.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering you will incur immediate dilution of $4.86 per share if the underwriters do not exercise the over-allotment option and $4.78 if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $5.50, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, and total gross proceeds of approximately $20 million (without giving effect to the exercise by the underwriters of their overallotment option). See “Dilution.” In addition, you may experience further dilution upon the exercise of outstanding options we may grant from time to time.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgraded our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

Techniques employed by short sellers may drive down the market price of our Ordinary Shares.

Short selling is a practice where an individual or entity sells securities they do not own, having borrowed them from a third party. The aim is to buy identical securities later at a lower price to return to the lender, thus profiting from a decline in the securities’ value between the sale and the purchase. Short sellers often hope to benefit from a decrease in the security’s price, and they may publish or arrange for the publication of negative opinions about the issuer and its business to create negative market sentiment, potentially generating profits for themselves by selling the security short. These actions have historically resulted in the selling of shares in the market.

The impact of such negative publicity on our company is uncertain. If we were to become the target of unfavorable allegations, whether true or false, we might need to allocate significant resources to investigate and defend against these allegations. While we would vigorously defend ourselves, there may be limitations on how we can respond to the relevant short seller due to freedom of speech principles, state laws, or commercial confidentiality concerns. Such a situation could be financially and temporally burdensome and divert our management’s attention from our core business growth efforts. Even if the allegations against us are ultimately proven baseless, they could have a significant adverse effect on our business operations and shareholder’s equity, potentially leading to a substantial reduction in the value of our Ordinary Shares for investors.

We currently do not expect to pay dividends in the foreseeable future, and you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently plan to retain the majority, if not all, of our available funds and future earnings to support the development and expansion of our business. Consequently, we do not anticipate paying cash dividends in the foreseeable future. Therefore, it is not advisable to consider an investment in our Ordinary Shares as a potential source of future dividend income.

Our board of directors holds complete discretion when it comes to deciding whether to distribute dividends, while adhering to specific requirements of Cayman Islands law. Under Cayman Islands law, a company may distribute dividends from either profits or the share premium account, provided that the Company remains able to pay its debts as they fall due in the ordinary course of business following the making of any such payment. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of such dividends, if any, will rely on various factors, including our future financial performance, capital needs, surplus, subsidiary distributions, financial health, contractual obligations, and other factors deemed relevant by our board of directors.

Consequently, the return on your investment in our Ordinary Shares will primarily depend on the potential future appreciation in the value of these shares. There is no guarantee that our Ordinary Shares will increase in value or maintain their purchase price in the future. You may not realize any returns on your investment in our Ordinary Shares, and there is a possibility that you could even lose your entire investment.

Substantial future sales or perceived potential sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of our Ordinary Shares on the public market or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. Such sales, or the perception thereof, also might make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we deem appropriate. We cannot predict what effect, if any, market sales of securities held by a principal shareholder or any other shareholder or the availability of these securities for future sale will have on the market price on our Ordinary Shares. In addition, if we issue additional Ordinary Shares, either through private transactions or in the public markets in the United States or other jurisdiction, your ownership interests in our company would be diluted and this, in turn, would have an adverse effect on the price of our Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability, and conduct all of our operations through our subsidiaries, Medika Natura and Medikra Marketing, outside the United States. All of our assets are located, and our officers and directors reside, and the assets of such persons are located, outside the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Malaysia could render you unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, our corporate governance is governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. It’s essential to understand that the rights of our shareholders, their ability to take action against our directors, actions by minority shareholders, and the fiduciary duties of our directors are primarily determined by the common law of the Cayman Islands. The Cayman Islands’ common law draws from limited judicial precedent within the Cayman Islands and is also influenced by the common law of England, with English court decisions having persuasive, but not binding, authority in the Cayman Islands.

The legal framework for shareholder rights and director fiduciary duties in the Cayman Islands may not be as well-defined as in some U.S. jurisdictions with more developed statutes and judicial precedents. Additionally, the Cayman Islands has a less extensive body of securities laws compared to the United States. In particular, Cayman Islands companies may not have the legal standing to initiate shareholder derivative actions in U.S. federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Under Cayman Islands law, shareholders of exempted companies like ours have limited rights to inspect corporate records, typically limited to the memorandum and articles of association, register of directors, and register of mortgages and charges. The discretion to grant access to other corporate records rests with our directors under our articles of association, and they are not obligated to make such records available to shareholders. This could potentially create challenges for shareholders in gathering information necessary for shareholder motions or proxy solicitations in proxy contests.

As a result of these factors, our public shareholders may face more challenges in safeguarding their interests in response to actions taken by our management, board members, or controlling shareholders compared to the protections available to shareholders of U.S.-incorporated companies.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Malaysia. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Malaysia may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

If we cannot continue to satisfy the listing requirements and other rules of the NYSE American, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We intend to apply to have our Ordinary Shares listed on the NYSE American upon consummation of this offering. It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange. Following this offering, in order to maintain our listing on the NYSE American, we will be required to comply with certain rules of the NYSE American, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the NYSE American, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the NYSE American criteria for maintaining our listing, our securities could be subject to delisting.

Because we are a foreign private issuer and are exempt from certain NYSE American corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

NYSE American listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, NYSE American listing rules also require U.S. domestic issuers to have a compensation committee, a nominating and corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. NYSE American listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of NYSE American listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under NYSE American listing rules with respect to certain corporate governance standards which may afford less protection to investors.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

(a)	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

(b)	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

(c)	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(d)	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of NYSE American. Press releases relating to financial results and material events are also furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of NYSE American. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE American corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the NYSE American. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the NYSE American. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American, namely:

(i)	there will not be a necessity to hold meetings of board of directors on at least a quarterly basis, or the requirement for independent directors to have regularly scheduled executive sessions at least annually without the presence of non-independent directors and management; and

(ii)	there will be no requirement for the Company to obtain shareholder approval with respect to (a) the establishment (or material amendment to) a stock option or purchase plan or other equity compensation arrangement as specified in Section 711 of the NYSE American LLC Company Guide; (b) the issuance of additional shares as sole or partial consideration for an acquisition of the stock or assets of another company in the circumstances specified in Section 712 of the NYSE American LLC Company Guide; and (c) the issuance of additional shares in connection with a transaction specified in Section 713 of the NYSE American LLC Company Guide, or that will result in a change of control of the Company.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

(a)	at least 75% of our gross income for the year is passive income; or

(b)	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration—United States Federal Income Taxation—PFIC.”

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NYSE American, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the applicable determination date, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we fail to implement and maintain an effective system of internal controls, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our failure to discover and address any material weaknesses or control deficiencies that may arise could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

In connection with the preparation of the Company’s consolidated financial statements for fiscal years 2024 and 2023 and preparation of the Company’s unaudited condensed consolidated financial statements for the six months ended June 30, 2025, the Company identified material weaknesses in its internal control over financial reporting, as defined in the standards established by the PCAOB. These include the material weaknesses related to: (i) a lack of appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and related disclosures, in accordance with U.S. GAAP and SEC financial reporting requirements; and (ii) lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework.

The Company intends to implement measures designed to improve the internal control over financial reporting to address the underlying causes of these material weaknesses, including: (i) hiring additional accounting and financial reporting personnel with GAAP and SEC reporting experience; (ii) mandate continuing professional requirements for accounting staff to stay current with changes in U.S. GAAP; and (iii) setting up a financial and system control framework with formal documentation of polices and controls in place. Implementing any appropriate changes to our internal controls may distract our officers and employees from day-to-day business operations, entail substantial costs to modify our existing processes, and take significant time to complete. These changes may not, however, be effective in remediating the identified material weaknesses or maintaining the adequacy of our internal controls, and any failure to remediate the identified material weaknesses, maintain that adequacy or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm the price of our Ordinary Shares.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2025. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering to commercialize nutraceutical formulations in key markets, to expand our manufacturing capacity and scale regulatory-compliant production, to find clinical development of our lead candidate, SKF7®, to support preclinical and IND-enabling studies for KPH1™ and MKS5®, as well as for working capital and general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.’”

Future sales of our securities by existing shareholders could depress the market price of our Ordinary Shares.

25,555,160 of our Ordinary Shares are issued and outstanding as of the date of this prospectus. A substantial percentage of our Ordinary Shares outstanding prior to this offering are subject to the six (6) month contractual lockup. See “Underwriting”. The holders of these Ordinary Shares and our other Ordinary Shares outstanding prior to this offering may be able to sell their Ordinary Shares under Rule 144 after such contractual lock-up and other legal restrictions on resale lapse. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares, they may be more willing to accept a lower sales price than the IPO price, which could impact the future trading price of our Ordinary Shares, to the detriment of participants in this offering.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon a subsequent liquidation of the company.

If Medikra is placed into liquidation within 6 years following the payment of a distribution, there is a risk that the payment would be voidable by a liquidator if the liquidator can establish that it was made with the intent to defraud creditors (regardless of whether Medikra was solvent at the time of making the distribution). In addition, if Medikra is placed into liquidation at any time, and it appears that the distribution was paid with intention to defraud creditors, then there is a risk that any persons who were knowingly parties to such fraud may be personally liable to contribute to the company’s assets (regardless of whether Medikra was solvent at the time of paying the dividend).

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or dishonesty. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Co-operation (Economic Substance) Act (Revised) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to satisfy the economic substance test and comply with the economic substance requirements in relation to the relevant activity as set out in the ES Act. All companies whether a relevant entity or not are required to file an annual report in the Cayman Islands with the Registrar of Companies in the Cayman Islands confirming whether or not it is carrying on any relevant activities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our ability to introduce new products and services, market acceptance of our new offerings;

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute and manage our research, development, growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions, relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability and third parties’ abilities to protect intellectual property rights;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our expectation regarding the use of proceeds from this offering;

●	our ability to establish or maintain collaborations, licensing or other arrangements; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations, and assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus includes market data and industry forecasts relating to the global markets for metabolic disease therapeutics, cardiovascular therapeutics, women’s health, chronic inflammation, oncology, the botanical pharmaceutical industry, and the nutraceutical industry. We have obtained this information from industry publications, third-party research reports, and publicly available sources that we believe to be reliable, but we have not independently verified the data. Forecasts and projections are inherently uncertain and are based on assumptions that may prove to be incorrect. As a result, these industries may not grow at the rates projected, or at all, and actual results may differ materially from those expressed or implied by such forecasts. Any such shortfall could materially and adversely affect our business, financial condition, results of operations, and the market price of our Ordinary Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a different body of securities laws as compared to the United States and provides less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in Malaysia. In addition, most of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Relating to our Ordinary Shares and Trading Market—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law”.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harney Westwood & Riegels (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Adnan Sundra & Low, our counsel with respect to Malaysian law, has advised us that there is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Adnan Sundra & Low has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgment Act 1958 (“REJA”) and Maintenance Orders (Facilities for Enforcement) Act 1949. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced directly in Malaysia, a judgment obtained in the United States must be enforced through the principle of common law by commencing fresh proceedings in a Malaysian court by way of a writ of summons. At common law, a foreign judgment is treated as an implied obligation to pay a debt which provides a cause of action on which the debtor can be sued in another country. Typically, the Malaysian court may award summary judgment in favor of the creditor without the need for the parties to go through the process of trial.

The requirements for enforcing a foreign judgment in Malaysia under common law must fulfill certain conditions, which includes the following: (i) the judgment must be a monetary judgment for a definite sum, which excludes other reliefs such as declaratory orders, specific performance, injunctions and claims in rem; (ii) the foreign court exercised a jurisdiction which the Malaysian courts will recognize; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive. Additionally, Section 78(1)(f) and Section 86 of the Malaysian Evidence Act require that the original copy of the foreign judgment be produced, or if a copy is relied upon, then the copy must be duly notarized or legalized by the relevant officer and certified with proof of the character of the document according to the law of the foreign country.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $17.26 million if the underwriters do not exercise their over-allotment option, and approximately $20.0 million if the underwriters exercise their over-allotment option in full, in each case based on an assumed initial public offering price of $5.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus.

We intend to allocate the net proceeds from this offering to advance our strategic priorities across clinical development, manufacturing, commercialization, and innovation, as set forth below:

Use of Proceeds	% of Net Proceeds	Planned Activities
Clinical Advancement of Pipeline Programs	32%	We plan to advance our pipeline through ongoing and upcoming clinical programs. For SKF7® (Labisia pumila), we intend to allocate approximately 25% of net proceeds to initiate a Phase II/III clinical trial in abdominal obesity and metabolic dysfunction (e.g. type 2 diabetes). For KPH1™ (Kaempferia parviflora), we expect to allocate approximately 7% of net proceeds to initiate a Phase I/II clinical trial in cardiovascular aging and/or ischemic heart disease. Both programs are expected to advance following completion of site selection, regulatory submissions, and planned regulatory engagements with the FDA and the NPRA of Malaysia in 2026. We do not expect that the allocated proceeds will be sufficient to complete these trials. Additional funding will be required to complete these trials and support commercialization activities of these product candidates.
Manufacturing Scale-Up and PlantBio Infrastructure Expansion	30%	We plan to allocate proceeds from this offering to expand GACP-compliant cultivation facilities and GMP-ready production lines supporting the cultivation of Labisia pumila and the production of active botanical ingredients for SKF7®, KPH1™, MKS-5® and other proprietary extracts. This financing will cover cultivation infrastructure and programs, equipment and building procurement, process standardization, laboratory enhancement, and quality-control system upgrades. Expansion beyond this initial capacity may be financed through additional sources of capital.
Product Development and Innovation Initiatives	8%	We intend to allocate funds toward the development of new products, next-generation formulations, further development of omics-based activities, and the initiation of AI-enabled translational research tools and programs to strengthen our product pipeline.
Global Commercialization and Market Development Activities	15%	We plan to expand the commercialization of Labeesity SKF7®, Pervira®, and Starpril®. Registration applications for these products are pending in Saudi Arabia and Germany. SKF7® has received New Dietary Ingredient (NDI) acceptance from the U.S. FDA and Novel Food authorization from the European Union, enabling commercialization in those markets, and is under review in South Korea as a health functional food. We intend to expand into these and additional markets under the same or other appropriate brand names, and to continue product registration in selected strategic countries of interest, subject to regulatory and market-access requirements. The funds will be applied to the above activities and will include business development, sales and marketing programs (e.g. engagement with healthcare professionals, health economic modeling, medical education, and digital distribution initiatives, including e-commerce channels). Additional funding may be required to support these expansion efforts.
General Corporate and Operational Purposes	15%	We anticipate that we will use a portion of the proceeds for general corporate and operational purposes, including working capital.

We may also use a portion of the net proceeds from this offering to acquire or invest in complementary technologies, products, intellectual property, or businesses that align with our strategic objectives. While we do not currently have any agreements, commitments, or understandings with respect to any such acquisitions or investments, we believe this flexibility is important to support long-term innovation and competitive positioning.

The foregoing represents our current intentions based on our existing business strategy and operational outlook. However, the actual allocation of the net proceeds will depend on a variety of factors, including our future revenues, cash flows, and evolving business needs. As such, our management will have broad discretion in applying the net proceeds from this offering, we may reallocate funds among the planned uses if our priorities or market conditions change, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

To the extent that the net proceeds are not immediately deployed for the purposes described above, we intend to invest them in short-term, interest-bearing, investment-grade securities, bank deposits, or other liquid instruments in accordance with our treasury management policies and applicable regulations.

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, solvency, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the next few years.

Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend on its shares out of either profit or share premium, provided that it is permitted to do so by its articles of association (which our articles of association permit) and in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, the declaration of dividends will be dependent on receipt of funds from our Malaysia subsidiaries, Medika Natura and Medikra Malaysia. Under the Malaysian Companies Act 2016, whilst it is not necessary for a private limited company to declare dividends, but if it does, dividends must be paid out of existing profit and no dividend shall be paid out if the payment will cause the company to be insolvent. As a result, in the event that Medika Natura and Medikra Malaysia incur debt of their own in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to Medikra.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Malaysia is under a single-tier tax system, where dividends are exempted from income tax in the hands of shareholders. In other words, our Malaysia subsidiaries are not required to deduct tax from dividends paid to their foreign corporate shareholder, Medikra, and no tax credits will be available for offsetting against the recipient’s tax liability. Also, Malaysia does not impose any withholding tax (i.e., 0%) on dividends paid by Malaysian companies to non-residents. Hence, our Malaysian subsidiaries are not required to withhold any sum from its dividends for tax withholding purposes.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no Cayman Islands withholding will be required on the payment of a dividend or capital to any holder of the Ordinary Shares nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

EXCHANGE RATE INFORMATION

Our business is conducted by our subsidiary, Medika Natura, in Malaysia utilizing MYR as our primary currency. For financial reporting purposes, capital accounts presented in our financial statements are translated into U.S. dollars using historical exchange rates prevailing at the time of capital transactions. No representation is made that the MYR amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table provides information concerning exchange rates between MYR and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	December 31, 2024	December 31, 2023	June 30, 2025	June 30, 2024
USD:MYR	1:4.4755	1:4.5900	1:4.2084	1:4.7157

Items in the statements of operations and comprehensive income (loss), and statements of cash flows are translated at the average exchange rate of the period.

	Fiscal years ended		Six Months ended
Profit or loss items	December 31, 2024	December 31, 2023	June 30, 2025	June 30, 2024
USD:MYR	1:4.5711	1:4.5658	4.3542	1:4.7337

Our reporting currency is the U.S. Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma basis to give effect to the issuance and sale of 3,636,364 Ordinary Shares by us in this offering, at an assumed public offering price of $5.50 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus (without giving effect to the exercise by the underwriters of their overallotment option), and after deducting underwriting discounts and commissions and estimated offering expenses, as if the sale of the Ordinary Shares had occurred on June 30, 2025.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.

	June 30, 2025
	Actual	Pro forma
	$	$
Shareholders’ Equity:
Ordinary Shares*, $0.0001 par value, 500,000,000 Ordinary Shares authorized, 25,555,160 Ordinary Shares issued and outstanding, actual; 500,000,000 Ordinary Shares authorized, 29,191,524 Ordinary Shares issued and outstanding, on a pro forma basis	2,556	2,920
Additional paid-in capital(1)	3,843,163	21,096,833
Accumulated Deficit	(2,144,448)	(2,144,448)
Accumulated Other Comprehensive Income/(Loss)	41,606	41,606
Total Shareholders’ Equity	1,742,877	18,996,911
Total Liabilities	384,193	384,193
Total Capitalization	2,127,070	19,381,104

*	The shares and per share information are presented on a retroactive basis to reflect the Corporate Reorganization.

(1)	Additional paid-in capital reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $5.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The pro forma information is illustrative only and will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $17.26 million ($20 million offering, less underwriting discounts and expenses of approximately $1.77 million, and other offering expenses of approximately $0.97 million) if the underwriters’ over-allotment option is not exercised.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.50 (the midpoint of the price range on the cover page of this prospectus) per share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $3,345,455 if the underwriters’ over-allotment option is not exercised or $3,847,273 if the underwriters’ over-allotment option is exercised in full, assuming the number of Ordinary Shares offered by us remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the initial public offering price per Ordinary Share you will pay in this offering and the pro forma net tangible book value per Ordinary Share after this offering.

As of June 30, 2025, we had a net tangible book value of $1,088,105, corresponding to a net tangible book value of $0.04 per Ordinary Share. Net tangible book value per share or per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 25,555,160, the total number of Ordinary Shares issued and outstanding on June 30, 2025.

After giving effect to the sale of the 3,636,364 Ordinary Shares offered by us in this offering, at an assumed public offering price of $5.50 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, assuming no exercise of the underwriter’s option to purchase additional Ordinary Shares and after deducting the estimated underwriting discounts and commissions and management fees and estimated offering expenses payable by us, our pro forma net tangible book value estimated at June 30, 2025 would have been approximately $18,665,411, representing $0.64 per Ordinary Share based on 29,191,524 Ordinary Shares deemed outstanding after this offering assuming no exercise of the underwriters’ over-allotment option. At the assumed public offering price for this offering of $5.50 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, this represents an immediate increase in historical net tangible book value of $0.60 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $4.86 per Ordinary Share to purchasers of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by these purchasers and pro forma d net tangible book value per Ordinary Share immediately after the completion of this offering. Pro forma information discussed above is illustrative only.

The following table illustrates such dilution on a per Ordinary Share basis to purchasers of Ordinary Shares in this offering:

Assumed public offering price per Ordinary Share	$5.50
Historical net tangible book value per share as of June 30, 2025	$0.04
Increase in pro forma net tangible book value per Ordinary Share attributable to new investors	$0.60
Pro forma net tangible book value per Ordinary Share after this offering	$0.64
Dilution per Ordinary Share to new investors	$4.86
Percentage of dilution in net tangible book value per Ordinary Share for new investors	88%

A $1.00 increase or decrease in the assumed initial public offering price of $5.50 (the midpoint of the price range on the cover page of this prospectus) per Ordinary Share would increase (decrease) our pro forma net tangible book value per Ordinary Share after this offering by $3,345,455 and the dilution per Ordinary Share to new investors by $5.75, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 500,000 Ordinary Shares would increase or decrease our pro forma net tangible book value per Ordinary Share after this offering by $2,530,000 and the dilution per Ordinary Share to new investors by $4.79, assuming the assumed initial offering price of $5.50 (the midpoint of the price range on the cover page of this prospectus) per Ordinary Share, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

 The following table summarizes, on a pro forma basis as of June 30, 2025, the differences between the number of Ordinary Shares acquired from us, the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering and based upon an assumed public offering price of $5.50 (the midpoint of the price range on the cover page of this prospectus) per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share ($)
	($ in thousands)
Existing shareholders	25,555,160	88%	$3,845,719	16%	$0.15
New investors	3,636,364	12%	$20,000,000	84%	$5.50
Total	29,191,524	100%	$23,845,719	100%	$0.82

The number of Ordinary Shares purchased from us by existing shareholders is based on 25,555,160 Ordinary Shares issued and outstanding as of June 30, 2025 and assumes no exercise of the underwriter’s over-allotment option and no exercise of the Representative’s Warrant.

The pro forma information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Medika Natura was originally established as Orchid Life Sdn Bhd (OLSB), a limited liability company under the laws of Malaysia on December 1, 2006. Orchid Life Sdn Bhd rebranded as Medika Natura Sdn Bhd on July 5, 2019.

Medika Natura’s wholly owned subsidiary, Medikra Malaysia was originally established as Medikra Marketing Sdn Bhd, as a private company limited by shares under the laws of Malaysia on April 26, 2022. Medikra Marketing Sdn Bhd changed its name to Medikra Malaysia Sdn Bhd on November 5, 2024.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on August 30, 2024, we incorporated Medikra as an exempted company with limited liability under the laws of the Cayman Islands;

●	on August 30, 2024, in connection with the incorporation of Medikra, Medikra issued an aggregate of one Ordinary Share to its initial subscriber for aggregate consideration of $0.0001, which Ordinary Share was immediately transferred by the initial subscriber to Abdul Razak Mohd Isa, the Chief Executive Officer of the Company. On August 30, 2024, Medikra also issued an aggregate of one Ordinary Share to Mustadza Muhamad for aggregate consideration of $0.0001;

●	on April 29, 2025, the authorized share capital of Medikra was increased from US$100 divided into 1,000,000 Ordinary Shares of a par value of US$0.0001 each, to US$50,000 divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 each;

●	on July 15, 2025, the directors of Medikra approved the acquisition by Medikra of the entire issued share capital of Medika Natura from the then shareholders of Medika Natura (the “Sellers”), in consideration for the allotment and issue to the Sellers of ten Ordinary Shares with a par value of $0.0001 each in the capital of Medikra for every one ordinary share in the capital of Medika Natura sold by that Seller, subject to adjustment for any shares in the capital of Medikra already held by a Seller. Medikra, on the one hand, and the holders of all of the issued and outstanding ordinary shares of Medika Natura, on the other hand, entered into a Share Exchange Agreement (“Exchange Agreement”), dated July 15, 2025, a form of which is filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part. Pursuant to the Share Exchange Agreement, the shareholders of Medika Natura exchanged all 2,555,516 of the issued and outstanding shares of Medika Natura for newly-issued Ordinary Shares of Medikra on a 1-for-10 basis. This resulted in Medikra issuing an aggregate of 25,555,158 Ordinary Shares to the Sellers. As a result of the transactions effected pursuant to the Exchange Agreement (“Corporate Reorganization”), Medikra became the ultimate holding company of Medika Natura, with Medikra holding all of the issued and outstanding shares of Medika Natura. Neither Medikra nor the shareholders of Medika Natura entered into any agreements relating to the exchange of the ordinary shares of Medika Natura for Ordinary Shares of Medikra other than the Exchange Agreement.

Our Corporate Structure

As of the date of this prospectus, all of the outstanding equity interests of Medika Natura are owned by Medikra, with 34.78% of the issued and outstanding Ordinary Shares of Medikra held by Abdul Razak Mohd Isa, 34.98% of the issued and outstanding Ordinary Shares held by Mustadza Muhamad, 17.91% of the issued and outstanding Ordinary Shares held by Datuk Ali Bin Abdul Kadir, the chairman of Medikra, and the remaining 12.33% of the issued and outstanding Ordinary Shares held by eight minority shareholders.

The following chart depicts our organizational structure as of the date of this prospectus:

Upon completion of this offering based on a proposed number of 3,636,364 Ordinary Shares being offered (assuming an initial public offering price of $5.50, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, and total gross proceeds of approximately $20,000,000), assuming no exercise of the underwriters’ over-allotment option, all of the outstanding equity interests of Medika Natura will be owned by Medikra, with the outstanding Ordinary Shares of Medikra being held by the following: Abdul Razak Mohd Isa - 8,888,630 Ordinary Shares (30.45%), Mustadza Muhamad - 8,938,620 Ordinary Shares (30.62%), Datuk Ali Bin Abdul Kadir – 4,577,920 (15.68%) Ordinary Shares, the pre-IPO non-controlling shareholders of Medikra – 25,555,160 Ordinary Shares, and the public shareholders of Medikra who purchase Ordinary Shares in this offering – 3,636,364 Ordinary Shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus titled “Summary Selected Consolidated Financial and Other Data” and the Company’s consolidated financial statements, and related notes, appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. The Company’s actual results and the timing of events may differ materially from those discussed in our forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

On August 30, 2024, Medikra was incorporated as a Cayman Islands exempted company with limited liability to become the ultimate holding company for our business pursuant to our Corporate Reorganization. See “Corporate History and Structure.” Prior to the Corporate Reorganization, Medikra only engaged in activities incidental to its formation and the Corporate Reorganization. Accordingly, a discussion and analysis of the results of operations and financial condition of Medikra for the period of its operations prior to the Corporate Reorganization would not be meaningful and are not presented.

Overview

Medikra is the parent company of Medika Natura, a clinical-stage biopharmaceutical company headquartered in Malaysia. Through our wholly owned subsidiary, we are focused on the discovery, development, and commercialization of pharmaceutically standardized botanical therapeutics and bioactive ingredients derived from the botanical biodiversity of Malaysia and Southeast Asia. Our therapeutic programs target unmet medical needs in obesity, metabolic dysfunction, inflammation, and immune-endocrine disorders.

Medika Natura also fully owns Medikra Malaysia, which was incorporated on April 26, 2022 (formerly Medikra Marketing Sdn Bhd, renamed on November 5, 2024). Medikra Malaysia serves as the Company’s and its subsidiaries’ (collectively, the “Group”) dedicated marketing and distribution entity for Southeast Asia and select international markets.

SKF7®: Development Overview and Therapeutic Strategy

Our lead product candidate, SKF7®, is a patented, pharmaceutically standardized extract of Labisia pumila, a medicinal plant indigenous to Malaysia. SKF7® is in clinical development for the treatment of abdominal obesity and metabolic dysfunction. It has been evaluated in randomized, double blind, multicenter, placebo-controlled Phase II clinical trials in Malaysia and Indonesia, and in a pharmacokinetic study in healthy adults in India.

Of the 133 participants enrolled in the Malaysian Phase II trial, 132 provided consent for optional plasma proteomic analysis. The exploratory aptamer-based plasma proteomic analysis quantified more than 10,000 human proteins, with approximately 2,300 significantly modulated following treatment and 99 reproducibly regulated across within-group and between-group comparisons, forming a consistent proteomic signature of SKF7® activity. The analysis identified molecular networks associated with inflammation, lipid metabolism, cholesterol biosynthesis, and apoptosis related signaling, which are pathways implicated in abdominal obesity and metabolic dysfunction.

Based on preclinical and clinical findings, SKF7® is currently being evaluated for its potential to support the management of central obesity, metabolic dysfunction, inflammation associated conditions, and endocrine-related imbalances. These mechanistic observations are hypothesis generating and suggest potential applications in women’s health, cardiometabolic risk modification, and oncology. These exploratory areas remain at an early stage of research and development. Our other pipeline assets are either in preclinical development or commercialized as nutraceuticals. We have not yet submitted an IND application in the United States or a clinical trial application in Europe for SKF7®, and there can be no assurance that we will do so, or that any such application, if submitted, will be successful.

Scientific Foundation and Translational Advancement of SKF7®

The scientific foundation for the Labisia pumila anti-obesity program was established through preclinical research led by Professor Emeritus Dr. Zhari Ismail at Universiti Sains Malaysia (USM). Funded by Malaysia’s NKEA Research Grant Scheme (NRGS, 2012–2014) under the Ministry of Agriculture and Food Industry (MAFI), the program reflected national recognition of its strategic importance.

This research demonstrated statistically significant weight management and metabolic benefits in preclinical models conducted in Sprague Dawley rats. The Labisia pumila Standardized Extract (LPSE) produced reductions in body weight, adiposity measures, and key lipid parameters, including total cholesterol, triglycerides, and low-density lipoprotein (LDL) cholesterol, together with improvements in high-density lipoprotein (HDL) cholesterol and preservation of normal hepatic architecture. In comparative studies against reference anti-obesity agents, LPSE showed comparable outcomes in selected metabolic parameters under controlled laboratory conditions.

Mechanistic investigations revealed multiple biological pathways known to be relevant to obesity management, including inhibition of pancreatic lipase and suppression of adipocyte differentiation and lipid accumulation. Advanced nanoformulation strategies (LPSE-Liposome) were explored to enhance delivery efficiency and broaden potential applications. These pre-clinical findings support the potential for differentiated product development in the weight-management category, with formulation options designed for optimized delivery and efficacy.

Beyond metabolic disorders, Professor Zhari’s investigations also generated preliminary evidence of potential applications in oncology and women’s health, particularly in uterine-fibroid models. These additional investigational outcomes may indicate that there are potential opportunities for future pipeline expansion within the broader Labisia pumila platform. However, pre-clinical study results are not indicative of likelihood of potential clinical research outcomes and predicting additional future applications is difficult.

Building on this scientific foundation, Medika Natura advanced the active pharmaceutical ingredient (API), SKF7®, into full-scale translational development. This progression was supported by a grant awarded in 2015 by MAFI under the National Key Economic Area (NKEA) Malaysian initiative, underscoring governmental recognition of the therapeutic potential of this indigenous botanical resource. The initiative funded comprehensive preclinical studies, regulator-approved clinical trials in Malaysia, Indonesia, and India, and subsequent commercialization activities. The resulting data formed part of dossiers submitted to the U.S. Food and Drug Administration (FDA) under accepted New Dietary Ingredient (NDI) Notifications and to the European Food Safety Authority (EFSA) under the Novel Food framework.

To secure global commercialization rights, Medika Natura obtained match funding from the Malaysian Technology Development Corporation (MTDC) to acquire the intellectual-property rights from USM. This enabled the formal transfer to Medika Natura of all relevant data and exclusive ownership of LPSE and LPSE-Liposome for further development and international expansion. LPSE refers to the Labisia pumila Standardized Extract, the laboratory-scale prototype of SKF7®, while LPSE-Liposome denotes its nanoliposomal variant, serving as the prototype of SKF7® Liposome.

All intellectual-property rights to these formulations were acquired by Medika Natura from USM and are protected under Malaysian Patent No. MY-193591-A, granted on October 19, 2022, titled “Standardised Extract of Labisia pumila for Weight Reduction and Nanoformulation Thereof.” The patent provides composition-of-matter and process protection for both the extract and its nanoformulated derivatives, establishing foundational exclusivity for SKF7® across key therapeutic areas.

In subsequent phases of development, additional funding was secured from the Ministry of International Trade and Industry (MITI) through the Malaysian Industrial Development Finance Berhad (MIDF) under the 11th Malaysia Plan (RMK-11) High-Value Added and Complex Product Development Program in 2019. This initiative supported preclinical studies that evaluated SKF7®’s therapeutic potential in type 2 diabetes and oncology. Collaborative research with Universiti Kebangsaan Malaysia (UKM) and Universiti Putra Malaysia (UPM) evaluated efficacy in type 2 diabetes models, cervical-cancer in vivo xenograft models, and breast-cancer in vitro assays. Complementary proteomics-based studies conducted by the Forest Research Institute Malaysia (FRIM) investigated the anti-cancer potential of SKF7® in HeLa cervical-cancer cells, encompassing mechanisms of action, differential protein expression, pathway mapping, and apoptosis profiling.

The program also facilitated international patent filings in these therapeutic areas, several of which remain pending, and supported global regulatory activities, including FDA acceptance of SKF7® as a New Dietary Ingredient (NDI) and EFSA recognition as a Novel Food.

PCT filings and related national applications for Labisia pumila extract have been made across several jurisdictions. In Malaysia, PI2021006446, “Labisia pumila Extract Composition and Its Pharmaceutical Formulation” (composition and method of extraction), was filed on November 2, 2021 and remains under examination, while MY-193591-A, “Standardised Extract of Labisia pumila for Weight Reduction and Nano-Formulation Thereof,” was granted on October 19, 2022, and PCT/MY2022/000010 was filed on December 15, 2022. In the United States, U.S. Application No. 17/961,940, “Labisia pumila Extract Composition and Its Pharmaceutical Formulation,” filed on October 7, 2022, led to U.S. Patent No. 12,403,166 B2, which was granted on September 2, 2025, while a divisional application, U.S. Application No. 19/220,442, was filed on May 28, 2025 and remains under examination. In the European Union, Application No. 22859531.0 was filed on May 31, 2024 and is pending examination, and in South Korea, Application No. 10-2024-7018373 was filed on May 31, 2024 and is also pending examination. With the exception of the granted patents in Malaysia (MY-193591-A) and the United States (U.S. 12,403,166 B2), all applications remain under examination. All resulting datasets and associated rights have been transferred to Medika Natura, which holds exclusive global ownership of the API and its related intellectual property.

In June 2022, Medika Natura entered into a Memorandum of Understanding (the “Memorandum of Understanding”) with the Government of Malaysia, represented by the Ministry of Health’s National Institutes of Health, the research body under the Ministry of Health Malaysia (MOH), to establish a formal framework for collaboration in medical research. Under this agreement, the National Institutes of Health (“NIH”) serves as the designated authority for collaborative scientific activities on behalf of the Government of Malaysia.

The Memorandum of Understanding outlines cooperation in areas including joint research, data generation, scientific exchange, and publication of collaborative findings, and does not obligate either party to undertake any specific project. Any specific collaborative activity is implemented on terms and conditions mutually decided by the parties. Each party retains ownership of its respective intellectual property and intellectual property arising from jointly developed research outputs is jointly owned on terms to be mutually agreed by the parties. Publications and public disclosures of results and data from collaboration projects require written approval of both parties, and use of a party’s name, logo, or official emblem on any publication, document, or paper requires prior written approval from that participant.

The Memorandum of Understanding does not include quantified payment obligations. Each party is responsible for its own costs and expenses in the preparation of the Memorandum of Understanding, and any financial arrangements to cover expenses for cooperative activities are mutually decided on a case-by-case basis, subject to the availability of funds and resources. The Memorandum of Understanding does not specify any royalty payments or milestone payments. The Memorandum of Understanding includes confidentiality obligations regarding documents, information, and other data received from the other parties, and these confidentiality obligations survive expiry or termination of the agreement. The Government of Malaysia also reserves the right to suspend temporarily, either in whole or in part, implementation of the Memorandum of Understanding for reasons of national security, national interest, public order, or public health, by written notification.

The Memorandum of Understanding generally serves as a record of the participants’ intentions and is not intended to create legally binding obligations, except that specified provisions, including those relating to financial arrangement, intellectual property, confidentiality, suspension, amendment, and dispute settlement, are binding. The Memorandum of Understanding came into effect on June 10, 2022, and remained in effect for a period of three years. After that it was automatically extended and will continue to automatically extend for further three-year periods indefinitely until terminated at the request of either participant. Either party may terminate the Memorandum of Understanding by providing at least six months’ prior written notice to the other party, and termination will not affect on-going projects or programs agreed before termination.

The Institute for Medical Research (“IMR”), the biomedical research arm of the Ministry of Health and one of Malaysia’s longest-standing national research institutes. IMR’s mandate includes advancing national health priorities through biomedical and translational research, generating evidence for disease prevention and control strategies, and supporting the evaluation of diagnostics and health-related technologies.

In response to the COVID-19 pandemic, Medika Natura co-funded and independently supported a study conducted by the IMR. IMR’s research programs are aligned with national health priorities and aim to generate evidence for informed decision-making, support disease prevention and control strategies, and contribute to evaluate the development of diagnostics and health technologies. The IMR study evaluated the antiviral activity of SKF7® against the wild-type (Wuhan) and Omicron variants of SARS-CoV-2. The research, titled “In vitro study on efficacy of SKF7®, a Malaysian medicinal plant product against SARS-CoV-2,” demonstrated antiviral and immunomodulatory activity in vitro and was published in BMC Complementary Medicine and Therapies in 2024.

IMR also independently conducted exploratory preclinical initiatives involving SKF7®. In an established model of estrogen deficiency, SKF7® was associated with non-hormonal endocrine-related findings, antioxidant observations, and hepatoprotective effects. The endocrine investigations included evaluation of hormonal parameters and estrogen-related receptor expression patterns. Microbiome profiling using 16S rRNA sequencing demonstrated shifts in microbial composition and diversity metrics across treatment groups. Whole-transcriptome mRNA sequencing identified differential gene-expression patterns involving metabolic, stress-response, and inflammatory pathways in SKF7®-treated groups, with functional enrichment analysis revealing involvement of multiple biological processes.

In addition, an in vitro study using mouse microglial cells evaluated the immunological response to SKF7® under neuroinflammatory stimulation. The study observed dose-dependent effects on selected inflammatory mediators and associated signaling pathways. These exploratory findings are being used to support internal hypothesis generation and to guide the prioritization of future non-clinical research directions related to neuroinflammation, oxidative stress, and vascular-associated biology. Some of the biological pathways examined in this work are also relevant to early-stage scientific inquiry in neurodegenerative conditions such as Alzheimer’s disease; however, SKF7® has not been evaluated for safety or efficacy in Alzheimer’s disease or any other neurological disorder in humans, and no conclusions can be drawn regarding potential clinical benefit.

Translating a broad body of preclinical and toxicology data into human studies, SKF7® has been evaluated in multicenter, randomized, placebo-controlled Phase II clinical trials conducted in Malaysia and Indonesia in subjects with overweight or central obesity, and in a Phase I single-dose pharmacokinetic study in healthy adults in India.

In the Malaysian Phase II study, a four-month randomized, placebo-controlled trial evaluated daily SKF7® doses of 375 mg, 562.5 mg, and 750 mg, conducted without standardized lifestyle or behavioral interventions. Participants receiving the 750 mg daily dose demonstrated statistically significant reductions in abdominal obesity, reflected by decreases in body weight, body-mass index, waist circumference, and waist-to-height ratio. No deaths or serious adverse events were reported, and the study was completed under Good Clinical Practice (“GCP) conditions.

In the Indonesian Phase II study, a three-month trial in 120 adults evaluated daily SKF7® doses of 750 mg, 1,125 mg, and 1,500 mg versus placebo, also conducted without lifestyle or behavioral interventions. No deaths or serious adverse events were reported. The study generated dose-response data indicating differential effects across treatment groups, which are being used to guide formulation assessment and future trial design.

In the Indian Phase I pharmacokinetic study, 12 healthy adult volunteers received a single 1,500 mg oral dose under fed conditions. The study characterized the absorption and systemic exposure of SKF7® and reported no deaths or treatment-related serious adverse events, and the PK findings informed dose selection for subsequent clinical development

Exploratory molecular analyses from the Malaysian Phase II study, performed with aptamer-based proteomic technologies in the United States, analyzed 132 paired plasma samples. Out of 10,788 quantified proteins, 2,284 were statistically modulated and 99 were reproducibly regulated across within-group and between-group comparisons. Enrichment analysis identified protein networks associated with immune regulation, inflammation, lipid metabolism, cholesterol biosynthesis, and hemostasis.

In this context, human omics refers to large-scale molecular profiling of patient samples that evaluates thousands of proteins to provide an integrated view of biological pathways. These findings are exploratory and hypothesis-generating, require further validation, and are not predictive of clinical outcomes. Quantitative details are withheld for intellectual property considerations and future confirmatory studies.

SKF7® has undergone nonclinical and human testing to characterize its toxicological and tolerability profile. These evaluations include proprietary cell-based assays, studies using human blood samples, rodent and non-rodent models, and formal toxicological assessments such as dose-range-finding and maximum-tolerated-dose studies conducted in compliance with applicable guidelines.

In addition, the EFSA has authorized SKF7® as a novel botanical ingredient under the EU Novel Food framework following a toxicological review, allowing its use in food and dietary applications within the European Union. SKF7® has also been accepted by the FDA as an NDI for use in dietary-supplement formulations. These regulatory determinations relate solely to the ingredient’s use in foods or supplements and do not constitute approval for any therapeutic indication or claim of efficacy or safety.

Collectively, these assessments provide nonclinical and human data describing exposure, tolerance, and use parameters. SKF7® continues to be evaluated in ongoing and planned clinical studies intended to further characterize its pharmacology and tolerability in metabolic and endocrine-related conditions. The outcomes of these or future studies may differ, and there can be no assurance that SKF7® will demonstrate comparable findings in later-stage trials or obtain regulatory approval for therapeutic use.

Global Regulatory Progress

We have advanced SKF7® through several regulatory frameworks across key global markets. These achievements demonstrate our commitment to quality and compliance with internationally recognized standards:

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United States: On March 4, 2020, and June 2, 2022, SKF7® received NDI acceptance from the FDA under Notifications No. 1143 and No. 1250, respectively, authorizing its lawful marketing as a dietary ingredient in the United States.

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European Union: On May 10, 2023, the European Commission authorised SKF7® as a Novel Food under Commission Implementing Regulation (EU) 2023/972, permitting its use in functional food and health product applications across the European Union. The authorisation grants Medika Natura Sdn. Bhd. exclusive rights to market the product within the EU for five years, until June 6, 2028, based on proprietary pharmacokinetic, genotoxicity, and toxicology data protected under EU data-protection provisions.

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Malaysia: SKF7® is registered with the NPRA as part of Labeesity SKF7®, a consumer formulation that has been listed under the traditional medicine category since 2017. The product remains in active post-market status under NPRA oversight with available post-marketing experience supporting its continued use. In preparation for a planned NPRA Modern Claim submission targeted for 2026, the Company is consolidating clinical and mechanistic data to support potential reclassification of Labeesity SKF7® as an evidence-based botanical product with functionally substantiated claims related to body-fat management and metabolic parameters.

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South Korea: A 2024 functional ingredient application for SKF7® is under review by the MFDS for body fat reduction claims, in collaboration with a local commercialization partner. There can be no assurance of approval or market success.

●	Saudi Arabia and Germany: SKF7® is undergoing simultaneous evaluation in both countries under respective frameworks, encompassing both dietary supplement and botanical drug classifications. These evaluations are ongoing, with no assurance of clearance or approval.

These regulatory milestones represent steps in the Company’s dual-path development approach encompassing nutraceutical and pharmaceutical programs, although there can be no guarantee that such efforts will result in successful regulatory outcomes or commercialization.

Intellectual Property Portfolio

SKF7® is supported by a robust and geographically diversified intellectual property portfolio designed to ensure long-term exclusivity and defensibility of our lead asset and its future derivatives:

●	Malaysia: Patent No. MY-193591-A, granted on October 19, 2022, protects the composition of matter and therapeutic applications in obesity, metabolic dysfunction, and inflammation-related conditions

●	United States: U.S. Patent No. 12,403,166, titled “Labisia pumila Extract Composition and Its Pharmaceutical Formulation,” granted on September 2, 2025, and divisional application U.S. Application No. 19/220,442, filed May 28, 2025, which remains under examination as a continuation of U.S. Application No. 17/961,940, for which a Notice of Allowance was issued on July 8, 2020.

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PCT: International patent applications have been filed and are currently under examination in Malaysia (PCT/MY2022/000010 and PI2021006446), South Korea (10-2024-7018373), and European Union (22859531.0) all corresponding to the same patent family as U.S. Patent No. 12,403,166.

●	Future Filings: We are preparing six additional patent families intended to expand coverage across new compositions, therapeutic applications, and novel formulations based on the SKF7® platform.

This comprehensive strategy enhances our ability to pursue global market entry while protecting innovation across several disease areas.

KPH1™: Development Overview and Therapeutic Strategy

Following the advancement of SKF7®, Medika Natura is expanding its development pipeline with KPH1™, a proprietary standardized extract of Kaempferia parviflora designed for ischemic heart disease and aging. KPH1™ builds upon the Company’s established botanical-drug platform and leverages the same integrated preclinical, clinical, and omics-based development framework used for SKF7®. The program reflects the Company’s broader strategy to extend its therapeutic reach beyond metabolic disorders to cardiovascular and aging-related health.

KPH1™ is a proprietary standardized extract of Kaempferia parviflora developed by Medika Natura for ischemic heart disease and aging. The program is supported through a collaboration between Medika Natura and the Academy of Sciences Malaysia (“ASM”) under the Ministry of Science, Technology and Innovation’s (“MOSTI”) i-Connect Program. The initiative focuses on the premiumization of HALAL-certified nutraceuticals with potential therapeutic claims under the Malaysian Collaborative Network Platform for Disruptive Innovation (i-Connect) within the HALAL supply-chain sector. The collaboration agreement was signed on April 5, 2022.

On October 17, 2024, Medika Natura appointed the Faculty of Medicine at Universiti Malaya as the lead preclinical investigator for the KPH1™ program. As of October 2025, the team has successfully completed preclinical studies evaluating the pharmacology, tolerability, and cardioprotective potential of KPH1™ in ischemic and aging models under internationally recognized laboratory standards. Oral administration improved cardiac function, reduced oxidative stress, and preserved mitochondrial integrity without treatment-related toxicity. Multi-omics analyses using single-nucleus and single-cell RNA sequencing platforms conducted in the United States and Singapore identified molecular patterns associated with mitochondrial and vascular homeostasis.

Where applicable, the preclinical toxicology studies were conducted in accordance with OECD GLP, FDA CFR 21, and ICH M3 (R2) guidelines in AAALAC-accredited facilities. A 90-day repeated-dose toxicity and toxicokinetic study in rats showed no adverse findings and established a no-observed-adverse-effect level (NOAEL) of the highest dose tested. The Company is not conducting animal studies in the United States at this time, but selected analyses of preclinical data have been performed in the United States and Singapore using accredited laboratories.

These findings are exploratory and intended to guide future clinical evaluation, and there can be no assurance that subsequent clinical studies will be successful. Quantitative and mechanistic details remain confidential pending ongoing and future patent filings.

Global Regulatory Progress

●	Malaysia: KPH1™ is registered in Malaysia under the brand name Pervira®, since 2023. The product complies with the NPRA requirements for traditional and complementary medicines and is manufactured under GMP and MS2424 HALAL Pharmaceuticals-certified conditions.

●	Saudi Arabia and Germany: Registration of Pervira® as a nutraceutical product is currently in progress with the SFDA and relevant German authorities. These submissions are part of Medikra’s broader international expansion plan to establish regulatory pathways for its standardized botanical products across major markets.

Intellectual Property Portfolio

●	Pervira® is a registered trademark of Medika Natura Sdn. Bhd. with the Intellectual Property Corporation of Malaysia (“MyIPO”). The registration covers its use in connection with standardized botanical formulations derived from Kaempferia parviflora (KPH1™). In addition to this trademark, the Company maintains proprietary data, manufacturing know-how, and regulatory documentation related to the standardization, toxicology and quality control of KPH1™.

Strategic Areas of Investigation

In addition to SKF7®’s lead indication in obesity and metabolic dysfunction, we are pursuing exploratory research across several high-impact therapeutic areas. These early-stage investigations are intended to guide future development strategies and are not yet the subject of clinical claims or regulatory submissions. They include:

●	Neuroinflammation and Cognitive Health

Exploratory studies are ongoing to evaluate the potential role of SKF7® in modulating neuroinflammatory and redox-related pathways that may be relevant in cognitive and neurodegenerative conditions.

●	Endocrine and Metabolic Changes Associated with Menopause

Non-hormonal mechanisms of interest have been observed in estrogen-deficient models, supporting continued evaluation of SKF7® in the context of menopausal metabolic and endocrine alterations.

●	Gut Microbiota and Immune Interface

16S rRNA microbiome profiling has revealed composition changes in microbial communities, which may support hypotheses related to metabolic regulation, immune balance, and microbiome-host interactions.

●	Hormone-Responsive Cellular Models

In vitro assays are being used to evaluate potential biological activity of SKF7® in hormone-sensitive cell lines, including models relevant to breast and cervical epithelial biology. These studies are ongoing and intended to inform future preclinical development.

These areas of investigation remain early-stage and are intended to inform future therapeutic hypothesis generation and potential expansion of the SKF7® platform.

Preclinical and Clinical Development Readiness

SKF7® (Labisia pumila)

SKF7® is supported by GLP–compliant toxicology, pharmacokinetic, and pharmacodynamic studies conducted in cellular, rodent, and non-rodent models. No treatment-related serious adverse findings were identified. A Phase II/III clinical trial in abdominal obesity and metabolic dysfunction, including type 2 diabetes, is planned for initiation in 2026, subject to Pre-IND meetings and regulatory review with the FDA and Malaysia’s NPRA. Medikra has not yet submitted an IND application to the FDA and NPRA. Although prior studies were conducted under ICH-GCP standards outside the United States, FDA acceptance of these data for Phase III progression remains to be determined.

KPH1™ (Kaempferia parviflora)

KPH1™ is supported by GLP-compliant preclinical and toxicokinetic studies evaluating cardiovascular and aging-related mechanisms. An early-stage Phase I/II clinical trial in cardiovascular aging and ischemic heart disease is planned for 2026, subject to Pre-IND meetings and regulatory review with the FDA and NPRA, to assess tolerability, pharmacokinetics, and exploratory efficacy endpoints. Medikra has not yet submitted an IND application to the FDA and NPRA. FDA acceptance of non-U.S. study data for subsequent clinical progression remains to be determined.

Both programs are expected to advance following completion of site selection and regulatory submissions. Additional financing will be required to complete these trials, and our clinical trials for prescription-grade programs may not be successful. The Company may not obtain regulatory approval or achieve successful commercialization, and there can be no assurance of regulatory acceptance or development success.

Pipeline Expansion: Additional Botanical Therapeutics

In addition to SKF7® and KPH1™, we are advancing a robust pipeline of botanical candidates with potential applications across cardiovascular, endocrine, and immuno-inflammatory conditions. These programs are grounded in clinically relevant research collaborations and developed under strict regulatory and quality frameworks.

MKS-5® (Orthosiphon stamineus)

MKS5® is a proprietary botanical formulation developed from Orthosiphon stamineus, targeting chronic inflammation and autoimmune conditions such as rheumatoid arthritis. The formulation, branded as Starpril®, is manufactured under GMP in accordance with Pharmaceutical Inspection Co-operation Scheme (PIC/S) standards. MKS5® is registered with the NPRA of Malaysia under the traditional medicine category and is commercially marketed as Starpril®. The formulation is currently undergoing regulatory evaluation in Germany and Saudi Arabia, with ongoing development supported by Medika Natura’s internal research and development resources.

Next-Generation Therapeutic Candidates

Advances the development of new compositions, formulations, and delivery approaches derived from lead assets. These programs are guided by preclinical evidence and data from ongoing development to expand into new therapeutic indications and enhance differentiation, intellectual property, and clinical value.

Factors Affecting Our Results of Operations

Our results of operations are influenced by a range of internal and external factors that reflect the complexity of developing, commercializing, and scaling pharmaceutical-grade botanical therapeutics and nutraceutical products. Key factors include:

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Regulatory Approvals and Product Registration: Our ability to generate revenue depends significantly on obtaining and maintaining regulatory clearances across several jurisdictions, including registration as dietary supplements, traditional medicines, or botanical drugs.

●	Clinical Evidence and Scientific Validation: The strength, quality, and peer-reviewed publication of clinical data supporting our products’ efficacy and safety play a critical role in shaping market acceptance, reimbursement potential, and physician and consumer trust.

●	Market Dynamics and Consumer Trends: Demand for botanical and natural therapeutics is influenced by shifting consumer preferences, health awareness, demographic trends, and evolving perceptions of safety and efficacy compared to synthetic pharmaceuticals.

●	Competitive Landscape: We operate in a highly competitive global market, with numerous players in both conventional pharmaceuticals and the nutraceutical sector. The speed of innovation, pricing pressures, and competing claims impact our market positioning and pricing strategies.

●	Commercialization and Distribution Strategy: The effectiveness of our marketing, branding, and distribution frameworks—including our ability to establish partnerships, enter new markets, and sustain logistics operations—directly affects our commercial outcomes.

●	Research and Development Investments: Ongoing R&D activities, including preclinical and clinical trials, formulation advancements, and new indication exploration, require significant investment and may impact short-term financial performance.

●	Supply Chain and Manufacturing Stability: Our operational efficiency is dependent on the availability, quality, and cost of raw materials—especially botanical inputs—as well as the reliability of our manufacturing partners and adherence to GMP and PIC/S standards.

●	Macroeconomic Conditions: Broader economic trends, including inflation, foreign exchange rates, and consumer spending power, may influence purchasing behaviors, particularly in emerging and price-sensitive markets.

●	Intellectual Property Protection: The scope and enforcement of our patent portfolio are critical to preserving competitive advantage and market exclusivity. Legal challenges or delays in patent grants could affect product defensibility.

●	Leadership and Execution Capabilities: The experience and performance of our executive and operational teams, including scientific, regulatory, and commercial leadership, are fundamental to achieving milestones and executing our growth strategy.

These factors, individually and aggregated, shape the trajectory of our business operations, revenue generation, and long-term value creation.

Finance operation overview

Revenues

	For the Six Months Ended				For the Years Ended
	June 30,				December 31,
	2025	2024	Increase/(Decrease)		2024	2023	Increase/(Decrease)
	US$	US$	US$	%	US$	US$	US$	%
Product sales	8,075	18,152	(10,077)	(55.5)	26,176	68,381	(42,205)	(61.7)
Other Income, Net	8,952	1,623	7,329	451.6	88,972	98,182	(9,210)	(9.4)

Revenue from Nutraceutical Products

The table above reflects revenue generated from the sale of our nutraceutical products manufactured under GMP standards —Labeesity SKF7® and Pervira®, each derived from standardized botanical active ingredients currently undergoing advanced clinical evaluation. These products are manufactured in compliance with GMP PIC/S and MS2424: Halal Pharmaceutical standards and are registered with Malaysia’s NPRA under the traditional medicine framework. While not yet approved as therapeutic drugs, they have been commercialized in Malaysia on a limited basis as part of our broader regulatory and commercialization strategy.

Labeesity SKF7®, which contains the SKF7® extract of Labisia pumila, has been available since 2017 under a controlled early access and test marketing initiative. This initiative was designed to collect real-world data on product usage, tolerability, and quality in parallel with formal clinical trial activities. Information obtained from this program has been used to support regulatory submissions, including notifications accepted by the U.S. Food and Drug Administration (FDA) under the New Dietary Ingredient (NDI) framework and by the European Food Safety Authority (EFSA) under the Novel Food regulation. These clearances are limited to dietary supplement use and do not constitute, or guarantee, acceptance of any future Investigational New Drug (IND) application or pharmaceutical development approval.

Sales for the six months ended June 30, 2025, totaled US$8,075, compared to US$18,152 for the six months ended June 30, 2024, reflecting a decrease of US$10,077 or 55.5%. The lower revenue reflects our continued focus on clinical and regulatory development activities rather than commercialization, consistent with our status as a clinical-stage biopharmaceutical company, and also reflects the emphasis in the first half of 2025 on production capacity relocation, regulatory submissions, and patent filings.

Sales for the year ended December 31, 2024, totaled US$26,176, compared to US$68,381 for the year ended December 31, 2023, reflecting a decrease of US$42,205 or 61.7%. This variance was primarily due to a strategic reallocation of production capacity and inventory to support ongoing preclinical and clinical studies for regulatory advancement. No dedicated commercial budget was allocated during the reporting periods, as our primary focus remained on data generation, regulatory submissions, and patent filings.

Sales for Labeesity SKF7® for the years ended December 31, 2024 and 2023 were US$21,874 and US$58,208, respectively. Sales for Pervira® for the years ended December 31, 2024 and 2023 were US$4,302 and US$10,173, respectively. Sales for Labeesity SKF7® for the six months ended June 30, 2025 and 2024 were US$7,758 and US$8,347, respectively, and sales for Pervira® were US$317 and US$9,805, respectively.

Although revenue from nutraceutical sales remains supplementary at this stage, these activities have provided valuable market validation, customer insights, and real-world usage data that strengthen the overall clinical and regulatory positioning of our product candidates. Additionally, a portion of manufactured batches continues to be allocated for use in preclinical research and clinical trials, further reinforcing the scientific and intellectual property value of our pipeline.

Other Income, Net

Other income for the six months ended June 30, 2025, totaled US$8,952, compared to US$1,623 for the six months ended June 30, 2024, representing an increase of US$7,329 or 451.6%. The increase was primarily due to higher bank interest income earned on current account balances maintained with CIMB Bank, reflecting increased cash balances during the period.

Other income for the year ended December 31, 2024, totaled US$88,972, compared to US$98,182 for the year ended December 31, 2023, representing a decrease of US$9,210 or 9.4%. The decrease was primarily attributable to lower net government grant income recognized during the year.

Cost of Revenues

Cost of revenues primarily consists of direct costs incurred in the production of our nutraceutical products manufactured under GMP standards, Labeesity SKF7® and Pervira®. These costs include raw material extraction, GMP PIC/S and Halal Pharmaceutical standards compliant manufacturing, quality control and laboratory testing, regulatory compliance, and packaging.

For the six months ended June 30, 2025 and 2024, cost of revenues amounted to US$1,654 and US$3,957, respectively. This decrease of US$2,303, or 58.2% was co-related with the decrease in total revenue. The decrease was consistent with lower revenue and was primarily attributable to reduced production in the first half of 2025, as resources were directed toward relocation of production capacity, regulatory submissions, and patent filings

For the years ended December 31, 2024, and 2023, cost of revenues amounted to US$5,559 and US$20,175, respectively. The decrease of US$14,616, or 72.4%, was primarily attributable to a reduction in commercial production volume, consistent with the Group’s strategic emphasis on preclinical and clinical development activities during the reporting periods.

Sales recorded in 2023 and 2024 were limited in nature and conducted under a controlled early access and test marketing initiative. These sales were demand-driven and intended to assess product-market fit and gather early feedback from selected healthcare providers. No budget was allocated for commercial team expansion, salesforce deployment, or promotional campaigns during the period.

While commercial sales volume declined, a portion of extract production was allocated to support non-commercial objectives. Specifically, Pervira® extract was produced to supply ongoing preclinical research, while SKF7® extract was manufactured in support of regulatory registration requirements in international markets. As such, not all production during the period was attributable to revenue-generating activity.

The Group employs a Just-In-Time (“JIT”) production model, aligning procurement and manufacturing schedules with confirmed purchase orders and operational requirements. This approach allowed for reduced production output in 2024 while maintaining sufficient extract availability for clinical and regulatory purposes. The model also contributed to lower raw material consumption, reduced manufacturing overheads, and minimized inventory-related storage and handling costs.

This production approach is intended to improve cost efficiency, enhance inventory turnover, and mitigate risks associated with degradation or regulatory non-compliance—particularly relevant for high-standard botanical formulations. By integrating production planning with clinical development and regulatory strategy, the Group maintains operational flexibility and financial discipline as it progresses toward late-stage development milestones.

Gross profit and gross profit margin

	For the Six Months Ended				For the Years Ended
	June 30,				December 31,
	2025	2024	Increase/(Decrease)		2024	2023	Increase/(Decrease)
	US$	US$	US$	%	US$	US$	US$	%
Gross profit from sales of pharmaceutical grade nutraceuticals	6,421	14,195	(7,774)	-54.8	20,617	48,206	(27,589)	-57.2
Gross profit margin	79.5%	78.2%			78.8%	70.5%

Gross profit represents revenues less cost of revenues. Gross profit margin represents gross profit as a percentage of revenues. Gross profit was US$6,421 and US$14,195 for the six months ended June 30, 2025 and 2024, respectively. Gross profit margin was 79.5% and 78.2% for the six months ended June 30, 2025 and 2024, respectively.

Gross profit was US$20,617 and US$48,206 for the years ended December 31, 2024 and 2023, respectively. Gross profit margin was 78.8% and 70.5% for the years ended December 31, 2024 and 2023, respectively. The increase of the gross profit margin is due to the decrease of the cost of production as a result of an improved production efficiency.

The gross profit margin will decrease if there is an increased in production cost, such as raw material costs, exchange rates, production costs, import tariffs or other related costs.

The decrease in gross profit from US$48,206 in 2023 to US$20,617 in 2024 was primarily attributable to lower revenue generated in 2024, as the Company was still in the pilot phase. During the year, the Company concentrated its efforts on research and development activities, patent filings, trademark applications, and preparatory work for this offering.

Government Grant income

Governmental grant income represents grant income derived from contracts with government entities without the expectation of direct repayment. Grant income is recognized in the consolidated statements of operations and comprehensive loss on a systematic basis over the periods in which we recognized the related expenses for which the grant is intended to compensate.

Below is the grant received from the government recognized as income for the years ended December 31, 2024 and 2023:

	For the Six Months Ended				For the Years Ended
Grantor	June 30,				December 31,
	2025	2024	Increase/(Decrease)		2024	2023	Increase/(Decrease)
	US$	US$	US$	%	US$	US$	US$	%
MIDF	5,236	1,555	3,681	236.7	1,614	116,615	(115,001)	(98.6)
ASM	-	2,799	(2,799)	(100)	94,022	-	94,022	100
Total	5,236	4,354	882	20.3	95,636	116,615	(20,979)	18

For the six months ended June 30, 2025 and 2024, grant income recognized in the consolidated statement of operations and comprehensive loss amounted to US$5,236 and US$4,354, respectively. The overall increase of US$882 is primarily due to the increase in the grant income recognized in the first half of the year 2025 for SKF7®, where the Company has received its claim on the international patent filing fee from MIDF.

For the years ended December 31, 2024 and 2023, grant income recognized in the consolidated statement of operations and comprehensive loss amounted to US$95,636 and US$116,615 respectively. The overall decrease of US$20,979 is primarily due to the decrease in the grant income recognized for SKF7® as Medika Natura completed both its preclinical studies in type 2 diabetes and cancer and has submitted the regulatory dossier to U.S FDA and EFSA. Concurrently, for the year ended December 31, 2024, Medika Natura has also started to focus developing KPH1™, a proprietary standardized extract of Kaempferia parviflora, where the research was co-funded by ASM.

Below is the summary of the grant income received by Medika Natura from 2015 through the year ended December 31, 2024.

Ministry of Agriculture and Food Industry (“MAFI”)

In 2015, Medika Natura was awarded with a ceiling grant of RM19.55 million which is equivalent to approximately US$4,439,187. The government grant received from MAFI was fully utilized for qualifying expenditures and recognized as income in full on a systematic basis for the period the expenses is incurred before the financial year ended December 31, 2023. Accordingly, no deferred grant balance remains from MAFI as of years ended December 2023 and 2024 respectively.

Malaysian Trade Development Corporation (“MTDC”)

In 2018, Medika Natura managed to secure funding for the sum of RM1,659,400 which is approximately US$376,797 under the Commercialization of Research and Development Fund to fund the approved commercialization activities. The initial funding comprises of the following:

-	Grant amount: US$255,788

-	CPN amount: US$121,009

The fund was used to acquire the patent filed by USM on the ’Standardized extract of Labisia pumila for weight reduction and nanoformulation thereof,’ as well as related technical knowledge and research data, and to develop the e-commerce website for Labeesity. This patent was granted on October 19, 2022, under Patent No. MY-193591-A. By the end of the project, Medika Natura had utilized only US$185,363, of which US$129,574 was awarded as a grant and the remaining US$55,609 was converted into a debt facility. The grant income was fully recognized before the financial year ended December 31, 2023, as and when the corresponding expenses were incurred. Currently, Medika Natura is servicing only the debt facility, with full settlement expected in the early quarter of 2026. For further information on the debt facility, please refer to the Notes to the Consolidated Financial Statements for the financial years ended December 31, 2023, and 2024

Ministry of Investment, Trade and Industry (MITI) via Malaysian Industrial Development Finance Berhad (“MIDF”)

In 2020, Medika Natura received a grant of RM950,000 which is equivalent to US$215,715 under the Market Development Program, a funding program under the 11th Malaysia Plan (RMK-11) for High Value Added and Complex Product Development and Market Program. MIDF, a mandated agency under the Ministry of International Trade and Industry (“MITI”) was appointed to facilitate the grant disbursement.

For the years ended December 31, 2024 and 2023, Medika Natura received US$1,614 and US$116,615, respectively. These funds were utilized for the preparation and submission of regulatory dossiers, including the NDI notification to the FDA and a Novel Food application to the EFSA. The funds were also applied to international patent and trademark filings through the PCT and the MyIPO, covering jurisdictions in the United States (U.S. Patent Application No. 17/961,940), Malaysia (PCT/MY2022/000010 and PI2021006446), South Korea (Application No. 10-2024-7018373), and European Union (Application No. 22859531.0).

Academy of Sciences Malaysia (“ASM”)

In 2022, Medika Natura entered into an agreement with ASM, the Implementing Agency appointed by the Ministry of Science, Technology and Innovation (“MOSTI”) for the grant under the i-Connect Program. Medika Natura, together with the collaborators from Universiti Malaya (UM) embarked on a project for the commercialization of Kaempferia parviflora (KPH1™) with the goal to produce a HALAL standardized extract of KPH1™ and filing the product to regulatory bodies. Currently, KPH1™ is under pre-clinical study for its tolerability and efficacy. This is the first grant that was awarded for KPH1™.

As of December 31,2024, Medika Natura has received RM528,750 which is approximately US$115,951 in advance, where US$94,022 has been charged to the statement of operations and comprehensive loss for the financial year ended December 31,2024 to match against the expenses incurred during the research and development activities. We expect to utilize the remaining amount in the upcoming financial years.

Research and Development (R&D) Expenses

Our research and development (R&D) strategy is focused on advancing pharmaceutical-grade botanical therapeutics that are clinically evaluated for tolerability, efficacy, and regulatory compliance. SKF7®, our lead compound derived from Labisia pumila, is a patented botanical active pharmaceutical ingredient (API) developed to address obesity, metabolic dysfunction, and associated endocrine disorders. While initially developed for weight management, accumulated preclinical and clinical data have revealed broader therapeutic applications across inflammatory and metabolic disease pathways.

The development of SKF7® began with academic research at USM and progressed under the MAFI’s Entry Point Project 1 (EPP1) in 2015, which supported its reformulation and the development of a comprehensive regulatory blueprint. This foundational work established the pharmacological rationale, therapeutic dosing, and manufacturing reproducibility necessary for regulatory advancement. SKF7® subsequently advanced through GLP-compliant preclinical studies and multi-center, ICH-GCP-compliant Phase 1 and 2 clinical trials conducted in Malaysia, Indonesia, and India.

These efforts culminated in key global regulatory milestones, including:

●	The FDA NDI Notification (NDI Report No. 1143) permits the lawful use of SKF7® as a dietary ingredient at a maximum daily intake of 300 mg. The subsequent FDA NDI Notification (NDI Report No. 1250) permits the lawful use of SKF7® as a dietary ingredient in the United States at a maximum daily intake of 750 mg; this notification does not apply to the use of SKF7® in the therapeutic context.

●	European Union Novel Food Authorization (Commission Implementing Regulation (EU) 2023/972) – allowing SKF7® to be used as a food supplement in all EU member states at a maximum daily intake of 350 mg. The EU approval granted based on proprietary safety, toxicology, and human clinical data, confers five years of market exclusivity (2023–2028) under Articles 26 and 27 of Regulation (EU) 2015/2283. While the European Food Safety Authority (EFSA) scientific opinion concluded that SKF7® is safe for adult use, except during pregnancy and lactation, there is no guarantee that the U.S. Food and Drug Administration (FDA) will agree or reach a similar conclusion. This EFSA authorization applies solely to food-supplement use and does not extend to therapeutic or pharmaceutical contexts.

These acceptances of SKF7® form part of the regulatory foundation for its potential commercial expansion and future therapeutic development.

Our R&D expenditures primarily support the advancement of both preclinical and clinical programs and include:

●	Employee-related expenses, including salaries, benefits, and allowances

●	Fees paid to research collaborators and clinical investigators

●	Professional consulting services, including regulatory strategy, protocol development, and data management

●	Costs associated with the preparation and submission of regulatory dossiers to authorities such as the FDA and EFSA

●	Procurement of laboratory consumables, analytical reagents, and GMP-grade raw materials

●	Facility-related overheads, equipment depreciation, and operational support expenses

In parallel, we are advancing KPH1™, a proprietary standardized extract of Kaempferia parviflora, through a nationally co-funded research program in collaboration with Universiti Malaya (UM) and Academy of Sciences Malaysia (ASM). KPH1™ is being developed to address cardiovascular aging, fatigue, and sarcopenia in aging populations, with future clinical trials and intellectual property filings underway.

For the six months ended June 30, 2025 and 2024, our total research and development (R&D) expenditures were US$35,840 and US$636, respectively. The period-over-period increase of US$35,204 reflects the continuation and expansion of preclinical and clinical development programs, including molecular profiling, proteomics, and regulatory-related studies for SKF7®, as well as early-stage research activities for KPH1™. This increase is consistent with our strategy as a clinical-stage biopharmaceutical company to prioritize R&D over commercial activities.

Research and development expenditures for Labeesity SKF7® for the six months ended June 30, 2025 and 2024 were US$35,840 and nil, respectively, while the research and development expenditures for Pervira® for the six months ended June 30, 2025 and 2024 were nil and US$636, respectively.

For the years ended December 31, 2024 and 2023, our total R&D expenditures were US$97,835 and US$2,904, respectively. The year-over-year increase of US$94,931 reflects the expansion of research activities related to KPH1™ and continued clinical and regulatory advancement of SKF7®.

The research and development expenditures for Labeesity SKF7® for the years ended December 31, 2024 and 2023 were US$6,719 and nil, respectively, while the research and development expenditures for Pervira® for the years ended December 31, 2024 and 2023, were US$91,116 and US$2,904, respectively.

These strategic investments reflect our long-term commitment to building a robust pipeline of scientifically evaluated pharmaceutically standardized botanical therapeutics aligned with global regulatory standards and market needs.

Selling & general and administrative expenses

	For the Six Months Ended				For the Years Ended
	June 30,				December 31,
	2025	2024	Increase/(Decrease)		2024	2023	Increase/(Decrease)
	US$	US$	US$	%	US$	US$	US$	%
Selling expenses	3,656	436	3,220	738.5	766	3,875	(3,109)	(80.2)
General and administrative expenses	604,700	146,408	458,292	313.0	290,197	120,784	169,413	140.3
Total	608,356	146,844	461,512	314.3	290,963	124,659	166,304	133.4

Selling, General and Administrative Expenses

Our selling, general and administrative (SG&A) expenses primarily consist of personnel-related costs, including salaries, incentives, bonuses, and allowances for employees involved in sales, marketing, and corporate administrative functions. SG&A also includes professional service fees such as secretarial, audit, accounting, legal, and strategic consulting services, as well as costs associated with intellectual property protection (including patent filing fees), information technology, and facility operations.

Facility-related costs encompass depreciation, amortization, and maintenance expenses not directly attributable to research and development activities. These expenditures reflect our ongoing investment in maintaining operational continuity, corporate compliance, and commercial readiness in support of our long-term growth strategy.

Selling Expenses

Selling expenses increased from US$436 for the six months ended June 30, 2024, to US$3,656 for the six months ended June 30, 2025, representing a period-over-period increment of approximately 738.5%. Selling expenses increased during the six months ended June 30, 2025, mainly due to the printing of corporate brochures and participation in exhibitions aimed at enhancing product awareness and expanding market presence.

Selling expenses declined from US$3,875 for the year ended December 31, 2023, to US$766 for the year ended December 31, 2024, representing a year-over-year reduction of approximately 80.2%. This decrease was primarily attributable to lower marketing expenditures and reduced sales commissions, which are directly correlated with the decrease in sales volume of our nutraceutical products manufactured under GMP standards.

The lower sales volume during the reporting period reflects our strategic shift toward just-in-time manufacturing and selective market access as we prioritize regulatory advancement and clinical development of our lead compounds.

General and Administrative expenses

Our administrative expenses increased from US$146,408 for the six months ended June 30,2024 to US$604,700 for the six months ended June 2025. The 313% increase was primarily due to expenses associated with this offering, including professional fees for business valuation, audit and accounting services, as well as an increase in Directors’ remuneration.

Our administrative expenses increased from US$120,784 for the year ended December 31,2023 to US$290,197 for the year ended December 31,2024. The increase of 140.3% is mainly due to certain expenses incurred in relation to this offering and increased remuneration for the Directors.

Below are the breakdown of the professional fee and director’s remuneration for the six months ended June 30, 2025 and 2024 and for the year ended December 31, 2024 and 2023, respectively.

	For the Six Months Ended				For the Years Ended
	June 30,				December 31,
	2025	2024	Increase/(Decrease)		2024	2023	Increase/(Decrease)
	US$	US$	US$	%	US$	US$	US$	%
Professional fees	452,633	101,247	351,386	347.1	161,179	11,000	150,179	1,365.3
Director’s remuneration	68,899	20,491	48,408	236.2	46,710	20,931	25,779	123.2

The significant jump of professional fees from December 31, 2023 to June 30, 2025 is mainly due to the ongoing pre-listing activities. The expense under professional fees includes but not limited to;- audit fee, accounting fee, secretarial fee, business valuation fee and other related fee that are not attributable to the research and cost of revenues.

The increase in director’s remuneration between periods primarily reflects adjustments associated with expanded governance responsibilities, corporate restructuring, and additional compliance obligations in connection with our pre-listing activities.

As we continue our research and development in the lead candidates, we expect that our general and administrative expenses will increase significantly to support our research and development activities. Additionally, we expect to incur more costs associated with legal and IP related matters as we are consistently filing patents to protect our research findings, methodologies and innovations. We also anticipate that general and administrative expenses, including those related to accounting, audit, legal, and regulatory compliance, will increase substantially upon becoming a publicly listed company, as we will be required to adhere to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Finance costs

The finance costs were US$3,703 and US$2,743 for the six months ended June 30, 2025, and 2024 respectively. The increase of US$960 was mainly due to the acquisition of a new operating lease liability and the increase in monthly repayment of one of the operating lease.

Finance costs mainly comprise of interest expenses incurred from utilization of term loans. The finance costs were US$6,747 and US$18,465 for the years ended December 31, 2024, and 2023 respectively. The decrease of US$11,718 was mainly due to settlement of one of the debt facilities during the year ended December 31, 2023.

Income tax

Our operating subsidiary, Medika Natura, is subject to Malaysia tax. Medika Natura was awarded BioNexus Status Company (“BSC”) by the Malaysian Bioeconomy Corporation Sdn. Bhd. (“Bioeconomy Corp”), an agency under the purview of the Ministry of Science, Technology and Innovation (“MOSTI”). The BioNexus Status is a recognition granted to qualified biotechnology companies undertaking qualifying activities in healthcare, agriculture, and industrial biotechnology in Malaysia.

We were granted BioNexus Status effective October 30, 2007, based on our research, development, and production of high-quality orchids through micro-propagation (tissue culturing), as well as providing advisory services in this field. On May 22, 2017, our qualifying activities were expanded to include the commercialization of standardized Kacip Fatimah extract and its related products, which are part of the extensive therapeutic development program supported by Malaysia’s Ministry of Agriculture and Food Security (MAFS) under the National Key Economic Area (NKEA) initiative. As a BioNexus Status Company (BSC), Medika is eligible for a 100% income tax exemption on statutory income for ten years from the first year the company derives such income.

As of June 30, 2025, December 31, 2024 and December 31, 2023, we have not generated taxable statutory income, and therefore, no income tax expense has been recognized. However, once we commence generating statutory income in Malaysia, we expect to benefit from the full tax exemption under the BioNexus program, which will materially reduce our effective tax rate during the incentive period.

Deferred tax assets arising from accumulated losses and deductible temporary differences have not been recognized, as it is currently more likely than not that sufficient future taxable profits will be available to utilize these assets, particularly during the tax-exempt period. We will reassess the recognition of these deferred tax assets as and when our operations transition into a taxable position.

We continue to monitor our compliance with the terms and conditions of the BioNexus Status and intend to maximize the benefits available under this program. Upon expiry of the BioNexus incentive period, Medika Natura will become subject to Malaysian corporate income tax at the prevailing statutory rate, which as of the date of this prospectus is 24%, unless extended or modified through new government incentive schemes in the future. Additional tax benefits may also be available, including an investment tax allowance of up to 100% on qualifying capital expenditures and double deductions for eligible R&D expenses, subject to meeting the relevant criteria.

Net Income (Loss)

For the six months ended June 30, 2025, and 2024, the Group recorded a net loss of US$628,823 and US$131,662, respectively. The net loss was primarily attributable to lower revenue and an increase in administrative expenses incurred in relation to the planned listing during the six months ended June 30, 2025, which includes professional fees such as business valuation, audit and accounting fees. In addition, management continued to invest in research and development activities, resulting in higher R&D expenditure during the first half of 2025.

For the years ended December 31, 2024, and 2023, the Group recorded a net (loss) / income of (US$279,209) and US$18,825, respectively. The change in net (loss) / income was primarily attributable to decrease in revenue and cost of revenue, as well as administrative expenses incurred for this offering, amortization of intangible assets, and patent filing fee. The net loss includes government grants recognized during the year, research expenses charged out, directors’ remuneration, staff costs and administrative fees. Management continues to monitor the Group’s cost structure and revenue streams to improve profitability and ensure sustainable operations.

Liquidity and Capital Resources

Prior to this offering, our principal sources of liquidity to finance our day-to-day operations are from the banking facilities provided by a financing institution and our shareholders holding more than 5% of the Ordinary Shares of the Company (“Majority Shareholders”).

	As of
	June 30,	December 31,	December 31,
	2025	2024	2023
Borrowings:
Majlis Amanah Rakyat (“MARA”)	123,434	123,678	145,099
Malaysia Technology Development Corporation Sdn Bhd (“MTDC”)	10,911	15,981	32,233
Small Medium Enterprise Development (“SME”) Bank	9,005	11,500	18,235
Total	143,350	151,159	195,567
Less current portion	39,837	38,839	48,386
Non-current portion	103,513	112,320	147,181
Total borrowings	143,350	151,159	195,567

Our borrowings balances for the six months ended June 30, 2025 is US$143,350, which is a decrease of US$7,809 from US$151,159. We have been servicing our existing debt obligation and no new loan facilities obtained for the six month period ended June 30, 2025.

Our borrowings decreased from US$195,567 for the financial year ended December 31, 2023 to US$151,159 for the financial year ended December 31, 2024. The decrease of US$44,408 during the period was primarily due to the Group servicing its existing debt obligation, with no new loan facilities obtained during the period.

In addition, we have also received the following advances from the Major Shareholders who are also Directors for the financial years ended June 30, 2025, December 31, 2023 and December 31, 2024, respectively.

Name	As of June 30, 2025	As of December 31, 2024	As of December 31, 2023
	US$	US$	US$
Abdul Razak Bin Mohd Isa	35,884	36,407	44,394
Mustadza bin Muhamad	29,312	30,158	41,478

The advances are for operational purposes and the amounts are unsecured, interest free and repayable on demand.

We are a clinical-stage biopharmaceutical company that remains in the early stages of commercialization. While we have generated limited revenue to date, our operations have been primarily funded through equity contributions from shareholders and non-dilutive public sector grants.

For the six months ended June 30, 2025, our cash balance was US$1,309,151, with a positive capital position of US$1,200,354. For the six months ended June 30, 2025, our net loss was US$628,823. The main reasons attributing to the net loss were the professional fee of US$452,633 which includes business valuation (US$129,000), consultancy, accounting and audit (US$282,452). In addition, we incurred research expenses of US$35,840. The professional fees incurred in the reporting period primarily reflect non-recurring expenditures related to one-off advisory and IPO preparatory activities. These costs are not expected to recur in future periods. However, we acknowledged that the ongoing post listing compliance costs will be recurring in nature and these costs have been factored into our projected cash flow forecasts.

As of December 31, 2024, our cash balance was US$738,178 with a positive working capital position of US$716,547. For the year ended December 31, 2024, we incurred a net loss of US$272,209 with operating cash outflows of US$242,223. The net loss for the reporting period December 31, 2024, includes three major expenses namely professional fee related to IPO ($98,899), R&D expenditure incurred during the year (US$97,835) and professional fees (US$62,280), with majority of these cash-outlay are non-recurring in nature.

As of December 31, 2023, our cash balance was US$46,766, with a positive working capital of US$21,128. For the year ended December 31, 2023, we generated a net profit of US$18,825 and recorded operating cash outflows of US$163,460.

As of both December 31, 2024 and December 31, 2023, we maintained a positive working capital position, reflecting our ability to meet current obligations as they fall due. In assessing our liquidity, we monitor and analyze our cash on hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses, and capital expenditure obligations. To date, we have financed our operations mainly through equity financing in the form of share allotments and capital contributions from shareholders, as well as institutional grant support.

Management believes that, with the current cash balance and continued shareholder support, the Group will be able to fulfill all near-term expenses and obligations. Furthermore, management believes that the Group has more than sufficient financial resources to meet its operating expenses, financial commitments, and obligations over the 12-month period from June 2025 to June 2026, even if the proposed initial public offering does not proceed and no material revenue is generated during that time.

As of June 30, 2025, the Group had a cash balance of approximately US$1.309 million. In addition, a government grant of approximately US$156,000 (approximately RM703,750) is expected to be received in the near term following the completion of milestone deliverables under the KPH1™ preclinical development program, which comprise of finalized preclinical efficacy studies and the associated data package. The milestone has been completed, and disbursement is pending administrative processing by ASM, the funding agency. Receipt of the grant is expected to further strengthen the Group’s liquidity position.

The Group has paid all material pre-listing expenses to date. Upon successful listing on the NYSE American, the Company expects to receive the net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by the Company. In the event the offering does not proceed, additional listing-related expenses are expected to be no more than US$580,000 (approximately RM2,436,000), and the Company expects to fully fund such costs from its existing cash balances.

The Group has commenced test sales of its first product in Malaysia and has achieved encouraging sales performance with a small commercial team. Additionally, the Company has entered into a memorandum of agreement in South Korea (dated February 2, 2024), a memorandum of understanding in Germany (dated August 1, 2024), and a non-disclosure agreement in Saudi Arabia (dated October 27, 2024). These agreements are expected to result in commercial sales, subject to regulatory acceptance by the MFDS in South Korea and the corresponding regulatory agencies in Saudi Arabia and Germany. Sales on a free-on-board (FOB) basis are expected to commence immediately upon registration, with deliveries to follow the agreed schedule. However, the Company has not included any projected revenue from these arrangements in its current financial plan, as such sales remain contingent upon regulatory approvals in the respective jurisdictions.

The Group has limited debt repayment obligations over the next 12 months, amounting to no more than US$40,000 (approximately RM180,000), and remains in full compliance with all applicable debt covenants. The Group’s current cash balance, excluding the anticipated grant and without reliance on future sales revenue, is expected to be sufficient to meet all forecasted overheads, debt obligations, and any remaining pre-listing expenses during the June 2025 to June 2026 period.

Cash Flows

The following table sets forth a summary of our cash flows for the six months ended June 30, 2025 and 2024, and for the years ended December 31, 2023 and 2024, respectively:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2025	2024	2024	2023
	US$	US$	US$	US$
Net cash used in operating activities	(555,059)	(29,776)	(242,223)	(163,460)
Net cash used in investing activities	(73,823)	-	-	(3,976)
Net cash provided by financing activities	1,113,861	195,638	936,229	194,722
Foreign translation differences	85,994	(7,615)	(2,594)	(31,151)
Net increase in cash	484,979	165,862	694,006	27,286
Cash, beginning of year	738,178	46,766	46,766	50,631
Cash, end of year	1,309,151	205,013	738,178	46,766

Operating activities

Net cash used in operating activities for the six months ended June 30, 2025 and 2024, was US$555,059 and US$29,776, respectively. The increase in 2025 was primarily attributable to lower revenue generation, higher administrative expenses, and increased research and development activities.

Net cash used in operating activities for the year ended December 31, 2024, was US$242,223 as compared to the net loss of US$279,209. One of the factors contributing to the variances between the net loss and the net cash used in operating activities was the inclusion of non-cash expenses, such as amortization of intangible assets and right-of-use assets. The primary drivers of the cash outflow from operations include continued investments in R&D for KPH1™, continued regulatory and patent filling expenses for SKF7® and operational expenses necessary to advance the Group’s pipeline.

Net cash used in operating activities for the year ended December 31, 2023, was US$163,460 as compared to the net income of US$18,825. The difference was mainly attributable to the prepayment to the IPO financial advisor in relation to this offering amounting to US$98,243 and settlement of other liabilities during the reporting period.

Investing activities

Net cash used in investing activities increased from US$0 to US$73,823 for the six months ended June 30, 2025, due to acquisitions of property and equipment during the year, compared to the six months ended June 30, 2024 when the Group did not purchase any property and equipment.

Net cash provided by investing activities decreased from US$3,976 to US$0 for the year ended December 31, 2024, because there were no acquisitions of intangible assets during the year, compared to the prior year when the Group purchased an intangible asset.

Financing activities

For the six months ended June 30, 2025 and June 30, 2024, net cash provided by financing was US$1,113,861 and US$195,638, respectively. The year-over-year increase of US$918,223 was mainly attributable to a capital injection by the shareholders amounting to US$1,349,088 during the first half of 2025, which was partially offset by payment of the deferred IPO cost of US$213,300 and repayment of directors’ loans and other borrowings of US$21,927.

For the years ended December 31, 2024 and December 31, 2023, net cash provided by financing was US$936,229 and US$194,722, respectively. Similar to the six-month period ended June 30, the year-over-year increase of US$741,507 was mainly due to a capital injection by the shareholders amounting to US$1,116,104, which was partially offset by payment of the deferred IPO cost of US$109,972 and repayment of directors’ loans and other borrowings of US$27,953 and US$48,706, respectively.

Funding Requirements for 2026 Activities

The Company plans to advance its pipeline through ongoing and upcoming clinical programs in 2026. For SKF7® (Labisia pumila), a Phase II/III clinical trial is intended in abdominal obesity and metabolic dysfunction, including type 2 diabetes. For KPH1™ (Kaempferia parviflora), a Phase I/II clinical trial is expected in cardiovascular aging and ischemic heart disease. Both programs are expected to advance following completion of site selection, regulatory submissions, and planned regulatory engagements with the FDA and the NPRA of Malaysia in 2026.

In addition, the Company anticipates initiating the commercialization of the nutraceutical version of SKF7® (currently marketed as Labeesity SKF7® in Malaysia) in the United States in 2026. The proceeds from this offering are intended to support commercialization activities, including regulatory submissions, market access planning, and initial market entry.

Approximately 32% of the net proceeds from this offering will be allocated to fund the clinical advancement of these pipeline programs, and approximately 15% will support local and global commercialization and market-development activities, including the commercialization of the nutraceutical version of SKF7®. These activities will include regulatory and market-entry preparations, professional engagement, educational outreach, and digital marketing initiatives to support product accessibility.

Additional capital beyond the proceeds of this offering will be required to complete these clinical trials and support commercialization activities. The Company plans to secure such funding through future financing rounds, equity contributions from existing shareholders, non-dilutive public-sector grants, and strategic partnerships and collaborations. No assurance can be given that the Company will obtain the necessary regulatory approvals, successfully commercialize any product candidates or nutraceutical products, or secure adequate funding on acceptable terms, or at all, to support its planned clinical-development and commercialization activities. If the Company is unable to obtain sufficient funding, it may need to delay, reduce the scope of, or defer one or more of these programs.

Quantitative and Qualitative Disclosures about Market Risks

Currency risk

Our principal place of operations is Malaysia, and the functional currency is the Malaysian Ringgit (“MYR” or “RM”). In connection with its planned capital raising in the United States, we present the consolidated financial statements in U.S. dollars (“USD” or “US$”).

As a result, we are exposed to foreign exchange rate fluctuations when translating financial statements from MYR into USD for consolidation and reporting purposes. These foreign currency translation adjustments are non-cash in nature and do not affect our net income. Instead, they are recorded as a component of other comprehensive income or loss in the consolidated statements of changes in shareholders’ equity.

If there is a change in foreign currency exchange rates, particularly between MYR and USD, the translation of our financial statements may result in a foreign currency translation gain or loss. Such translation differences may affect the reported financial position and results of operations when presented in U.S. dollars, although they do not impact our underlying cash flows.

We currently do not engage in hedging strategies to manage foreign exchange translation risk but may consider implementing such measures in the future as international operations and capital market exposure expand.

Concentration and credit risks

Financial instruments that potentially subject us to the credit risks consist of cash, accounts receivables and other assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Group primarily deposits its cash with reputable banks located in Malaysia. As of December 31, 2024 and December 31, 2023, US$738,178 and US$46,766 were deposited with these banks, respectively.

Bank balances placed in current accounts in Malaysia are considered safe due to strong regulatory oversight by Bank Negara Malaysia (BNM), which ensures banks maintain sound financial and risk management practices. Additionally, deposits are protected by Perbadanan Insurans Deposit Malaysia (PIDM) for up to RM250,000 per depositor per bank, covering both principal and interest. Malaysia’s banking sector is dominated by well-capitalized and stable financial institutions, further enhancing depositor confidence. They offer high liquidity with minimal risk, making them a secure option for holding funds. We have not experienced any losses in these bank accounts, and we believe that we are not exposed to any significant credit risk on bank balances.

Assets that potentially subject the Group to significant credit risks primarily consist of accounts receivable and other receivables which mainly comprise balances due from customers and operational partners within Malaysia. These receivables are unsecured and non-interest-bearing, and the Group applies a prudent credit control framework to mitigate exposure to default risk.

Management evaluates credit risk through multiple controls, including:

●	Ongoing creditworthiness assessments of counterparties, including review of financial standing and payment history

●	Analysis of receivable aging reports to identify potential delays or anomalies

●	Monitoring of historical collection patterns and average receivable turnover

●	Evaluation of macroeconomic conditions and industry-specific risk trends

●	Internal credit limits and approval thresholds to govern transaction size and exposure levels

For the six months ended June 30, 2025 and the years ended December 31, 2024 and 2023, no expected credit losses were recognized, as the amounts deemed at risk were negligible.

As of December 31, 2024 and 2023, no expected credit losses were recognized, as the amounts deemed at risk were negligible.

Management believes that existing credit controls are adequate to manage risk and ensure timely collection of receivables.

Concentration of customers

For the six months ended June 30, 2024 and 2025, The Group did not have any significant concentration of credit risk with respect to accounts receivable, as it did not have any major customers that individually account for 10% or more of revenues.

For the years ended December 31, 2023 and 2024, The Group did not have any significant concentration of credit risk with respect to accounts receivable, as it did not have any major customers that individually account for 10% or more of revenues.

Concentration of vendors

For the six months ended June 30, 2025, two vendors accounted more than 10% of the research expenses. The research expense charged by these vendors was 93% of the total research expenses for the same period.

For the six months ended June 30, 2024, one vendor accounted more than 10% of the research expenses. The research expense charged by this vendor was 100% of the total research expenses for the same period.

For the year ended December 31, 2023, one vendor accounted more than 10% of the research expenses. The research expense charged by this vendor was 100% of the total research expenses for the same period.

For the year ended December 31, 2024, one vendor accounted more than 10% of the research expenses. The research expense charged by this vendor was 93% of the total research expenses for the same period.

The Group does not believe it was exposed to any material credit risk in the periods presented, as its research expenditures were largely settled using government grants received. The government grant proceeds are claimed against vendors’ invoices based on approved research expenditures in accordance with the stipulated terms and conditions. As such, no credit risk arises from non-payment to vendors.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Group’s debt facilities are fixed rate, as such the Group is not subject to the interest rate risk since neither carrying amounts nor the future cash flows will fluctuate because a change in market interest rates. The Group considers its interest rate risk not material, and the Group has not used any derivatives to manage or hedge its interest rate risk exposure.

As of June 30, 2025, we had bank borrowings with outstanding balance of US$143,350. We estimate that a 1% increase in the bank’s cost of funds against bank borrowings outstanding on June 30, 2025 would result in an increase in finance cost of US$1,434 per annum whilst we estimate a 1% decrease in the bank’s cost of funds against bank borrowings outstanding on June 30, 2025 would result in a decrease in finance cost of US$1,434 per annum.

Off-balance sheet commitments and arrangements

During the periods presented, and as of the date of this filing, we did not have any off-balance sheet financing arrangements or relationships with unconsolidated entities or financial partnerships, including entities commonly referred to as structured finance or special purpose entities. These types of entities are often established to facilitate off-balance sheet arrangements or serve limited contractual purposes, and we have no involvement with such arrangements.

We have not entered into any financial guarantees, commitments, or other arrangements that would obligate us to guarantee the payment obligations of third parties. Additionally, we have not entered into any derivative contracts indexed to our equity that are classified as shareholders’ equity or that are excluded from our consolidated financial statements.

Furthermore, we do not have any retained or contingent interests in assets transferred to unconsolidated entities that would provide credit, liquidity, or market risk support. We also do not maintain any variable interests in unconsolidated entities that provide financing, liquidity, market risk, credit support, leasing, hedging, or product development services to us.

Contractual obligations and commitments

The following table summarizes our contractual obligations and commitments, excluding interest, as of June 30, 2025

Contractual obligations and commitments	Less than 1 year	More than 1-3 years	More than 4 years	Total
	US$	US$	US$	US$
Term loan[1]	39,837	57,670	45,843	143,350
Lease liabilities[2]	30,793	64,726	-	95,519
Total	70,630	122,396	45,843	238,869

[1]	Loans by :

Small Medium Enterprise Development Bank (SME BANK), - from April 23,2020 US$33,561 in principal amount, 64 months maturity with a monthly repayment schedule at 10.2% p.a ; guaranteed by certain directors.

Malaysian Technology Development Corporation (MTDC) – from March 17, 2022 US$54,793 in principal amount, 4 years maturity with a monthly repayment schedule; without interest and unsecured

Majilis Amanah Raya (MARA) -from July 17, 2017 US$220,383 in principal amount, 10 years maturity with a monthly repayment at 2% p.a.; guaranteed by certain directors.

[2]	Right-of-use (ROU) of lease office, commencing March 15, 2023, three years and 11 months to February 14, 2027, with a monthly repayment schedule.

The Group has recognized right-of-use (ROU) assets and corresponding lease liabilities in respect of its office premises, including an office at The Bousteador, Malaysia, under a lease commencing on March 1, 2025 with a contractual term of three years ending on February 29, 2028, and an office in Shah Alam, Malaysia, under a lease commencing on May 1, 2025 with a contractual term of four years ending on April 30, 2029, each subject to a monthly repayment schedule.

The Group had originally recognized Right-of-use (ROU) assets and lease liabilities in respect of its Shah Alam office under a lease commencing on March 15, 2023 with a contractual term of three years and eleven months ending on February 14, 2027; however, during the six months ended June 30, 2025, the rental agreement was revised and the lease modification was accounted for, resulting in remeasurement of the lease to reflect the revised commencement date of May 1, 2025 and new contractual term of four years ending on April 30, 2029, with monthly repayments over the duration of the lease.

Contingencies

As of June 30, 2025 and December 31, 2024, we were not involved in any legal or administrative proceedings. Furthermore, there were no pending or threatened legal or regulatory matters, individually or in aggregate, that could reasonably be expected to result in an unfavorable outcome having a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Indemnification

Malaysian Industrial Development Finance Berhad (“MIDF”)

Medika Natura is party to a grant agreement dated March 26, 2020 with MIDF under the High Value Added and Complex Product Development Program administered by MITI. The availability period of the grant was extended to June 30, 2025, as confirmed in MIDF’s letter dated February 19, 2025.

The grant agreement includes indemnification provisions requiring Medika Natura to indemnify and hold harmless MIDF and its representatives against claims, losses, damages, or liabilities arising from the Medika Natura’s own negligence, misuse, or breach of the agreement. These obligations are limited to Medika Natura’s conduct and exclude liabilities resulting from acts or omissions of MIDF.

As of December 31, 2023 and 2024, the Group has not incurred any indemnification liabilities under this agreement and the risk of such claims to be remote.

Academy of Sciences Malaysia (“ASM”)

Medika Natura is party to a project agreement dated April 5, 2022 with ASM under a Matching Grant Scheme. The grant is disbursed based on defined project milestones, with a required matching contribution from Medika Natura in cash and/or in kind, as stipulated in Schedule B of the agreement.

The agreement includes indemnification provisions requiring Medika Natura to indemnify and hold harmless ASM and its representatives against claims, losses, damages, or liabilities resulting from Medika Natura’s own negligence, willful misconduct, or breach of contract. These obligations apply only to Medika Natura’s conduct and exclude liabilities arising from ASM’s own acts or omissions.

As of June 30, 2025, December 31, 2023 and 2024, the Group has not incurred any indemnification liabilities under this agreement. Management considers the likelihood of future claims to be remote based on the Company’s compliance record.

Seasonality

The nature of our business does not appear to be affected by seasonal variations. We may experience fluctuations in demand due to heightened or weakened economic conditions, geopolitical events, and shifts in trade patterns in areas where we operate.

Inflation

Inflation may affect our future results of operations and financial condition by increasing the cost of raw materials, labor and other operating expenses. Historically, inflation in Malaysia has been moderate, with an annual inflation rate of 2.5% and 1.8% for years ended December 31, 2023 and 2024, respectively (based on publicly available date from Bank Negara Malaysia).

We monitor cost trends closely and where possible, seek to mitigate the impact of inflation through operational efficiencies, cost control measures and price adjustments, if necessary. However, there can be no assurance that we will be able to fully offset cost increases through productivity improvements or price increases without adversely affecting demand for our products.

Critical Accounting Estimates

Our analysis of the financial conditions and operating results is derived from consolidated financial statements which are prepared in accordance with the United States Generally Accepted Accounting Principles (“US GAAP”). We are required to estimate and judgments that influence the reported figures for assets, liabilities, income and expenses as well as disclosures related to potential contingent assets and liabilities.

These estimates are based on our experience, current trends and relevant factor we consider reasonable given the circumstances. Where direct measurements may not be adequate and available, these estimates will guide us in determining the value of assets and liabilities. As such, it is pertinent to note that the actual outcomes could vary from these estimates depending on different assumptions or future considerations.

We continually reassess our estimates and judgements as new information becomes available or circumstances change. Any significant revisions to estimates are recognized in our financial statements on a prospective basis from the time that changes are identified. Our significant accounting policies are fully described in the Note 2 of the consolidated financial statements appearing under Index to Consolidated Financial Statements in the prospectus. Based on our assessment, there were no critical accounting estimates for the years ended December 31, 2024 and 2023 and for the six months ended June 30, 2025.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

INDUSTRY

Industry Overview and Market Opportunity

Segment 1: Global Trends in Wellness and Botanical Therapeutics

The Global Wellness Institute estimates that the global wellness economy reached USD 6.3 trillion in 2023 and projects it will grow to nearly USD 9.0 trillion by 2028, implying a projected CAGR of 7.3% from 2023 to 20281. Within this sector, Traditional and Complementary Medicine, which encompasses diverse healthcare and healing systems, services, practices, and products outside conventional medicine, was approximately USD 526.22 billion in 2022 and is projected to grow at about 5.4% annually, reaching approximately USD 611.7 billion in 2025 and approximately USD 718.4 billion by 20281

A major driver of this growth is the rising demand for plant-based therapeutics, including botanical drugs and clinically substantiated nutraceuticals. This shift reflects a broader transformation in consumer preferences toward natural, culturally resonant health solutions, as well as growing recognition of the limitations associated with conventional synthetic pharmaceuticals, particularly in addressing multifactorial and chronic conditions2.

As Lewis (2022) notes, this trend underscores widespread dissatisfaction with reductionist, single-target drug paradigms and a renewed interest in holistic, multi-component strategies that more accurately reflect the biological complexity of real-world diseases2. In parallel, advances in analytical chemistry, systems pharmacology, and regulatory science have enabled the validation and standardization of polypharmacologic mechanisms, supporting the emergence of botanical drugs as credible, evidence-based therapeutic options3.

Once largely confined to traditional or complementary roles, botanical compounds are now being formally recognized by leading regulatory authorities, including the FDA⁴, the EFSA, and Malaysia’s NPRA⁵⁶, as legitimate therapeutic agents. This recognition is underpinned by evolving regulatory frameworks that accommodate standardized, multi-compound, naturally derived active pharmaceutical ingredients (APIs) and provide structured pathways for their clinical development and commercialization456. Importantly, early legal and policy analyses such as Li and Hutt (2002) anticipated this trajectory, highlighting the potential of botanical drugs to become a “next new new thing” in pharmaceutical development⁸. More recently, frontier technologies have expanded this paradigm further: the World Health Organization (WHO), International Telecommunication Union (ITU), and World Intellectual Property Organization (WIPO) jointly emphasize how artificial intelligence is now being applied to traditional medicine, supporting areas such as personalized care, drug discovery, and biodiversity conservation⁷. Together, these trends underscore a future where botanical therapeutics are not only standardized and clinically evaluated but also digitally empowered.

References

1.	Global Wellness Institute. Global Wellness Economy Monitor 2024. November 2024.
2.	Lewis BW (2022). Risk, Regulation and Strategy: A Multi-Case Study of the Botanical Drug Industry. Master’s Thesis, University of Auckland.
3.	Atanasov AG et al. (2021). Natural Products in Drug Discovery: Advances and Opportunities. Nature Reviews Drug Discovery 20: 200–216.
4.	U.S. Food and Drug Administration (FDA) (2016). Botanical Drug Development: Guidance for Industry. Center for Drug Evaluation and Research.
5.	National Pharmaceutical Regulatory Agency (NPRA), Malaysia (2024). Guideline on Natural Products with Modern Claim. First Edition.
6.	NPRA Malaysia (2021). Guideline on Natural Products with Therapeutic Claim. Appendix 7B, Drug Registration Guidance Document.
7.	World Health Organization (WHO), International Telecommunication Union (ITU), and World Intellectual Property Organization (WIPO) (2025). Mapping the Application of Artificial Intelligence in Traditional Medicine. Technical Brief, July 2025.
8.	Li D, Hutt P (2002). Botanical Drugs: The Next New New Thing? Harvard Law School Third Year Paper.

Segment 2: Nutraceuticals, Integrative Health, and Complementary Medicine

The global nutraceuticals market, which includes polyphenol-rich dietary supplements, functional herbal formulations, and bioactive natural compounds, is projected to grow from USD 418.2 billion in 2024 to USD 571.3 billion by 2029, representing a compound annual growth rate (CAGR) of 6.4%1. North America remains the largest contributor to this growth, with the U.S. market alone expected to exceed USD 200 billion by 20291.

In parallel, the U.S. complementary and integrative medicine (CIM) sector, which encompasses botanical therapeutics, nutritional interventions, and mind-body practices, is projected to grow substantially, from USD 28.65 billion in 2023 to over USD 229.12 billion by 2033, reflecting a CAGR of 23.1%2. Clinical integration is advancing rapidly: over 42% of U.S. hospitals now offer some form of CIM, including protocols that incorporate botanical formulations3. This clinical adoption is further supported by institutional education, with more than 130 U.S. medical schools having formally integrated integrative medicine into their core curricula4, laying the foundation for long-term physician adoption and clinical normalization of botanicals.

At a global level, the broader wellness market, of which nutraceuticals and integrative health are central pillars, surpassed USD 1.8 trillion as of 2024, according to McKinsey6. Within this evolving ecosystem, consumers are increasingly prioritizing natural and scientifically substantiated interventions in key areas such as women’s health, metabolic regulation, sleep support, and mental wellbeing6. These evolving preferences continue to drive demand for plant-based, regulatory-compliant solutions supported by clinical data and real-world evidence.

The global complementary and alternative medicine (CAM) market, situated at the nexus of evidence-based nutraceuticals, traditional botanicals, and integrative therapeutic modalities, was valued at approximately US$193.36 billion in 2024 and is projected to reach US$1,282.70 billion by 2033, reflecting a compound annual growth rate of 23.56%. This growth underscores a highly favorable commercial and regulatory landscape for advancing clinically evaluated bioactive products with several target therapeutic potential.5

References

1.	ResearchAndMarkets, Nutraceuticals Industry Forecast Report 2024–2029, published December 2024; announcement via GlobeNewswire, Dec 3, 2024. https://www.globenewswire.com/newsrelease/2024/12/03/2990667/28124/en/Nutraceuticals-Industry-Forecast-Report-2024-2029-Market-Potential-for-Nutraceuticals-Based-on-Key-Product-Segments-Distribution
-Channel-Application-and-Region.html
2.	BioSpace (July 3, 2024). “U.S. Complementary And Alternative Medicine Market Size to Hit USD 229.12 Bn by 2033” (data attributed to Nova One Advisor). Accessed Jan 16, 2026. Forecast from USD 28.65 billion (2023) to USD 229.12 billion (2033), CAGR 23.1%.
3.	American Hospital Association (2023). Complementary and Integrative Health Practices in U.S. Hospitals. Over 42% of U.S. hospitals offer integrative or complementary medicine services.
4.	Academic Consortium for Integrative Medicine and Health (2023). Member Institutions and Educational Integration. Over 130 U.S. medical schools include integrative medicine in core curricula.
5.	Data sourced from the Astute Analytica report as published by GlobeNewswire on July 8, 2025, which states that the global complementary and alternative medicine market was valued at US$ 193.36 billion in 2024 and is expected to reach US$ 1,282.70 billion by 2033, reflecting a CAGR of 23.56%
6.	McKinsey and Company (2024). The Trends Defining the 1.8 Trillion Dollar Global Wellness Market in 2024. Global wellness market surpassed USD 1.8 trillion in 2024, with increasing consumer prioritization of natural and clinically validated products in areas such as women’s health, sleep, nutrition, and mental wellbeing.

Segment 3: Women’s Health Market Opportunity and Therapeutic Gap

The global therapeutics for women’s health technologies market is projected to grow from USD 58.3 billion in 2023 to USD 81.2 billion by 2029, reflecting a compound annual growth rate (CAGR) of 5.7%.¹ Yet, despite this growth, only about 1% of healthcare research and innovation focuses on female-specific conditions outside oncology, and just 5% of global R&D funding is directed toward women’s health.2,3 Women remain consistently underrepresented in clinical research. For example, they account for roughly one-third of participants in cardiovascular trials, even though cardiovascular disease is the leading cause of death among women worldwide.4,5 This underrepresentation contributes to persistent knowledge gaps in disease mechanisms, treatment response, and outcomes.6 Analyses suggest that addressing nine key women’s health conditions could collectively add 27 million disability-adjusted life years (DALYs) each year and generate up to USD 400 billion in additional global GDP by 2040.3 The broader women’s health gap represents a USD 1 trillion opportunity, yet less than 2% of healthcare investment is currently dedicated to closing it.3

Research and funding remain particularly limited in:

●	Cardiovascular disease, which receives only 4 % of women-specific research funding.[3],[7]

●	Autoimmune disorders, which disproportionately affect women—representing roughly 80 % of patients.[3],[8]

●	Neurological diseases, including Alzheimer’s, where women account for two-thirds of cases but only 12 % of research focuses on sex-specific biology.[3]

●	Gynecologic and chronic conditions such as menopause, endometriosis, hypertensive and postpartum disorders, migraine, ischemic heart disease, cervical cancer, and breast cancer.[3]

Bridging these gaps offers measurable economic and social returns. Modeling suggests a 224% return on investment for Alzheimer’s research focused on women, a USD 95 return for each dollar spent on cardiovascular research, and more than USD 1,700 per dollar invested in rheumatoid arthritis research.³ Reflecting growing recognition of this imbalance, the Gates Foundation has committed USD 2.5 billion through 2030 to accelerate women’s health R&D.9

While the women’s health gap spans diverse therapeutic areas, metabolic dysfunction represents a critical and underappreciated common pathway. Metabolic dysregulation including obesity, insulin resistance, dyslipidemia, and chronic inflammation serves as a key driver of cardiovascular disease, the leading cause of death among women globally.4,15 Despite this foundational role, metabolic health interventions specifically designed for women remain limited, with most therapeutic approaches derived from male-predominant research populations. Addressing metabolic health through women-centered research represents both an immediate clinical need and a potential lever for reducing burden across multiple disease areas.

Botanical Innovation in Women’s Health

Overview of Labisia pumila and SKF7®

Against this backdrop of underinvestment in women’s metabolic health, new evidence-based approaches are required to address hormonal, metabolic, and inflammatory dimensions of women’s health. One such approach arises from Malaysia’s indigenous botanical heritage—Labisia pumila (LP), commonly known as Kacip Fatimah. Labisia pumila is a botanical species native to Malaysia that has been traditionally used by Malay women as a decoction to assist childbirth, support postpartum recovery, contract the birth channel, tone abdominal muscles, and restore physical strength.13 It has also been used to support reproductive health and menstrual regularity. Men from several ethnic groups in Sarawak, Malaysia, have traditionally consumed Labisia pumila preparations for stamina and general well-being.13 Traditionally recognized for reproductive and metabolic support, LP has been shown to contain more than 100 bioactive compounds, including flavonoids, phenolic acids, saponins, and triterpenoids.¹⁰ Modern pharmacological research has described osteoprotective, cardiometabolic, anti-inflammatory, and endocrine-modulating properties, supported by preclinical and clinical studies indicating favorable tolerability and safety.11 12

Building on the pharmacological foundation of Labisia pumila, SKF7®, a patented and standardized extract of Labisia pumila, is under development as a non-hormonal botanical therapeutic intended to help maintain endocrine and metabolic balance. Preclinical studies have demonstrated antioxidant, hepatoprotective, and anti-inflammatory effects, as well as improvements in glucose regulation and bone metabolism. In reproductive and oncology models, SKF7® exhibited selective antiproliferative activity in uterine-fibroid and hormone-responsive cancer cell lines without evidence of systemic toxicity.

Clinical Evaluation

Clinical evaluation of SKF7® has progressed through several early-phase studies conducted under Good Clinical Practice (GCP) oversight.

India (Phase I pharmacokinetic study):

A single-dose pharmacokinetic (PK) study in 12 healthy adult participants evaluated the absorption, systemic exposure, and tolerability of a single 1,500 mg oral dose of SKF7® administered under fed conditions. The study confirmed systemic absorption and reported no treatment-related serious adverse events.

Indonesia (Phase II clinical trial):

A three-month randomized study in 120 adults evaluated daily doses of 750 mg, 1,125 mg, and 1,500 mg of SKF7® versus placebo. The 750 mg dose produced statistically significant within-group changes in body composition and lipid parameters, while higher doses showed less consistent findings. No deaths or treatment-related serious adverse events were reported.

Malaysia (Phase II clinical trial):

A four-month randomized, double-blind study in 133 participants assessed the pharmacologic effects of SKF7® independent of lifestyle factors. The 750 mg daily dose was associated with statistically significant reductions in body weight, body-mass index, waist circumference, and waist-to-height ratio compared with placebo. No deaths or treatment-related serious adverse events occurred. An exploratory molecular substudy conducted under ICH-GCP conditions analyzed paired plasma samples from 132 Malaysian Phase II participants using the SomaScan® proteomic platform. SKF7® treatment modulated more than 2,000 proteins with consistent regulation of pathways related to immune response, lipid metabolism, and oxidative balance. These findings support continued investigation of SKF7® in metabolic-health contexts.

SKF7® is currently in the pre-Investigational New Drug (pre-IND) development stage. No Investigational New Drug application has been submitted to the U.S. Food and Drug Administration (FDA). SKF7® has not been approved by the FDA, Malaysia’s National Pharmaceutical Regulatory Agency (NPRA), or any other regulatory authority. Advancement toward therapeutic indications will depend on confirmation of safety and efficacy in additional clinical studies and subsequent regulatory review and authorization.

We believe that the USD 1 trillion women’s-health gap and the demonstrated potential economic returns underscore the need for new, evidence-based therapeutics. SKF7® represents a botanical, multi-pathway approach with potential relevance across interlinked areas of metabolic, cardiovascular, and reproductive health. Investing in our securities involves risks common to clinical-stage biotechnology companies, including uncertainties in regulatory review, clinical outcomes, product acceptance, and commercialization. Actual results may differ materially from expectations due to these, and other factors described elsewhere in this prospectus.

References

1.	BCC Research. Therapeutics for Women’s Health: Technologies and Global Markets (Report Code: BIO043G). April 2025. Available at: https://www.bccresearch.com/market-research/biotechnology/therapeutics-womens-health-techs-markets-report.html
2.	World Economic Forum, Women’s Health Research Funding Gender Gap (January 2025), available at: https://www.weforum.org/stories/2025/01/theres-a-womens-health-gap-heres-how-to-close-it/
3.	Funding research on women’s health. Nat Rev Bioeng 2, 797–798 (2024). https://doi.org/10.1038/s44222-024-00253-7; McKinsey Global Institute, Closing the Women’s Health Gap: A $1 Trillion Opportunity to Improve Lives and Economies (2024), available at: https://www.mckinsey.com/mgi/our-research/closing-the-womens-health-gap-a-1-trillion-dollar-opportunity-to-improve-lives-and-economies
4.	World Heart Federation available at: https://world-heart-federation.org/wp-content/uploads/CVD-Women-1.pdf
5.	European Society of Cardiology, available at: https://www.escardio.org/The-ESC/Advocacy/women-and-cardiovascular-disease
6.	National Academic Press, available at: https://www.ncbi.nlm.nih.gov/books/NBK606165/
7.	American Heart Association, Cardiovascular Disease and Women, available at: https://www.heart.org/en/-/media/Files/About-Us/Policy-Research/Fact-Sheets/Access-to-Care/CVD-Womens-No-1-Health-Threat-Fact-Sheet.pdf?sc_lang=en
8.	Scientific American, available at: https://www.scientificamerican.com/article/why-nearly-80-percent-of-autoimmune-sufferers-are-female/
9.	Gates Foundation, Melinda Gates Women’s Health Investment (2024), available at: https://www.pbs.org/newshour/show/gates-foundation-pledges-2-5b-for-womens-health-worldwide
10.	Wang Y, Yan F, Xu DQ, Liu M, Liu ZF, Tang YP, “Traditional uses, botany, phytochemistry, pharmacology and applications of Labisia pumila: A comprehensive review,” Journal of Ethnopharmacology (2024), available at: https://doi.org/10.1016/j.jep.2024.118522
11.	Zakaria AA, Mohd Noor MH, Ahmad H, Abu Hassim H, Mazlan M, Ab Latip MQ. (2021). A review on therapeutic effects of Labisia pumila on female reproductive diseases. BioMed Research International, 2021, Article ID 9928199. https://doi.org/10.1155/2021/9928199
12.	Nahar N, Mohamed S, Mustapha NM, Fong LS. Protective effects of Labisia pumila against neuropathy in a diabetic rat model. J Diabetes Metab Disord. 2022 Jan 6;21(1):1-11. doi: 10.1007/s40200-021-00905-0. PMID: 35673507; PMCID: PMC9167350.
13.	Chua LS, Lee SY, Abdullah N, Sarmidi MR. Review on Labisia pumila (Kacip Fatimah): bioactive phytochemicals and skin collagen synthesis promoting herb. Fitoterapia. 2012 Dec;83(8):1322-35. doi: 10.1016/j.fitote.2012.04.002. Epub 2012 Apr 10. PMID: 22521793.
14.	Swarna Nantha Y, Vijayasingham S, Adam NL, et al., “Labisia pumila standardized extract (SKF7®) reduces percentage of waist circumference and waist-to-height ratio in individuals with obesity,” Diabetes, Obesity and Metabolism 25(11):3298–3306 (2023), available at: https://doi.org/10.1111/dom.15229
15.	https://www.who.int/news-room/fact-sheets/detail/cardiovascular-diseases-(cvds)

Segment 4: Market Opportunity and Strategic Positioning

The global prevalence of chronic metabolic disorders, women’s health conditions associated with hormonal imbalance, inflammation-driven diseases, and aging-related disorders is projected to increase in the coming years. These trends suggest that demand for therapeutic options that balance safety, efficacy, and cultural acceptability may remain significant. There is also increasing interest in the potential role of botanical products that are developed in line with regulatory standards and supported by clinical and scientific evidence.

Our development platform is focused on these areas through programs that investigate interconnected metabolic, inflammatory, and hormonal pathways. We are pursuing a dual-track commercialization approach that contemplates both pharmaceutical and nutraceutical classifications, which we believe may provide flexibility in regulatory pathways and market participation. This approach is supported by shared clinical datasets, exploratory mechanistic analyses, and biomarker-based evaluations. However, all of our programs remain in early development, the data to date are preliminary, and there can be no assurance that any of our product candidates will demonstrate safety or efficacy in later-stage trials, obtain regulatory approval, or achieve commercial success.

Global Addressable Market Estimates (2030)

The following table sets forth estimates of the potential global total addressable market (“TAM”) for selected indication categories in 2030. These estimates are derived from third-party market research and are subject to significant uncertainties. Actual market size and category growth could differ materially from these estimates.

We provide these TAM estimates solely to describe the overall market context and the magnitude of potential unmet needs in the categories we are evaluating. The inclusion of these estimates does not constitute a projection of our future results, and we do not provide any forecasts of future revenues, market share, or product adoption. Any future commercialization, if any, would depend on numerous factors, including regulatory pathway outcomes, permissible claims, competitive dynamics, pricing and channel strategy, availability of capital, manufacturing scale-up, and execution of commercial partnerships.

Assumptions and limitations underlying these market estimates include the following:

●	Third-party market data; definitions. The estimated global TAM figures reflect third-party market research estimates for the relevant indication categories in 2030. These categories may be defined differently by different sources and may include different product classes, channels, and geographies (including pharmaceuticals, devices, and/or nutraceuticals), and may rely on methodologies and assumptions that we did not develop. We have not independently verified the accuracy or completeness of any third-party market research, and such sources may be incomplete, outdated, or otherwise unreliable.

●	Addressability limitations. The estimated TAM figures represent broad category spend and may include segments that are not addressable by our products due to regulatory limitations, differences in product form, channel access, reimbursement dynamics, or restrictions on permissible claims. Accordingly, even if a TAM estimate is accurate, it may not represent the portion of the market that is realistically accessible to us.

●	No company-specific projections. We do not use these TAM estimates to project future revenue, market share, or adoption for any of our products. We have not assumed any specific pricing, purchase volume, duration of use, repeat-purchase behavior, product mix, geographic rollout timing, reimbursement, discounts, returns, channel margins, advertising or promotional spend, customer acquisition costs, regulatory costs, or operating expenses.

●	Regulatory status and permissible claims. Our ability to commercialize and the scope of claims we may make will depend on applicable regulatory requirements. Regulatory authorities, including the FDA, may determine that prior clinical studies or market experience are not sufficient, may impose additional requirements, may limit or prohibit certain claims or marketing practices, or may require additional studies, each of which could delay, restrict, or prevent commercialization or materially increase costs.

●	Product pathway differences (nutraceutical vs. pharmaceutical). TAM sources for certain indication categories may be driven primarily by pharmaceutical spending and may not be directly comparable to the commercial opportunity for products introduced as nutraceuticals. If our products are commercialized as nutraceuticals, pricing would generally be consumer-paid and may differ materially from the pricing, reimbursement, and utilization assumptions embedded in pharmaceutical-focused TAM estimates. If we pursue pharmaceutical development, pricing and reimbursement would depend on regulatory approval, clinical evidence, payer coverage decisions, and contracting dynamics, and there can be no assurance that we would obtain any such approval or coverage.

●	Commercial execution and timing; capital resources. Any ability to enter or expand into these categories would depend on our ability to develop compliant products, establish distribution channels and partnerships, scale manufacturing, and fund commercialization activities. Even if this offering is completed, we may not have sufficient funds to execute or scale commercialization as currently contemplated and may need additional financing, which may not be available on acceptable terms or at all.

●	Competition and market dynamics. The estimates do not account for competition, changes in standard of care, competitive pricing pressure, new entrants, technological change, consolidation among distributors or retailers, or shifts in consumer preferences, any of which could materially affect demand and achievable commercial outcomes.

●	Intellectual property and branding. Our ability to commercialize may be affected by the scope, enforceability, and duration of our intellectual property rights, the ability to obtain and maintain trademarks, and the risk of third-party claims of infringement or challenges to our intellectual property.

●	Macroeconomic and policy factors. The estimates do not account for macroeconomic conditions, inflation, foreign exchange volatility, changes in healthcare spending, or changes in laws and regulations affecting nutraceuticals or pharmaceuticals (including labeling, advertising, importation, tariffs, or enforcement priorities), any of which could materially affect demand and commercial viability.

Forward-looking statements; no assurance. The estimated TAM figures constitute forward-looking statements based on third-party sources and assumptions regarding market growth and category definitions. These forward-looking statements involve risks and uncertainties, including those described under “Risk Factors,” and actual outcomes may differ materially. There can be no assurance that we will successfully commercialize any product in any market or generate any revenue from these indication categories. Readers are cautioned not to place undue reliance on these estimates. See “Risk Factors,” “Disclosure Regarding Forward-Looking Statements,” and “Industry Data and Forecasts.”

Accordingly, actual market size and category growth could differ materially from these estimates.

Global Addressable Market Estimates Table

Indication	Estimated Global TAM (2030)
Obesity	US$105B–US$130B¹
Type 2 Diabetes	US$91.97B²
PCOS and Menopause (Women’s Health)	US$3.8B– US$24.4B³
Inflammatory Joint and Gout	US$8.6B–US$13.4B⁴
Oncology and Cachexia	US$3.5B–US$5.6B⁵

¹	Morgan Stanley Research, “Obesity Medication: Ripple Effects” (April 2024); Goldman Sachs via Bloomberg (May 2024)

²	Grand View Research, “Type 2 Diabetes Mellitus Treatment Market Report” (2024)

³	Maximize Market Research, “Polycystic Ovarian Syndrome Treatment Market” (2023); ResearchAndMarkets via Yahoo Finance (2024) “Global Menopause Market Size, Share & Trends Analysis Report 2024”

⁴	Data Bridge Market Research, “Gout Therapeutics Market” (2024); Data Bridge Market Research, “Arthritis Market” (2024)

⁵	Mordor Intelligence, “Cancer Cachexia Market” (2024); Strategic Market Research (2024)

The foregoing market data and estimates were obtained from the sources indicated above. We have not independently verified these estimates and make no representation as to their accuracy or completeness. Market data is subject to change and may be revised as new information becomes available.

Segment 5: Regulatory Evolution — Enabling Botanical Drug Innovation

Botanical drugs are increasingly supported by well-defined regulatory frameworks that enable IND and New Drug Application (NDA) filings across key global jurisdictions. These frameworks are essential to the clinical and commercial advancement of multi-compound botanical therapeutics, allowing for standardization, validation, and market access.

In the United States, the FDA has established a dedicated regulatory pathway for botanicals through its Botanical Drug Development Guidance for Industry (2016)1. This guidance allows for the clinical development of multi-component botanical products without requiring isolation of a single active compound, provided that product identity, batch-to-batch consistency, safety, and efficacy are demonstrated. The FDA has already approved botanical drugs such as Mytesi® (for HIV-associated diarrhea) and Veregen® (for external genital warts), offering proof-of-concept for this regulatory model1.

In Malaysia, the NPRA has implemented a two-tier registration framework under the Drug Registration Guidance Document (DRGD)2:

●	The Modern Claim Pathway allows natural products to be marketed with health-related structure-function claims supported by scientific evidence.

●	The Therapeutic Claim Pathway enables full therapeutic indications contingent on compliance with internationally accepted standards for GLP, GCP, and GMP[2].

These mechanisms provide a robust, regulated route for botanical therapeutics to enter the market under clearly defined scientific and clinical criteria.

Similarly, other major regulatory bodies—including the EMA in the European Union and the National Medical Products Administration (NMPA) in China—have adopted structured frameworks to support the development and approval of botanically derived products with multiple active compounds.

From a scientific perspective, natural products continue to serve as a cornerstone of pharmaceutical innovation. According to Nature Reviews Drug Discovery, more than 50% of all small-molecule drugs approved since the 1980s are either natural products or structurally derived from them3. Advances in systems biology, target deconvolution, and metabolomic profiling now allow for precise mechanistic elucidation of botanical therapies that were previously validated only through empirical use3.

This scientific progression builds upon a rich historical foundation. As noted in Medicinal Botany, approximately 40% of all prescription drugs are derived from plants historically used in traditional medicine, including several of the top 20 best-selling drugs in the U.S. today4. Historical examples include quinine, extracted from Cinchona calisaya bark for malaria, and licorice root (Glycyrrhiza glabra), used for respiratory ailments for more than 3,500 years. Even regional species such as Glycyrrhiza lepidota (native to North America) have documented traditional uses in fever management and wound care4—highlighting the enduring relevance of ethnobotanical knowledge.

Commercially, BCC Research projects the global botanical and plant-derived drugs market to reach USD 58.1B by 2030 (CAGR 8.5% during 2025–2030). Growth is attributed to rising preference for natural-origin therapeutics, advances in extraction and analytical technologies, and supportive regulatory frameworks5..

Collectively, the convergence of regulatory maturity, scientific rigor, and historical credibility is propelling botanical drugs into mainstream pharmaceutical development. These pathways support the emergence of botanicals as a scalable, evidence-based therapeutic class poised to address unmet clinical needs across diverse indications.

References

1.	US Food and Drug Administration (2016). Botanical Drug Development: Guidance for Industry. Center for Drug Evaluation and Research.
2.	NPRA Malaysia (2022). Guideline on Natural Products with Modern Claim and Appendix 7B: Guideline on Natural Products with Therapeutic Claim, Drug Registration Guidance Document (DRGD).
3.	Atanasov AG, Zotchev SB, Dirsch VM, Supuran CT (2021). Natural products in drug discovery: Advances and opportunities. Nat Rev Drug Discov 20(3):200–216
4.	USDA Forest Service – Ethnobotany: Medicinal Plants https://www.fs.usda.gov/wildflowers/ethnobotany/medicinal/index.shtml
5.	BCC Research, Botanical and Plant-derived Drugs: Global Markets (Report BIO022J, Dec 2025)

Segment 6: Scientific Foundation and Innovation Drivers

Natural products remain a foundational pillar of pharmaceutical innovation, accounting for a substantial proportion of modern therapeutics. According to the comprehensive analysis by Newman and Cragg (Journal of Natural Products, 2020), over 50% of all FDA-approved small-molecule drugs from 1981 to 2019 were either natural products or structurally derived from natural sources, including terrestrial plants, marine organisms, and microbial metabolites¹. These compounds range from unmodified phytochemicals to fermentation-based metabolites and semi-synthetic analogues that have achieved widespread clinical adoption across therapeutic categories¹.

Recent scientific and technological advances are accelerating the transition of complex botanical compounds from traditional use into evidence-based, mechanism-informed therapeutics. Innovations in high-throughput screening, single-cell transcriptomics (scRNA-seq), AI-assisted synergy modeling, and multi-omics platforms are enabling deeper insight into the tissue-specific, systemic, and pathway-level effects of plant-derived bioactives. These tools are transforming the development paradigm from empirical use to targeted pharmacological design.

The 2025 joint technical report by the World Health Organization (WHO), World Intellectual Property Organization (WIPO), and International Telecommunication Union (ITU) further highlights the transformative role of artificial intelligence in digitizing ethnobotanical knowledge, predicting compound–target interactions, and optimizing formulation design². These capabilities are unlocking the therapeutic potential of complex botanical matrices and enabling their integration into precision medicine frameworks.

Importantly, botanical therapeutics offer a unique advantage for addressing complex, chronic, and multi-factorial diseases. As noted in Nature Reviews Drug Discovery (2020), their polypharmacologic nature, metabolic diversity, and generally favorable toxicity profiles render them particularly well-suited for conditions that involve cross-talk between metabolic, inflammatory, immune, and hormonal pathways3. These include metabolic syndrome, neuroinflammation, immunomodulatory disorders, and cancer—disease areas where single-target synthetic agents frequently show limited efficacy or safety.

Collectively, these scientific and technological advancements establish a robust foundation for next-generation botanical drug development. They support the clinical and regulatory advancement of plant-based therapeutics that are not only culturally resonant but also aligned with global standards for safety, efficacy, and reproducibility.

References

1.	Newman DJ, Cragg GM (2020). Natural products as sources of new drugs over the nearly four decades from 1981 to 2019. Journal of Natural Products 83(3): 770–803.
2.	WHO, WIPO, ITU (2025). Artificial Intelligence and Traditional Knowledge Systems: Opportunities for Health Innovation. Joint Technical Report.
3.	Atanasov AG, Zotchev SB, Dirsch VM, Supuran CT (2021). Natural products in drug discovery: Advances and opportunities. Nat Rev Drug Discov 20(3):200–216

Key Therapeutic Areas and Market Opportunity

Metabolic diseases, women’s health and endocrine conditions, chronic inflammation, oncology supportive care, gut microbiome and gastrointestinal–immune axis disorders, and aging-related cardiovascular dysfunction represent therapeutic areas associated with significant global health burdens and unmet medical needs. We are conducting preclinical and early clinical evaluations directed toward these indications. These efforts are at an early stage, require further validation, and there can be no assurance that any of our product candidates will demonstrate safety or efficacy in later-stage trials, obtain regulatory approval, or achieve commercial success.

1. Abdominal Obesity and Metabolic Disorders

World Obesity Atlas 2023 projects that global obesity prevalence (BMI ≥30 kg/m²; ages 5 and above) will rise from 14% in 2020 to 24% by 2035, corresponding to approximately 1.9 billion people living with obesity. Among adults (age 20 and above), obesity prevalence is projected to reach 23% in men and 27% in women by 2035, representing approximately 1.53 billion adults with obesity. On current trends, overweight and obesity are estimated to cost the global economy over US$4 trillion annually by 2035 (US$4.32 trillion at 2019 value), reflecting a substantial healthcare and productivity burden.  The market for obesity pharmacotherapy is expanding rapidly, driven in part by incretin-based therapies and growing recognition of obesity as a chronic disease. Major analyst forecasts project the global anti-obesity drug market to approach approximately US$95 to US$105 billion by 2030 (with some forecasts higher thereafter).

Despite the success of GLP-1 receptor agonists, significant treatment gaps persist. Many individuals with obesity remain untreated or inadequately managed due to limited access, gastrointestinal adverse effects, high cost, and uncertainties regarding long-term safety. These agents may also be unsuitable for patients with sarcopenia, gastrointestinal sensitivity, or cachexia. While GLP-1 receptor agonists have demonstrated clear clinical benefit, limitations related to safety, tolerability, and accessibility underscore the continued need for complementary and alternative therapeutic approaches.

In parallel, the global prevalence of diabetes continues to rise, with projections exceeding 600 million adults by 2030, further emphasizing the need for safe and sustainable metabolic interventions. Our formulations, including SKF7®, are being evaluated for their potential to reduce visceral fat, improve insulin sensitivity, and support metabolic balance. These investigations are preliminary, limited in scope, and may not be predictive of clinical outcomes or regulatory success.

2. Women’s Health and Hormonal Balance

More than 1.2 billion women are projected to be menopausal or postmenopausal worldwide by 2030, with roughly 47 million women entering menopause annually. Many women (in some studies, up to ~80%) report symptoms such as vasomotor instability, sleep disturbance, and weight gain during the menopausal transition. Use of hormone replacement therapy has declined in various populations following concerns about venous thromboembolism and hormone-sensitive cancers revealed in landmark trials. This shift has spurred interest in safe, nonhormonal therapeutic alternatives. The global women’s health market is forecast in some analyses to reach approximately USD 27.5 billion by 2028. Broader market definitions that capture a wider range of women’s health products and therapies estimate materially larger market sizes. Conditions such as PCOS, menopause-associated metabolic dysfunction, and hormone-responsive disorders remain underrepresented in many conventional pharmaceutical pipelines. Our programs are evaluating SKF7® as a potential nonhormonal, plant-derived approach in these areas; these investigations are early stage, and there is no assurance that they will result in regulatory approval or commercial adoption.

3. Inflammation and Immune Modulation

Chronic inflammation is recognized as a contributing factor in the development and progression of conditions such as arthritis, neurodegenerative diseases, metabolic syndrome, and autoimmune disorders. There is sustained interest in alternative or adjunctive approaches to NSAIDs and systemic corticosteroids, in part due to tolerability and long term safety considerations associated with these conventional therapies. Among botanical compounds, curcumin has emerged as a widely studied benchmark for anti-inflammatory activity, with the global curcumin market projected to grow from USD 101.67 million in 2025 to USD 205.48 million by 2032. Other plant-derived bioactives, including boswellic acids from Boswellia and catechins from green tea, are also utilized for their antioxidant and anti inflammatory potential, although regulatory status and the breadth of large scale clinical evidence vary by jurisdiction and indication. Within this therapeutic landscape, our platform is being applied to evaluate SKF7® and related candidates for their effects on chronic and immune-related inflammation. These investigations are exploratory, limited in scope, and may not be predictive of human outcomes or eventual therapeutic benefit.

4. Oncology and Supportive Care

The global cancer medicines market was about USD 223 billion in 2023 and is projected to reach about USD 409 billion by 2028 (IQVIA). Use of herbal or botanical products among oncology patients varies widely by region and study, with pooled estimates ranging from around 22% (herbal only) to nearly 49% (broader complementary/traditional medicine), and even higher rates (~60% or more) in some East Asian cohorts; such use is often undisclosed and can raise safety concerns if it interferes with or delays standard care. Institutions are increasingly integrating evidence-based complementary therapies, following guidelines such as those from SIO/ASCO.

Our exploratory preclinical studies with SKF7® on tumor-associated signaling and on preserving muscle mass in cachexia models are preliminary, require further validation, and may not predict clinical outcomes. We are also investigating its potential to support immune function alongside standard-of-care therapies. Historically, plant-derived chemotherapies such as taxanes and vinca alkaloids illustrate the relevance of natural products in oncology. As for cannabis-derived medications, Epidiolex (purified cannabidiol) is FDA-approved for certain epilepsies, and Sativex (nabiximols) is approved in many countries (e.g. UK, Canada) for indications such as MS spasticity, but it does not currently have FDA approval in the U.S.

5. Gut Microbiome and Gastrointestinal–Immune Axis

Disruptions in the gut microbiome (dysbiosis) and chronic low-grade inflammation are strongly associated with metabolic, immune, and neurological disorders, though causation remains under investigation. The human microbiome market is forecast, in some reports, to grow from ~USD 1.40 billion in 2025 to ~USD 7.09 billion by 2031. The microbiome therapeutics segment is projected in some analyses to reach about USD 1.07 billion by 2030. Exploratory studies of SKF7® have evaluated its potential influence on microbiome composition and systemic inflammatory biomarkers. These findings remain at an early stage, require further replication and validation, and should not be taken as evidence of eventual clinical benefit.

6. Aging and Cardiovascular Health

Cardiovascular disease remains the leading global cause of death, accounting for an estimated 19.8 million deaths in 2022 (GBD / JACC). The global cardiovascular drugs market is estimated at about USD 157.8 billion in 2025 and is projected to grow to roughly USD 214.9 billion by 2034 (CAGR ~3.5%). Programs under development, including SKF7® and KPH1™, are being evaluated in preclinical models of age-associated metabolic and vascular dysfunction, to explore possible applications in cardiometabolic health and healthy aging. All such studies remain preliminary, and there is no guarantee these will translate into clinical benefit or regulatory approval.

Regulatory Landscape and Evolving Frameworks

Global regulatory agencies are increasingly adapting to the growth of botanical therapeutics. Historically, herbal products were regulated either as loosely controlled supplements or as traditional medicines with minimal evidence requirements, or alternatively were required to meet full pharmaceutical drug standards. Today, several major markets have introduced tailored frameworks that recognize the unique nature of botanical formulations while upholding expectations for safety, quality, and efficacy.

United States (FDA – Botanical Drugs and Supplements)

In the United States, botanical products fall into two principal regulatory categories. Products intended as dietary supplements are regulated under the Dietary Supplement Health and Education Act (DSHEA), which permits marketing without prior approval but prohibits claims related to disease treatment. For those seeking drug approval, the United States Food and Drug Administration (FDA) has issued a dedicated Botanical Drug Development Guidance, originally in 2004 and revised in 2016.

This guidance outlines how IND applications and New Drug Applications (NDAs) may be submitted for botanicals, accounting for the complexity of natural mixtures. It allows some regulatory flexibility, such as variance in raw material composition and historical human use data as part of the safety dossier. However, botanical drugs are still expected to meet the same rigorous standards as synthetic drugs, including evidence from at least two well-controlled clinical trials. To date, only two botanical drugs have been approved in the United States, indicating the difficulty of achieving drug status despite a structured pathway.

The FDA maintains a high threshold but has shown openness to plant-based drug innovation, with hundreds of active botanical INDs currently in progress. Many companies pursue a two-track strategy. They initially launch products as dietary supplements with NDI notifications and then progress to drug trials based on market performance and early data. This is supported by the FDA’s structure and is increasingly seen as a viable development approach.

European Union (EMA and EFSA – Herbal Medicines and Supplements)

The European regulatory model separates oversight of medicinal and non-medicinal botanicals. Herbal medicines are governed by the EMA and national authorities, while foods and supplements fall under the EFSA.

For traditional herbal medicinal products, the EU has implemented Directive 2004/24/EC, which allows simplified registration if the product has at least 30 years of documented use, with 15 years in the EU. This applies only to non-serious conditions and requires a demonstration of quality, safety, and plausible efficacy based on historical use. Products approved through this route receive a Traditional Herbal Registration (THR) and can be marketed with limited therapeutic claims.

In contrast, supplements must comply with the Novel Food Regulation and the Health Claims Regulation. EFSA maintains a strict stance on health claims, having rejected or deferred thousands of botanical submissions due to insufficient scientific substantiation. Very few botanicals have received approved health claims in the EU. This means most products are marketed with general wellness language unless registered as traditional medicines or drugs.

While there have been discussions about creating an intermediate category to support substantiated functional claims for botanicals, no formal structure has been adopted. Companies must therefore navigate a segmented system. They may pursue traditional herbal registration for mild conditions, apply for novel food approval and avoid unapproved claims for supplements, or enter the full pharmaceutical development path via EMA if seeking broader therapeutic claims. Although restrictive in some areas, the EU framework ensures high product quality and pharmacovigilance standards.

Asia – Selected Jurisdictions

Malaysia (NPRA – Natural Product Modernization and Halal Integration)

Malaysia has developed one of the most progressive regulatory models for botanical therapeutics in Asia. All natural health products, including traditional medicines and supplements, must be registered with the NPRA. Traditionally, such products could only carry claims based on documented historical use.

To support innovation and evidence-based development, Malaysia has introduced two additional regulatory categories. First, the Natural Products with Therapeutic Claims framework allows botanicals to make disease-related claims supported by clinical trials. Second, the Natural Products with Modern Claims category, introduced in 2024, permits functional or health improvement claims based on supportive but not yet definitive human data. These categories enable companies to transition from traditional positioning to evidence-supported therapeutic roles.

Malaysia’s phased regulatory model allows early market entry under traditional registration, with opportunities to upgrade based on clinical evidence. This supports innovation and reduces time to market. Malaysia also leads in Halal pharmaceutical regulation, guided by the national standard MS 2424. Products compliant with this standard meet the criteria for Halal certification, allowing access to global Muslim markets. This integration of scientific rigor and religious standards aligns with Medika’s product development and global expansion goals.

South Korea (MFDS – Functional Foods and Prescription Botanicals)

South Korea regulates herbal medicines and functional foods through two distinct pathways managed by the MFDS. Health Functional Foods may be marketed with functional claims once the ingredient has been approved by MFDS based on safety and efficacy evidence. If the ingredient is not on the approved list, companies must submit a full evaluation dossier.

Prescription herbal medicines are regulated under South Korea’s pharmaceutical laws and may be developed through modern clinical trial processes, especially when the indication is significant. South Korea also supports a dual-track strategy, where products are initially launched as functional foods and then developed into higher-dose or prescription versions. This parallels the United States approach and has been applied successfully for ingredients such as ginseng and turmeric.

Korea’s regulatory system encourages innovation through the use of biotechnology and AI in herbal standardization and pharmacological research. Some herbal medicines are even covered by national insurance under traditional practice frameworks. Although clinical trials are generally required for new botanical drugs, MFDS may consider foreign clinical data when evaluating functional food claims. The system offers clear regulatory opportunities while maintaining high safety standards.

Summary of Global Trends

Across major markets, regulatory bodies are increasingly formalizing the development and oversight of botanical therapeutics. The United States provides a defined but demanding pathway through the FDA’s Botanical Drug Guidance. The European Union supports traditional registration for limited indications but enforces strict health claim requirements for supplements. In Asia, countries like Malaysia and South Korea are creating hybrid models that bridge traditional knowledge with modern clinical validation, offering scalable pathways from supplement to drug.

Medika’s regulatory strategy is aligned with these evolving frameworks. We initiate products through established supplement or traditional channels and advance them into therapeutic categories as evidence matures. This approach maximizes early market access while supporting long-term product positioning in high-value therapeutic markets.

Convergence of Wellness and Clinical Validation

A defining feature of the current industry landscape is the convergence between the wellness movement and evidence-based clinical science. Consumers, healthcare professionals, and investors are increasingly aligned in their expectations: natural health products must demonstrate both traditional value and scientific credibility. This shift is actively reshaping product development, regulatory strategies, and market positioning across the botanical therapeutics sector.

Rising Consumer Expectations

Modern wellness consumers are informed, discerning, and increasingly science-driven. Traditional narratives rooted in ethnobotany or ancestral use are no longer sufficient on their own. There is growing demand for botanical products that are clinically substantiated, peer-reviewed, and transparently formulated.

Survey data indicate that more than 80% of consumers now prioritize wellness in daily life and expect supporting scientific evidence for products they use. This has led to a growing trend among wellness brands to adopt practices historically associated with pharmaceutical development. Companies are commissioning randomized controlled trials, publishing results in scientific journals, and prominently featuring claims such as “clinically studied” or “formulated by physicians” in their marketing.

As a result, the boundary between supplement and drug categories is becoming increasingly blurred. Products marketed as nutraceuticals or functional foods are often perceived by consumers as quasi-pharmaceuticals, particularly when backed by clinical data. Companies with a pharmaceutical or research-oriented mindset are well-positioned to differentiate themselves in this evolving landscape.

Evidence Generation through Real-World Data and Digital Health Integration

In parallel with controlled clinical trials, there is growing emphasis on capturing real-world evidence (RWE) to support the use of botanical products. Since many such products are already available on the market, companies are leveraging digital health technologies to monitor and quantify outcomes at scale.

Platforms such as Radicle Science’s Journey, launched in 2025, exemplify this approach. These tools collect anonymized, patient-reported outcomes through mobile apps and wearables, tracking improvements in sleep quality, pain levels, energy, and other health parameters. RWE can complement formal clinical studies by illustrating effectiveness in real-life settings, identifying responsive subpopulations, and supporting post-marketing surveillance.

Regulators including the FDA have expressed openness to integrating RWE in regulatory decision-making, particularly in areas such as safety profiling, label expansion, and pragmatic efficacy assessment. For botanical developers, this offers an opportunity to generate credible evidence outside traditional trial frameworks while aligning with global trends in precision health and data-driven innovation. However, RWE does not replace traditional clinical studies and validation.

Integration of AI and Biotechnology

Technological advances, especially in AI and computational biology, are accelerating the discovery and validation of botanical therapeutics. AI models are increasingly used to analyze complex natural product compositions, identify bioactive molecules, predict therapeutic targets, and guide formulation optimization.

This data-driven approach allows companies to screen libraries of plant-derived compounds for interaction with disease-relevant pathways, such as inflammation or metabolic dysregulation. In some cases, AI is also applied to clinical trial design by analyzing prior data to inform patient stratification and inclusion criteria.

Beyond research and development, AI is a tool utilized by certain companies to personalized wellness delivery. Algorithms can recommend specific plant-based regimens based on individual health data, genetics, or microbiome profiles, aligning with broader trends in precision nutrition and medicine. The ability to position a botanical product as “AI-optimized” or “bioinformatically guided” may strengthen its appeal to both consumers and investors seeking evidence-backed differentiation.

These technological integrations reinforce the positioning of botanical therapeutics not as traditional remedies alone, but as a sophisticated category within modern biotech innovation.

Cultural Acceptance and Halal Compliance

Halal certification has become a relevant standard of quality and consumer trust in the global health and wellness industry. Beyond its religious significance, Halal certification reflects rigorous expectations around traceability, cleanliness, and ethical sourcing. As the global market for Halal-certified nutraceuticals and pharmaceuticals is projected to exceed USD 200 billion by 2034, compliance with these standards is an important strategic consideration.

Medikra’s manufacturing and quality systems are aligned with Malaysia’s MS 2424 standard for Halal pharmaceuticals, supporting access to Muslim-majority and culturally aligned markets. This compliance also resonates with broader consumer segments seeking transparency and ethical assurance.

In addition to regulatory acceptance, cultural familiarity with botanical products—particularly in regions where traditional medicine is respected—enhances adoption and trust. Recognizing and integrating cultural and ethical dimensions into product development and market strategy enhances inclusive access to botanical therapeutics worldwide.

Integrative Medicine and Holistic Healthcare

Integrative medicine is emerging as a significant paradigm within global healthcare systems. This approach combines evidence-based complementary therapies—including botanical medicine, lifestyle modification, and nutrition—with conventional treatment protocols to address the multifactorial nature of chronic diseases.

The global market for integrative medicine is projected to reach USD 116.7 billion by 2037, driven by patient demand for personalized, holistic, and preventive care models. Areas such as metabolic disorders, women’s health, oncology support, and immune function are central to this shift. Healthcare providers are increasingly integrating botanicals and nutraceuticals into treatment regimens to enhance therapeutic outcomes and improve patient quality of life.

Medikra aligns directly with this global trend. By advancing pharmaceutical-grade botanical therapeutics supported by elucidated mechanisms and clinical evidence, we aim to contribute to integrative care models across high-need conditions. Our regulatory engagement, clinical development strategy, and emphasis on cultural and ethical acceptance position us to serve as a translational bridge between wellness and conventional medicine.

Competitive Landscape and Industry Benchmarks

The competitive environment for botanical therapeutics is dynamic, spanning nutraceutical manufacturers, clinical-stage biotech firms, and diversified pharmaceutical companies. The sector is defined by increasing convergence nutraceutical companies are investing in clinical trials, while pharmaceutical companies are expanding portfolios to include evidence-based natural products.

Pharmaceutical and Biotech Entrants

A growing number of biotechnology firms are pursuing the development of botanical drugs under formal regulatory frameworks such as those established by the FDA and EMA. These efforts underscore a broader industry recognition that standardized, plant-based therapeutics can achieve pharmaceutical-grade safety and efficacy benchmarks.

One example is Napo Pharmaceuticals, whose rainforest-derived drug crofelemer was approved by the FDA in 2012 for the symptomatic relief of HIV-associated diarrhea. Marketed as Mytesi® (formerly Fulyzaq™), it remains one of only two botanical drugs approved under the FDA’s botanical drug guidance framework. This approval demonstrated that plant-derived medicines, when supported by robust preclinical and clinical data, can successfully navigate regulatory pathways typically reserved for synthetic drugs.

More recently, companies are applying advanced techniques such as targeted extraction, pharmacophore modeling, and AI-based screening to identify and optimize bioactive compounds from natural sources. Clinical-stage development programs targeting metabolic diseases, cancer-related complications, and neuroinflammatory conditions have gained momentum, reflecting both scientific and commercial interest.

According to Business Research Insights (June 2025), the global botanical drug market was valued at USD 37.5 billion in 2024 and is expected to grow to USD 58 billion by 2033, reflecting a compound annual growth rate of approximately 5%. Regulatory progress and maturing drug development capabilities are anticipated to drive this expansion.

Traditional medicine companies from Asia are also entering regulated Western markets through clinical trial programs. One example includes a Traditional Chinese Medicine-derived formulation for cardiovascular support that has advanced through Phase III trials in both the United States and European Union, illustrating the potential for cross-border botanical drug development.

Consumer Health and Nutraceutical Leaders

Large multinationals in the consumer health and wellness space have increasingly turned to botanical and natural product portfolios as a strategic growth driver. These companies are evolving from general supplement offerings toward clinically substantiated and therapeutically relevant products.

Nestlé Health Science has made several high-profile acquisitions in this space, including Atrium Innovations (parent company of Garden of Life) for USD 2.3 billion in 2017, and the core assets of The Bountiful Company including brands such as Nature’s Bounty and Solgar for USD 5.75 billion in 2021. These moves have positioned Nestlé as a leading global player in botanical and nutritional therapeutics, reflecting a commitment to integrating functional ingredients into medical nutrition.

Bayer AG maintains one of the largest consumer health divisions globally, including extensive botanical-based product lines. Bayer’s plant-based menopause relief supplements and botanical R&D initiatives align with its broader strategy in women’s health, offering products that span both over-the-counter and clinically supported domains.

Other examples of pharma-nutraceutical convergence include Procter & Gamble’s collaborations with research institutions to validate probiotic strains for gut health and immune support. These alliances exemplify the integration of clinical science into consumer wellness platforms.

At the retail level, pharmacy chains such as CVS, Walgreens, and Walmart have launched private-label supplements that include premium herbal offerings. E-commerce platforms like Amazon now mandate certifications such as GMP and third-party testing for dietary supplements, reinforcing higher quality standards across the industry.

Key Competitive Drivers

The botanical therapeutics sector remains fragmented, yet the top tier is consolidating around companies that can deliver on four critical success factors:

1.	Scientific Validation – Products supported by human clinical studies and mechanistic data are gaining regulatory and market acceptance.

2.	Regulatory Credibility – Acceptance such as FDA NDI notifications or EFSA Novel Food approvals are increasingly essential for distribution and investor confidence.

3.	Brand and Consumer Trust – Reputable sourcing, transparency, and Halal or sustainability certifications contribute to long-term brand equity.

4.	Innovation and R&D Investment – Companies investing in discovery platforms, multi-omics tools, and formulation optimization are well-positioned to differentiate in a crowded market.

In summary, the global botanical therapeutics industry is undergoing transformation driven by scientific convergence, regulatory evolution, and strategic capital deployment. Companies capable of integrating clinical-grade R&D with scalable consumer health strategies are poised to lead in both traditional and emerging health markets.

Traditional Medicine Companies and Emerging Markets

In emerging markets such as China, India, and Southeast Asia, established traditional medicine companies are expanding beyond domestic boundaries by aligning heritage formulations with modern scientific validation. Companies like Tongrentang and Tasly in China, or the Himalaya Drug Company in India, have invested in dedicated research centers to substantiate their products using Western standards and facilitate registration in international markets. Several have succeeded in gaining product clearances abroad, including Chinese herbal injectables in Russia and Ayurvedic formulations approved in Europe under food supplement regulations.

These companies benefit from vertically integrated supply chains and centuries of usage data, positioning them as both competitors and potential collaborators. Western companies have increasingly sought to license traditional Chinese medicine (TCM) formulas for pharmaceutical development, highlighting the potential for cross-border innovation. Asia-Pacific (“APAC”) continues to be a key driver of global wellness market growth, contributing significantly to the estimated USD 480 billion global wellness economy in 2024.

Additionally, Korean and Japanese nutraceutical companies such as Korea Ginseng Corporation and Orihiro have built strong global brands by emphasizing both traditional heritage and modern manufacturing standards. Their expansion into international markets reflects rising consumer demand for products that combine cultural authenticity with scientific quality. These companies set high benchmarks for new entrants, requiring dual-market fluency, products must resonate with traditional health concepts while also demonstrating modern evidence-based efficacy.

Innovative Startups and Tech-Driven Entrants

A new generation of startups is redefining competition in botanical therapeutics by applying technological innovation and consumer-focused models. These entrants often originate from technology or wellness sectors rather than traditional herbal medicine, and are characterized by agility, data-centric strategies, and strong digital engagement.

Some venture-backed platforms offer personalized supplement subscriptions based on health data and predictive algorithms. Others, such as Radicle Science, offer contract-based “proof-as-a-service” models, enabling supplement companies to access scalable real-world evidence generation without investing in full in-house R&D infrastructure.

Direct-to-consumer brands are also shaping market dynamics. Leveraging influencer marketing and e-commerce platforms, these companies can achieve rapid penetration through viral trends and targeted messaging. For example, the surge in interest surrounding berberine marketed informally as “nature’s Ozempic” was driven largely by D2C brands that capitalized on social media momentum.

While many of these products initially enter the market with limited clinical evaluation, the landscape is maturing. Increasingly, tech-driven companies are initiating clinical trials and investing in regulatory pathways to build credibility and long-term differentiation. In this evolving environment, the most defensible competitive advantages are shifting toward proprietary compositions, intellectual property protection, regulatory clearances, and clinically supported outcomes. Companies capable of securing FDA botanical drug approvals, novel food authorizations, or patented bioactive formulations are likely to define new standards in the sector.

Industry Inflection Point and Strategic Outlook

The botanical therapeutics industry is undergoing a structural transformation marked by the convergence of traditional knowledge, modern science, and evolving consumer preferences. The integration of ethnobotanical data with AI-based discovery tools, the proliferation of real-world evidence platforms, and the prioritization of cultural and ethical frameworks such as Halal certification are redefining what constitutes competitive advantage.

Global demand for safe, effective, and culturally resonant health solutions continues to grow. Unmet needs across prevalent indications such as obesity, type 2 diabetes, women’s health, inflammation-related conditions, and oncology support underscore the commercial and therapeutic potential of botanical drugs. Regulatory agencies including the FDA and the EMA are increasingly open to well-substantiated botanical submissions, further supporting industry momentum.

In this context, the most successful companies will be those capable of bridging traditional efficacy with modern validation merging the depth of ethnomedical insight with the rigor of biopharmaceutical development. This sector is no longer a niche. It is a fast-evolving, global opportunity for innovation, investment, and healthcare transformation.

Medika Natura’s Positioning: A Differentiated Botanical Platform

Medika Natura, a subsidiary of Medikra, is advancing a differentiated class of botanical therapeutics intended to be grounded in scientific evidence, regulatory compliance, and cultural relevance. The company’s lead clinical asset, SKF7®, is a patented standardized extract of Labisia pumila, a medicinal plant indigenous to Malaysia and traditionally used for women’s health and metabolic balance.

SKF7® is produced using a standardized aqueous ethanolic extraction process developed in compliance with internationally recognized quality and safety frameworks, including GLP for non-clinical toxicology studies and GMP (GMP/PIC/S) for production. It has obtained key regulatory recognitions, including FDA NDI acceptance, EFSA Novel Food authorization, and NPRA registration under Malaysia’s Drug Registration Guidance Document (DRGD). While the European Food Safety Authority (EFSA) scientific opinion concluded that SKF7® is safe for adult use, except during pregnancy and lactation, there is no guarantee that the U.S. Food and Drug Administration (FDA) will agree or reach a similar conclusion. This EFSA authorization applies solely to food-supplement use and does not extend to therapeutic or pharmaceutical contexts.

The development of SKF7® integrates GLP toxicology, AAALAC-accredited preclinical studies, human pharmacokinetic evaluation, and GCP-compliant randomized controlled trials in obesity. Additional disease-focused programs have been completed or initiated in type 2 diabetes, menopause-related metabolic dysfunction, cancer supportive care, and gut microbiome modulation, demonstrating the platform’s translational scope.

Under the FDA’s Botanical Drug Development Guidance, SKF7® is being advanced toward submission of an IND application. While no IND application has yet been filed, and there can be no assurance regarding its timing or acceptance, we believe that a successful submission would position Medikra among a limited number of botanical drug developers worldwide with both clinical-stage human data and a scalable regulatory and manufacturing infrastructure to support pharmaceutical advancement and global commercialization. However, our clinical trials for prescription-grade programs may not be successful, and we may not be successful in obtaining regulatory approval or in commercializing our product candidates.

Medikra aims to pioneer a platform-based approach to botanical therapeutics that integrates scientific rigor, technological innovation, and regulatory foresight. In contrast to traditional herbal product models, Medikra’s development strategy incorporates artificial intelligence, systems pharmacology, and multiomics analytics to guide product design, predict bioactivity, and elucidate mechanisms of action. The company does not currently deploy artificial intelligence or computational drug discovery tools, and future efforts to implement these technologies may not be successful.

While SKF7® serves as the platform’s first clinical asset, additional formulations targeting cardiovascular disease, neuroinflammation, sarcopenia, immune modulation, and metabolic-endocrine disorders are in development. Each candidate follows globally aligned protocols, including GLP toxicology studies, GCP trials, and GMP-certified manufacturing, ensuring readiness for regulatory evaluation and commercial deployment.

BUSINESS

Overview

Medikra is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of pharmaceutical-grade botanical therapeutics. We advance plant-derived bioactive ingredients into regulated medicines by integrating proprietary botanical extraction, analytical standardization, preclinical and clinical development, and multi-omics (e.g. proteomics and transcriptomics) analysis. Through our wholly owned Malaysian subsidiary, Medika Natura Sdn. Bhd., we have established an end-to-end development platform that bridges traditional botanical knowledge with modern biomedical science, regulatory requirements, and scalable manufacturing.

Our lead product candidate, SKF7®, is a patented standardized extract of Labisia pumila, a medicinal plant indigenous to Malaysia, under development for the treatment of abdominal obesity and metabolic syndrome. SKF7® has been evaluated in multicenter, randomized, placebo-controlled Phase I and Phase II clinical trials conducted in Malaysia, Indonesia, and India.

Our therapeutic focus extends beyond obesity to include women’s health, chronic inflammation, and oncology, areas where current treatments may be limited by efficacy, safety, or tolerability. We do not position our work as alternative medicine. Rather, we aim to advance evidence-based botanical therapeutics that are developed in alignment with international regulatory standards.

Integrated Botanical Therapeutics Development Platform

Medikra’s discovery and development platform is established to identify, scientifically characterize, and advance plant-derived bioactives as potential treatments for chronic and underserved conditions. This platform combines proprietary botanical extraction, analytical standardization, preclinical and clinical development, and structured data generation across several potential therapeutic domains. It integrates scientific innovation with Malaysia and Southeast Asia’s rich botanical heritage. The platform is built to advance high quality botanical drug and ingredient candidates for both pharmaceutical and nutraceutical indications.

As the platform is designed to support both pharmaceutical and nutraceutical development pathways, it allows Medikra to leverage a single standardized botanical active such as SKF7®, across several indications, enabling the efficient expansion of pipeline while maintaining continuity in manufacturing and characterization standards.

1. Proprietary Extraction and Standardization

We employ proprietary extraction methods that are optimized to preserve the integrity of bioactive compounds while ensuring batch-to-batch reproducibility and consistency. Each extract is standardized to specific phytochemical compound(s) as analytical or bioactive markers to support preclinical and clinical development as well as quality control for product commercialization. This standardization process is performed utilizing tools such as LC-MS, HPLC and GC-MS.

2. Preclinical and Clinical Development Systems

Our development system is designed to progress candidates systematically from exploratory laboratory work to regulated human studies. Preclinical studies are performed in accordance with OECD GLP in AAALAC International–accredited facilities, ensuring high standards of animal care, data quality, and reproducibility. These studies include toxicology, pharmacokinetic and pharmacodynamic evaluations, and exploratory mechanism-of-action assessments employing both in vitro and in vivo models followed by clinical development. Clinical trials are designed and executed under ICH-GCP protocols, ensuring ethical oversight, data credibility, and regulatory alignment. This structured approach allows us to develop data packages suitable for submission to the FDA, EMA, EFSA, NPRA Malaysia, and MFDS Korea. Completed multicenter Phase II studies in Malaysia and Indonesia, together with a pharmacokinetic study in India, demonstrate the scalability of this system and serve as reference points for further development.

3. Multi-Omics Integration

To supplement clinical observations, we integrate proteomic, transcriptomic, and biomarker-driven analyses into our programs. These omics approaches provide mechanistic insights into how botanical actives may exert effects on biological systems and support the identification of candidate biomarkers for use in clinical trial design and patient stratification. For example, in the Malaysian Phase II trial of SKF7®, aptamer-based proteomic profiling of plasma samples revealed broad modulation of protein networks, with signals observed across several biological domains. These findings are exploratory and not determinative of efficacy, but they may provide valuable hypotheses to guide subsequent clinical investigation.

4. AI-Ready Data Structuring

Our multi-omics, preclinical, and clinical datasets are organized and maintained in machine-readable formats with clearly labeled variables and units, enabling direct use in computational analysis pipelines. While AI or machine learning has not yet been applied to our experimental analyses, we intend to evaluate AI-enabled methods to support biomarker-guided development, mechanistic modeling, drug discovery, and precision medicine in future studies. There is no assurance that future efforts to do AI-enabled initiatives or deployment will be successful.

5. Next-Generation Candidate Development

Insights gained from SKF7® and other ongoing programs are used to inform the development of new compositions, formulations, and delivery approaches. This includes the potential to design enhanced oral formulations, to explore novel delivery systems such as liposomal or nanoparticle-based formats, and to evaluate repurposing opportunities for related indications such as women’s health, metabolic disorders, and oncology. This strategy is also intended to support intellectual property expansion by protecting new applications, methods of use, or combinations derived from existing assets. While we believe this pillar may enhance differentiation and extend clinical utility, there can be no assurance that such next-generation developments will succeed.

6. Access to Biodiversity

Our location in Malaysia provides strategic access to one of the world’s most diverse ecosystems of medicinal flora. Malaysia possesses more than 3,000 species of medicinal plants within its rich ecosystem of approximately 15,000 vascular and seed plants, supported by ancient rainforests that rank among the oldest in the world. This positioning enables the systematic and sustainable exploration of underutilized plant species as potential therapeutic candidates. We work in alignment with national biodiversity frameworks and regulatory guidelines to ensure compliance with access and benefit-sharing principles. This access not only supports the expansion of our pipeline beyond SKF7®, but also positions Medikra as a leader in biodiversity-based drug discovery.

Together, these six pillars provide the roadmap for advancing our lead program, SKF7®, as well as pipeline assets such as Pervira® and Starpril®, from discovery through clinical validation and potential commercialization. While we believe this structured approach positions us to advance botanical actives as regulated therapeutics, there can be no assurance that our programs will achieve regulatory approval, commercial acceptance, or sustained revenues.

Dual-Path Commercialization Strategy

We pursue a dual-path commercialization strategy that advances both nutraceutical and pharmaceutical development programs in parallel. This approach enables near-term revenue generation through functionally positioned health products, while supporting long-term pharmaceutical development through formal regulatory pathways. The strategy is underpinned by a shared scientific and clinical infrastructure and enables synergistic use of nonclinical and clinical data across both domains.

Lead Candidate SKF7®

SKF7® is our lead clinical candidate, a patented bioactive derived from Labisia pumila, a medicinal plant indigenous to Malaysia. Labisia pumila had been traditionally used by the natives in Malaysia for many generations. SKF7® is a proprietary, standardized extract characterized through extensive pharmacokinetic, pharmacodynamic, and multi-omics analyses. It is protected by a robust portfolio of granted and pending patents covering composition, formulation, and therapeutic applications across key jurisdictions including Malaysia, the United States, European Union, and South Korea.

SKF7® - Global Regulatory Status

SKF7®’s applications to the FDA as NDI Notifications No. 1143 and No. 1250 were accepted in 2020 and 2022, respectively, under 21 U.S.C. § 350b(a)(2) and CFR 21 Part 190.6.

●	NDIN No. 1143 (2020) covered a recommended maximum intake of 300 mg per day for up to 90 days.

●	NDIN No. 1250 (2022) covered a recommended maximum intake of 750 mg per day.

In both filings, the FDA accepted the notifications for SKF7® as a standardized aqueous ethanolic extract of Labisia pumila var. alata, intended for use as a bulk dietary ingredient. The product is not intended for use in pregnant or lactating women or individuals under 18 years of age.

While the FDA’s acceptance represents procedural acknowledgment rather than an explicit finding of safety or efficacy, these notifications permit the lawful marketing of SKF7® as a dietary supplement under U.S. federal law.

The Company notes that NDIN master files cannot be referenced in support of other products without the Company’s written authorization. Although this framework does not confer formal regulatory exclusivity, it provides a measure of protection by creating a barrier to entry for potential competitors who might otherwise seek to rely on the Company’s NDI dossier.

The United States Patent and Trademark Office (“USPTO”) has granted and scheduled the issuance of U.S. Patent No. 12,403,166, titled “Labisia pumila Extract Composition and Its Pharmaceutical Formulation,” to Medika Natura, with an official issue date of September 2, 2025. In addition, a divisional application (U.S. Application No. 19/220,442), filed on May 28, 2025, remains under examination as a continuation of U.S. Application No. 17/961,940, for which a Notice of Allowance was issued on July 8, 2020. We believe, that, together, these patents provide composition of matter and formulation protection for SKF7®, our proprietary standardized extract, and represent a significant strengthening of our intellectual property portfolio in the United States.

In Malaysia, Patent No. MY-193591-A was granted on October 19, 2022, covering the composition of matter and therapeutic applications of our standardized Labisia pumila extract in obesity, metabolic dysfunction, and inflammation-related conditions. A second Malaysian filing was subsequently made, corresponding to the same family of applications pursued in the European Union and South Korea, and aligned with the portfolio that is scheduled to mature into the U.S. issuance of Patent No. 12,403,166. We believe, that, collectively, these patents reinforce our position by providing both composition of matter and therapeutic use protection across key jurisdictions.

In the European Union, SKF7® was authorised as a Novel Food under Commission Implementing Regulation (EU) 2023/972, adopted pursuant to Article 12(1) of Regulation (EU) 2015/2283. The authorisation permits the placing on the market of aqueous ethanolic extract of Labisia pumila as a food supplement for the adult population, excluding pregnant and lactating women, at a maximum intake level of 350 mg per day. Pursuant to Articles 2 and 3 of the Regulation, Medika Natura Sdn. Bhd. holds exclusive rights to place the product on the Union market for a period of five years commencing on June 6, 2023, based on proprietary pharmacokinetic, genotoxicity, and toxicology data protected in accordance with Article 27(1) of Regulation (EU) 2015/2283. During this data protection period, no third party may lawfully reference or rely on the proprietary scientific data contained in the approved dossier without the prior written consent of Medika Natura Sdn. Bhd.

The European Food Safety Authority (EFSA) issued its scientific opinion (EFSA Journal 2022;20(11):7611), concluding that the aqueous ethanolic extract of Labisia pumila is safe for use in food supplements for adults, excluding pregnant and lactating women, at a maximum level of 350 mg per day. While this EFSA opinion supports the safety of SKF7® for adult use in the general adult population, except pregnant and lactating women, there is no guarantee that the U.S. Food and Drug Administration (FDA) will agree or reach a similar conclusion.

We are advancing a dual-track regulatory strategy to support the commercialization of SKF7® across both nutraceutical and pharmaceutical pathways in key jurisdictions. Our approach leverages existing regulatory approvals for dietary supplement use while progressing toward pharmaceutical development in alignment with internationally recognized regulatory frameworks. The table below summarizes the current status of our regulatory activities by region:

Region	Nutraceutical Regulatory Status	Pharmaceutical Regulatory Status
United States	The FDA NDI Notification (NDI Report No. 1143) permits the lawful use of SKF7® as a dietary ingredient at a maximum daily intake of 300 mg. The subsequent FDA NDI Notification (NDI Report No. 1250) permits the lawful use of SKF7® as a dietary ingredient in the United States at a maximum daily intake of 750 mg; this notification does not apply to the use of SKF7® in the therapeutic context.	Medikra has not yet submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA). Pre-IND preparation is planned for 2026, and a Phase 2/3 clinical program is expected to be initiated thereafter, following completion of the necessary regulatory consultations and feedback from the FDA.
Malaysia	SKF7® is registered with the National Pharmaceutical Regulatory Agency (NPRA) in Malaysia for nutraceutical use, and a Modern Claim submission is planned for 2026.	Medikra has not yet submitted an Investigational New Drug (IND) application to the National Pharmaceutical Regulatory Agency (NPRA).Pre-IND preparation is planned for 2026, and a Phase 2/3 clinical program is planned to be initiated only after completion of the necessary regulatory consultations and feedback from the National Pharmaceutical Regulatory Agency (NPRA).
European Union	SKF7® was authorized as a Novel Food under Commission Implementing Regulation (EU) 2023/972, and product registration is ongoing in Germany, with expansion into other EU member states planned to begin in 2026.	Engagement with the European Medicines Agency (EMA) is planned to be initiated following completion of strategic internal review.
South Korea	Health Functional Food registration in progress with the MFDS	Pharmaceutical regulatory pathway not initiated at this stage
Saudi Arabia	Classified as a food supplement by SFDA (Decision No. PCS-CP-20254-0748); registration process in progress.	Pharmaceutical regulatory pathway not initiated at this stage

This dual-pathway approach is intended to support early market entry through nutraceutical commercialization while facilitating the concurrent advancement of clinical development for pharmaceutical indications. The strategy is structured to provide a disciplined framework for market access, portfolio diversification, and development risk management across distinct regulatory pathways, without implying any assurance of regulatory approvals or market authorizations.

Development-Stage Program: KPH1™

Following the advancement of SKF7®, Medika Natura is expanding its pipeline with KPH1™, a proprietary standardized extract of Kaempferia parviflora developed for ischemic heart disease and aging. KPH1™ builds on the Company’s established botanical-drug platform and applies the same integrated preclinical and omics-based framework used for SKF7®, extending its therapeutic focus into cardiovascular and aging health.

Preclinical studies have demonstrated pharmacology, tolerability, and cardioprotective potential in ischemic and aging models. Oral administration improved cardiac function, reduced oxidative stress, and preserved mitochondrial integrity without treatment-related toxicity. Multi-omics analyses conducted in the United States and Singapore identified molecular patterns associated with mitochondrial and vascular homeostasis.

Where applicable the toxicology studies were conducted under OECD GLP, FDA CFR 21, and ICH M3 (R2) guidelines in AAALAC-accredited facilities. A 90-day repeated-dose toxicity and toxicokinetic study established a no-observed-adverse-effect level of 600 mg/kg/day. The Company is not conducting animal studies in the United States at this time, but selected analyses were performed in the United States and Singapore using accredited laboratories.

These findings are exploratory and intended to guide future clinical evaluation. Quantitative and mechanistic data remain confidential pending ongoing and future patent filings.

KPH1™ - Global Regulatory Status

We are advancing a dual-track regulatory strategy to support the commercialization of KPH1™ across both nutraceutical and pharmaceutical pathways in key jurisdictions. Our approach leverages existing regulatory approvals for dietary supplement use while progressing toward pharmaceutical development in alignment with internationally recognized regulatory frameworks. The table below summarizes the current status of our regulatory activities by region:

Region	Nutraceutical Regulatory Status	Pharmaceutical Regulatory Status
Malaysia	KPH1™ is registered under the brand name Pervira®, since 2023. The product complies with NPRA requirements for traditional and complementary medicines and is manufactured under GMP and MS2424 Halal Pharmaceuticals-certified conditions.	A clinical development program is in preparation, with future submission under the FDA Botanical Drug pathway and NPRA’s Therapeutic Product framework anticipated following confirmatory safety and efficacy validation. A pre-IND meeting with the FDA and NPRA is planned for 2026, subject to regulatory feedback and resource availability. There can be no assurance that such submissions will proceed as planned or that regulators will accept prior data in support of subsequent filings. Medikra has not yet submitted an Investigational New Drug (IND) application to FDA and NPRA.
Saudi Arabia	Registration of Pervira® as a nutraceutical product is in progress with the SFDA.	Pharmaceutical regulatory pathway not initiated at this stage.
Germany	Registration of Pervira® as a nutraceutical product is in progress with the relevant German authorities.	Pharmaceutical regulatory pathway not initiated at this stage.

This dual-pathway approach is intended to support early market entry through nutraceutical commercialization while facilitating the concurrent advancement of clinical development for pharmaceutical indications. The strategy is structured to provide a disciplined framework for market access, portfolio diversification, and development risk management across distinct regulatory pathways, without implying any assurance of regulatory approvals or market authorizations.

Clinical Development and Regulatory Strategy

Our preclinical and clinical development activities form the core evidence base supporting the advancement of our botanical drug candidates. These programs are designed to establish safety, pharmacology, and therapeutic plausibility in accordance with internationally recognized regulatory standards. All preclinical studies have been conducted, where applicable, under OECD GLP in AAALAC International–accredited facilities, and our clinical trials have been executed in accordance with ICH-GCP protocols with approvals from national regulatory authorities in Malaysia, Indonesia, and India.

SKF7® Development Program

The Company is developing SKF7®, a standardized botanical extract of Labisia pumila, for the management of abdominal obesity and related metabolic disorders. SKF7® has been marketed in Malaysia since 2017 (MAL23066122TC) and has progressed through structured early-phase clinical development, including two randomized, placebo-controlled Phase II clinical trials involving 253 participants and one Phase I pharmacokinetic study in 12 healthy volunteers, all conducted under ICH-GCP compliance in India, Indonesia, and Malaysia. The Malaysia trial has been supplemented by advanced proteomic analyses (n=132), which provide exploratory insights into potential mechanisms of action and dose–response relationships.

The Company has not yet submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA). The Company has completed a comprehensive GLP-compliant preclinical toxicology program encompassing genotoxicity studies, acute toxicity, subchronic (90-day) and chronic (1-year rodent and 9-month non-rodent) toxicity studies, cardiovascular safety pharmacology, and pharmacokinetic assessments in both rodent and non-rodent models.

The Company intends to leverage certain prior clinical studies conducted outside the United States, market experience in Malaysia, and its preclinical data packages as part of its IND submission strategy and in designing its U.S. development program consistent with the FDA’s Botanical Drug Development Guidance. However, the FDA may not accept or permit reliance on such prior human experience or foreign clinical studies to support an IND and subsequent U.S. clinical development. If the FDA does not accept the Company’s prior clinical studies or otherwise determines that additional U.S. clinical data are required, the Company would need to conduct new Phase I and Phase II clinical trials in the United States before initiating a Phase II/III trial. Any requirement to conduct additional Phase I and Phase II trials in the United States would delay our development timeline and increase costs, potentially materially. See “Risk Factors—Risks Related to Regulatory Approval” for additional information.

Before submitting the IND for SKF7®, the Company plans to: (1) finalize the Phase II/III clinical protocol, statistical analysis plan, investigator’s brochure, and informed-consent materials; (2) consolidate pharmacology, toxicology, and pharmacokinetic datasets and perform any additional bridging studies that may be requested by regulators; (3) prepare Chemistry, Manufacturing, and Controls (CMC) documentation consistent with the FDA’s Botanical Drug Development Guidance; (4) harmonize assay and endpoint procedures across study sites; and (5) submit a Pre-IND briefing package and conduct formal meetings with the FDA and Malaysia’s National Pharmaceutical Regulatory Agency (NPRA).

The Company plans to conduct a randomized, double-blind, placebo-controlled multicenter Phase II/III trial under FDA and NPRA oversight to evaluate SKF7® in adults with abdominal obesity and related metabolic disorders.

KPH1™ (Pervira®) Development Program

In parallel with SKF7®, the Company is developing KPH1™ (Pervira®), a standardized extract of Kaempferia parviflora, for ischemic and cardiometabolic disorders. The product has been marketed in Malaysia since 2023 (MAL23036144TC) and has completed GLP-compliant preclinical efficacy studies addressing vascular function, myocardial energy regulation, and endothelial recovery.

The Company has not yet submitted an IND application for KPH1™. The Company has completed a GLP-compliant 90-day subchronic oral toxicity study in rodents with integrated toxicokinetic and pathology assessments. Additional preclinical studies that may be required before initiating Phase I/II clinical trials include genotoxicity assessments (bacterial reverse mutation test, mammalian chromosomal aberration test, and micronucleus tests), acute toxicity evaluation, and safety pharmacology studies with particular focus on cardiovascular function given the therapeutic indication. The final scope of preclinical requirements will be determined through Pre-IND consultation with the FDA and NPRA.

Before submitting the IND for KPH1™, the Company plans to: (1) finalize the Phase I/II protocol, statistical analysis plan, investigator’s brochure, and informed-consent materials; (2) consolidate pharmacology, toxicology, and pharmacokinetic datasets and conduct bridging analyses if requested by regulators; (3) provide appropriate CMC documentation according to the Botanical Drug Guideline; (4) establish harmonized assay and endpoint procedures across study sites; and (5) submit a Pre-IND briefing package and hold formal meetings with the FDA and NPRA.

The Company plans to conduct harmonized, double-blind, randomized, placebo-controlled Phase I/II trials under FDA and NPRA oversight in adults aged 40 years and above with age-related cardiometabolic and endothelial disorders. The primary objectives are to evaluate human safety, tolerability, and pharmacokinetic parameters.

Regulatory Strategy and Development Framework

Both SKF7® and KPH1™ are being advanced under a unified regulatory and scientific framework aligned with the FDA’s Botanical Drug Development Guidance for Industry and the NPRA requirements in Malaysia. The existing data packages will be reviewed by the FDA and NPRA to determine whether they are sufficient to support Pre-IND consultation and the design of subsequent clinical studies, or whether additional studies will be required prior to IND submission.

The FDA’s Botanical Drug Development Guidance permits reliance on prior human experience and ICH-GCP–compliant foreign studies when supported by appropriate chemistry, manufacturing, and controls (CMC) and nonclinical data. The Company intends to leverage its prior clinical studies, market experience in Malaysia, and comprehensive preclinical data packages as part of its IND submissions.

While we believe these programs illustrate the scalability of our development framework and provide encouraging preliminary observations, our clinical development is currently exploratory. Larger confirmatory studies, including Phase III trials for SKF7® and progression beyond Phase I/II for KPH1™, will be required to establish safety and efficacy. The conduct and outcome of these programs will depend on regulatory feedback, study performance, and available resources. There can be no assurance that INDs will be accepted, that trials will proceed as planned, that regulators will accept prior data, that future results will demonstrate safety or efficacy, or that regulatory approval will be obtained for either product candidate.

SKF7® - Preclinical Development

The preclinical development program for SKF7®, a patented standardized aqueous ethanolic extract of Labisia pumila, comprises safety, pharmacokinetic, and efficacy studies conducted in compliance with OECD GLP, FDA CFR Part 21, and International Council for Harmonization (ICH) guidelines. These studies were performed in AAALAC-accredited facilities in Malaysia and India.

Toxicology Evaluation

The toxicology program included genotoxicity assessments (bacterial reverse mutation, mammalian chromosomal aberration, and micronucleus tests), acute toxicity studies, subchronic toxicity evaluation (90-day rodent study), chronic toxicity studies (1-year rodent and 9-month non-rodent), cardiovascular safety pharmacology, and toxicokinetic assessments. These GLP-compliant studies established a comprehensive toxicology profile and identified a no-observed-adverse-effect level (NOAEL) across multiple species and dose levels.

Pharmacokinetic and Efficacy Studies

Pharmacokinetic studies following single and repeated oral administration in animal models established oral bioavailability, systemic exposure, and tolerability across multiple dose levels. Efficacy studies encompassing both in vitro and in vivo models demonstrated pharmacological activity across metabolic, inflammatory, and oncology-relevant pathways.

A 56-day pharmacodynamic study in diet-induced obese (DIO) rats evaluated the effects of SKF7® across multiple dose levels in comparison with Orlistat, a marketed anti-obesity reference agent. The study assessed changes in body weight, food efficiency, and key metabolic parameters including lipid and glucose regulation. The heatmap illustrates dose-dependent reductions in body weight with SKF7® treatment, with the highest dose producing the most sustained effect compared with Orlistat and untreated DIO controls. SKF7® demonstrated consistent, dose-dependent improvements in body weight, lipid metabolism, and glucose regulation relative to vehicle controls. These findings supported dose selection and provided biological rationale for the subsequent Phase II clinical trials in adults with abdominal obesity.

Figure 2. Time-Course Heatmap of Mean Body Weight Change (%) in DIO (Diet-Induced Obese) Rats Treated with SKF7® or Orlistat Over 56 Days

Heatmap illustrates the progression of body weight change (%) from baseline in normal, DIO, and treatment groups. As expected, normal rats displayed steady weight gain (approximately +8% by Day 56), while untreated DIO rats showed minimal change (–0.90%). Among treated groups, SKF7® at 310 mg/kg induced the most substantial and sustained weight reduction (–10.5%), as indicated by the deepest purple shading, followed by 77.5 mg/kg (–5.07%) and 155 mg/kg (–2.92%). Orlistat (30 mg/kg) also induced weight loss (–5.82%).

Additional Pharmacology and Mechanistic Studies

Beyond the obesity-focused studies, preclinical evaluations were conducted in models of type 2 diabetes, menopause-associated metabolic dysfunction, inflammation, oncology, and viral infection. These investigations characterized SKF7®’s activity across metabolic, inflammatory, and proliferative pathways, complementing the core pharmacokinetic and efficacy studies performed in obesity models. While no animal studies are currently being conducted in the United States, the completed nonclinical portfolio provides a comprehensive foundation to support a future Investigational New Drug (IND) submission for SKF7®.

Metabolic and Endocrine Disorders:

In streptozotocin-induced diabetes models, treatment resulted in improved glucose regulation, insulin balance, and pancreatic morphology. In a menopause model using VCD-induced ovarian failure, SKF7® exhibited non-hormonal metabolic modulation, antioxidant activity, and hepatoprotective effects, with measurable changes in bone-metabolism markers. Transcriptomic and gut-microbiome analyses supported these observations, indicating normalization of metabolic-regulatory pathways.

Inflammation and Oxidative Stress:

Cell-based and biochemical assays showed dose-dependent anti-inflammatory activity through inhibition of the TLR4 pathway, context-dependent modulation of nitric-oxide signaling, and antioxidant effects. These findings provide mechanistic context for metabolic disorders in which chronic inflammation contributes to disease progression.

Exploratory Pharmacology:

Additional studies characterized antiproliferative activity in oncology cell lines and in xenograft models conducted in animals, neuroprotective effects in ischemia and neuroinflammation models, modulation of intestinal-barrier integrity, and antiviral activity against SARS-CoV-2. Collectively, these data broaden understanding of SKF7®’s pharmacological characteristics and mechanistic scope. While the Company’s current clinical focus remains on metabolic diseases, the mechanistic insights obtained may inform future exploratory programs in women’s health, inflammation, neuroinflammation, oncology, and viral infection.

Preclinical Efficacy Summary: SKF7®

The following is a summary list of preclinical studies and brief findings for SKF7® and related prototype formulations.

Where applicable, preclinical efficacy studies of SKF7® were conducted in compliance with internationally recognized research and ethical standards, including OECD and ICH guidelines, and within facilities operating under approved institutional protocols. These studies, some of which have been published and others that remain proprietary, evaluated pharmacological activity, dose response, and mechanism of action under controlled and reproducible conditions.

1. Obesity and Metabolic Syndrome

Disease Area	Model	Control / Comparator	Dose/ Duration	Endpoints	Results
Obesity / Metabolic Syndrome	High-fat diet (HFD)-induced obese Sprague-Dawley rats	Normal diet (untreated), HFD (untreated), Orlistat, Zenoctil®	LPSE* 500 mg/kg/day × 45 days	Body weight, BMI, food intake, plasma lipids (TC, TG, LDL-C, HDL-C), organ weights, histology	LPSE*: Significant ↓ body weight, BMI, food intake, ↓ TC, TG, LDL-C, liver & adipose tissue weights; ↑ HDL-C. Normal hepatic architecture observed. Comparable and improved outcomes relative to Orlistat and Zenoctil® in selected metabolic parameters.
Obesity / Metabolic Syndrome	High-fat diet (HFD)-induced obese Sprague-Dawley rats	Normal diet (untreated), HFD (untreated), Orlistat, Zenoctil®	LPSE-Liposome* 500 mg/kg/day × 45 days	Body weight, BMI, food intake, plasma lipids (TC, TG, LDL-C, HDL-C), organ weights, histology	Greater ↓ body weight and BMI; improved lipid normalization was observed.: ↓ TC, TG, LDL-C, liver & adipose weights; ↑ HDL-C. Liver histology fully normalized. Comparable and improved outcomes relative to Orlistat and Zenoctil® in selected metabolic parameters.
Pancreatic Lipase Inhibition (In Vitro)	Enzyme inhibition assay	Orlistat (100 µg/mL)	LPSE* & LPSE-Liposome* at 100 µg/mL	Pancreatic lipase inhibition (%)	LPSE*: mean 21.85% inhibition; LPSE-Liposome: 40.06%; Orlistat 72.93%
Adipogenesis (In Vitro)	3T3-L1 adipocytes	Vehicle control	LPSE* & LPSE-Liposome* at 100 µg/mL	Lipid accumulation / adipocyte differentiation inhibition	LPSE*: mean 94.30%; LPSE-Liposome*: 98.20 % inhibition of adipogenesis.
Pharmacokinetics (Bioavailability)	Rat model (oral and i.v. administration)	-	LPSE & LPSE-Liposome equivalent doses containing marker compounds	Plasma concentration of GA, CA, R, DTBP, LA (HPLC)	LPSE-Liposome improved oral bioavailability: GA ↑42%, CA ↑37%, R ↑32%, DTBP ↑48%, LA ↑37% vs LPSE
Obesity / Metabolic Syndrome (Pharmacodynamic Study)	Diet-Induced Obesity (DIO) in male Sprague-Dawley rats (HFD 60% kcal for 106 days)	SPD (standard diet), HFD control, Orlistat (310 mg/kg b.w.)	SKF7® 77.5, 155, 310 mg/kg b.w. daily × 106 days (10 mL/kg oral)	Body weight gain, adiposity index, feed efficiency	Significantly lower body weight gain in all SKF7® groups vs HFD (p < 0.05 in some values). On Day 56: HFD +0.9%; SKF7™ low −5.0%, mid −2.9%, high −10.4%; Orlistat −5.8%. Terminal body and adipose (white & brown) weights lower in high dose. Beige adipocytes appeared in visceral fat (high dose).

Disease Area	Model	Control / Comparator	Dose/ Duration	Endpoints	Results
Lipid & Hormone Regulation	Diet-Induced Obesity (DIO) in male Sprague-Dawley rats (HFD 60% kcal for 106 days)	HFD control and Orlistat	SKF7® 77.5–310 mg/kg b.w. × 106 days	GLP-1, ghrelin, insulin, LDL-C, IL-1	↑ GLP-1 (Day 29); ↓ ghrelin (18%, 44%, 39 % for low–high doses); marginal ↓ insulin and LDL-C; no IL-1 change. Supports anti-obesity hormonal modulation.
Antioxidant / Cardiac Oxidative Stress	Heart tissue from DIO rats	HFD control and reference groups	SKF7® 77.5–310 mg/kg b.w.	GPx, GST, GR, SOD, Catalase in heart tissue	↑ GPx and GST; ↓ GR, SOD, Catalase vs HFD → enhanced antioxidant status and reduced oxidative stress.
Body Composition / Histology	DIO rats fed HFD 106 days	HFD control and Orlistat	SKF7® 77.5–310 mg/kg b.w.	Adiposity index, lean body mass, aortic intima thickness, visceral adipose histology	↓ adiposity index and lean body mass (high dose); normal aortic intima; reduced adipocyte hypertrophy; appearance of beige cells in visceral adipose (high dose only).
Pharmacokinetics (Gallic Acid marker)	DIO rats (PK groups G7–G9)	-	SKF7® 77.5, 155, 310 mg/kg b.w., single & repeated dose (Day 1 & 56)	Tmax, Cmax, AUC₀₋ₜ, AUC₀₋∞, t½	Rapid absorption (Tmax 0.5–0.75 h); t½ 1.34–2.82 h; dose-proportional AUC except low→mid; readily absorbed except low dose; < 1 % excreted via urine/faeces; < 1 % tissue residue. High-dose (310 mg/kg) AUC = 43.53 ng·h/mL consistent with observed weight reduction.

*	LPSE refers to the Labisia pumila Standardized Extract, a laboratory-scale prototype of SKF7®, and LPSE-Liposome denotes its nanoliposomal variant, serving as the prototype of SKF7® Liposome. All intellectual property rights to these formulations have been acquired by Medika from Universiti Sains Malaysia (USM), and are protected under Malaysian Patent No. MY-193591-A, titled “Standardised Extract of Labisia pumila for Weight Reduction and Nano-Formulation Thereof (Composition of Labisia pumila extract and method for obtaining the said extract).”

2. Diabetes Mellitus

Disease Area	Model	Control / Comparator	Dose/ Duration	Endpoints	Results
Diabetes / Metabolic Disorder	Streptozotocin (STZ)-induced diabetic Wistar rats (nicotinamide 95 mg/kg + STZ 60 mg/kg)	Diabetic control (untreated), Glibenclamide (10 mg/kg, oral), Metformin (300 mg/kg, oral)	SKF7® (oral): 3 dosages (low, mid, high doses) × 44 consecutive days	Blood glucose, insulin, inflammatory markers, pancreatic histology.

Oral administration of the standardized Labisia pumila extract (SKF7®) produced dose-dependent improvements in glucose regulation, insulin balance, and pancreatic morphology in preclinical models of metabolic dysfunction. Treatment was associated with significant reductions in glycemic and inflammatory markers, indicating modulation of insulin-signaling and cytokine pathways. Oral administration was well tolerated.

These findings support the potential of SKF7® as an orally safe, non-synthetic candidate for metabolic and inflammatory disorders.

Diabetes / Metabolic Disorder	In vitro multi-assay evaluation: (i) L6 muscle cell line (RT² Profiler PCR Array); (ii) α-Glucosidase inhibition; (iii) α-Amylase inhibition	Untreated control; Acarbose (positive control)	48 h (L6 cell); 260–1500 µg/mL (enzyme assays)	(i) Gene expression (ii) Enzyme inhibition (% inhibition, IC₅₀)	SKF7® enhanced insulin signaling by upregulating glucose transport and metabolic genes while reducing pro-inflammatory markers. It also inhibited key carbohydrate-digesting enzymes, supporting improved glucose control and metabolic balance.

3. Women Health

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results
Menopause / Endocrine Dysfunction	4-Vinylcyclohexene diepoxide (VCD)-induced menopausal rat model	Sham + distilled water; VCD + distilled water; VCD + Estradiol (+ control)	3 dosages (low, mid, high doses) × 66 days	Estradiol, LH, FSH, Estrogen-Related Receptor	Did not significantly elevate estradiol; showed downward trend in LH/FSH; indicating non-hormonal estrogenic modulation rather than direct estrogen restoration
Oxidative Stress / Antioxidant Defense	4-Vinylcyclohexene diepoxide (VCD)-induced menopausal rat model	VCD + distilled water; VCD + Estradiol	3 dosages (low, mid, high doses) × 66 days	Malondialdehyde (MDA), Glutathione (GSH)	Reduced MDA and preserved GSH in a dose-dependent manner, confirming antioxidant protection against VCD-induced oxidative stress.

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results
Hepatic Function / Safety	4-Vinylcyclohexene diepoxide (VCD)-induced menopausal rat model	VCD + Estradiol (+ control)	3 dosages (low, mid, high doses) × 66 days	Serum ALT, AST, ALP (liver enzymes)	SKF7® significantly lowered ALT, AST, and ALP compared to estradiol-treated group; estradiol elevated enzymes suggesting hepatotoxicity. SKF7® demonstrated clear hepatoprotective effects
Bone Metabolism	4-Vinylcyclohexene diepoxide (VCD)-induced menopausal rat model	VCD + distilled water; VCD + Estradiol	3 dosages (low, mid, high doses) × 66 days	Osteocalcin (bone formation marker)	VCD + H₂O group had elevated osteocalcin (stress-induced turnover). SKF7® normalized osteocalcin, suggesting stabilization of bone metabolism rather than excessive turnover
Gut Microbiome Composition (16S rRNA)	VCD-induced menopause model (rat fecal/intestinal microbiota)	Sham + water; VCD + water; VCD + SKF7® (125–500 mg/kg); VCD + Estradiol	3 dosages (low, mid, high doses) × 66 days	α-diversity (Chao1, Shannon, Simpson), β-diversity (Bray-Curtis, Jaccard), Genus-level abundance	SKF7® preserved gut microbial diversity and promoted distinct compositional shifts consistent with microbiome restoration. Treatment increased beneficial commensal populations linked to metabolic and intestinal health, suggesting that SKF7® supports systemic metabolic balance through gut microbiome modulation.
Hepatic Transcriptomics (mRNA-seq)	VCD + distilled water vs. VCD + SKF7® 500 mg/kg	Same (VCD control)	High dose × 66 days	Differential gene expression (DEGs), GO and KEGG enrichment	Comprehensive transcriptomic profiling of subjects treated with SKF7® revealed distinct gene expression modulation relative to control groups. SKF7® influenced key molecular pathways associated with hepatic metabolism, lipid regulation, oxidative stress response, and cellular homeostasis. Functional enrichment analyses indicated restoration of hepatic and endocrine regulatory networks consistent with improved metabolic resilience and organ protection.
Uterine Fibroid (Anti-Proliferative)	Human uterine fibroid cell line (MTT assay)	Doxorubicin, Epigallocatechin gallate (EGCG), Etoposide	LPSE* & LPSE-Liposome* at 100 µg/mL	Cell viability, % inhibition,	LPSE*: 99.01% inhibition. LPSE-Liposome: 97.99%. Comparable to positive controls.

4. Oncology

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results
Cervical Cancer (Anti-Proliferative)	HeLa human cervical cancer cells	5-Fluorouracil	LPSE* & LPSE-Liposome at 200 µg/mL	Cell viability, % inhibition,	LPSE: 54.69%; LPSE-Liposome: 58.99%. 5-FU showed higher inhibition.
Oncology (Cervical Cancer)	HeLa human cervical cancer cells – multi-assay evaluation (SRB cytotoxicity, Hoechst 33342 / Annexin V-FITC, RT² Profiler PCR Array)	Cisplatin (positive control); untreated control	3–100 µg/mL; 24–72 h	(i) % growth inhibition (GI₅₀); (ii) apoptotic index; (iii) expression of apoptosis-related genes	SKF7® demonstrated selective cytotoxicity and activated intrinsic mitochondrial apoptosis through upregulation of pro-apoptotic and caspase pathways, supporting its potential as a non-synthetic candidate for oncology applications.
Oncology (Breast Cancer)	MCF-7 and MDA-MB-231 human breast cancer cell lines (SRB assay)	Tamoxifen and Docetaxel (literature-reported comparators)	72 h	% inhibition of cell proliferation; IC₅₀ determination	In vitro evaluation of SKF7® against human breast cancer cell lines demonstrated dose-dependent cytotoxicity, with greater susceptibility observed in triple-negative phenotypes. The extract exhibited measurable antiproliferative activity without reliance on synthetic cytotoxic agents, indicating a distinct mechanism of action compatible with botanical oncology development.
Oncology (Cervical Cancer – Cytotoxicity Screen)	HeLa human cervical cancer cell line	Untreated cells	18.75 – 300 µg/mL for 72 h (SRB assay)	Cell viability (% growth inhibition), IC₅₀ and GI₅₀ values	Demonstrated clear dose-dependent inhibition of HeLa cell proliferation; established IC₅₀ and GI₅₀ values confirming in-vitro anti-proliferative activity.
Oncology (Cervical Cancer – Proteomic Differential Expression)	HeLa cell line treated with SKF7® (IC₅₀)	Untreated HeLa cells	24 h treatment	2-DE gel profiling; differential spot analysis	Identified several differentially expressed protein spots with distinct up- and down-regulation profiles associated with cellular stress and death pathways.
Oncology (Cervical Cancer – Protein Identification via LC-MS/MS)	HeLa cells post-SKF7® treatment	Untreated HeLa control	24 h at IC₅₀	Protein identification (LC-MS/MS, database matching)	Several proteins associated with metabolic regulation, transcriptional control, and apoptosis were modulated, indicating pathway-level activity by SKF7®

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results
Oncology (Cervical Cancer – Biochemical Pathway Analysis)	HeLa cells (proteomic dataset)	Untreated HeLa baseline	IPA-based network analysis	Canonical pathways and molecular interactions	Analysis indicated modulation of metabolic and cell death pathways consistent with restoration of programmed cell death and metabolic balance in treated cells.
Oncology (Cervical Cancer – Apoptosis Validation)	HeLa cells treated with SKF7® and cisplatin control	Untreated cells + Cisplatin (positive control)	IC₅₀/5, IC₅₀, IC₅₀×5 for 6, 24 & 48 h	Hoechst 33342 assay; nuclear morphology; apoptotic index	Demonstrated time- and dose-dependent induction of apoptosis with nuclear condensation and apoptotic body formation, comparable to positive control response.
Oncology (Cervical Cancer Xenograft – Anti-Tumor Activity)	Human HeLa xenograft nude mice (subcutaneous implantation)	Tumor control; Cisplatin (5 mg/kg, i.v.); Paclitaxel (10 mg/kg, i.v.)	Oral: 3 doses (low, mid, high) × 28 days Intravenous: 3 doses (low, mid, high) for 28 days	Body weight, feed consumption, tumor growth inhibition (%TGI), cytokine levels, clinical chemistry, and histopathology	Oral and intravenous administration of SKF7® produced dose-dependent tumor growth inhibition accompanied by reduced inflammatory cytokine expression and histologic evidence of tumor regression. Both routes achieved meaningful efficacy without systemic toxicity or adverse biochemical changes, demonstrating a therapeutic index and translational potential for oncology use.

5. Anti-Inflammatory / Antioxidant

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results
TLR4-Mediated Inflammation	HEK-Blue hTLR4 reporter cells (LPS 1 µg/mL induction)	Curcumin 12.5 µM (inhibitor control); LPS-only (positive control)	SKF7® 0.78–100 µg/mL × 24 h	SEAP reporter activity (OD 630 nm); EC₅₀, CC₅₀, SI	EC₅₀ = 16.19 µg/mL; CC₅₀ = 67.30 µg/mL; SI = 4.16. TLR4 inhibition at 25–50 µg/mL without cytotoxicity, confirming host-directed anti-inflammatory activity.
TLR2-Mediated Inflammation	HEK-Blue hTLR2 reporter cells (LPS 1 µg/mL induction)	Curcumin 12.5 µM (control)	SKF7® 0.78–100 µg/mL × 24 h	SEAP reporter activity (OD 630 nm); EC₅₀, CC₅₀, SI	No significant effect on TLR2 response; EC₅₀ > CC₅₀ (SI < 1.07).
Nitric Oxide (NO0 Production	Griess Assay	Cell + Lipopolysacchride (LPS)	Incremental dose of SKF7®	NO production (Griess assay);	SKF7® was associated with context-dependent modulation of NO-production, compatible with adaptive inflammatory control.

Inflammation	Protein denaturation (BSA)	Diclofenac sodium	500–5000 µg/mL	% inhibition	Inhibition from 18.9% (500 µg/mL) to 171.2% (5000 µg/mL); confirmed dose-dependent anti-inflammatory effect.
Antioxidant	DPPH assay	Ascorbic acid	10–500 µg/mL	Radical scavenging IC₅₀	IC₅₀ = 76 µg/mL; high antioxidant potential.

6. Neuroinflammation / Neuroprotection

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results
Neuroinflammation / Alzheimer’s Disease (In Vitro)	Mouse microglial cell model (EOC2)	Untreated control; inflammation-induced control	Non-cytotoxic concentrations for 24 hours	Cell viability, inflammatory mediator expression, secreted biomarkers	SKF7® was non-cytotoxic and showed a concentration-dependent regulatory effect on inflammation-related markers. The extract reduced excessive inflammatory output while maintaining normal cellular integrity, indicating a controlled immunomodulatory response relevant to neuroinflammatory conditions
Neuroprotection / Ischemia Model (In Vitro)	Serum-deprivation–induced ischemic neuronal cell model	Serum-free insult control;	20 µg/mL SKF7® for 48 hours	Cell survival, apoptosis (Apopercentage™)	SKF7® markedly reduced neuronal cell damage under simulated ischemic conditions, showing protective effects comparable to antioxidant control.

*	LPSE refers to the Labisia pumila Standardized Extract, a laboratory-scale prototype of SKF7®, and LPSE-Liposome denotes its nanoliposomal variant, serving as the prototype of SKF7® Liposome. All intellectual property rights to these formulations have been acquired by Medika from Universiti Sains Malaysia (USM), and are protected under Malaysian Patent No. MY-193591-A, titled “Standardised Extract of Labisia pumila for Weight Reduction and Nano-Formulation Thereof (Composition of Labisia pumila extract and method for obtaining the said extract).”

7. Antiviral

Disease Area	Model	Control / Comparator	Dose & Duration	Endpoints	Results (SKF7®)
SARS-CoV-2 (Wuhan & Omicron Variants)	Vero E6 cells (CPE inhibition assay)	Nirmatrelvir (Paxlovid API) positive control; vehicle (0.5 % DMSO)	0.39 – 25 µg/mL × 72 h	Viral CPE reduction (ATP luminescence); EC₅₀, CC₅₀, SI	EC₅₀ = 21.99 µg/mL (Wuhan); 16.29 µg/mL (Omicron). CC₅₀ = 158.5 µg/mL; SI = 7.21 – 9.73. SKF7® inhibited both variants in a dose-dependent manner.*.
SARS-CoV-2 (Wuhan Variant, Human Model)	A549-hACE2-TMPRSS2 human lung cells (RT-qPCR viral RNA)	Nirmatrelvir; vehicle control	0.098 – 25 µg/mL × 72 h	Viral RNA copy number (RT-qPCR); EC₅₀, CC₅₀, SI	EC₅₀ = 6.31 µg/mL; CC₅₀ = 76.83 µg/mL; SI > 10. Suppression of SARS-CoV-2 RNA load in human lung cells was observed*
Viral Replication Mechanism (3CL Protease)	SARS-CoV-2 3CL protease enzyme assay (BPS Bioscience kit)	GC-376 (100 µM) protease inhibitor	SKF7® 5, 10, 20 µg/mL × 4 h	3CL protease fluorescence activity (% inhibition)	Significant inhibition of 3CL activity: 32.8% (10 µg/mL) and 53.5% (20 µg/mL) vs control (p < 0.05); minimal (4.3%) at 5 µg/mL.*
Viral Entry Mechanism (Spike S1–ACE2 Binding)	SARS-CoV-2 S1–ACE2 interaction ELISA (BPS Bioscience kit)	Reaction mixture without extract	SKF7® 5, 10, 20 µg/mL × 1 h	% inhibition of S1–ACE2 binding (OD 450 nm)	13 % reduction at 20 µg/mL (not significant); no effect at ≤ 10 µg/mL.*

*	Data and findings are published. Reference: Mohd Abd Razak, M.R., Md Jelas, N.H., Norahmad, N.A. et al. In vitro study on efficacy of SKF7®, a Malaysian medicinal plant product against SARS-CoV-2. BMC Complement Med Ther 24, 333 (2024). https://doi.org/10.1186/s12906-024-04628-6

Preclinical Safety Summary: SKF7®

Where applicable, preclinical safety evaluations of SKF7® were conducted in compliance with OECD GLP, CFR 21, and ICH M3(R2) guidelines, and within AAALAC-accredited facilities. These proprietary and unpublished studies were performed under regulatory compliance to ensure data integrity, reproducibility, and adherence to recognized international standards.

1. Genotoxicity and Mutagenicity

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Bacterial Reverse Mutation Test (Ames Test)	OECD-GLP, ICHM3 (R2), FDA S2 (R1), OECD Test Guideline 471	September 25, 2018	Completed; no mutagenic potential observed (unpublished, proprietary).

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Bacterial Reverse Mutation Test (Ames Test) – SKF7® Derivative	OECD TG 471	January 21, 2022	Completed; no mutagenicity detected.
In Vitro Mammalian Chromosomal Aberration Test	OECD-GLP, FDA S2(R1), OECD TG 473	August 2, 2018	Completed; negative for clastogenic effects.
In Vitro Mammalian Cell Micronucleus Test	OECD-GLP, OECD TG 487	February 16, 2021	Completed; no genotoxic effect detected.
In Vitro Mammalian Cell Micronucleus Test	OECD-GLP, OECD TG 487	December 3, 2021	Completed; no genotoxic effect detected.
Mammalian Erythrocyte Micronucleus Test (in vivo)	OECD-GLP, ICH S2(R1), ICH M3(R2), OECD TG 474	August 7, 2018	Completed; negative for micronucleus formation.

2. Acute, Sub chronic and Chronic Toxicity Studies

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Acute Oral Toxicity – Up and Down Procedure in rodent – SKF7® Derivative	OECD-GLP, OECD 425	February 3, 2022	Completed; no mortality or abnormal clinical signs at tested doses.
90-Day Repeated-Dose Oral Toxicity Study in rodent	OECD-GLP, ICH M3(R2), EFSA, TG 408, ICH S3A, FDA CFR Part 58	December 22, 2018	Completed, no adverse findings. Established NOAEL within tested range.
1-Year Chronic Oral Toxicity Study in rodent	OECD-GLP, ICH M3(R2)	June 22, 2021	Completed; no treatment-related toxicity observed.
10-Day Dose Range-Finding and Maximum Tolerated Dose (MTD) in non-rodent	OECD-GLP, AAALAC, ICH M3 (R2)	January 4, 2021	Completed; data used for subsequent chronic study design.
9-Month Chronic Oral Toxicity Study in non-rodent	OECD-GLP, ICH M3 (R2)	March 2, 2023	Completed; no systemic or organ-specific toxicity reported.

3. Cardiovascular Safety Pharmacology

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Cardiovascular Function Assessment (Telemetry Study) in non-rodent	OECD-GLP, ICH M3 (R2), ICH (S7A), ICH (S7B)	December 9, 2021	Completed; no adverse cardiovascular effects or arrhythmias detected.

4. Pharmacokinetic, Tolerability and Solubility Studies

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Pharmacokinetic Study of Labisia pumila Extract (SKF7®) in rodent	OECD-GLP, AAALAC, ICH M3(R2)	August 30, 2018	Completed; Demonstrated measurable oral bioavailability of the surrogate marker in both male and female Wistar rats
Determination of Water Solubility of Labisia pumila Standardized Extract (SKF7®) by HPLC	OECD-GLP, OECD 105	October 12, 2021	Exhibited high aqueous solubility.

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Pharmacokinetic Study of Gallic Acid (bioactive reference component) in non-rodent	OECD-GLP, AAALAC	Marc 30, 2021	Completed; Systemic exposure of the surrogate marker was comparable between sexes.

These findings are exploratory and preclinical. They are intended to illustrate areas of potential investigation and should not be interpreted as evidence of clinical efficacy or safety in humans. Further validation in animal models or clinical studies will be required to determine therapeutic relevance. Quantitative details and specific mechanistic data are subject to ongoing intellectual property protection

KPH1™ – Preclinical Development

The Company has advanced KPH1™, a standardized extract of Kaempferia parviflora containing not less than 8% 5,7-dimethoxyflavone (5,7-DMF), through preclinical studies designed to evaluate its pharmacology, safety, and translational potential in cardiovascular health. These studies were conducted in compliance with OECD GLP and ICH guidelines in qualified research facilities in Malaysia and India. The Company is not conducting animal studies in the United States at this time; however, selected analyses of preclinical study results, including molecular, dose-response, and mechanistic assessments, were performed in the United States and Singapore in qualified research facilities.

Toxicology Evaluation

The Company completed a GLP-compliant 90-day subchronic oral toxicity study in rodents with integrated toxicokinetic and pathology assessments. The study demonstrated no treatment-related mortality, clinical signs, or toxicological lesions in major organs including heart and vascular tissues. Systemic exposure of the reference bioactive compound was confirmed by LC-MS/MS analysis, with comparable exposure between sexes and no accumulation after repeated dosing. A no-observed-adverse-effect level (NOAEL) was established at the highest dose tested. Additional preclinical studies, including genotoxicity assessments, acute toxicity evaluation, and cardiovascular safety pharmacology, may be required prior to initiating Phase I/II trials. The final scope will be determined through Pre-IND consultation with the FDA and NPRA.

Pharmacokinetic and Efficacy Studies

Pharmacokinetic studies established oral bioavailability, systemic exposure, and tolerability of KPH1™ across multiple dose levels. Preclinical efficacy studies encompassed in vitro and in vivo models of vascular function, myocardial energy regulation, and endothelial recovery. These studies demonstrated pharmacological activity relevant to cardiovascular health, including effects on endothelial function, oxidative stress markers, and mitochondrial bioenergetics.

The cardioprotective profile of KPH1™ was examined in an established preclinical model of age-related myocardial ischemic injury. Aged D-galactose–treated rats challenged with isoproterenol exhibited hemodynamic instability, extensive necrosis on triphenyltetrazolium chloride (TTC) staining, and elevated circulating cardiac injury biomarkers (Troponin T, CK-MB). Pretreatment with KPH1™ reduced necrotic area and attenuated biomarker evidence of cardiomyocyte injury, with treated animals maintaining near-control systolic and diastolic pressures. Transmission electron microscopy demonstrated preservation of mitochondrial morphology, alignment of myofibrils, and continuity of Z-lines compared with untreated ischemic controls. These data collectively indicate structural cardioprotection and maintenance of myocardial integrity under ischemic conditions.

These findings supported the mechanistic rationale for investigating KPH1™ in adults with age-related cardiometabolic disorders and informed the dose selection strategy for the planned Phase I/II clinical trials. The completed preclinical program, together with the additional safety studies to be conducted, is expected to support the planned IND submission for KPH1™.

Figure 3. Kaempferia parviflora Standardized extract (KPH1™) mitigates age-related myocardial ischemic injury in rats.

Aged D-galactose rats challenged with isoproterenol exhibited hemodynamic instability, extensive TTC-defined necrosis, and elevated circulating cardiac injury biomarkers (Troponin T, CK-MB). Six-week oral Pervira® (KPH1™) (Low, Medium and High doses) pretreatment dose-dependently reduced necrotic area and attenuated biomarker evidence of cardiomyocyte injury, with the highest dose tested maintaining near-control systolic/diastolic pressures. Transmission electron microscopy revealed preserved mitochondrial morphology, aligned myofibrils, and continuous Z-lines, contrasting the disrupted ultrastructure of untreated ischemic hearts. These findings demonstrate that Pervira® (KPH1™) confers structural cardioprotection and maintains myocardial integrity in aged ischemic myocardium.

1.	Ischemic Heart Disease and Aging

Category	Model / Species	Comparator	Dose & Duration	Endpoints	Summary of Results
In Vivo – Cardiovascular / Ischemia	D-galactose–aged rat model with isoproterenol-induced myocardial injury	Control (NC), aged (DG), injury (DG+ISO), and treatment groups (KPH1™-treated)	D-galactose administered daily; oral KPH1™ pretreatment continued for several weeks before and during the ischemic challenge	Hemodynamics (SBP/DBP/MAP/HR), serum cardiac biomarkers (Troponin-T, CK-MB), myocardial necrosis (TTC), ultrastructure (TEM)	KPH1™ mitigated age-related myocardial ischemic injury. Aged rats given isoproterenol exhibited hemodynamic instability, extensive TTC-defined necrosis, and elevated Troponin-T and CK-MB. KPH1™ pretreatment dose-dependently reduced necrotic area and attenuated biomarker evidence of cardiomyocyte injury, with the high-dose group maintaining near-control systolic/diastolic pressures. TEM revealed preserved mitochondrial morphology, aligned myofibrils, and intact Z-lines, contrasting the disrupted ultrastructure in untreated ischemic hearts. Collectively, these findings demonstrate structural cardioprotection and maintenance of myocardial integrity with good tolerability.

Category	Model / Species	Comparator	Dose & Duration	Endpoints	Summary of Results
Omics Analyses	Myocardial tissue and nuclei from the same experimental groups	Across all study arms	Tissues collected at study termination following repeated oral administration of KPH1™	Bulk RNA-seq, microRNA-seq, and single-nucleus RNA-seq	Multi-omics profiling showed coordinated regulation of pathways involved in oxidative stress response, mitochondrial stability, metabolic signaling, and cellular repair. Transcriptomic and miRNA analyses indicated normalization of injury-related gene expression and restoration of homeostatic signaling networks. Single-nucleus RNA-seq confirmed preservation of cardiac cell-type composition and reduced inflammatory activation, consistent with improved myocardial resilience under oxidative and ischemic stress.

2.	Preclinical Safety Summary — KPH1™ (Kaempferia parviflora Standardized Extract)

Where applicable, preclinical safety evaluations of SKF7® were conducted in compliance with OECD GLP, CFR 21, and ICH M3(R2) guidelines, and within AAALAC-accredited facilities. These proprietary and unpublished studies were performed under regulatory compliance to ensure data integrity, reproducibility, and adherence to recognized international standards.

Study Model	Guideline / Compliance	Completion Date	Outcome / Status
Repeated-Dose (90 Days) Oral Toxicity and Toxicokinetic Study in rodents	OECD-GLP, OECD 408, ICH M3 (R2), ICH S3A, FDA-GLP Part 58	August 31 2025	Completed; no treatment-related mortality or clinical signs; normal body-weight gain and food intake; no macroscopic or microscopic lesions in heart, liver, kidney, or spleen. Systemic exposure confirmed; NOAEL at highest dose tested
Pathology Assessment (90-Day Toxicity Study) in rodent	OECD-GLP, OECD 408, ICH M3 (R2), ICH S3A, FDA-GLP Part 58	August 31 2025	Completed; organ-weight ratios and histopathology of major organs within normal limits; no toxicological lesions observed in heart or vascular tissues.
Toxicokinetic Evaluation in rodent	OECD-GLP, OECD 408, ICH M3 (R2), ICH S3A, FDA-GLP Part 58	August 31 2025	Completed; LC-MS/MS analysis demonstrated rapid absorption and elimination of the reference bioactive with no accumulation after 90 days and comparable exposure between sexes.
Bioanalytical Validation and Sample Analysis in rat plasma samples	OECD-GLP, OECD 408, ICH M3 (R2), ICH S3A, FDA-GLP Part 58	August 31 2025	Completed; method was aligned with ICH M10 guideline; accuracy and precision within acceptance criteria; all runs met quality control and stability requirements.

Preclinical Findings and Limitations

The preclinical studies described above were conducted to characterize the safety profile and explore the pharmacological activity of SKF7® and KPH1™ in animal models. While these studies provide a scientific foundation for clinical investigation, preclinical findings are exploratory in nature and may not predict outcomes in humans. Animal models have inherent limitations in replicating human physiology, metabolism, and disease pathology.

The safety, efficacy, and clinical benefit of SKF7® and KPH1™ in humans can only be established through adequate and well-controlled clinical trials. There can be no assurance that the preclinical observations will translate to clinical efficacy, that the product candidates will prove safe and effective in human trials, that regulatory authorities will accept the preclinical data as sufficient to support clinical development, or that the Company will obtain regulatory approval for either product candidate.

Clinical Development

As of July 31, 2025, the Company has initiated or completed several clinical studies sponsored by Medikra. All studies were conducted in adult populations, enrolled both female and male participants, and were carried out under approved clinical protocols reviewed and authorized by the respective national regulatory authorities. In Malaysia, trials were reviewed and approved under the Ministry of Health through the Medical Research and Ethics Committee (MREC), the National Committee for Research and Development of Herbal Medicine (NRDHM), and the NPRA. These frameworks incorporate the ASEAN Common Technical Dossier (ACTD) and Common Technical Requirements (ACTR), the Malaysian Drug Registration Guidance Document (DRGD), and local GMP and GCP standards, and are aligned with ICH, OECD, PIC/S, and WHO guidelines. Equivalent frameworks apply in Indonesia and India, ensuring regulatory consistency across programs.

P-Value and Statistical Significance

In statistical testing, the null hypothesis assumes there is no real difference or effect between the groups being compared—for example, that the treatment and placebo groups produce equivalent outcomes.1 The alternative hypothesis suggests that a true difference or effect exists.2 The p-value, or probability value, measures how likely it is to observe the study results if the null hypothesis were true.3 A p-value of 0.05 indicates there is about a 5% probability of observing a difference of this magnitude (or more extreme) by random chance if no true effect exists.3 A p-value of less than 0.05 is generally considered statistically significant.4 In simple terms, the lower the p-value, the stronger the evidence that the treatment had a measurable effect, leading researchers to reject the null hypothesis in favor of the alternative hypothesis.

Not achieving statistical significance does not necessarily mean there is no true effect. Statistical outcomes depend on several factors, including sample size (larger studies have greater power to detect smaller effects), trial duration (some effects may require more time to emerge), population characteristics, response variability, and the presence of uncontrolled or confounding variables.5 In early or exploratory studies, trends that do not reach statistical significance may still provide meaningful biological or clinical signals that warrant further evaluation in larger, longer, or better-controlled trials.5

Clinical Context: Obesity as a Metabolic Disorder

Recent consensus defines obesity as a systemic metabolic disorder rather than a condition of excess body weight alone.6 This reconceptualization reflects increasing recognition that obesity involves dysregulation of metabolic, inflammatory, and endocrine pathways extending beyond energy balance.7 Diagnostic frameworks now integrate waist circumference and waist-to-height ratio with body-mass index (BMI), as well as inflammatory and metabolic biomarkers such as adiponectin, and hemoglobin A1c. 8 9 14 15 17 These approaches recognize that individuals with identical BMI values may differ markedly in metabolic risk depending on body composition and visceral-fat distribution.10

Therapeutic objectives in obesity management therefore emphasize reductions in visceral adiposity, improvement in lipid profiles (triglycerides, HDL cholesterol, LDL particle size), optimization of glycemic parameters, and preservation of lean-muscle-mass indices as indicators of metabolic function. 11 12 13 16 When evaluating investigational interventions, researchers are advised to interpret outcomes across these multidimensional parameters rather than focusing solely on absolute weight change, since metabolic improvement can occur even with modest weight reduction. 11 13

References

1.	Luis H. Braga, et al, Randomized controlled trials – The what, when, how and why, Journal of Pediatric Urology,Volume 21, Issue 2, 2025, doi.org/10.1016/j.jpurol.2024.11.021.

2.	Lavrakas, P. (2008). Alternative hypothesis. In Encyclopedia of survey research methods (Vol. 0, pp. 19-19). Sage Publications, Inc., https://doi.org/10.4135/9781412963947.n14

3.	Whitley, E., Ball, J. Statistics review 3: Hypothesis testing and P values. Crit Care 6, 222 (2002). https://doi.org/10.1186/cc1493

4.	Thiese MS, Ronna B, Ott U. P value interpretations and considerations. J Thorac Dis. 2016 Sep;8(9):E928-E931. doi: 10.21037/jtd.2016.08.16. PMID: 27747028; PMCID: PMC5059270

5.	Altman DG. Practical Statistics for Medical Research. London, UK: Chapman & Hall; 1991:165-170, 180-185.

6.	Mechanick JI, Hurley DL, Garvey WT. Adiposity-based chronic disease as a new diagnostic term: the AACE/ACE position statement. Endocr Pract. 2017;23(3):372-378. doi:10.4158/EP161688.PS

7.	Blüher M. Obesity: global epidemiology and pathogenesis. Nat Rev Endocrinol. 2019;15(5):288-298. doi:10.1038/s41574-019-0176-8

8.	Ross R, Neeland IJ, Yamashita S, et al. Waist circumference as a vital sign in clinical practice: IAS/ICCR Consensus Statement on Visceral Obesity. Nat Rev Endocrinol. 2020;16(3):177-189. doi:10.1038/s41574-019-0310-7

9.	Garvey WT, Mechanick JI, Brett EM, et al. AACE/ACE comprehensive clinical practice guidelines for medical care of patients with obesity. Endocr Pract. 2016;22(suppl 3):1-203. doi:10.4158/EP161365.GL

10.	Stefan N, Häring HU, Hu FB, Schulze MB. Metabolically healthy obesity: epidemiology, mechanisms, and clinical implications. Lancet Diabetes Endocrinol. 2013;1(2):152-162. doi:10.1016/S2213-8587(13)70062-7

11.	Ryan DH, Yockey SR. Weight loss and improvement in comorbidity: differences at 5%, 10%, 15%, and over. Curr Obes Rep. 2017;6(2):187-194. doi:10.1007/s13679-017-0262-y

12.	Jensen MD, Ryan DH, Apovian CM, et al. 2013 AHA/ACC/TOS guideline for management of overweight and obesity in adults. Circulation. 2014;129(25 suppl 2):S102-S138. doi:10.1161/01.cir.0000437739.71477.ee

13.	Wing RR, Lang W, Wadden TA, et al; Look AHEAD Research Group. Benefits of modest weight loss in improving cardiovascular risk factors in overweight and obese individuals with type 2 diabetes. Diabetes Care. 2011;34(7):1481-1486. doi:10.2337/dc10-2415

14.	National Institute for Health and Care Excellence (NICE). Overweight and obesity management. NICE guideline NG246. London: NICE; 2025

15.	Ryo M, Nakamura T, Kihara S, Kumada M, Shibazaki S, Takahashi M, et al. Adiponectin as a biomarker of the metabolic syndrome. Circulation Journal. 2004;68(11):975–981. DOI: 10.1253/circj.68.975

16.	Cava E, Yeat NC, Mittendorfer B. Preserving healthy muscle during weight loss. Adv Nutr. 2017. DOI: 10.3945/an.116.014506

17.	Ma Y-L, Jin C-H, Zhao C-C, Ke J-F, Wang J-W, Wang Y-J, Lu J-X, Huang G-Z, Li L-X. Waist-to-height ratio is a simple and practical alternative to waist circumference to diagnose metabolic syndrome in type 2 diabetes. Front Nutr. 2022;9:986090. doi:10.3389/fnut.2022.986090

Completed Studies

SKF7® — Phase I Pharmacokinetic Study (India)

A randomized, double-blind, parallel, placebo-controlled, single-dose clinical study was conducted under fed conditions to evaluate the pharmacokinetics, safety, and tolerability of SKF7® in healthy adult volunteers. The study was carried out in Hyderabad, India, from November 4 to November 18, 2020, with bioanalytical analysis completed between January 25 and January 28, 2021.

The study was performed in accordance with the Central Drugs Standard Control Organization (CDSCO) – New Drugs and Clinical Trials Rules, 2019 (Gazette notification G.S.R. 227(E), dated 19 March 2019); the Indian Council of Medical Research (ICMR) National Ethical Guidelines for Biomedical and Health Research Involving Human Participants (2017); the ICH Guidelines for GCP; and the Declaration of Helsinki.

It was reviewed and approved by the Neelima Independent Ethics Committee, Hyderabad (Approval Date: July 24, 2020), and conducted in accordance with investigator undertakings under the New Drugs and Clinical Trials Rules, 2019, and as per DCGI and NPRA guidelines.

Twelve healthy participants (six males and six females) were randomized 3:1 to receive either a single oral dose of SKF7® (1,500 mg, administered as eight 187.5 mg capsules) or a matching placebo following a standardized high-fat, high-calorie meal. Blood samples were collected at 22 predefined time points over 24 hours and analyzed for gallic acid, the designated pharmacokinetic marker for systemic exposure.

Primary pharmacokinetic endpoints were maximum observed plasma concentration (Cmax) and area under the plasma concentration–time curve to the last measurable concentration (AUC₀–t). Secondary endpoints included AUC₀–∞, elimination rate constant (λz), time to maximum concentration (Tmax), and terminal half-life (t½). Pharmacokinetic analysis was performed using a non-compartmental model (Phoenix WinNonlin v8.0).

Safety evaluations included adverse events, vital signs, laboratory tests, electrocardiograms, and physical examinations. No deaths, serious adverse events, or treatment-related withdrawals occurred. One mild, transient laboratory abnormality (elevated serum potassium) was assessed as unrelated to the study product. All other findings were clinically insignificant.

This study was designed to provide descriptive pharmacokinetic and safety data in humans and was not powered for statistical significance testing.

SKF7- Phase II (Indonesia, 3 months, ClinicalTrials.gov Identifier: NCT04557267)

A randomized, double blind, multicenter, placebo controlled, dose ranging Phase II clinical trial was conducted to evaluate the efficacy, safety, and dose response of SKF7® in individuals with obesity (BMI ≥ 30). The study protocol was approved by the Ethics Committee at the Faculty of Medicine, Universitas Indonesia on November 11, 2019, and by the Indonesian National Agency of Drug and Food Control (BPOM) on May 18, 2020. The study was also registered with ClinicalTrials.gov (NCT04557267). Recruitment was conducted at three clinical sites between November 2020 and May 2021.

A total of 150 participants were randomized equally into four treatment arms and received the investigational product for four months. After a 20% attrition rate, 120 subjects completed the study per protocol. Each participant consumed four capsules daily according to the assigned dose:

Group	Daily Dose (SKF7®)	Participants (Per Protocol)
A	750 mg per day	33
B	1125 mg per day	29
C	1500 mg per day	26
D	Placebo	32

Each capsule contained 187.5 mg of SKF7® standardized to gallic acid as a bioanalytical marker or a matching placebo containing microcrystalline cellulose. Primary outcomes included mean percentage change (POC) in body weight (BW), BMI, waist circumference (WC), and waist to height ratio (WHtR). Mean percent changes to lean body mass (LBM), and total body fat (TBF) were measured as the secondary endpoints. Changes in serum total cholesterol (TC), LDL-C, HDL-C, and triglycerides were also assessed and compared with these anthropometric trends. Adjusted treatment effect (ATE) was used to analyse the POC adjusted to baseline covariates.

After 12 weeks, the 750 mg SKF7® group showed reductions and improvement versus placebo as follow:

Endpoint	Mean Δ % (95 % CI)	p value
Total Body Fat (TBF)	− 4.82 (− 8.52, − 1.12)	0.011
Lean Body Mass (LBM)	+ 2.43 (+ 0.22, + 4.63)	0.030
Body Weight (BW)	− 0.49 (− 1.51, + 0.54)	n.s
Body Mass Index (BMI)	− 0.69 (− 1.76, + 0.38)	n.s

* n.s : not statistically significant, p value > 0.05

Statistically significant decreases found in Total Cholesterol, LDL-C, and HDL-C across all dose groups (p < 0.01), and greatest at 750 mg/day. Overall Effect Sizes: small–moderate (f² = 0.02–0.11); strongest for LDL (f² = 0.11), WHtR (f² = 0.07), and TBF (f² = 0.05), power analysis of 62%, 40%, 25% respectively.

Collectively, the 750 mg dose exhibited the most optimum profile, reducing total body fat while preserving lean body mass. No statistically significant differences in WC and WHtR among all groups. The 1500 mg dose showed an inverse trend for LBM (−2.24%, p = 0.041), although not statistically significant for TBF ( +5.84%, p = 0.051).

All three dose levels of SKF7® (750 mg/day, 1,125 mg/day, and 1,500 mg/day) administered for 12 weeks were well tolerated. No clinically significant changes were observed across hematologic, biochemical, renal, hepatic, or lipid parameters. Reported adverse events were infrequent, predominantly mild to moderate in severity, and considered either unrelated or possibly related to treatment. There was no evidence of a dose-response relationship or any adverse event pattern of clinical concern. No serious adverse events related to SKF7® occurred, and no laboratory abnormalities resulted in clinically significant findings.

Insight: SKF7® demonstrated statistically significant reductions in total body fat (− 4.82%, p = 0.011) and a significant increase in lean body mass (+ 2.43%, p = 0.030) versus placebo. These outcomes represent clinically relevant metabolic shifts even in the absence of statistically significant total-weight reduction, aligning with the early efficacy signals that reflect body-composition changes and preservation of lean mass.

The relatively shorter 12-week study duration, conducted without any structured diet or exercise intervention, inherently limited the expected magnitude of body-weight change. As noted in the FDA 2025 Draft Guidance, statistically significant separation from placebo in body weight typically requires ≥ 6–12 months of intervention accompanied by standardized lifestyle modification. Therefore, the modest mean reductions observed in body weight (− 0.49%) and BMI (− 0.69%) at 750 mg are consistent with an early pharmacodynamic response window. This is also supported by the observed body-composition changes and the preservation of lean mass, which differ in pattern from those typically reported with other weight-reduction agents.

The absence of caloric restriction or behavioral modification ensured that the observed improvements reflect the intrinsic pharmacologic activity of SKF7® rather than confounding lifestyle effects, fulfilling the exploratory intent of the Phase II pharmacology and dose-ranging study. The statistically significant reductions in fat mass, improvement in lipid parameters, and preservation of lean body mass collectively demonstrate biological efficacy, providing a positive signal for progression to a larger and longer trial.

SKF7- Phase II (Malaysia, 4 months, ClinicalTrials.gov Identifier: NCT05851599)

A multicenter, double blind, placebo controlled, randomized Phase II trial (N = 133) was conducted to evaluate SKF7® under ICH-GCP oversight, without standardized lifestyle or behavioral interventions. The study was sponsored by Medika Natura and approved by the National Committee for Research and Development of Herbal Medicine (NRDHM), the Medical Research and Ethics Committee (MREC), and the NPRA under CTX authorization. Participants were recruited from six Ministry of Health (MOH) clinical sites—four primary care clinics and two tertiary hospitals—between January 2020 and April 2021. Participants were adults, both male and female, with obesity (BMI ≥ 30 kg/m²) and were randomized to receive one of three SKF7® dose levels, 375 mg per day (Group A), 562.5 mg per day (Group B), or 750 mg per day (Group C), or a matching placebo (Group D) for a duration of four months.

The trial was designed referring to the 2007 FDA “Developing Products for Weight Management” guidance, now superseded by the 2025 revision. The 2007 framework recommended assessing both mean percent change in body weight and the proportion of subjects achieving ≥ 5 % weight loss. Accordingly, categorical responder rate (≥ 5%) was pre-specified as the primary efficacy endpoint, while mean percent changes of anthropometric measures (BW, BMI, WC, WHtR) were secondary endpoints.

Consistent with the FDA’s Draft Guidance for Industry, Obesity and Overweight: Developing Drugs and Biological Products for Weight Reduction (January 2025), which is non-binding and reflects FDA’s current thinking on study design, the primary efficacy analysis in the Malaysian Phase II trial focused on the mean percentage change in body weight (Mean Δ %). The draft guidance states that “the primary efficacy endpoint should be a comparison of the mean percentage change in body weight between the group assigned to the investigational drug and the group assigned to the control.” In this trial, the 750 mg SKF7® group demonstrated a statistically significant reduction in the mean percentage change in body weight (Mean Δ %) compared to placebo after 16 weeks, as summarized in the table below.

Endpoint	Mean Δ % (95 % CI)	p value
Body Weight (BW)	− 2.915 (− 4.546, − 1.285)	< 0.001
Body Mass Index (BMI)	− 2.921 (− 4.551, − 1.291)	< 0.001
Waist Circumference (WC)	− 2.187 (− 3.784, − 0.589)	0.007
Waist-to-Height Ratio (WHtR)	− 2.294 (− 3.908, − 0.681)	0.005

A clear dose-response relationship was observed across all three active treatment arms. Group A (375 mg) showed modest directional reductions; Group B (562.5 mg) displayed numerical but non-significant improvements; and Group C (750 mg) achieved statistically significant reductions in all anthropometric indices, while placebo showed no meaningful change. The preferential impact on waist circumference and waist-to-height ratio suggests SKF7® may specifically target central adiposity.

The study was prospectively powered using Simon’s minimax design (α = 0.05, β = 0.20) for the categorical endpoint, targeting 28 participants per arm (allowing for ~10% attrition). It achieved >85% power for waist-related parameters (WC and WHtR) where the 750 mg group demonstrated significant improvements (p < 0.01). Effect sizes for central adiposity markers (f² = 0.11 for WC; 0.13 for WHtR) exceeded those for total body measures (BW, BMI), demonstrating SKF7®’s preferential action on visceral fat reduction

Insight: The absence of a lifestyle intervention isolated the intrinsic pharmacologic effect, which is appropriate for early proof-of-concept evaluation before the integration of standardized diet and exercise programs in later-phase studies. The SKF7® Phase II (Malaysia) trial demonstrates a statistically significant, dose-dependent reduction in weight and abdominal adiposity over 16 weeks without lifestyle modification. These results may satisfy the FDA’s early-phase expectations related to dose-response characterization, safety evaluation, and mechanistic assessment. This outcome provides a bridge to a 12-month, U.S. IND-based Phase II/III program combining pharmacologic and lifestyle components intended to confirm long-term efficacy benchmarks and metabolic benefits.

Comprehensive trial description, discussion and results were published in the peer-reviewed journal Diabetes, Obesity and Metabolism (Swarna Nantha Y, Vijayasingham S, Adam NL, Vengadasalam P, Ismail M, Ali N, Chang LC, Ling LYL, Tee TT, Cheah YH. “Labisia pumila standardized extract (SKF7®) reduces percentage of waist circumference and waist-to-height ratio in individuals with obesity”, Diabetes Obes Metab. 2023 Nov;25(11):3298-3306. doi: 10.1111/dom.15229. Epub 2023 Aug 8. PMID: 37551550.).

Consistent with forward-looking regulatory disclosure requirements, we cannot assure that future IND-enabling studies or subsequent FDA reviews will accept the above results as sufficient to support advancement into later-stage development.

SKF7® – Phase II Proteomic Analysis (Malaysia, 4 months)

Building on the clinical findings from the Malaysian Phase II trial, an exploratory molecular substudy was conducted to investigate the biological mechanisms underlying SKF7®’s observed effects on central adiposity and metabolic parameters. The substudy was conducted under ICH- GCP oversight as part of the approved study protocol, following approval by the Medical Research and Ethics Committee (MREC), Ministry of Health Malaysia.

Of the 133 participants enrolled in the main trial, 132 provided consent for optional plasma proteomic analysis. Paired plasma samples were collected at baseline and after 16 weeks of treatment and analyzed in the United States using the SomaScan® aptamer-based high-throughput proteomic platform. The technology quantified 10,788 human plasma proteins, allowing a global assessment of treatment-related molecular changes. Data normalization and quality-control procedures were performed to ensure reproducibility and analytical reliability.

Out of 10,788 quantified proteins, 2,284 were statistically modulated within treatment groups, and 99 proteins were reproducibly regulated across within-group and between-group comparisons, forming a consistent molecular signature associated with SKF7® administration. Functional enrichment analysis indicated modulation of pathways involved in immune regulation, lipid metabolism, and oxidative balance. SKF7® was associated with modulation of pro-inflammatory mediators such as NF-κB, consistent with potential attenuation of inflammatory signaling. The molecular patterns corresponded with clinical outcomes observed in the trial, supporting a plausible mechanistic link between SKF7® related proteomic modulation and improvements in central adiposity, metabolic homeostasis, and systemic inflammation.

Figure 4. Proteomic Profiling and Differential Expression Overview.

The objective of the analysis was to identify plasma protein changes associated with SKF7® treatment. A total of 10,788 proteins were profiled, with 2,284 showing significant differences (p < 0.05) after treatment across three dose groups. Among these, 334 proteins exhibited fold changes greater than 1.5 (296 upregulated, 38 downregulated). Comparison of the 750 mg group versus placebo revealed 174 proteins with >1.5-fold change (107 up, 67 down). The Venn diagram illustrates 99 overlapping proteins between analyses, representing a consistent core response to SKF7 treatment.

Pathway-level analyses indicated convergence within metabolic-inflammatory signaling and vesicle-trafficking systems relevant to energy balance, insulin responsiveness, and cellular homeostasis. Collectively, these findings provide mechanistic context for the observed clinical outcomes and support continued investigation in larger confirmatory studies.

Figure 5. Proteomic Pathway Modulation by SKF7®

The figure illustrates SKF7®’s coordinated effects across key biological domains identified by proteomic profiling. SKF7® modulates immune signaling and inflammatory balance, promotes apoptosis control and cellular remodeling, enhances metabolic energy utilization and lipid turnover, and regulates sterol synthesis while supporting vascular stability. Together, these integrated effects reflect multi-system modulation consistent with improved metabolic and cardiometabolic health outcomes

All proteomic analyses were performed under blinded conditions until database lock and statistical verification. The analyses were exploratory and intended to enhance mechanistic understanding and guide future study design. No deaths or treatment-related serious adverse events were reported among participants who provided plasma samples, and laboratory parameters remained within normal limits.

In this context, “human omics” refers to large-scale molecular profiling of clinical samples to provide an integrated view of biological pathways and treatment response. These findings are preliminary, require further validation, and are not predictive of clinical outcomes. Specific molecular details have been withheld to maintain confidentiality for ongoing and future intellectual-property filings.

Conclusions

SKF7® is an investigational, pharmaceutically standardized botanical candidate that has been evaluated in a series of early clinical and translational studies conducted in Malaysia, Indonesia, and India. These studies were supported by complementary biomarker and molecular analyses designed to explore its pharmacologic and biological effects. All clinical investigations were conducted under ICH-GCP oversight and collectively represent the foundation for the ongoing clinical development program.

In the Malaysian Phase II randomized, placebo-controlled trial, participants receiving 750 mg daily dose of SKF7® showed statistically significant differences compared with placebo in changes in body weight, body-mass index, waist circumference, and waist-to-height ratio over 16 weeks. The largest numerical changes were observed in waist-based measures, consistent with a potential impact on central adiposity. The study was completed without standardized lifestyle or behavioral interventions, allowing assessment of the compound’s pharmacologic contribution independent of diet or exercise effects. No deaths or treatment-related serious adverse events were reported, and the study was conducted in compliance with GCP.

In the Indonesian Phase II study, a three-month investigation involving 120 adults, daily doses of 750 mg, 1,125 mg, and 1,500 mg of SKF7® were evaluated against placebo. The 750 mg dose was associated with statistically significant changes in body composition, including increases in lean mass and reductions in total body fat and lipid parameters, whereas higher doses showed less consistent results. These data contributed to subsequent dose selection and formulation optimization for future clinical programs. No deaths or treatment-related serious adverse events were reported.

The Indian Phase I pharmacokinetic study in India, conducted in 12 healthy adult volunteers under fed conditions, evaluated a single 1,500 mg oral dose of SKF7®. The study characterized the compound’s absorption and exposure profile and provided data to support dose selection and formulation planning for later-stage studies. No deaths, serious adverse events, or clinically relevant laboratory abnormalities were reported.

Preclinical pharmacodynamic and pharmacokinetic evaluations were conducted in accordance with OECD and ICH guidelines. In a diet-induced obese Sprague-Dawley rat model, oral SKF7® administered once daily for 56 days at 77.5, 155, or 310 mg/kg (with Orlistat 30 mg/kg as reference) produced dose-dependent reductions in body-weight gain, body-mass index, and visceral-fat mass without evidence of toxicity. The high-dose group achieved greater weight reduction than Orlistat and exhibited histologic evidence of beige-adipocyte formation. Pharmacokinetic profiling of the reference marker gallic acid demonstrated rapid absorption (Tmax ≈ 0.4–0.75 hours), short plasma half-life (≈ 1.3–2.8 hours), and minimal tissue accumulation (< 1% recovery in urine and feces). No mortality, organ toxicity, or pro-apoptotic activity was observed. Collectively, these findings suggest a broad safety margin and support continued evaluation of SKF7® as a potential oral bioactive candidate for metabolic and obesity-related disorders.

Within this therapeutic landscape, SKF7® is being developed as an orally administered botanical candidate under the FDA’s botanical-drug framework. Mechanistic assays performed in parallel demonstrated complementary pharmacologic actions. The extract inhibited pancreatic lipase activity in vitro at 100 µg/mL (comparable to Orlistat), reduced adipocyte differentiation in 3T3-L1 preadipocytes. In a related 45-day high-fat-diet study of a 50% ethanolic Labisia pumila extract (125–500 mg/kg/day), treatment reduced body-weight gain, body-mass index, and visceral fat, normalized liver enzymes (AST/ALT), and restored normal hepatic histology.

Exploratory proteomic analyses conducted on paired plasma samples from the Malaysian clinical cohort were performed using an aptamer-based high-throughput platform measuring about 11,000 circulating proteins. Comparative profiling between baseline and post-treatment samples identified reproducible modulation of molecular networks associated with immune regulation (normalization of pro-inflammatory cytokine signaling and complement activity), vascular integrity (endothelial-junction stability, angiogenic balance, oxidative-stress control), and lipid-glucose metabolism (regulators of fatty-acid oxidation, lipoprotein transport, and insulin-sensitizing cascades). These proteomic signatures were consistent with improvements in systemic metabolic homeostasis and microvascular function observed clinically, supporting a multifactorial biological response rather than a single-target pharmacologic effect. The analyses are exploratory in nature and are being used to guide future mechanistic and biomarker-validation studies under controlled regulatory protocols.

Together, these results provide preliminary insights into SKF7®’s dose-response behavior, pharmacokinetic characteristics, and molecular associations relevant to metabolic and inflammatory processes. However, the findings are not sufficient to establish safety or efficacy for the application of botanical drug with therapeutic claims. Further validation in larger, well-controlled, and long-term trials will be required to determine whether SKF7® is safe and effective for the treatment of obesity or metabolic dysfunction. There can be no assurance that future studies will confirm these results or that regulatory approval will be obtained. Building on these findings, the following section discusses the broader clinical differentiation and integrative potential of SKF7® within the evolving therapeutic landscape for metabolic disorders.

Clinical Differentiation and Development Context

SKF7® is an investigational oral botanical standardized extract under evaluation for abdominal obesity and metabolic syndrome. The standardized extract has completed Phase I and Phase II clinical studies and is under continued evaluation for confirmatory efficacy assessment consistent with applicable regulatory frameworks. Abdominal obesity and metabolic syndrome are characterized by visceral fat accumulation, dyslipidemia, insulin resistance, and chronic low-grade inflammation. While body-mass index (BMI) remains a conventional measure, visceral adiposity is increasingly recognized as a primary determinant of metabolic impairment and cardiometabolic risk.¹

Pharmacologic management of obesity is presently dominated by incretin-based agents, including glucagon-like peptide-1 receptor agonists (GLP-1 RAs) and dual GLP-1/glucose-dependent insulinotropic polypeptide (GIP) agonists.² These agents act centrally to influence appetite and promote weight reduction and have demonstrated cardiovascular benefit.²⁻⁴ Their use may be constrained by gastrointestinal intolerance, boxed safety warnings, injectable administration, treatment discontinuation, and loss of lean body mass during weight loss.⁹ ¹⁰ Loss of lean body mass with GLP-1 RAs has been reported to approach 40% in some analyses, raising concerns about sarcopenia, frailty, and falls in clinically vulnerable populations, including individuals with cancer.¹⁶ Weight regain after discontinuation has been documented in post-marketing and observational settings; such regain is often predominantly fat mass with limited muscle recovery, potentially worsening body composition over time.¹⁶ Emerging data also indicate that the reduction in lean mass may reflect changes in skeletal-muscle composition and quality, underscoring the importance of monitoring body composition and functional outcomes during long-term therapy.¹⁴

Recent consensus defines obesity as a systemic metabolic disorder rather than a condition of excess body weight alone.⁵ Diagnostic frameworks now integrate waist circumference and waist-to-height ratio with BMI, as well as inflammatory and metabolic biomarkers.⁶ ⁷ Therapeutic objectives therefore emphasize reductions in visceral adiposity, improvement of lipid and glycemic parameters, and maintenance of lean-mass indices as indicators of metabolic function.

Polypharmacy, commonly defined as the concurrent use of five or more medications—affects more than 60% of adults aged 60 years or older.⁸ Polypharmacy is associated with an increased likelihood of adverse drug reactions, frailty, falls, and hospitalization, particularly when medications contribute to age-related physiological decline.⁸ In individuals with metabolic syndrome, who often receive several agents for diabetes, dyslipidemia, and hypertension, these overlapping risks may collectively contribute to age-related functional decline. This context underscores the interest in therapeutic approaches that may support metabolic parameters while minimizing overall medication burden.

Non-clinical studies in diet-induced obese rodents demonstrated dose-dependent effects on adipocyte differentiation and lipid metabolism, with histologic evidence of beige-adipocyte features and reduced visceral fat. SKF7®, a standardized botanical formulation comprising multiple bioactive constituents, did not act via central appetite suppression and was observed to influence peripheral metabolic and inflammatory pathways in non-clinical models. Across preclinical and clinical investigations, patterns observed included reduction in visceral fat, preservation of lean mass, and proteomic shifts in metabolic and vascular pathways, including modulation of adipocyte and endothelial signaling associated with metabolic regulation. These observations support the mechanistic hypothesis and warrant confirmatory investigation in adequately powered clinical trials.

Considering the emphasis on body-composition outcomes and the prevalence of polypharmacy in older adults, SKF7® may be studied (i) as an adjunct to existing metabolic therapies to assess effects on waist-related and lean-mass parameters; (ii) as an oral alternative for individuals unable or unwilling to use injectable treatments; and (iii) as a maintenance approach following discontinuation of other therapies to evaluate the persistence of metabolic outcomes. Additional studies may include combination use with oral metabolic agents such as metformin or SGLT2 inhibitors and evaluations in phenotypes characterized by visceral adiposity with limited overall weight change. These potential applications remain investigational and would be assessed in randomized, controlled studies with prespecified endpoints.

The ongoing clinical evaluation of SKF7® is intended to assess whether modulation of peripheral metabolic pathways may be associated with improvements in patient outcomes, including preservation of lean body mass, reduction of visceral adiposity, and maintenance of metabolic function. These potential effects remain investigational and require confirmation in larger, well-controlled studies. The development objective is to determine whether SKF7® can be evaluated as part of management strategies focused on safety, tolerability, and clinical relevance for individuals with obesity and metabolic dysfunction, particularly those for whom existing therapies may be unsuitable or poorly tolerated.

SKF7® is not approved by any regulatory authority for the diagnosis, treatment, or prevention of disease. The standardized extract NDIN for the use as a dietary ingredient has been accepted in the United States and approved as a Novel Food in the European Union; these authorizations do not constitute therapeutic approval. Advancement toward therapeutic indications will depend on demonstration of safety and efficacy in confirmatory clinical trials and subsequent regulatory authorization. All statements regarding development status, potential indications, or regulatory outcomes are forward-looking and subject to risks and uncertainties described elsewhere in this prospectus.

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7.	Fourman LT, Awwad A, Gutiérrez-Sacristán A, et al. Implications of a new obesity definition among the All of Us Research Program cohort. JAMA Network Open. 2025;8(10):e2537619. doi:10.1001/jamanetworkopen.2025.37619.

8.	Elliott M, Johnson A, Wang K, et al. Integrating exercise and medication management in geriatric care: a holistic strategy to enhance health outcomes and reduce polypharmacy. Advances in Geriatric Medicine. 2025;5(2):e820. doi.org/10.1016/j.lanhl.2025.100763

9.	Daneshgaran G, Shauly O, Gould DJ. “Ozempic face” in plastic surgery: a systematic review of GLP-1 receptor-agonist-mediated weight loss. Aesthetic Surgery Journal Open Forum. 2025;7:ojaf056. doi:10.1093/asjof/ojaf056.

10.	Persson C, Eaton A, Mayrovitz HN. A closer look at the dermatological profile of GLP-1 agonists. Diseases. 2025;13(5):127. doi:10.3390/diseases13050127.

11.	Cai CX, Hribar M, Baxter S, et al. Semaglutide and nonarteritic anterior ischemic optic neuropathy. JAMA Ophthalmology. 2025;143(4):304–314. doi:10.1001/jamaophthalmol.2024.6555.

12.	Hsu AY, Kuo H, Wang Y, et al. Semaglutide and nonarteritic anterior ischemic optic neuropathy risk among patients with diabetes. JAMA Ophthalmology. 2025;143(5):400–407. doi:10.1001/jamaophthalmol.2025.0349.

13.	Memel Z, Gold SL, Pearlman M, Muratore A, Martindale R. Impact of GLP-1 receptor agonist therapy in patients at high risk for sarcopenia. Current Nutrition Reports. 2025;14(1):63. doi:10.1007/s13668-025-00649-w.

14.	Ceasovschih A, Asaftei A, Lupo MG, Kotlyarov S, Bartušková H, Balta A, Sorodoc V, Sorodoc L, Banach M. Glucagon-like peptide-1 receptor agonists and muscle-mass effects. Pharmacological Research. 2025;220:107927. doi:10.1016/j.phrs.2025.107927.

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Clinical Development Programs

SKF7® (Labisia pumila standardized extract)

The Company has not yet submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA). Current development activities focus on consolidating preclinical, pharmacokinetic, and clinical data to support future IND submission in accordance with the FDA’s Botanical Drug Development Guidance for Industry (2016, Revision 1).

SKF7® has progressed through a structured early-phase clinical and translational development program, including pharmacokinetic, dose-ranging, and exploratory mechanistic studies conducted under ICH-GCP compliance in India, Indonesia, and Malaysia. These studies have provided data on pharmacokinetics, dose–response characteristics, tolerability, and biological plausibility. Investigator’s Brochures (IBs) were prepared in accordance with ICH-GCP standards and approved by the respective national ethics committees. The collective data and IBs are expected to support a consolidated, updated IB for future clinical applications under U.S. FDA and NPRA oversight, including the planned Phase II/III trial.

SKF7® (marketed in Malaysia since 2017 as Labeesity SKF7® – MAL23066122TC) is being developed for the management of abdominal obesity and related metabolic disorders. In Malaysia, the product is registered as a traditional medicine with a maximum recommended daily intake of 750 mg. Since 2017, use of the product in Malaysia has offered supplementary insight into its use and tolerability alongside formal clinical data. To date, the Company has completed a nonclinical program encompassing efficacy and toxicology studies in cell-based, rodent, and non-rodent models, one human pharmacokinetic study in 12 healthy volunteers, and two randomized, placebo-controlled clinical trials involving 253 participants. Human proteomic analyses on the Malaysian cohort were also performed to further characterize molecular mechanisms of action relevant to metabolic regulation.

SKF7® was the subject of two New Dietary Ingredient Notifications (NDINs) submitted to the FDA pursuant to 21 U.S.C. § 350b(a)(2) and 21 CFR Part 190.6. NDIN No. 1143 (2020) was accepted for a recommended maximum daily intake of 300 mg, and NDIN No. 1250 (2022) for 750 mg. Each notification included information on identity, manufacturing controls, and product quality consistent with the FDA’s botanical-drug framework. These submissions collectively provide a regulatory and scientific foundation that supports future IND preparation under the same framework.

The Company plans to conduct a randomized, double-blind, placebo-controlled multicenter Phase II/III trial to evaluate SKF7® in adults with abdominal obesity and related metabolic disorders. The objectives are to confirm dose-response observations from prior Phase II trials in Malaysia and Indonesia and to further assess tolerability, safety, and metabolic outcomes under regulatory supervision.

The planned Phase II/III trial will be guided by the FDA’s Obesity and Overweight: Developing Drugs and Biological Products for Weight Reduction — Guidance for Industry (January 2025, Clinical/Medical, Revision 2) and additional outcomes from meeting and engagements with the US FDA. The study will employ objective measures of abdominal fat as co-primary endpoints, including waist circumference and waist-to-height ratio, which are internationally recognized indicators of cardiometabolic risk. Secondary assessments are expected to include mean percentage change (Mean Δ%) in body weight and BMI, selected lipid and glycemic parameters, and patient-reported outcomes related to metabolic well-being.

Key design elements under consideration include a randomized, double-blind, placebo-controlled, parallel-group format enrolling adults with abdominal obesity and metabolic disorders. Two or more SKF7® dose levels may be tested based on prior pharmacokinetic and clinical findings. The treatment period is expected to last at least six months, with an optional follow-up for durability assessment. Data collection and safety monitoring will follow ICH-GCP standards under the oversight of an independent data-monitoring committee. The clinical protocol, statistical analysis plan, and overall study design parameters will be further refined in consultation with prospective principal investigators, the FDA, and the NPRA during planned Pre-IND meetings.

The Company has completed a comprehensive GLP-compliant preclinical toxicology program encompassing genotoxicity studies (bacterial reverse mutation, mammalian chromosomal aberration, and micronucleus tests), acute toxicity, sub chronic (90-day) and chronic (1-year rodent and 9-month non-rodent) toxicity studies, cardiovascular safety pharmacology, and pharmacokinetic assessments in both rodent and non-rodent models.

Before submitting the IND, the Company plans to:

1.	Finalize the Phase II/III clinical protocol, statistical analysis plan, investigator’s brochure, and informed-consent materials.

2.	Consolidate pharmacology, toxicology, and pharmacokinetic datasets and perform any additional bridging studies that may be requested by regulators.

3.	Prepare Chemistry, Manufacturing, and Controls (CMC) documentation consistent with the Botanical Drug Development Guidance, leveraging data from prior NDIN submissions where applicable.

4.	Harmonize assay and endpoint procedures across study sites to ensure data comparability.

5.	Submit a Pre-IND briefing package and conduct formal meetings with the FDA and Malaysia’s National Pharmaceutical Regulatory Agency (NPRA) to confirm expectations for data content, clinical conduct, and safety monitoring.

The FDA’s Botanical Drug Development Guidance permits reliance on prior human experience and ICH-GCP–compliant foreign studies when supported by appropriate chemistry, manufacturing, and controls (CMC) and nonclinical data. The SKF7® program includes two randomized Phase II studies and a human pharmacokinetic study that together provide descriptive data for dose selection and safety evaluation. The proposed Phase II/III trial is intended to be conducted under the IND and will provide additional clinical evidence regarding the safety and potential metabolic effects of SKF7®. Its conduct and outcome will depend on regulatory feedback, study performance, and available resources. There can be no assurance that the trial will proceed as planned, that regulators will accept prior data, or that future results will demonstrate safety or efficacy.

KPH1™ (Pervira® – Kaempferia parviflora standardized extract)

In parallel with the SKF7® program, the Company is developing KPH1™ (Pervira® – MAL23036144TC) for ischemic and cardiometabolic disorders. In Malaysia, the product is registered as a traditional medicine with a maximum recommended daily intake of 200 mg. The product has been marketed since 2023 under the brand name Pervira® and has offered supplementary insight into its use and tolerability. It has completed GLP-compliant toxicology and preclinical efficacy studies addressing vascular function, myocardial energy regulation, and endothelial recovery.

The Company plans to conduct harmonized, double-blind, randomized, placebo-controlled Phase I/II trials in adults with age-related cardiometabolic and endothelial disorders. The primary objectives are to evaluate human safety, tolerability, and pharmacokinetic parameters and to identify exploratory vascular and metabolic signals and biomarker changes.

Key design elements under consideration include a randomized, double-blind, placebo-controlled, parallel-group format enrolling adults aged 40 years and above with one or more cardiometabolic risk factors. The treatment period is expected to last 12 weeks or more, with follow-up for safety assessment. Both studies will share a unified governance structure, harmonized protocols, and centralized data management guided by ICH principles. The clinical protocol, statistical analysis plan, and study endpoints will be further refined in consultation with the principal investigators, the FDA, and the NPRA during planned Pre-IND meetings.

To support IND submission, the Company has completed a GLP-compliant 90-day subchronic oral toxicity study in rodents with integrated toxicokinetic and pathology assessments. Additional preclinical studies that may be required before initiating Phase I/II clinical trials include genotoxicity assessments (bacterial reverse mutation test, mammalian chromosomal aberration test, and micronucleus tests), acute toxicity evaluation, and safety pharmacology studies with particular focus on cardiovascular function given the therapeutic indication. The final scope of preclinical requirements will be determined through Pre-IND consultation with the FDA and NPRA.

Before IND submission, the Company plans to:

1.	Finalize the Phase I/II protocol, statistical analysis plan, investigator’s brochure, and informed-consent materials.

2.	Consolidate pharmacology, toxicology, and pharmacokinetic datasets and conduct bridging analyses if requested by regulators.

3.	Provide appropriate CMC documentation according to the Botanical Drug Guideline.

4.	Establish harmonized assay and endpoint procedures across study sites to ensure data comparability.

5.	Submit a Pre-IND briefing package and hold formal meetings with the FDA and NPRA to confirm expectations for data content, clinical conduct, and safety monitoring.

The FDA’s Botanical Drug Development Guidance permits reliance on prior human experience and ICH-GCP–compliant foreign studies when supported by appropriate CMC and nonclinical data. The Pervira® program includes a completed GLP-compliant 90-day sub chronic oral toxicity study in rodents with integrated toxicokinetic and pathology assessments, pharmacodynamic assessments, and manufacturing standardization of its active botanical fraction containing not less than 8% 5,7-dimethoxyflavone (5,7-DMF), providing a foundational component of the data package to support early human testing.

The planned Phase I/II program is intended to provide preliminary evidence of human safety, tolerability, and vascular-function signals for Pervira® (KPH1™). Progression to later-stage trials will depend on regulatory feedback, study outcomes, and available resources. There can be no assurance that the trials will proceed as planned, that regulators will accept the data, or that subsequent studies will confirm safety or efficacy.

Unified Regulatory and Scientific Framework

Both SKF7® and KPH1™ are being advanced under a unified regulatory and scientific framework aligned with the FDA’s Botanical Drug Development Guidance for Industry and the National Pharmaceutical Regulatory Agency (NPRA) requirements in Malaysia. The existing data packages for these candidates will be reviewed by the FDA and NPRA to determine whether they are sufficient to support Pre-IND or CTIL/CTX consultation and the design of subsequent clinical studies, or whether additional studies will be required prior to IND submission.

Other Assets

In addition to its lead and parallel programs, the Company is advancing additional product candidates leveraging its proprietary botanical-drug development platform. These include:

●	MKS-5® (Starpril®) – A formulation based on Orthosiphon stamineus, intended for the management of rheumatoid arthritis and inflammation-related joint conditions. The product is approved and commercially available in Malaysia under registration MAL25046106TC, with expansion planned to additional markets.

●	Next-Generation Candidates – Programs developing new compositions, formulations, and delivery approaches derived from lead assets to expand therapeutic indications and strengthen differentiation, intellectual property, and clinical value.

These findings are not sufficient to establish safety or efficacy, and there can be no assurance that future studies will confirm these results or that regulatory approval will be obtained. Collectively, these programs reflect the Company’s ongoing commitment to advancing evidence-based botanical therapeutics within a unified regulatory and scientific framework. Future development activities will depend on regulatory feedback, study outcomes, and available resources.

Research and Development Vendors

Medikra conducts its research and development activities through independent laboratories, consultants and academic collaborators engaged under respective service agreements. These arrangements support the Company’s preclinical, analytical, and translational programs, allowing it to maintain scientific oversight, regulatory compliance, and ownership of all data and results generated.

During fiscal years 2023 and 2024, Medikra’s research and development expenditures were primarily directed toward activities conducted under the KPH1™ program, a collaborative project administered by the Academy of Sciences Malaysia (ASM) through the Ministry of Science, Technology and Innovation’s (MOSTI) i-Connect Program. The agreement between Medika Natura and ASM was executed on April 5, 2022. The ASM project remains ongoing and has been extended through November 30, 2026 to complete the clinical-trial component of the program, with milestone-based progress reimbursements administered through ASM based on verified deliverables. The program focuses on advancing a proprietary standardized extract of Kaempferia parviflora (KPH1™), developed by Medika Natura for studies related to ischemic heart disease and aging. Under the ASM framework, Medikra, as project leader, is responsible for implementing the approved scope and work packages and complying with applicable reporting, verification, and other program requirements, while ASM administers the grant framework, including verification of milestone deliverables and administration of progress reimbursements, and retains customary rights to suspend or withhold reimbursements and exercise termination remedies in specified circumstances. To implement this program, an independent research service provider (the “Research Vendor”) was appointed as a vendor to deliver preclinical toxicology studies and related activities. For the six-month period ending June 30, 2025, our research and development expenditures reflects the additional engagement with the University of Malaya (UM) under the same framework to conduct preclinical efficacy studies supporting the KPH1™ program. The UM engagement represents a preclinical work package under the ASM i-Connect project and was implemented through a back-to-back research services contract with UM.

The engagement with the Research Vendor and the University of Malaya was structured through service agreements operating back-to-back with the underlying government grant. Under this framework, both organizations performed and delivered work packages aligned with approved milestones, timelines, and financial allocations. The UM in vivo work has been completed, and we expect to receive UM’s final report in the first quarter of 2026. All payment obligations payable to UM under the UM contract have been fully paid. All contractual obligations were completed under these agreements, and all deliverables are verified and accepted by the relevant grant authorities. The agreements include provisions governing confidentiality, data integrity, intellectual-property ownership (retained by Medikra), milestone-based payments upon completion of verified deliverables, and termination rights for cause or convenience. The quantification of payment obligations, including the applicable milestone-based payment and reimbursement schedules, is set forth in the agreements and related project documentation filed as exhibits to this registration statement. The ASM agreement also includes customary term and termination provisions applicable to the project and its extension through November 30, 2026, and the UM contract includes customary term and termination provisions, including termination by notice and termination for material breach subject to a cure period, although the UM work packages have been completed.

The Research Vendor and the University of Malaya are independent third-party entities with no ownership interest or related-party affiliation with Medikra or its officers and directors. Fees paid under these arrangements accounted for 100% of Medikra’s total research expenses in fiscal year 2023, approximately 93% in fiscal year 2024, and a comparable proportion during the six-month interim period ended June 30, 2025. While this structure has enabled efficient delivery of Medikra’s R&D programs within a regulated and grant-compliant framework, reliance on a limited number of external parties for the majority of research activities represents a concentration of operational risk that could affect the timing or continuity of future development activities if any such relationships were disrupted. Medikra expects to progressively diversify its R&D vendor base as its programs advance into later-stage clinical trials and as new regional and international collaborations are established to support scalability, compliance, and data integrity across jurisdictions.

PlantBio Center and Cultivation Area: Precision Cultivation of Medicinal Plants

The PlantBio Center is being developed as Medikra’s facility for the future cultivation, optimization, and standardization of Labisia pumila var. alata, the botanical source used in SKF7®. The plant DNA barcode is documented in the Company’s New Dietary Ingredient Notification (NDIN 1143 and 1250) dossiers submitted to the FDA.

The center will operate under Good Agricultural and Collection Practices (GACP/GAP) and will apply plant biotechnology, molecular analytics, and controlled propagation to ensure consistency, quality, and sustainability. Planned activities include phenotype–genotype correlation studies, chemotypic profiling, DNA barcoding, and clonal propagation to maintain traceability and reproducibility of the source material used in SKF7® development.

The PlantBio Center will also function as a coordination and quality-control hub for the Company’s partnered GACP-certified cultivators, providing technical oversight, propagation supervision, and post-harvest validation to ensure raw-material integrity and compliance with international botanical-drug standards.

Botanical Raw Material Supply and Control

At present, Medikra does not own agricultural land for the cultivation of Labisia pumila, the source plant for SKF7®. The Company currently maintains supply relationships for its botanical raw materials, including Labisia pumila, and has entered into nondisclosure agreements and initiated discussions with potential cultivation partners. Following the completion of this offering, Medikra intends to formalize partnership agreements to develop a diversified, Good Agricultural and Collection Practice (GACP)–compliant and Forest Stewardship Council (FSC)–certified cultivation network with an aggregate cultivation area of approximately 1,000 acres (about 405 hectares), to be established progressively in stages beginning in 2026. This expanded sourcing strategy is designed to mitigate supply chain risk, enhance quality control, and ensure adequate raw material availability to support the Company’s growth objectives. Implementation of such agreements remains subject to financing, partner selection, and local regulatory approvals, and there can be no assurance that these agreements will be finalized on the anticipated timeline, scale, or terms.

Standardized harvest windows and post-harvest protocols will be applied to ensure bioactive reproducibility and full batch-to-batch traceability, consistent with the WHO Guidelines on Good Agricultural and Collection Practices (GACP) for Medicinal Plants, which emphasize correct species identification, authenticated propagation materials, appropriate environmental conditions, and traceable documentation throughout cultivation and collection.¹ Each batch of Labisia pumila raw material will undergo verification and quality testing, including phytochemical evaluation and marker-compound quantification, in line with internationally recognized quality-assurance frameworks.³

Each lot will also be analyzed for contaminants such as heavy metals, microbial limits, and pesticide residues in accordance with applicable regulatory standards and the Company’s internal specifications. These procedures align with both the WHO GACP guidance and Malaysia’s SIRIM/MOA 1:2017 Good Practice for Primary Processing of Post-Harvested Herbs, which prescribes auditable requirements for washing, drying, sorting, and final QC₂ testing to ensure the chemical integrity and safety of herbal substances.² Furthermore, SKF7® raw-material control follows the principles described by van Breemen et al. (2007), emphasizing authenticated sourcing, macroscopic/microscopic or chemical verification (e.g., HPLC fingerprinting), and contaminant screening to prevent misidentification.³

These procedures are similarly applied to other botanical raw materials used in the Company’s product portfolio, where applicable, and align with the FDA’s Botanical Drug Development Guidance for Industry (2016), which emphasizes source control, raw-material authentication, and contaminant testing as prerequisites for demonstrating batch-to-batch consistency. The Company notes that the above practices have already been documented and reviewed as part of its U.S. FDA New Dietary Ingredient Notifications (NDIN No. 1143 [2020] and No. 1250 [2022]) for SKF7®, which include descriptions of source control, plant verification, and contaminant-testing protocols consistent with GACP and WHO quality-assurance principles.

This vertically integrated cultivation and quality-assurance framework is intended to secure a sustainable, traceable, and compliant raw-material supply for both nutraceutical and pharmaceutical-grade applications, consistent with global regulatory expectations.

Manufacturing and Quality Control

Manufacturing (Extraction and Finished Product Capabilities)

We do not currently own or operate facilities for the commercial manufacture of our finished products. Final product manufacturing is carried out by third-party contract manufacturing organizations (CMOs) that are certified under GMP standards, including compliance with the Pharmaceutical Inspection Co-operation Scheme (PIC/S). These partners operate under our quality management oversight to ensure consistency, scalability, and regulatory compliance. While we maintain long-standing relationships with our manufacturing partners, we are not contractually obligated to exclusively use any specific manufacturer or supplier.

For the extraction and production of our active pharmaceutical ingredients (APIs), new dietary ingredients, and standardized botanical extracts, including SKF7®, we currently utilize the extraction facilities of strategic partners. These operations employ our proprietary and patented extraction methods. Our internal technical team retains full end-to-end control over the development and production process, including raw material sourcing, production of botanical extracts, formulation, packaging, and compliance documentation. All API production is conducted in accordance with applicable regulatory and quality standards.

Planned Manufacturing Scale-Up

To support future scalability, Medikra, through its subsidiary, plans to establish a dedicated, state-of-the-art extraction facility to produce nutraceutical- and pharmaceutical-grade botanical extracts. The facility is being designed as a modular and progressively scalable operation, incorporating advanced extraction technologies aimed at preserving the bioactivity and therapeutic integrity of plant-derived compounds.

We intend for the facility to be integrated with Medikra’s upstream GACP-certified cultivation network and PlantBio Center, with the goal of ensuring a closed-loop production model from verified raw-material sourcing through extraction and final product formulation. It is expected to include integrated laboratories for quality control and research and development to support comprehensive testing of raw materials, in-process samples, and finished products, while also enabling continued product innovation. The facility will be designed to comply with Malaysia’s GMP standards, Halal certification requirements, NPRA regulations, FDA guidance for botanical drug development, and applicable European Union standards for plant-based medicinal products. Implementation remains subject to the completion of detailed design, permitting, and financing, and there can be no assurance that construction or operations will be completed within the expected timeframe.

Quality Control Framework

All nutraceutical and pharmaceutical grade products are currently manufactured in GMP certified and Halal certified facilities. Quality control measures extend across the full value chain, from raw material authentication through extraction, in process testing, and finished product release. Our internal team applies analytical methods, including chromatographic and spectroscopic assays, to characterize polyphenolic composition and other key constituents, supporting batch to batch consistency as documented in our FDA New Dietary Ingredient notification, the EFSA Novel Food authorization and future IND submissions.

The Company’s quality-control framework is underpinned by a closed-loop system combining GACP sourcing, proprietary extraction, and GMP manufacturing. This structure provides traceability from cultivation to final product and supports compliance with Chemistry, Manufacturing, and Controls (CMC) requirements for late-stage clinical development and regulatory submissions.

Quality Control

We maintain rigorous quality control protocols across all stages of product development and manufacturing. Our quality assurance framework is designed to ensure consistency, safety, and regulatory compliance, and includes the following elements:

●	Batch-to-batch standardization using established analytical platforms such as high-performance liquid chromatography (HPLC) or liquid chromatography mass spectrometry (LC-MS).

●	Quantification of bioactive markers, including gallic acid, which is standardized at not less than 2% in SKF7®.

●	Compliance with international regulatory requirements, including Malaysia’s NPRA Drug Registration Guidance Document, CFR 21 regulations, GMP under the Pharmaceutical Inspection Co-operation Scheme (PIC/S), and MS2424: Halal Pharmaceutical standards.

●	Use of regulatory-accepted pharmaceutical excipients to support global commercialization pathways.

●	Finished product testing, including stability assessments and analytical validations to confirm integrity, potency, and reproducibility over shelf life.

This integrated quality control system is intended to support alignment with Chemistry, Manufacturing, and Controls (CMC) requirements for late-stage clinical development and eventual regulatory submissions.

References

1.	World Health Organization. WHO Guidelines on Good Agricultural and Collection Practices (GACP) for Medicinal Plants. Geneva: WHO; 2003.

2.	SIRIM Berhad & Ministry of Agriculture and Agro-Based Industry Malaysia. SIRIM/MOA 1:2017 – Good Practice for Primary Processing of Post-Harvested Herbs. Selangor: SIRIM Berhad; 2017.

3.	van Breemen RB, Fong HHS, Farnsworth NR. “The Role of Quality Assurance and Standardization in the Safety of Botanical Dietary Supplements.” Chem Res Toxicol. 2007 Apr; 20(4): 577–582. doi:10.1021/tx7000493 (NIHMS 63281, UIC/NIH Center for Botanical Dietary Supplements Research).

Dual-Path Commercialization Strategy

We pursue a dual-path commercialization strategy that advances both nutraceutical and pharmaceutical development programs in parallel. This approach enables near-term revenue generation through functionally positioned health products, while supporting long-term pharmaceutical development through formal regulatory pathways. The strategy is underpinned by a shared scientific and clinical infrastructure and enables synergistic use of nonclinical and clinical data across both domains.

Nutraceutical Pathway: Functional Health and Market Entry

Through our wholly owned subsidiary, Medika Natura, we have launched or are actively commercializing a portfolio of standardized botanical products positioned as nutraceuticals in Malaysia. These include:

Product	Botanical Source	Dosage	Standardization	Regisration in Malaysia
Labeesity SKF7® (Standardized extract – Labisia pumila; SKF7®)	Labisia pumila	187.5 mg per capsule (maximum recommended daily intake: 750 mg)	Not less than 2% gallic acid	MAL23066122TC
Pervira® (Standardized extract – Kaempferia parviflora; KPH1™)	Kaempferia parviflora	100 mg per capsule (maximum recommended daily intake: 200 mg)	Not less than 8% 5,7-dimethoxyflavone	MAL23036144TC
Starpril® (Standardized extract – Orthosiphon stamineus; MKS5®)	Orthosiphon stamineus	187.5 mg per capsule (maximum recommended daily intake: 750 mg)	Not less than 1.0% rosmarinic acid; Not less than 0.05% sinensetin	MAL25046106TC

These products are manufactured in facilities that are certified under applicable GMP standards, comply with MS 2424: Halal Pharmaceutical requirements, and are registered and regulated by the NPRA of Malaysia. Labeesity SKF7® has also received classification approval in Saudi Arabia, and registration processes are in progress for Pervira® and Starpril® in Saudi Arabia and Germany. SKF7® is currently under regulatory review in South Korea for classification as a Health Food. The timing and outcome of these registration processes remain subject to review and approval by the respective regulatory authorities, and there can be no assurance that additional approvals will be granted or that any approvals already obtained will remain in effect.

Planned U.S. Commercialization

We intend to initiate the commercialization of our lead bioactive formulation, currently marketed as Labeesity SKF7® in Malaysia, in the United States beginning in 2026 under the FDA NDI and U.S. Patent and Trademark Office (USPTO) patent frameworks. The final product name or brand used in the United States may differ depending on trademark and market-positioning considerations. Our commercialization strategy is focused on a nutraceutical positioning as a dietary supplement, marketed for functional metabolic-health support rather than as a therapeutic product.

We expect to have sufficient funds on hand following this offering to initiate our planned U.S. commercialization activities, including regulatory-compliance expenditures, initial inventory and logistics setup, and early-stage marketing and consumer-education initiatives. However, the timing and scale of commercialization will depend on the amount of net proceeds received in this offering and our allocation of proceeds across corporate priorities. We may seek additional funding to expand commercialization beyond initial launch activities. See “Use of Proceeds” and “Risk Factors—Risks Related to Commercialization” for additional information

Planned operations include:

●	Distribution Model: Initial entry through e-commerce and specialty-health channels, focusing on direct-to-consumer platforms, online retail, and physician-dispensing nutraceutical programs. Expansion into major retail-pharmacy and wellness chains may follow, subject to demonstrated demand and operational readiness.

●	Marketing Approach: Evidence-based branding emphasizing clinical validation, natural origin, and compliance with MS2424: Halal Pharmaceuticals and GMP standards. Marketing activities are expected to include digital campaigns, targeted healthcare-professional education, and collaborations with integrative-medicine providers to reach early-adopter consumer segments.

●	U.S. Operations: Establishment of a U.S. nutraceutical distribution subsidiary and/or distribution partners, supported by qualified third-party logistics (3PL) providers for warehousing and fulfillment. Customer-service, digital-marketing, and medical-affairs functions will be developed internally or through strategic partners.

●	Anticipated Costs: We expect U.S. commercialization costs to consist primarily of regulatory-compliance expenditures, marketing and consumer-education initiatives, logistics and distribution setup, and working capital for initial inventory. A significant portion of early expenditures is expected to relate to digital-marketing and brand-development activities.

●	Obstacles and Risks: Principal challenges to U.S. commercialization include:

i	competition from established dietary-supplement brands;

ii	the need to educate consumers to distinguish SKF7® from unverified herbal products;

iii	development of new distribution relationships;

iv	regulatory limitations on permissible structure-function claims under U.S. dietary-supplement law:

v	potential delays in trademark registration or market authorization in certain states may postpone launch timelines or restrict distribution channels;

vi	evolving FDA labeling, adverse-event-reporting, or quality-control requirements could increase compliance costs and require periodic product relabeling or reformulation;

vii	dependence on international logistics and cross-border supply of botanical materials introduces risk of disruption due to transportation bottlenecks, customs delays, or changing trade policies; and

viii	broader macroeconomic conditions, including currency-exchange fluctuations, inflationary pressures, or shifts in consumer spending on wellness products, may affect the cost structure and revenue trajectory of U.S. operations.

Medikra views the FDA NDI and USPTO patent frameworks as foundational elements of its regulatory and intellectual-property strategy. Although there can be no assurance of success, the Company may, in the future, evaluate the feasibility of submitting an IND application should additional clinical data support potential therapeutic development pathways in selected metabolic or women’s-health indications. Any such evaluation would remain subject to further regulatory review and capital availability. No Investigational New Drug (IND) application has been filed with the FDA.

Global Market Expansion

Medikra’s commercialization strategy is being implemented in phases. The first phase focuses on the planned U.S. launch of SKF7® under the FDA NDI framework. The final product name or brand used in the United States may differ depending on trademark availability and market-positioning considerations. In parallel, regulatory submissions are in progress in South Korea, Saudi Arabia, and Germany, with additional submissions planned across the APAC region, the European Union, and the Gulf Cooperation Council (GCC) region. Regional launches are expected to be supported by local distribution partners, physician-engagement initiatives, and branding strategies adapted to local regulatory requirements. The timing and scope of these activities may vary depending on regulatory outcomes, market conditions, and available resources, and there can be no assurance that any planned submissions or commercial launches will be completed as anticipated.

Strategic Role of Nutraceutical Commercialization

Medikra is pursuing nutraceutical commercialization of Labeesity SKF7®, Pervira®, Starpril®, and other proprietary botanical formulations as part of a dual-track approach intended to establish early market presence, support brand recognition, and collect real-world information on product safety and tolerability. Nutraceutical activities are separate from pharmaceutical drug development but may provide general insights that could inform the design of future clinical studies.

These initiatives are also expected to promote collaboration with healthcare professionals, regulators, and prospective partners by demonstrating product acceptance and cultural alignment in several markets. While there can be no assurance that these efforts will mitigate development risk or facilitate regulatory progress, Medikra believes that this integrated strategy may provide a framework for long-term planning across both nutraceutical and pharmaceutical pathways.

Distinction Between SKF7® and Labeesity SKF7®

SKF7® is a standardized botanical ingredient derived from Labisia pumila and protected under U.S. Patent No. 12,403,166 B2, which defines its composition and manufacturing parameters. The patented extract contains multiple classes of naturally occurring compounds, including flavonols (myricetin, quercetin, rutin), flavanols (catechin, epigallocatechin), flavanones (naringenin), and flavones (apigenin). Other identified components include hydroxybenzoic acids (gallic acid, methyl gallate, protocatechuic, salicylic, syringic, and vanillic acids), hydroxycinnamic acids (caffeic and m-coumaric acids), phenolic alcohols (pyrogallol), organic acids (fumaric and succinic acids), vitamins and vitamin precursors (ascorbic acid), saponins (ardisiacrispin A and ardisicrenoside A), alkylphenols (irisesorcinol), and fatty acids (α-linolenic, linoleic, oleic, palmitic, and stearic acids). All compounds were detected in multiple production lots, indicating batch-to-batch compositional consistency under standardized manufacturing conditions.

SKF7® has received acceptance as a New Dietary Ingredient (NDI) under the U.S. Food and Drug Administration (FDA) framework and as a Novel Food under the European Food Safety Authority (EFSA). These determinations apply only to the ingredient form and confirm that it met the applicable regulatory requirements for use in dietary-supplement and food contexts evaluated by those authorities. Under the FDA notifications, SKF7® was accepted for use at 300 mg/day (NDIN No. 1143, 2020) and 750 mg/day (NDIN No. 1250, 2022). The EFSA opinion supports its safety for the general adult population, excluding pregnant and lactating women, at an intake level of up to 350 mg/day. These opinions do not constitute marketing authorization or drug approval and are limited to the specific formulation, manufacturing controls, and conditions of use reviewed. There can be no assurance that the FDA or other regulatory agencies will reach similar conclusions for other intended uses or dosage forms.

Within Medikra’s development programs, SKF7® designates the pharmaceutical-grade active ingredient undergoing nonclinical evaluation as a candidate for potential development under the U.S. Food and Drug Administration’s (FDA) Investigational New Drug (IND) and New Drug Application (NDA) pathways. Labeesity SKF7® is a consumer nutraceutical marketed in Malaysia that contains the same standardized extract as its active ingredient. In Malaysia, the product is registered as a traditional medicine with a maximum recommended daily intake of 750 mg. Although both products share the same composition, SKF7® refers specifically to the investigational substance evaluated for prescription-drug development, whereas Labeesity SKF7® represents the commercial dietary-supplement product that is not part of the IND or NDA program. The timing, scope, and outcomes of any future nonclinical or clinical development activities involving SKF7® remain subject to further regulatory review, and there can be no assurance that additional approvals will be obtained. No Investigational New Drug (IND) or New Drug Application (NDA) has been filed with the FDA for SKF7®.

Distinction Between KPH1™ and Pervira®

KPH1™ is Medikra’s standardized botanical ingredient derived from Kaempferia parviflora and characterized to contain not less than 8% 5,7-dimethoxyflavone (5,7-DMF). In Malaysia, the product is registered as a traditional medicine with a maximum recommended daily intake of 200 mg. KPH1™ serves as the Company’s pharmaceutical-grade active ingredient and has completed preclinical safety, pharmacokinetic, and pharmacodynamic evaluations in compliance with Organisation for Economic Co-operation and Development (OECD) and International Council for Harmonisation (ICH) guidelines.

Pervira® is the formulated product that contains KPH1™ as its active ingredient. It is marketed in Malaysia as a nutraceutical product. While both share the same standardized extract, KPH1™ designates the investigational substance being advanced through Medikra’s preclinical and clinical development framework, whereas Pervira® refers to the consumer-brand dietary-supplement product.

Any future clinical development, regulatory submissions, or marketing authorizations for KPH1™ will remain subject to additional review and approval by the relevant authorities, and there can be no assurance that such approvals will be obtained. No Investigational New Drug (IND) or New Drug Application (NDA) has been filed with the FDA for KPH1™.

Pharmaceutical Pathway: Clinical Development and Regulatory Advancement

SKF7® is being advanced through a pharmaceutical development pathway targeting metabolic–endocrine and women’s-health indications. Its preclinical program demonstrated glucose and lipid regulation, anti-inflammatory activity, and selective reduction of adiposity in established models of metabolic dysfunction.

Two randomized, placebo-controlled Phase II trials conducted in Malaysia and Indonesia under ICH-GCP guidelines established human safety, tolerability, and preliminary efficacy, showing significant reductions in waist circumference and waist-to-height ratio. A pharmacokinetic study in India characterized absorption and exposure parameters supporting dose optimization.

These data, together with a complete OECD-GLP toxicology package and established GMP manufacturing controls, provide the foundation for global advancement. A multicenter Phase III trial evaluating SKF7® in abdominal obesity and type 2 diabetes mellitus is planned.

In parallel, Medikra is advancing KPH1™, a second candidate derived from Kaempferia parviflora targeting ischemic heart disease, sarcopenia, and endothelial dysfunction, with a first-in-human trial planned for 2026.

Aligned Commercial Execution Across Tracks

Medikra Inc, through its wholly owned subsidiary Medika Natura, is advancing a diversified development strategy across consumer health and pharmaceutical segments. This dual-track approach enables the company to leverage scientific and operational synergies while targeting distinct regulatory and commercial pathways.

Pharmaceutical candidates under development include KPH1™ and MKS-5®, both of which are at the preclinical stage. KPH1™ has completed efficacy studies in established in vivo models of ischemic heart disease and aging-related decline. The program is supported by molecular profiling studies, including single-nuclei RNA sequencing, bulk RNA sequencing, and small RNA sequencing, which aim to elucidate mechanistic pathways and assess target engagement. A 90-day GLP-compliant toxicology study is currently in progress.

The advancement of KPH1™ and MKS-5® will depend on emerging preclinical data, operational readiness, and the timing of engagement with applicable regulatory authorities. All studies are conducted in accordance with internationally accepted standards, including the ICH-GCP and the Organization for Economic Co-operation and Development (OECD) principles of GLP.

Dual-Track Revenue Strategy

The Company’s business model is designed to support two primary sources of revenue:

●	Near-term revenue from the commercialization of nutraceutical products under the Medika Natura brand in selected regulated jurisdictions

●	Long-term revenue from the development and potential commercialization of prescription drug candidates, including through strategic collaborations and licensing agreements, subject to regulatory approval

This dual-track strategy is intended to enable parallel progress in both consumer and pharmaceutical markets, enhance the potential return on scientific investment, and provide flexibility in capital allocation and risk management across development timelines.

Brand Differentiation and Strategic Strengths

We believe that Medikra’s brands are distinguished by their foundation in proprietary, standardized bioactive ingredients supported by rigorous scientific research and clinical validation. Unlike many products in the botanical and nutraceutical markets, Medikra integrates patented bioactive compounds into finished products that meet pharmaceutical-grade quality standards, combining natural origin with pharmaceutical-level rigor.

Our key differentiators include:

●	Proprietary Ingredients with Intellectual Property Protection: Each brand is anchored by patented and proprietary botanical extracts exclusively formulated and controlled by Medikra, providing market exclusivity and strong barriers to entry.

●	Evidence-Based Formulations: Product development is supported by comprehensive preclinical research and randomized controlled clinical trials conducted in compliance with internationally recognized standards, including ICH-GCP and GLP, ensuring safety and efficacy.

●	Dual Regulatory Pathways: Medikra’s dual-path commercialization strategy enables near-term market access through nutraceutical products while pursuing long-term pharmaceutical development, thereby potentially broadening market reach and enhancing investment appeal.

●

Manufacturing and Quality Assurance: Products are manufactured in GMP- and Halal-certified facilities with stringent quality control protocols, ensuring consistency, safety, and compliance with regulatory requirements across several jurisdictions.

●	Targeted Market Positioning: Medikra’s brands focus on high-demand health areas with unmet needs, including metabolic health, cardiovascular aging, and joint health, enabling effective penetration into growing consumer and clinical markets.

These attributes collectively position Medikra’s brands as premium, science-based offerings, providing a competitive advantage through innovation, quality, and regulatory compliance.

Limitations and Challenges

Despite the above listed strengths, our business is subject to several limitations and challenges:

●	Our clinical studies to date have been limited in size, geography, and duration, and may not be predictive of results in larger or more diverse populations.

●	As a botanical drug developer, we face regulatory uncertainty, including the possibility that agencies may require additional or longer studies before granting approval, which could delay commercialization.

●	Our dual-track model exposes us to risks in both nutraceutical and pharmaceutical markets, including intense competition, pricing pressure, and the possibility that regulatory pathways may diverge from our expectations.

●	We rely on third-party cultivation partners for raw material supply and have not yet scaled our planned cultivation and manufacturing facilities, which may pose risks to supply consistency and cost structure.

●	We have limited commercialization infrastructure outside Malaysia, and successful entry into the United States, South Korea, Germany, Saudi Arabia, or other markets will depend on securing regulatory approvals and establishing effective partnerships. Our clinical trials for prescription-grade programs may not be successful, and we may not obtain regulatory approval or achieve commercialization of our product candidates. There can be no assurance that such approvals, partnerships, or commercialization efforts will occur within the expected timeframe or at all.

Commercialization and Development Progress

This section outlines our commercialization progress, development milestones, and regulatory pathways across both nutraceutical and pharmaceutical programs. Our integrated platform supports dual operations in consumer health and drug development, enabling early market entry through approved nutraceuticals while advancing long-term pharmaceutical assets toward clinical validation.

In Malaysia, Labeesity SKF7®, Pervira®, and Starpril® are approved and commercially available through clinical, pharmacy, and direct-to-consumer channels. Starpril® is targeted for launch in Q1 2026. Regulatory acceptance has been obtained or is under review in the United States, South Korea, Saudi Arabia, and the European Union, with initial market entries expected beginning in 2026, subject to regulatory timelines and market conditions.

On the pharmaceutical front, SKF7® has completed Phase I and Phase II clinical trials in India, Malaysia, and Indonesia. Planned multicenter, randomized, double-blind, placebo-controlled clinical trials include a Phase II/III study of SKF7® targeting abdominal obesity and metabolic dysfunction and a Phase I/II study of KPH1™ in ischemic heart disease (IHD). The SKF7® trial will evaluate efficacy, dose response, and safety in adults with central obesity and related metabolic dysfunction. KPH1™, a standardized Kaempferia parviflora extract, has completed GLP-compliant pharmacology, molecular profiling, and toxicology studies. The planned KPH1™ study will assess safety, pharmacokinetics, and preliminary efficacy in improving cardiac and vascular function in ischemic and aging-related conditions. We have not yet submitted an IND application or pre-IND request to the FDA for these programs. Trial commencement remains contingent upon the availability of funding and the successful completion of earlier-stage studies.

There can be no assurance that any product candidate will demonstrate comparable results in humans, receive regulatory approval, or achieve commercial success.

Nutraceutical Commercialization Timeline

(Labeesity SKF7®, Pervira®, Starpril®)

Year	Country / Region	Product(s)	Milestone(s)
2025	Malaysia	Labeesity SKF7®, Pervira®, Starpril®	All products approved by NPRA. Labeesity SKF7® and Pervira® are commercially available via clinics, pharmacies, and direct-to-consumer channels. Starpril® is targeted for Q1 2026 launch.
2026	United States	SKF7® and KPH1™ (ingredient brands)	Go-to-market activities for SKF7® are planned following its acceptance as a NDI by the FDA. An NDI submission for KPH1™ is anticipated. Entry into over-the-counter (OTC) and nutraceutical distribution channels is targeted for 2026, subject to applicable regulatory clearances and commercial arrangements.
	South Korea	SKF7®	MFDS health food registration is in progress. Launch is anticipated in 2026, subject to regulatory clearance.
	Saudi Arabia	Labeesity SKF7®, Starpril®, Pervira®	Registration for Labeesity® SKF7®, Starpril®, and Pervira® is in progress in Saudi Arabia. Commercial rollout is planned for 2026
	Germany (EU)	Labeesity SKF7®, Starpril®, Pervira®	EFSA Novel Food approval granted for SKF7®. Product registrations ongoing. Commercial entry targeted for 2026.
2027–2028	Strategic Markets (TBD)	Labeesity SKF7®, Pervira®, Starpril®	Planned regulatory submissions and phased commercial rollout in select high-priority jurisdictions.

Pharmaceutical Development Timeline*

(SKF7®, KPH1™, MKS5®)

Year	Country / Region	Product Candidate	Milestone(s)	Development Phase
2022	India	SKF7®	Completed Phase I randomized, double-blind, placebo-controlled clinical trial evaluating pharmacokinetics, safety, and tolerability in healthy adults under fed conditions. Study completed November 16, 2022 (unpublished proprietary data).	Completed
2022	Malaysia	SKF7®	Completed a 4-month, multicenter, randomized, double-blind, placebo-controlled, dose-ranging Phase II clinical trial was conducted in obese adults without standardized lifestyle or behavioral interventions. The study was completed on May 9, 2022. Results were published in Diabetes, Obesity and Metabolism on August 8, 2023.	Completed
2022	Indonesia	SKF7®	Completed a 3-month, multicenter, randomized, double-blind, placebo-controlled Phase II clinical trial was conducted in obese adults using an alternate dosing regimen and without standardized lifestyle or behavioral interventions. The study was completed on May 9, 2022.	Completed
2025–2026	Malaysia, India, Singapore, United States	KPH1™	Preclinical efficacy studies in ischemic heart disease and aging have been completed, together with a 90-day GLP oral toxicity study establishing a NOAEL of the highest dose tested. Molecular profiling (snRNA-seq, bulk RNA-seq, small RNA-seq) has also been completed. Clinical planning is underway in Malaysia next year as part of the i-Connect program. No IND or pre-IND has been submitted for this program.	Completed
2026	Under NPRA Malaysia and United States FDA	SKF7® & KPH1™	Planned multicenter, randomized, double-blind, placebo-controlled clinical trials include a Phase II/III study of SKF7® in metabolic disorders and a Phase I/II study of KPH1™ in ischemic heart disease (IHD) and/or cardiovascular ageing. The SKF7® trial will evaluate efficacy, dose response, and safety in adults with central obesity and related metabolic dysfunction, while the KPH1™ study will assess safety, pharmacokinetics, and preliminary efficacy in improving cardiac and vascular function in ischemic and/or aging-related conditions. We have not yet submitted an IND application or pre-IND request to the FDA for this program. Trial commencement remains contingent upon the availability of funding and the successful completion of earlier-stage studies.	Clinical (Planned)

*	All planned milestones are forward-looking and subject to regulatory feedback, ethical approvals, funding availability, and successful completion of earlier-phase studies. Our prescription-grade clinical trials may not be successful, and we may not obtain regulatory approval or achieve commercialization of our product candidates. There can be no assurance that these trials or related regulatory processes will proceed as currently planned.

Strategic Positioning

Medikra’s standardized botanical drug platform and dual-market commercialization strategy enable the company to capitalize on large and expanding markets. By integrating clinical validation, regulatory approvals, intellectual property protection, and culturally aligned, patient-centric approaches, Medikra establishes a scalable foundation for global growth. The company’s unique capabilities and strategic positioning distinctly differentiate it within the botanical therapeutics and nutraceutical sectors.

●	Dual-Track Commercialization Strategy: Our business model combines near-term nutraceutical revenue generation with longer-term prescription drug development. We leverage shared clinical and preclinical data across FDA, EMA, and other international regulatory frameworks, facilitating parallel market access and real-world evidence generation.

●

Regulatory Achievements and Clear Development Pathway: Our assets have secured regulatory acceptance including FDA NDI status, EFSA Novel Food authorization, and Malaysian NPRA registration. Ethics-approved Phase I/II clinical trials have been completed in India, Indonesia, and Malaysia, with ongoing regulatory submissions across South Korea, Germany, Saudi Arabia, and other strategic jurisdictions.

●	Clinical Development and Safety Profile: Medikra’s botanical therapeutics have been evaluated across several indications with no serious adverse events reported. These findings are preliminary, and further trials will be required to confirm safety and efficacy in larger patient populations.

●	Proprietary Integrated Discovery Platform: We leverage proprietary botanical extraction technologies combined with multi-omics analyses and data structuring. The platform is designed to support exploration of compound–target interactions, potential patient stratification approaches, and dose optimization strategies, with the goal of enabling scalable development of botanical therapeutics.

●	Broad and Diversified Clinical Pipeline: Our pipeline is anchored by SKF7® and includes complementary assets targeting obesity, metabolic syndrome, polycystic ovary syndrome (PCOS), menopause, hormone-sensitive cancers, neuroinflammation, cardiovascular health, inflammation, and microbiome modulation.

●	Strong Intellectual Property Portfolio: Medikra’s patent portfolio includes U.S. Patent No. 12,403,166, “Labisia pumila Extract Composition and Its Pharmaceutical Formulation,” granted on September 2, 2025. A related divisional application (U.S. Application No. 19/220,442) remains under examination as a continuation of U.S. Application No. 17/961,940, for which a Notice of Allowance has been issued. Collectively, these patents provide composition of matter and formulation protection for SKF7®, strengthening our U.S. intellectual property position. In Malaysia, Patent No. MY-193591-A, granted October 19, 2022, covers composition of matter and therapeutic uses in obesity, metabolic dysfunction, and inflammation. A second Malaysian filing was subsequently made, corresponding to the same family of applications pursued in the European Union and South Korea, and aligned with the portfolio that is scheduled to mature into the U.S. issuance of Patent No. 12,403,166. Related applications remain pending examination.

●	Multi-Target, Non-Hormonal Bioactive Therapeutics: Our formulations are standardized to bioactive polyphenols, flavonoids, and peptides designed to modulate interconnected metabolic, inflammatory, and endocrine pathways without reliance on hormonal mechanisms.

●	Culturally Aligned, Patient-Centric Market Approach: We focus on Halal-compliant, women-centric, and culturally underserved populations, addressing unmet needs with natural, evidence-based therapeutics.

●	GMP-Compliant, Halal-Certified Manufacturing: All commercial-stage products are manufactured in GMP PIC/S and Halal-certified facilities, ensuring consistent quality, traceability, sustainable sourcing, and scalability.

●	Agile, Data-Driven Commercialization Model: Tailored go-to-market strategies adapt to diverse healthcare systems and consumer behaviors, enabling rapid deployment, real-time feedback integration, and optimized brand positioning.

●	Strategic Partnerships and Ecosystem Engagement: Collaborations with regulatory authorities, academic institutions, clinical investigators, and distribution partners are intended to facilitate regulatory interactions, clinical development, and market entry.

●	Integrative Healthcare Orientation: Our botanical therapeutics are developed to complement conventional treatments, enabling personalized, preventive, and integrative care models for complex health conditions.

Integrated Technology and Discovery Platform

Medikra has developed a vertically integrated, pharmaceutical-grade research and development platform for the discovery, validation, and development of botanical therapeutics. This platform combines advanced capabilities in botanical extraction, multi-omics mechanism validation, AI-enabled computational drug discovery, and data integration to support both nutraceutical products and prescription drug candidates across diverse therapeutic areas. These components operate in an integrated manner to advance the Company’s product pipeline in accordance with applicable regulatory standards.

●	Standardized Botanical Extraction: Medikra employs a proprietary extraction process designed to preserve the integrity and bioactivity of plant-derived compounds. Current commercial products utilize fully standardized extracts, while fractionation methods are under development at the laboratory scale for potential future commercialization. The process ensures consistency, traceability, and scalability from clinical to commercial manufacturing, and complies with GMP standards.

●	Advanced Analytical Platforms and Data Integration: The company applies a multi-omics and bioinformatics strategy using high-resolution platforms including transcriptomics, proteomics, small RNA profiling, and single-nucleus DNA sequencing to elucidate mechanistic pathways. Large-scale aptamer-based proteomic and ELISA analyses are used to identify biomarkers, monitor safety, and support validation of pharmacodynamic responses. All data are integrated into a bioinformatics framework supporting regulatory readiness and AI-driven discovery.

●	AI-Ready Data Structuring: Data organization and structuring from the omics, preclinical and clinical programs to enable future application of advanced AI and computational drug discovery, mechanistic modeling, and precision medicine. The Company does not currently deploy such artificial intelligence or computational drug discovery technologies, and future implementation efforts may not be successful.

●	Pharmacokinetics and Preclinical Validation: In silico findings are supported through lab and in vivo studies. PK/PD studies confirm that key compounds, such as gallic acid from SKF7®, are orally bioavailable with dose-dependent plasma exposure, supporting dose translation from animal models to human clinical settings.

Trademark and Intellectual Property

We rely on an expanding global intellectual property (IP) portfolio to protect our proprietary botanical formulations, extraction technologies, and therapeutic applications. Our trademarks, domain names, and trade secrets are protected by trademark law and confidentiality agreements. We monitor for IP infringement and enforce our rights when necessary.

As of September 26, 2025, we hold 12 registered trademarks in Malaysia covering pharmaceutical, cosmetic, scientific, and retail categories, including our core product brands SKF7, MKS-5, Pervira, and Starpril, as well as several registrations for Medika Natura. We also maintain 2 pending Malaysian trademark applications for Labeesity and Medikra, and 1 pending U.S. trademark application for Medikra.

Our patent portfolio consists of 7 filings across Malaysia, the United States, the European Union, South Korea, and under the PCT system. These include granted patents in Malaysia (MY-193591-A) and the United States (US 12,403,166 B2, granted September 2, 2025), together with pending divisional, national phase, and Malaysian applications related to composition of matter, extraction methods, and therapeutic uses of SKF7 (Labisia pumila extract).

In addition, we plan to expand our patent filings in several jurisdictions to cover composition of matter, extraction technologies, and therapeutic applications for SKF7, KPH1, and MKS-5, including their respective subfractions and novel formulations.

Registered Trademarks

Medika Natura – Trademarks (Malaysia)

No	Application / Registration No.	Trademark	Class(es)	Filing Date	Expiry Date	Status	Jurisdiction	Applicant / Owner
1	TM2019018073	SKF7	5	17/05/2019	17/05/2029	Registered	Malaysia	Medika Natura Sdn. Bhd. (formerly known as Orchid Life Sdn. Bhd.)
2	TM2019018075	MKS-5	5	17/05/2019	17/05/2029	Registered	Malaysia	Medika Natura Sdn. Bhd. (formerly known as Orchid Life Sdn. Bhd.)
3	TM2020000212	MEDIKA NATURA	1	03/01/2020	03/01/2030	Registered	Malaysia	Medika Natura Sdn. Bhd.
4	TM2020000213	MEDIKA NATURA	5	03/01/2020	03/01/2030	Registered	Malaysia	Medika Natura Sdn. Bhd.
5	TM2020000214	MEDIKA NATURA	35	03/01/2020	03/01/2030	Registered	Malaysia	Medika Natura Sdn. Bhd.
6	TM2020001184	medika natura (logo)	1,5,35,42	21/01/2020	21/01/2030	Registered	Malaysia	Medika Natura Sdn. Bhd.
7	TM2020025772	MEDIKA NATURA	3	03/11/2020	03/11/2030	Registered	Malaysia	Medika Natura Sdn. Bhd.
8	TM2020025773	MEDIKA NATURA	3	03/11/2020	03/11/2030	Registered	Malaysia	Medika Natura Sdn. Bhd.
9	TM2023000430	PERVIRA	5	05/01/2023	05/01/2033	Registered	Malaysia	Medika Natura Sdn. Bhd.
10	TM2023000431	PERVIRA (logo)	5	05/01/2023	05/01/2033	Registered	Malaysia	Medika Natura Sdn. Bhd.
11	TM2023000432	PERVIRA (logo variant)	5	05/01/2023	05/01/2033	Registered	Malaysia	Medika Natura Sdn. Bhd.
12	TM2023028132	STARPRIL	5	18/09/2023	18/09/2033	Registered	Malaysia	Medika Natura Sdn. Bhd.
13	TM2025029059	LABEESITY	5	25/08/2025	N/A	Pending	Malaysia	Medika Natura Sdn. Bhd.
14	TM2025024444	MEDIKRA	5	23/07/2025	N/A	Pending	Malaysia	Medikra Inc.

Medika Natura – Trademarks (United States)

No	Application / Registration No.	Trademark	Class(es)	Filing Date	Expiry Date	Status	Jurisdiction	Applicant / Owner
1	99311617	MEDIKRA	5	30/07/2025	N/A	Pending	United States	Medika Natura Sdn. Bhd.

Patents

Patent Portfolio: Labisia pumila (SKF7®)

No.	Patent Grant / Application No.	Title / Type	Jurisdiction	Filing Date	Status
1.	MY-193591-A	STANDARDISED EXTRACT OF LABISIA PUMILA FOR WEIGHT REDUCTION AND NANO-FORMULATION THEREOF (Composition of Labisia pumila extract and method for obtaining the said extract)	Malaysia	08 Dec 2015	Granted (19 Oct 2022)
2.	PI2021006446	LABISIA PUMILA EXTRACT COMPOSITION AND ITS PHARMACEUTICAL FORMULATION (Composition of Labisia pumila extract and method for obtaining the said extract)	Malaysia	02 Nov 2021	Pending Examination
3.	US 12,403,166 B2 (App. No. 17/961,940)	LABISIA PUMILA EXTRACT COMPOSITION AND ITS PHARMACEUTICAL FORMULATION (Method for obtaining Labisia pumila extract)	United States	07 Oct 2022	Granted (02 Sept 2025)
4.	19/220,442	LABISIA PUMILA EXTRACT COMPOSITION AND ITS PHARMACEUTICAL FORMULATION (Divisional of US 12,403,166 B2 — Composition of Labisia pumila extract)	United States	28 May 2025	Pending Examination
5.	PCT/MY2022/000010	LABISIA PUMILA EXTRACT COMPOSITION AND ITS PHARMACEUTICAL FORMULATION (Composition of Labisia pumila extract and method for obtaining the said extract)	International (PCT)	15 Dec 2022	Filed
5a.	European Patent Application No. 22859531.0	LABISIA PUMILA EXTRACT COMPOSITION AND ITS PHARMACEUTICAL FORMULATION (Composition of Labisia pumila extract and method for obtaining the said extract)	European Union	31 May 2024	Pending Examination
5b.	Korean Patent Application No. 10-2024-7018373	LABISIA PUMILA EXTRACT COMPOSITION AND ITS PHARMACEUTICAL FORMULATION (Composition of Labisia pumila extract and method for obtaining the said extract)	South Korea	31 May 2024	Pending Examination

We have not been subject to any material legal actions brought against us by third parties alleging infringement of their intellectual property rights, nor have we initiated such actions against others. From time to time, disputes may arise regarding intellectual property rights asserted by third parties, and we cannot predict whether any future claims would have a material impact on our business, financial condition, or results of operations.

Insurance

We intend to purchase a range of insurance coverage customary for companies in our industry and stage of development. These policies are expected to include, without limitation:

●	Property damage insurance to cover loss or damage to facilities and equipment;

●	Product liability insurance to protect against potential claims arising from the use of our commercial and clinical products;

Carriage of goods insurance to cover risks during transportation and logistics; and

●	Directors and Officers (D&O) liability insurance to provide coverage for our executive leadership and board members in connection with the responsibilities and risks associated with being a public company.

We expect to finalize and activate these policies prior to the initiation of large-scale product distribution, clinical trial expansion, or public listing. These measures form part of our broader operational risk management strategy.

As of the date of this prospectus, we have not made any material claims on any insurance policy maintained by us from January 1, 2022, through the date of this filing.

Employees

As of January 1, 2026, we had 10 full-time employees as described in the following table:

Function	Number
Management	3
Financial	1
Advisor	1
Production and Product Development	3
Sales and Administrative	2
Total	10

Employment and Workforce

We enter into standard employment agreements with our employees. Agreements with senior management include customary provisions relating to confidentiality, intellectual property assignment, and non-competition. We believe we maintain good working relationships with our employees and contract workers and have not experienced any material labor disputes. None of our employees are represented by labor unions or covered by collective bargaining agreements. As of the date of this prospectus, we employ ten (10) individuals across management, finance, advisory, production and product development, and sales and administrative functions.

Commercialization and Distribution

As of the date of this prospectus, our commercialization activities are limited to Malaysia, where two sales and administrative employees support distribution of our products through clinics, pharmacies, and online sales channels. We have not yet established sales operations in the United States, South Korea, Germany, Saudi Arabia, or other international markets.

We are pursuing international market expansion into the abovementioned markets through strategic collaborations. In that regard, we have entered into a memorandum of agreement (MOA) dated February 2, 2024, with NS Shopping Co., Ltd. (South Korea) for regulatory registration support and a contemplated distribution relationship in South Korea. We have also entered into a memorandum of understanding (MOU) dated August 1, 2024, with Novosan Pharma GmbH (Germany) to facilitate product registrations and a contemplated distribution relationship.

Under the NS Shopping Co., Ltd. MOA, the parties agreed to collaborate to obtain approval from the Korean Ministry of Food and Drug Safety (“MFDS”) for the introduction of specified products and to support subsequent sales in South Korea. NS Shopping is expected to act as the local registration/distribution partner and to lead or coordinate MFDS-related submissions, while we are expected to provide reasonable support and documentation for the application and, following approval, to act as the exclusive exporter/supplier of products under the framework. The MOA provides that commercial terms (including minimum order quantities, pricing, payment terms, and definitive sales-channel obligations) are to be set forth in a separate exclusive distribution agreement to be negotiated after applicable approvals are obtained. The MOA has an initial three-year term and provides for automatic renewal unless terminated, and it contains customary confidentiality, intellectual property, and termination provisions (including termination by mutual agreement and termination for cause, including uncured breach and other specified events).

Under the Novosan Pharma GmbH MOU, Novosan Pharma is to be appointed as an agent to register Labeesity SKF7®, Pervira®, and Starpril® for importation, distribution, and sales in the Federal Republic of Germany, Republic of Turkey, and Hashemite Kingdom of Jordan, subject to a separate distribution agreement to be entered into by the parties. The parties agreed to provide necessary support and documentation for regulatory submissions (including labels/packaging, samples, formulations, and certificates). The MOU provides that, following regulatory approval, Medika Natura (or its subsidiaries) would be the exclusive exporter/supplier of the products to Novosan Pharma for the territories. The MOU further provides that minimum order quantities, pricing, and payment terms are not quantified in the MOU and are to be determined and agreed after regulatory approvals are obtained and set out in the DA, and that Novosan Pharma is expected to use reasonable efforts to market and sell the products under the DA. The MOU has an initial two-year term and includes termination provisions that permit termination by mutual agreement or for cause (including an uncured breach within 14 working days and other specified events), including if the parties are unable to agree on the distribution agreement following regulatory approval.

These arrangements provide an executed framework for cooperation and regulatory workstreams, but they do not include quantified purchase commitments or finalized commercial terms unless and until definitive distribution agreements are executed following applicable regulatory clearances or approvals. We have signed a nondisclosure agreement (NDA) and are in advanced discussions with potential partners in Saudi Arabia toward a prospective distribution agreement. Any such arrangements remain subject to further negotiation, execution of definitive agreements, and applicable regulatory clearances or approvals, and there can be no assurance that any definitive agreements will be executed or that any registrations or commercial launches will occur.

We plan to prepare for U.S. market entry in 2026, beginning with regulatory alignment, brand registration, and establishment of commercial partnerships to support future product distribution. Initial efforts will focus on building market awareness, securing compliant distribution channels, and ensuring product readiness for regulatory and market launch conditions.

To commercialize our products outside Malaysia, we will be required to obtain regulatory clearances or approvals, finalize distribution or commercial partnership agreements, develop market-access and pricing strategies, and build or expand sales and marketing infrastructure. The timing and outcome of these steps are uncertain, and there can be no assurance that we will successfully establish operations or secure commercialization partners in these markets.

We expect to expand our employee base and resources, particularly in regulatory, commercial, and sales functions, as we progress toward potential product launches. In parallel, we intend to rely on strategic partnerships in target jurisdictions to complement our internal capabilities and support commercialization efforts.

Properties and Facilities

Our principal executive offices are located at Unit No. 1.02, Level No. 1, Tower Block, The Bousteador, No. 10, Jalan PJU 7/6, Mutiara Damansara, Petaling Jaya, 47800 Selangor, Malaysia, where we lease approximately 1,485 square feet of office space for RM8,167.50 per month (equivalent to approximately US$1,741.00). The term of the lease expires in March 2028.

For our operational activities, we also lease additional office space at 44A&B (1st and 2nd Floor), Jalan Bola Tampar 13/14, Seksyen 13, 40100 Shah Alam, Selangor, Malaysia. We lease approximately 2,860 square feet for RM3,600 per month (equivalent to approximately US$767.00). The term of this lease runs from May 1, 2025, through April 30, 2027, with a two-year renewal option.

We believe that the premises we currently lease are adequate to meet our immediate and medium-term operational and administrative needs.

*	Remarks: The conversion rate is based on the Bank Negara Malaysia exchange rate as of July 31, 2024, which was RM4.69 to USD $1.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

Overview

Medikra conducts its research, development, manufacturing, and commercialization activities in accordance with applicable regulatory, ethical, and quality standards in each jurisdiction where it operates. The company’s programs are guided by frameworks established by the FDA, the EMA and EFSA, the MFDS of South Korea, the SFDA, and the NPRA of Malaysia, as well as comparable authorities in other regions.

Medikra operates under a dual-track model encompassing nutraceutical and pharmaceutical pathways. Under the nutraceutical pathway, products are assessed and marketed in accordance with food, dietary supplement, and traditional medicine regulations. Under the pharmaceutical pathway, investigational products undergo preclinical and clinical evaluation consistent with internationally recognized standards such as OECD GLP, ICH-GCP, and AAALAC International animal welfare guidelines. Manufacturing and testing activities follow GMP principles recognized by the Pharmaceutical Inspection Co-operation Scheme (PIC/S). In Malaysia, the company also adheres to MS 2424:2019 Halal standards.

Internal compliance procedures are maintained to ensure data integrity, traceability, and adherence to evolving regulatory requirements. For nutraceutical products, Medikra aligns with regional regulatory frameworks governing formulation, labeling, and safety. For pre-clinical and clinical studies, the company operates under the oversight of local regulatory and ethics authorities in each jurisdiction where trials are performed

Medikra is advancing a dual-track regulatory strategy for the potential commercialization of SKF7®, KPH1™, and its other pipeline products across nutraceutical and pharmaceutical categories. This approach leverages existing clearances for dietary-supplement and functional-food applications while advancing toward pharmaceutical development in line with internationally recognized standards, including those of the FDA, EMA, EFSA, MFDS, SFDA, and NPRA. There can be no assurance that these efforts will result in regulatory approvals or commercialization success.

This global regulatory framework provides the foundation for Medikra’s operations across jurisdictions. The following sections summarize the regulatory structures applicable to its key markets, including Malaysia, the United States, the European Union, South Korea, Saudi Arabia, and other regions where the company intends to expand its regulatory and commercial presence.

Regulation Relating to Our Product Candidates — Malaysia

In Malaysia, health supplements, traditional medicines, and natural products are regulated by the NPRA under the Ministry of Health (MOH). The legal framework is defined under the Sale of Drugs Act 1952 and the Control of Drugs and Cosmetics Regulations 1984, administered through the Program Perkhidmatan Farmasi.

Product classification depends on active ingredients, intended use, dosage form, and claims. NPRA provides classification guidance and maintains category-specific requirements in the Drug Registration Guidance Document (DRGD). Products approved by the Drug Control Authority (DCA) are assigned a MAL registration number, indicating market authorization.

Traditional medicines (natural products)

Herbal preparations registered on the basis of traditional use may carry traditional claims only. These claims must align with NPRA’s approved list and cannot include references to disease prevention or treatment.

Health supplements

Products formulated to support physiological functions, such as vitamins, minerals, amino acids, and botanicals, are regulated under DRGD Appendix 6. Claims must comply with NPRA’s policy framework and may require substantiation through published scientific or clinical data.

Natural products with modern claims

NPRA introduced the pathway for Natural Products with Modern Claim in April 2024, codified under DRGD Appendix 7B (latest revision July 2025). Modern claims must be substantiated with scientific or clinical evidence, pre-approved by NPRA, and limited to structure/function-type statements that do not imply disease treatment or prevention.

Natural products with therapeutic claims

Products seeking therapeutic claims are evaluated under DRGD Appendix 7C (latest revision July 2025). These applications require a higher evidentiary standard, including:

●	Submission of quality, nonclinical, and clinical data in the ASEAN Common Technical Dossier (ACTD) format.

●	Clinical trial data supporting the claimed indication.

●	Nonclinical safety studies conducted under OECD GLP standards.

●	Manufacturing in GMP-compliant facilities recognized under the Pharmaceutical Inspection Co-operation Scheme (PIC/S).

●	Compliance with MS 2424:2019 (Halal Pharmaceuticals – General Requirements) for ingredients, facilities, and processes, where applicable.

Manufacturing and standards

NPRA requires all manufacturing facilities to comply with GMP aligned with PIC/S standards. Products labeled as Halal must also comply with MS 2424:2019, covering materials, processing, and facility requirements.

Regulatory identifiers and market authorization

Approval by the DCA is evidenced by a MAL registration number displayed on the product label, which can be verified through NPRA’s public registry.

Registered products

Medika Natura’s lead products are registered with NPRA as follows:

●	Labeesity SKF7® – MAL23066122TC

●	Pervira® – MAL23036144TC

●	Starpril® – MAL25046106TC

All products comply with NPRA’s registration requirements for natural products and Halal certification. Applications for modern and therapeutic claim expansion are ongoing, subject to NPRA review and approval.

Regulation Relating to Our Product Candidates — Global

United States (FDA – Botanical Drug and Supplement Guidance)

In the United States, botanical products may follow two distinct regulatory pathways: the dietary supplement framework under the Dietary Supplement Health and Education Act of 1994 (DSHEA) or the pharmaceutical drug framework under the Food, Drug, and Cosmetic Act (FDCA) through the IND and New Drug Application (NDA) processes. Each pathway involves different evidentiary and regulatory requirements.

Dietary Supplements and the NDI Framework

Under DSHEA, dietary supplements may be marketed without prior FDA approval if they comply with current Good Manufacturing Practice (“cGMP”) and make no disease-specific claims. For botanical ingredients not marketed in the United States before October 15, 1994, a NDI notification must be submitted to the FDA.

On March 4, 2020, and June 2, 2022, the FDA acknowledged receipt and filing of NDI Notifications No. 1143 and No. 1250 for SKF7®, an aqueous ethanolic standardized extract of Labisia pumila var. alata, submitted by Medika Natura Sdn. Bhd. The notifications described SKF7® as a dietary ingredient with recommended maximum daily intakes of 300 mg and 750 mg, respectively, taken with food, and not intended for pregnant or lactating women or individuals under 18 years of age. FDA’s acknowledgment confirms receipt of the notifications and permits lawful marketing of SKF7® as a dietary ingredient under U.S. federal law but does not constitute approval, safety endorsement, or authorization for therapeutic use.

We plan to establish an initial U.S. commercial presence for Labeesity SKF7® beginning in 2026. Product claims will be limited to structure/function and general health-maintenance statements consistent with DSHEA regulations.

FDA Botanical Drug Development Framework

Our product candidates are being developed under the FDA’s regulatory framework for complex natural mixtures. The programs are designed in accordance with the FDA’s Botanical Drug Development Guidance for Industry (2016, Revision 1), incorporating Good Agricultural and Collection Practices (GACP), GMP, and multi-batch clinical evaluation to support therapeutic consistency across botanical drug lots. This guidance outlines principles for investigational and new drug submissions for botanical products, including requirements for raw-material traceability, process reproducibility, analytical characterization, and clinical evidence of safety and efficacy. We plan to advance each program through a stepwise development and regulatory process consistent with FDA expectations for botanical drugs and comparable regulatory frameworks in other jurisdictions.

Definition and Regulatory Scope

The FDA defines botanical drugs as products that contain plant materials, algae, or macroscopic fungi and are composed of multiple bioactive constituents rather than a single purified compound. Botanical drugs are regulated as new drugs under Section 505 of the Federal Food, Drug, and Cosmetic Act and must be supported by an IND and a New Drug Application (NDA) before marketing approval. The guidance excludes genetically modified materials producing single molecules, fermentation products intended to yield a single chemical entity, and highly purified isolates.

IND Development Pathway

Botanical drug IND submissions must provide a scientific and manufacturing foundation comparable to that of conventional drugs, but adapted to the unique characteristics of complex botanical mixtures.

Early-phase (Phase 1 and 2) INDs include:

●	Detailed descriptions of the botanical raw materials used, specifying species, plant part, harvest conditions, and tests for contaminants.

●	A summary of prior human experience supported by literature, traditional use, or foreign marketing history, including evidence of safety and exposure.

●	Chemistry, manufacturing, and controls (CMC) information proportionate to development stage, emphasizing raw-material traceability, process reproducibility, and management of natural variability.

●	Nonclinical toxicology data adequate to bridge existing human use; additional animal studies are required if proposed exposure exceeds traditional practice or involves a new route of administration.

●	Clinical pharmacology data describing absorption, metabolism, or pharmacodynamic effects when active constituents are known; if not, clinical or pharmacodynamic endpoints may be used as surrogates.

Phase 3 Development and Late-Stage INDs

Late-phase INDs expand characterization and quality assurance to demonstrate therapeutic consistency across large-scale manufacturing.

Key expectations include:

●	Establishment of cultivation programs under Good Agricultural and Collection Practices (GACP) with multiple representative growing sites.

●	Manufacturing and analytical reproducibility across multiple production batches, verified through comparative batch analyses within clinical trials.

●	Bridging studies to confirm equivalence when the source or process of botanical raw materials changes.

●	A comprehensive GLP toxicology package, including safety pharmacology, genotoxicity, reproductive, and carcinogenicity studies consistent with ICH M3(R2), S2(R1), S5, and S1C(R2).

●	Clinical pharmacology and dose-selection rationale supported by pharmacokinetic or pharmacodynamic evidence.

NDA Quality and Consistency Standards*

At the NDA stage, sponsors must prove that the marketed botanical drug can be manufactured with reproducible identity, strength, quality, and purity using a total-evidence approach. Essential elements include:

●	Authentication of botanical raw materials, documentation of GACP compliance, and detailed information on cultivation, harvest, and processing.

●	Chemical profiling using scientifically established orthogonal analytical methods such as HPLC, LC-MS, or FTIR to establish identity and potency.

●	Incorporation of a biological assay that reflects the intended mechanism of action, design to assess accuracy, precision, and linearity, when chemical testing alone cannot assure quality.

●	Clinically relevant specifications and stability data demonstrating batch-to-batch therapeutic consistency.

●	If applicable, submission of supporting manufacturing data through a Drug Master File with independent verification of acceptance testing.

●	Assignment of an established name through the United States Adopted Names (USAN) Council.

*	Scientifically procedures follow the principles outlined in the FDA’s Botanical Drug Development: Guidance for Industry (2016)[1], emphasizing orthogonal analytical confirmation and biological relevance. Complementary validation concepts are supported by van Breemen R.B., Fong H.H.S., and Farnsworth N.R. (Chemical Research in Toxicology, 2007; 20(4): 577–582)[2], which describe the role of standardized analytical methods and quality assurance in ensuring the safety and consistency of botanical dietary supplements.

Clinical Evidence and Efficacy Requirements

Clinical trials for botanical drugs must meet the same standards of adequate and well-controlled investigations as required under CFR 21 314.126. Therapeutic consistency can be demonstrated by:

●	Inclusion of multiple production batches within pivotal trials and evaluation of potential batch effects on clinical outcomes.

●	Dose-response studies showing that clinical benefit is robust across dose ranges, thereby mitigating concerns about natural variability.

●	Use of biological assay data correlated with clinical efficacy to confirm mechanistic consistency. For serious diseases, FDA generally prefers “add-on to standard-of-care” designs unless strong prior evidence supports standalone efficacy.

References

1.	U.S. Food and Drug Administration, Botanical Drug Development: Guidance for Industry (December 2016), available at: https://www.fda.gov/media/93113/download.
2.	van Breemen RB, Fong HHS, Farnsworth NR, “The Role of Quality Assurance and Standardization in the Safety of Botanical Dietary Supplements,” Chem Res Toxicol 20(4):577-582 (2007), doi: 10.1021/tx7000493.

Post-Marketing and Combination Policies

After approval, sponsors are expected to maintain continuous verification of batch-to-batch consistency through ongoing stability programs and biological assay monitoring. For botanical drugs containing multiple plant species, FDA may grant exemptions from fixed-combination requirements when prior human experience supports the safety and efficacy of the specific combination.

Alignment with the FDA Botanical Drug Guidance and NDIN Framework

SKF7® is an investigational, pharmaceutically standardized botanical candidate developed in alignment with the FDA’s Botanical Drug Development Guidance for Industry (2016, Revision 1). The extract, derived from Labisia pumila var. alata, has been evaluated in early clinical and translational studies conducted in Malaysia, Indonesia, and India. These studies were performed in accordance with ICH-GCP standards and collectively form the basis for the ongoing clinical development program.

SKF7® was the subject of two New Dietary Ingredient Notifications (NDINs) submitted to the FDA pursuant to 21 U.S.C. § 350b(a)(2) and 21 CFR Part 190.6. NDIN No. 1143 was accepted by the FDA in 2020 for a recommended maximum daily intake of 300 mg, and NDIN No. 1250 was accepted in 2022 for 750 mg. Each submission included detailed information on identity, manufacturing controls, and product-quality parameters consistent with the principles outlined in the FDA’s botanical-drug framework. Collectively, these data provide a regulatory and scientific foundation that could support future IND preparation under the same framework. Early clinical, preclinical, and exploratory omics evaluations have characterized a nonclinical and clinical tolerability profile and produced preliminary findings of metabolic and biological relevance, offering initial insight into SKF7®’s pharmacologic potential.

The same regulatory and scientific alignment under the FDA Botanical Drug Development Guidance framework is being applied to KPH1™, which is under preclinical evaluation for cardiovascular and aging-related indications.

These findings are not sufficient to establish safety or efficacy, and there can be no assurance that future studies will confirm these results or that regulatory approval will be obtained. Further validation in larger, well-controlled, and long-term studies will be required to determine the safety and efficacy of SKF7® and KPH1™ in their respective therapeutic indications.

Dual-Track Strategy

We are pursuing a dual-track strategy in the United States that is intended to:

●	Support the commercialization of SKF7® under the Dietary Supplement Health and Education Act (DSHEA) framework to establish market presence and generate post-market safety experience; and

●	Advance the pharmaceutical development of SKF7® and other pipeline candidates, including KPH1™ and MKS5®, under the FDA’s botanical drug pathway, conducted in alignment with ICH-GCP standards.

Risk Considerations

There can be no assurance that the FDA will agree with our data, that our product candidates will advance through clinical development, or that we will obtain NDA approval. Acceptance of an NDI or authorization of a Novel Food in other jurisdictions does not apply to therapeutic use, and the FDA retains full discretion in reviewing INDs and NDAs. The botanical drug pathway remains resource-intensive and uncertain, with potential for extended timelines and additional capital requirements.

European Union (EMA/EFSA – Traditional Herbal Medicines and Novel Foods)

In the European Union, botanical products are regulated under two main frameworks: medicinal products overseen by the EMA and national competent authorities, and foods and food supplements overseen by the EFSA.

Traditional Herbal Medicinal Products

Directive 2004/24/EC provides a simplified registration pathway for Traditional Herbal Medicinal Products (THMPs) that have been in medicinal use for at least 30 years, including 15 years within the EU. These registrations require evidence of quality, safety, and plausible efficacy based on traditional use and are intended for non-prescription indications such as mild digestive or sleep disturbances. Herbal products developed for more serious or novel therapeutic uses must undergo the standard Marketing Authorization (MA) process, which applies the same evidentiary standards as conventional medicines.

EFSA Novel Foods and Health Claims

EFSA regulates new ingredients under Regulation (EU) 2015/2283 on Novel Foods and evaluates nutrition and health claims under Regulation (EC) No 1924/2006. EFSA maintains high evidentiary standards for health claims, and most botanical health claim assessments remain pending. As a result, botanical supplements in the EU are generally marketed with general well-being statements rather than disease-specific claims, unless supported by approved dossiers or traditional registrations.

Novel Food Authorization for Labisia pumila

On May 10, 2023, the European Commission adopted Implementing Regulation (EU) 2023/972, authorizing the aqueous ethanolic extract of Labisia pumila as a Novel Food for Medika Natura. The authorization applies for five years, until June 6, 2028, and permits use in food supplements for adults, excluding pregnant or lactating women, at a maximum intake of 350 mg per day. This determination confirms that the ingredient may be lawfully placed on the EU market under the specified conditions of use and is supported by proprietary scientific data provided by Medika Natura. While this authorization is based on the European Food Safety Authority (EFSA) scientific opinion concluding that SKF7® is safe for adult use, there is no guarantee that the FDA will agree or reach a similar conclusion.

Summary

The EU provides three primary regulatory routes for botanicals:

1.	Traditional herbal registration for products with long-established use.

2.	Novel Food authorization for new or previously unapproved ingredients, as granted for Labisia pumila.

3.	Full drug approval through EMA for innovative botanical therapeutics.

These frameworks are designed to ensure product safety, quality, and consumer protection, while maintaining strict controls on efficacy claims and marketing practices.

Asia – Example Jurisdictions (South Korea MFDS, Saudi Arabia SFDA)

South Korea and Saudi Arabia have established regulatory systems that separate food, supplement, and medicinal categories while promoting scientific validation of natural products.

South Korea (MFDS)

●	Regulates botanicals under two categories:

o	Health Functional Foods (HFF), overseen by the MFDS.

o	Herbal medicinal products, regulated under pharmaceutical law.

●	Health Functional Foods may carry MFDS-approved functional claims (e.g., “supports immune health,” “aids fatigue reduction”) if:

o	The ingredient is included in the Health Functional Food Code; or

o	The applicant submits a safety and efficacy dossier for MFDS review.

●	Herbal medicinal products require data on quality, safety, and efficacy consistent with pharmaceutical standards.

●	The dual-track system allows companies to market standardized extracts as Health Functional Foods while pursuing drug development for higher-dose or prescription formulations.

●	MFDS promotes innovation through established extraction technologies and modern analytical tools for standardization and efficacy evaluation.

Saudi Arabia (Saudi Food and Drug Authority – SFDA)

●	Oversees dietary supplements, herbal medicines, and natural health products.

●	Classification depends on intended use, formulation, and claim type.

●	Health supplements may include structure/function statements supported by evidence, but therapeutic claims require a pharmaceutical review process.

●	Herbal medicinal products must provide preclinical and clinical data consistent with SFDA’s safety, quality, and efficacy requirements.

●	All submissions must comply with international scientific standards and mandatory Halal certification.

●	SFDA’s framework enables companies to introduce botanical products as health supplements while pursuing therapeutic registration for formulations supported by clinical data.

In summary, global regulatory frameworks have established formal pathways for botanical products through recognized regulatory mechanisms. The FDA’s botanical drug guidance defines the process for IND development; the European Union’s frameworks for traditional herbal medicinal products and novel foods provide structured oversight under the EMA and the EFSA; and countries such as Malaysia and South Korea have implemented hybrid systems that integrate supplement and pharmaceutical pathways within existing regulations. Similarly, Saudi Arabia has established clear rules under the SFDA governing natural health products, dietary supplements, and herbal medicines. Together, these frameworks demonstrate that botanical products are already regulated through established systems that balance public interest in natural therapies with requirements for safety, efficacy, and quality. Companies operating within these frameworks—pursuing supplement registration where appropriate and advancing drug development when supported by data—can align with recognized regulatory standards while positioning for long-term market and therapeutic advancement.

Regulation Relating to Advertising and Marketing

As our business includes marketing, we are required to comply with the Malaysian Communications and Multimedia Content Code (“Content Code”) which is the main self-regulation guideline for online content providers or those who provide access to online content through the present and future technology used in all Malaysian media and the Communications and Multimedia Act 1998 (“CMA 1998”).

Pursuant to the Content Code, Medikra Malaysia is an advertiser as it utilizes the network and digital media to display advertisements or marketing communications including but not limited to brand owners, manufacturers, sales promoters and direct marketers, who or on whose behalf advertisements or marketing communications are transmitted or disseminated for the purposes of promoting their brand or products, or influencing consumer behavior while advertisement or advertising content means any content of a public nature whether for the sale or purchase or provision of products or services or constituting of an invitation to participate in an activity and conveyed by or through any signage, image or sound disseminated through a network or digital media.

Under the general principles that shall apply to all the content displayed or communicated online and subject to the CMA 1998, the content advertised shall not be indecent, obscene, false, menacing, or offensive in character with the intent to annoy, abuse, threaten, or harass any person.

In addition to the above, the Consumer Protection Act 1999 (“CPA 1999”), Trade Descriptions Act 2011 (“TDA 2011”), and Sale of Good Act 1957 (“SOGA 1957”) further regulate advertising in relation to the supply of goods or services in Malaysia. The CPA 1999 applies to all goods and services that are offered or supplied to one or more consumers in trade, including any trade transaction conducted through electronic means in Malaysia, as well as prohibiting the act of bait advertising. Similarly, the TDA 2011 promotes good trade practices by prohibiting false trade descriptions and false or misleading statements, conduct, and practices. Moreover, the SOGA 1957 ensures that goods sold are fit for the particular use to which they were sold.

For the U.S. market, we are subject to additional advertising and promotional requirements enforced by the FDA and the Federal Trade Commission (FTC). Under the Dietary Supplement Health and Education Act of 1994 (“DSHEA”), promotional claims must be truthful, not misleading, and substantiated by adequate evidence. The FDA regulates labeling and promotional claims for dietary supplements, ensuring that disease treatment claims are not made without prior drug approval. The FTC enforces truth-in-advertising standards for marketing and promotional activities, including online and digital advertising, and requires that all health-related claims be substantiated by competent and reliable scientific evidence.

Regulations Relating to Anti-Money Laundering and Counter-Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLA 2001”) prohibits money laundering and terrorism financing activities. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of unlawful activity, commits a money laundering offence under the AMLA 2001.

In addition, a reporting institution under the First Schedule of the AMLA 2001 is obliged to observe the anti-money laundering and counter financing terrorism requirements and standards, which include reporting and record-keeping duties, such as submitting suspicious transaction reports, implementing risk-based application, and conducting customer due diligence. Our Malaysian subsidiary is not deemed to be a reporting institution. Nevertheless, it is required to comply with the provisions under AMLA 2001.

Regulations Relating to Foreign Exchange Control

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (“FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”) and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions, and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Notices issued by BNM (“FE Notices”).

Under the FSA 2013, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FE Notices, whereas payment made between residents and non-residents of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for, among others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FE Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose (including capital, divestment proceeds, profits, dividends, rent, fees, and interest arising from any investment in Malaysia, subject to any withholding tax) in accordance with the FE Notices. Hence, unless otherwise restricted by contractual undertakings and subject to applicable laws, our Malaysian subsidiary is at liberty to distribute dividends to us in foreign currency without having to seek prior approval from BNM.

Regulations Relating to Labor

The Employees’ Provident Fund Act 1991 (“EPFA 1991”) governs the monetary contribution of employers towards the scheme of savings for their employees’ retirement, known as Employees’ Provident Fund (“EPF”) contributions, and the management of those funds for the retirement of employees. Every employee and every employer shall make monthly contributions on the amount of wages as stipulated in the EPFA 1991.

The Employees’ Social Security Act 1969 (“ESSA 1969”), and the Employment Insurance System Act 2017 (“EISA 2017”), similarly require employers and employees to make monetary contributions to the Social Security Organization.

Pursuant to the ESSA 1969, contributions made to the Social Security Organization shall comprise of two categories based on the monthly wages of the employees, namely:

(a)	contributions payable by or on behalf of the employees insured against the contingencies of invalidity and employment injury to be paid by the employee and employer; and

(b)	contributions payable by or on behalf of employees insured only against the contingency of employment injury, to be paid entirely by the employer.

From January 2018, any employer who has registered his industry according to the ESSA 1969 shall also be deemed to have registered his industry under the EISA 2017, and shall make contributions as specified in the EISA 2017, based on the monthly wages of the employees insured pursuant to the EISA 2017.

For information, our Malaysian subsidiary has complied with the above requirements and we have made our contributions in a timely manner.

Our Malaysian subsidiary has also complied with the principal law that governs and regulates all labor relations—including contracts of service, payment of wages, employment of women, maternity protection, hours of work, holidays, leave policy, termination, layoff, retirement benefits, and employment of foreign employees—is the Employment Act 1955 ( “EA 1955”) as the EA 1955 applies to designated categories of employees who fall within the definition of “employee” under the EA 1955, which include any person who has entered into a contract of service with an employer falling within EA 1955 pursuant to the Employment (Amendment) Act that came into force on January 1, 2023. For information, the Minimum Wage Order 2022 mandates a minimum wage of RM1,500.00 requirement for all the employees.

As of the date of this prospectus, our Malaysian subsidiary is in compliance with the applicable labor regulations in Malaysia.

Regulations Relating to Occupational Safety and Health

In accordance with the Occupational Safety and Health Act 1994 (“OSHA 1994”), employer must ensure the safety, health and welfare of all persons at the workplace.

The OSHA 1994 imposes a duty on the employer to ensure, so far as is practicable, the safety, health and welfare at work of all his employees. The OSHA 1994 also states that an employer’s duty shall extend to include the maintenance of plants and systems of work that are safe and pose no risk to the health of their employees. The OSHA 1994 also requires every employer as often as may be appropriate revise a written statement of a general policy with respect to the safety and health at work of the employees and the organization and arrangements for the time being in force for carrying out that policy, and to bring the statement and any revision of it to the notice of all of his employees in which our Malaysian subsidiary has adopted and implemented the said policy.

As of the date of this prospectus, our Malaysian subsidiary is in compliance with applicable occupational safety and health regulations.

Regulations Relating to Business Operation

It is mandatory to seek business premises licenses from the respective local authorities as per the Malaysian Local Government Act 1976 (“LGA 1976”). This legislation empowers municipal councils, including the Kuala Lumpur City Hall (“KLCH”), Petaling Jaya City Council (“PJCC”), and Johor Bahru City Council (“JBCC”), to enact by-laws stipulating the need for licenses to use any premises within their jurisdiction.

As of date of this prospectus, our Malaysian subsidiary has obtained the business license from the relevant municipal councils and are in compliance with the Malaysian LGA 1976 and by-laws thereto.

Regulations Relating to Intellectual Property

Our intellectual property rights are fundamental to our business and operations. We rely on a combination of intellectual property laws, contractual provisions, trademarks, patents, industrial designs, and domain rights to protect our proprietary technologies and brands. We have, where applicable, registered trademarks, patents, industrial designs, and domain names with the relevant authorities in various jurisdictions. These assets collectively safeguard our proprietary formulations, brand identity, and research outputs across key markets.

In addition to existing granted patents and pending applications, we are preparing to file additional patent applications in the United States, Malaysia, Europe, and Asia over the next 12 to 18 months. These filings are intended to address therapeutic indications, formulations, drug-delivery technologies, and mechanistic refinements related to our bioactive platforms, including SKF7® and other pipeline assets. There can be no assurance that any future applications will be granted or that existing patents will not be challenged, invalidated, or circumvented by competitors. We continue to monitor our freedom-to-operate position and the global patent landscape with the aim of maintaining comprehensive intellectual property coverage for our lead and pipeline programs.

We actively maintain, expand, and enforce our intellectual property portfolio in alignment with ongoing product development and commercialization activities. The specific details of our trademark registrations, patent filings, and other related rights are presented in the section titled “Trademark and Intellectual Property.” Our intellectual property strategy is designed to ensure long-term protection of our innovations, support global market entry, and mitigate potential risks related to infringement or loss of exclusivity.

Domain Names

There is no specific regulation in Malaysia governing the licensing of domain names. However, the right to use a domain name under the Malaysian country code top-level domain (“.my”) is administered by the Malaysian Network Information Centre Berhad (“MYNIC”), the designated sole registry and administrator of “.my” domain names.

Once a domain name is registered with MYNIC or the relevant international registry, no other party may register or use an identical domain name within the same domain level.

As of the date of this prospectus, we have successfully registered the following domain names, which reflect our corporate and product branding:

●	https://www.medikra.com

●	https://www.medikra.co

●	https://www.medikanatura.com

●	https://www.labeesity.com

These domain names support our global brand presence, corporate communications, investor relations, and product marketing activities.

Regulation Relating To Taxation

The Income Tax Act 1967 (“ITA 1967”) imposes a tax, known as income tax, for each year of assessment upon the income accruing in or derived from Malaysia, or received in Malaysia from other countries. Our Malaysian subsidiary is tax resident in Malaysia as our management or control are exercised in Malaysia.

The Sales & Service Tax (“SST”) was introduced in 2018 in Malaysia as a replacement for the Goods and Services Tax (“GST”). Under the Service Tax Act 2018 (“Service Tax”) and Sale Tax Act 2018 (“Sale Tax”), businesses that offer taxable services must register for SST if their annual sales exceed the SST threshold of RM500,000 or more. Our Malaysian subsidiary is an SST-registered business and is required to charge and collect SST from our customers and submit the collected SST to the Royal Malaysian Customs Department (the “RMCD”) every two (2) months. Additionally, we are required to maintain accurate records of our transactions and file regular SST returns with the RMCD.

As of the date of this prospectus, our Malaysian subsidiary is in compliance with ITA 1967, Service Tax and Sale Tax.

MANAGEMENT

The following individuals are our executive officers, directors and director nominees:

Name	Age	Position(s)
Abdul Razak bin Mohd Isa	53	Chief Executive Officer and Executive Director
Mustadza bin Muhamad	50	Chief Operating Officer and Executive Director
Goh Sai Keong	60	Chief Financial Officer
Datuk Ali Abdul Kadir	76	Chairman of the Board of Directors
Dian Griesel	64	Independent Director Nominee
Dr. Phaik Eng Sum	77	Independent Director Nominee
Dr. Rofina Yasmin Binti Othman	64	Independent Director Nominee
Kelly Anderson	58	Independent Director Nominee

The following is a brief biography of each of our executive officers, directors and director nominees:

Abdul Razak Mohd Isa has served as the Chief Executive Officer and a member of the Board of Directors of Medikra since its incorporation in August 2024. He is also the Co-Founder and former Chief Executive Officer of Medika Natura, the Company’s Malaysian operating subsidiary, which he helped establish in 2006. Since April 2022, Mr. Mohd Isa also serves as a director of Medikra Malaysia.

He holds a Master of Business Administration in Information Technology Management from Multimedia University Malaysia and a Diploma in Accountancy from Universiti Teknologi MARA (UiTM). He completed the UCSF QB3 Global Bio-Entrepreneurship Program at the University of California, San Francisco, in 2008 and is certified in (ICH-GCP by the Faculty of Medicine, University of Indonesia.

From April 2021 to March 2023, he served as an Adjunct Professor at the Institute of Systems Biology (INBIOSIS), Universiti Kebangsaan Malaysia (UKM), where he contributed to academic–industry collaboration and translational research. In January 2025, he was appointed as a member of the Academic Committee (JKP) for the Master of Science in Biotechnology (Coursework) program at the Faculty of Science, Universiti Malaya. He also served as Advisor on Herbal Product Development to the Centre for Natural Products Research and Drug Discovery (CENAR), Universiti Malaya, from August 2021 to December 2022.

He is a member of the Technical Committee on Herbs (NSC 21/TC 28) under the Department of Standards Malaysia, which reports to the National Standards Committee on Food, Food Products, and Food Safety (NSC 21). He is also a Main Committee Member of the National Committee on Herbal Medicine Research and Development (JKPPH) under the National Institutes of Health, Ministry of Health Malaysia, serving two consecutive terms from 2023 to 2024 and 2024 to 2025.

In May 2021, he was appointed to the Task Force for the formulation of the National Biotechnology Policy 2.0 (NBP 2.0) by the Ministry of Science, Technology and Innovation (MOSTI), and served as Chairman of the Healthcare Biotechnology and Wellness Working Group under NBP 2.0 (2021 to 2030). In December 2023, he was appointed by MOSTI as an Expert Panel Member for Research and Development (R&D) Project Funding, serving a three-year term from January 2024 to December 2026. In this role, he advises on the evaluation, monitoring, and governance of national R&D investments to ensure alignment with Malaysia’s strategic science and innovation priorities.

In November 2021, he participated in the High-Level Investment Lab 2 – Pharmaceuticals, a national strategic engagement convened under the Ministry of Investment, Trade and Industry (MITI)’s New Industrial Master Plan (NIMP), focused on accelerating investment and innovation within Malaysia’s pharmaceutical and biotechnology ecosystem.

Mustadza Muhamad has served as the Chief Operating Officer and a member of the Board of Directors of Medikra since August 2024. Since 2006 he has also served as the Deputy Chief Executive Officer and Co-Founder of Medika Natura. Since April 2022, Mr. Muhamad also serves as a director of Medikra Malaysia.

He holds a four-year Diploma in Architecture from Universiti Teknologi MARA (formerly Institut Teknologi MARA), Malaysia, and earned a Professional Certificate in Applied Corporate Finance from the University of Cambridge (EDx), in 2024. He is certified in ICH-GCP (Good Clinical Practice) by the Faculty of Medicine, University of Indonesia. He has completed multiple global leadership and biotechnology innovation programs, including the UCSF-QB3 Global Bio-Entrepreneurship Program at the University of California, San Francisco (2008), the Global Leadership Program at the Haas School of Business, University of California, Berkeley (2014), and the Oxford BioNext Accelerator Program at the University of Oxford (2015).

He served as Advisor on Herbal Product Development to the Centre for Natural Products Research and Drug Discovery (CENAR), Universiti Malaya, from August 2021 to December 2022. He also serves as a member of the Technical Committee on Herbs (NSC 21/TC 28) under the Department of Standards Malaysia, which reports to the National Standards Committee on Food, Food Products, and Food Safety (NSC 21).

In May 2021, he was appointed to the Task Force for the formulation of the National Biotechnology Policy 2.0 (NBP 2.0) by the Ministry of Science, Technology and Innovation (MOSTI), and served as Deputy Chairman of the Healthcare Biotechnology and Wellness Working Group under NBP 2.0 (2021 to 2030).

Goh Sai Keong has served as the Chief Financial Officer of Medikra since July 2025. He brings over 30 years of experience in financial operations, corporate finance, mergers and acquisitions, treasury management, and capital markets. Prior to joining Medikra, Mr. Goh served as the Chief Financial Officer of Silverlake Group (SGX-listed) (from June 2020 to November 2024). In this role, he led financial operations for Zezz FundQ and over 30 subsidiaries globally overseeing cross-border investments, corporate restructuring, and strategic capital planning.

From November 2012 to June 2020, he held senior finance leadership roles at SWM Environment Group, a subsidiary of LGB Group, the Employees Provident Fund (EPF) of Malaysia, and Taliworks Corporation Berhad, a company listed on Bursa Malaysia. Prior to that, he served as Chief Financial Officer of K-One Technology Berhad, also listed on Bursa Malaysia, from November 2001 to November 2012, and held senior finance positions at Gleason Engineering from 1996 to November 2001.

Since June 2024, Mr. Goh has also served as Managing Director of Elite Podium Sdn. Bhd., a corporate consulting firm specializing in initial public offerings (“IPOs”) and private credit. Over the course of his career, he has led IPOs, raised over RM 1 billion in debt and equity financing, and executed transactions across Malaysia, Indonesia, Vietnam, and Singapore.

Mr. Goh holds a Bachelor of Commerce from the University of New South Wales, Australia, and is a member of both the Malaysian Institute of Accountants (MIA) and CPA Australia.

Datuk Ali bin Abdul Kadir has served as Chairman of Medikra since July 2025 and as Chairman of its Malaysian subsidiary, Medika Natura, since 2024. He brings decades of leadership experience across capital markets, corporate governance, accounting, and financial regulation, with senior appointments spanning government, public companies, and international institutions.

He currently serves as Chairman of JcbNext Berhad (since 2004), Rio Venture (since 2004), Rio Capital (since 2004), ENRA Group Berhad (since 2015), and Amanah Lestari Alam (since 2020). From May 2014 to May 2023, he served on the Board of Citibank Malaysia Berhad, chairing both the Audit Committee and the Nomination and Remuneration Committee. He was previously a board member of Ekuiti Nasional Berhad (EKUINAS) (January 2015–June 2024), Glomac Berhad (February 2009-October 2022), Privasia Technology Berhad (2009–2018), and Choo Bee Metal Industries Berhad (1994–1999). He also served as Director of Development & Commercial Bank Berhad (now RHB Bank) from 1988 to 1991. From 2006 to 2012, he was Chairman of the Financial Reporting Foundation, and from 2000 to 2019, he served on the Board of Governors of the Labuan Financial Services Authority.

From 1999 to 2004, Datuk Ali was Chairman of the Securities Commission Malaysia, where he launched the Capital Market Masterplan and chaired the Capital Market Advisory Council. He also served on national policy bodies including the Foreign Investment Committee, Danaharta Oversight Committee, the Finance Committee on Corporate Governance, and the National Economic Consultative Council. Internationally, he was a member of the Executive Committee of the International Organisation of Securities Commissions (IOSCO), Chairman of IOSCO’s Asia-Pacific Regional Committee, and Chairman of its Islamic Capital Market Working Group. Earlier in his career, he was Chairman and Partner at Ernst& Young Malaysia (1975–1999) and President of the Malaysian Institute of Certified Public Accountants (MICPA) from 1998 to 1999.

In the academic sector, he was Adjunct Professor at the University of Malaya’s Faculty of Business and Accounting (2008–2011) and served on the faculty’s Advisory Board (2011–2014).

We believe that Datuk Ali is qualified to serve on our board of directors because of his extensive leadership experience in capital markets, corporate governance, and financial regulation, as well as his experience in both the public and private sectors.

Dr. Dian Griesel has been nominated to serve on our board of directors. Since June 2024, Dr. Griesel has been serving as President of Perception Dynamics, an advisory services firm specializing in strategic communications, perception analysis, and executive counsel. From August 2012 to June 2024, she served as President of Dian Griesel Inc., a public relations company. In November 1997, she founded The Investor Relations Group, serving as President and offering investor relations and public relations services, until February 2012, when she sold it to Rodman & Renshaw, a publicly traded bank (Direct Markets division). In April 2016, she also founded and in 2017 became a President of Silver Disobedience Inc., a creative visual marketing services company, now a division of Perception Dynamics Inc.

Over the course of her career spanning more than 30 years, Dr. Griesel has advised executives of nearly 400 companies across diverse sectors including biotechnology, pharmaceuticals, finance, national defense, consumer goods, medical technology, advanced technologies (software and hardware), automotive, beauty and fashion, and nutraceuticals. Her advisory work has encompassed guidance through FDA, SEC, FTC, and Department of Defense-regulated crises and messaging; mergers and acquisitions; deal structuring; shareholder activism; global policy shifts; and major financial crises over the past three decades.

Dr. Griesel holds a Ph.D. in Nutrition Life Sciences earned from University of St Martin and has earned a Corporate Governance Certification from The Wharton School. She is a consulting hypnotherapist with 30 years of experience and holds multiple certifications in this field. Dr. Griesel is a member of the American Counseling Association and a lifetime member of the International Association of Counselors and Therapists.

Dr. Griesel is the author of more than 15 books on perception, leadership, investor relations, public relations, and peak performance, and has contributed to Harvard’s publication “Biotechnology: From Idea to Market.” She hosts Silver Disobedience® Perception Dynamics, a podcast that ranks in the top 8% globally and airs in 25 countries and maintains a blog reaching approximately one million monthly readers. Dr. Griesel is the inventor of Photo Hypnotherapy, a recognized art therapy technique.

We believe that Dr. Griesel is qualified to serve as a member of our board of directors because of her extensive experience in strategic marketing and communications, her deep understanding of investor relations and corporate governance, her proven track record of building and successfully exiting advisory businesses, her expertise in navigating complex regulatory environments across multiple industries, and her unique ability to provide strategic counsel on perception management, crisis communications, and stakeholder dynamics that can provide valuable insight to board deliberations.

Dr. Phaik-Eng Sum has been nominated to serve on our board of directors. Dr. Sum is an accomplished medicinal chemist with twenty-nine years of experience in pharmaceutical research and development, including senior leadership roles at major global biopharmaceutical companies.

From 2009 to 2010, Dr. Sum served as Principal Research Scientist IV and Discovery Team Leader at Pfizer Inc. in Pearl River, New York, following Pfizer’s acquisition of Wyeth in 2009. In this role, she led project teams implementing strategies to develop MK2 inhibitors for arthritis treatment and collaborated with patent attorneys on strategic patent matters for Tygacil, a novel antibiotic, as well as Aggrecanase inhibitors.

From 1995 to 2008, Dr. Sum held positions of increasing responsibility at Wyeth Research in Pearl River, New York, following Wyeth’s acquisition of American Cyanamid Company in 1995. From 2003 to 2008, as Principal Research Scientist III and Discovery Team Leader, she led project teams developing Aggrecanase-1/-2 inhibitors for treating osteoarthritis. From 1999 to 2002, she proposed and initiated strategies to develop orally active tetracycline antibiotics. From 1997 to 1999, as Principal Research Scientist II, she designed and synthesized semi-synthetic derivatives of Mannopeptimycin Glycopeptides and developed a cost-effective synthesis route for the antibacterial drug Carbapenam OCA983. From 1995 to 1997, as Principal Research Chemist and Discovery Team Leader, she continued research on identifying new tetracycline antibiotics.

From 1981 to 1995, Dr. Sum served in positions of increasing responsibility at Lederle Laboratories, the pharmaceutical division of American Cyanamid Company, in Pearl River, New York. From 1991 to 1995, as Principal Research Chemist and Discovery Team Leader, she led the discovery team for the tetracycline antibiotic program, proposing and initiating strategies to develop novel tetracycline antibiotics to address bacterial resistance. Her work led to the discovery of a new generation of broad-spectrum, potent tetracycline antibiotics, culminating in the development of Tygacil, which received FDA approval on June 15, 2005, and has become a life-saving antibiotic that overcomes serious bacterial resistance. From 1984 to 1991, as Senior Research Chemist, she initiated and implemented a project to discover novel quinolone antibacterial agents. From 1981 to 1984, as Research Chemist, she designed and synthesized novel analogs of platelet activating factor.

Dr. Sum received numerous professional awards during her career, including the 2006 American Chemical Society Heroes of Chemistry Award, the 2007 Italian Prix-Galien Award for Tygacil, and was named as one of the Top 20 Scientists in R&D Directions in 2007. She served as Co-Editor-in-Chief of Current Medicinal Chemistry (Anti-infective Agents) from 2001 to 2005 and Co-Editor-in-Chief of Anti-infective Agents in Medicinal Chemistry from 2006 to 2007.

Dr. Sum holds a Ph.D. in Organic Chemistry from the University of British Columbia, Canada, and has authored 36 publications in professional journals and is the inventor or co-inventor of 47 U.S. and international patents in drug discovery and medicinal chemistry.

We believe that Dr. Sum is qualified to serve as a member of our board of directors because of her extensive experience in pharmaceutical research and drug discovery, her leadership in developing breakthrough therapies including FDA-approved treatments, her deep scientific understanding of translational development processes, and her proven track record of innovation as evidenced by her numerous patents, publications, and professional recognition.

Dr. Rofina Yasmin Binti Othman has been nominated to serve on our board of directors. She has more than 15 years of experience in research, technology management, and innovation ecosystem development.

Since August 2025, Dr. Yasmin has been appointed as a research fellow at Agribiotechnology Institute. She also serves as an honorary professor at the Institute of Advanced Studies of University of Malaysia (“UM”) and an adjunct professor at UM Wales University since May 2022 and continues to hold such positions. In these roles, Dr. Yasmin remains affiliated with the Biomolecular Research Group at the Centre of Research in Biotechnology for Agriculture (CEBAR) at UM and the Institute of Advanced Studies, where she has published extensively with an H-index of 21, filed over 10 patents, and supervised the graduation of more than 50 PhD and MSc students.

Dr. Yasmin currently serves as an advisor for UM Centre for Innovation and Enterprise and has maintained that role since May 2021. From September 2021 to August 2023, Dr. Yasmin also served as an Adjunct Professor at USCI University, and from November 2019 to December 2023, she served as an Honorary Fellow at the Tun Ghazali Shafie Institute of Strategic Leadership UCYP.

From April 2016 to April 2021, Dr. Yasmin served as Associate Vice Chancellor of UM. In that role, she led UM’s Technology Transfer Division (UMCIC), where she founded UMX, a technology incubator and accelerator, and UM Innovations Sdn. Bhd., a university incubator company supporting spinoffs and startups. She also served as a Specialist for the UM office of Industry and Committee Engagement from May 2021 to December 2021.

Since January 2023 to date, Dr. Yasmin has served as founding director of her startup, Leaf Edge Technologies, a Malaysia-based innovation management and technology consultancy focused on plant science and its associated technologies.

Since September 2023 to date, Dr. Yasmin has also served as Chairman of the Board of MRANTI Corporation, a GLC focused on innovation and technology acceleration. Since October 2019, she has served as Chairman and board member of Xeraya Capital Sdn. Bhd., a life sciences venture firm wholly owned by Khazanah Nasional Bhd., and as a director of Mudarabah Innovation Fund Limited., a Shariah-compliant life sciences fund. From December 2018 to March 2021, she served on the board of UM and several of its affiliated companies such as UM Capital Bhd and UM Plantations Sdn Bhd.

Dr. Yasmin is also currently a member of the International Association of University Technology Managers, and a founding vice-president of the Innovation Technology Managers Association Malaysia. In December 2023, she registered as a Technology Transfer Professional, which is an international accreditation for technology transfer organizations.

Since March 2023, Dr. Yasmin has served as a council member for several national councils and advisory bodies, including the Academy of Sciences Malaysia and the National Bioethics Council. In January 2025, she was brought on as a Taskforce Member and Writer for the National Guidelines for Bioethics in Biotechnology where she contributes and continues to contribute to policy development under the Ministry of Science, Technology & Innovation.

We believe that Dr. Yasmin is qualified to serve on our board of directors because of her extensive experience and academic work related to biotechnology, innovation commercialization, and national science policy.

Kelly Anderson has been nominated to serve on our board of directors. Since September 2019, Ms. Anderson has been serving as Chief Executive Officer of CXO Executive Solutions, LLC, a provider of executive services. In August 2025, Ms. Anderson joined the Board of Directors of Onar Holdings (Nasdaq: ONAR), marketing services company.

From January 2016 to September 2025, Ms. Anderson served as a member of the Board of Directors and Chair of the Audit Committee of TOMI Environmental Solutions Inc. (Nasdaq: TOMZ), a life sciences corporation. From June 2023 to June 2025, she also served as a member of the Board of Directors and Chair of Audit Committee of Tharimmune, Inc. (Nasdaq: THAR), a biotech company. From December 2022 to October 2024, she served on the Board of Directors of AgEagle Aerial Systems Inc. (NYSE: UAVS), a manufacturer of drones for commercial use. From May 2019 to September 2022, she served on the Board of Directors of The Marygold Companies, Inc. (Nasdaq: MGLD), a global holding firm. From December 2019 to August 2021 Ms. Anderson served on the Board of Directors of Guardion Health Services (Nasdaq: GHSI), a health sciences company. From June 2019 to June 2024, Ms. Anderson also served as a Board Member and Award Committee Member of Association for Corporate Growth.

Between 2015 and July 2020, Ms. Anderson served as a partner in C Suite Financial Partners, a financial consulting services company dedicated to serving private, public, private equity, entrepreneurial, family office and government-owned firms in all industries. Ms. Anderson is an inactive California CPA and a 1989 graduate of the College of Business and Economics at California State University, Fullerton. Ms. Anderson also serves on the Board of the California State University, Fullerton (since 2017), as a Co-Chair of LA/OC Chapter and DFW Chapter of Woman Corporate Directors (since 2019), and as Dallas Chairperson of Independent Women’s Network (since 2024).

We believe that Ms. Anderson is qualified to serve as a member of our board of directors because of her extensive experience in finance.

Number and Terms of Directors

Pursuant to our memorandum and articles of association, unless otherwise determined by ordinary resolution, we are required to have a minimum of one director, and the exact number of directors will be determined from time to time by our board of directors.

Under our articles of association, a director may be appointed by ordinary resolution or by the directors. The Company may agree contractually with a director that they will resign from office at the next or a subsequent annual general meeting following their appointment or may further provide that they will resign on the occurrence of any other specified event or after any specified period but no such term will be implied in the absence of express provision. Such resignation would not preclude a director being nominated for or standing for election for reappointment at a next or subsequent general meeting. Under our articles of association, a director shall hold office until such time as they resign, are removed from office by Ordinary Resolution, their appointment is automatically terminated in certain circumstances, or they otherwise cease to be eligible to be a director of the Company.

For additional information, see “Description of Share Capital—Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Following the completion of the offering described in this prospectus, our board of directors will consist of seven directors. Our board of directors has determined that the four proposed independent director nominees, Dian Griesel, Kelly Anderson, Dr. Phaik-Eng Sum, and Dr. Rofina Yasmin Binti Othman satisfy the “independence” requirements of the NYSE American corporate governance rules.

Duties of Directors

Under Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Qualification

Under our memorandum and articles of association, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Appointment and Re-Election

NYSE American allows listed foreign companies to follow the laws, customs and practices of their country of domicile with respect to the election and composition of the board of directors. The Company has adopted the following procedures with respect to initial appointment and re-election of the board of directors which is not prohibited under the laws of Cayman Islands.

The directors of the Company may be appointed by the board of directors or by ordinary resolution of the shareholders of the Company. Appointments made by the board of directors may be made at a meeting of the directors where the resolution is passed by a simple majority of the directors present, or the directors may pass a resolution in writing without holding a meeting if all directors sign a document (or sign several documents in the like form each signed by one or more of those directors) passing such resolution. Appointments made by the board of directors do not require separate approval or re-election at annual general meetings under our governing rules. Appointments made by the shareholders may be made at a general meeting of the shareholders where the resolution is passed by a simple majority of the shareholders present in person or by proxy and entitled to vote, or the shareholders may pass a resolution in writing without holding a meeting if all shareholders entitled to vote sign a document (or sign several documents in the like form each signed by one or more of those shareholders) passing such resolution.

The appointment of our independent non-executive directors will take effect as soon as our registration statement, of which this prospectus forms a part, is declared effective by the SEC and immediately prior to the listing of our ordinary shares on the NYSE American.

Our independent non-executive directors will be appointed for an initial term of three to four years, as set out below, followed by fixed two-year terms thereafter. To ensure continuity of oversight and corporate governance stability, we have adopted a staggered retirement and re-election policy under which not all independent non-executive directors will retire at the same annual general meeting:

●	At the third annual general meeting, Datuk Ali Abdul Kadir, Dr. Phaik-Eng Sum, and Dr. Dian Griesel will retire and be immediately eligible for re-election. Any subsequent re-appointment as a director may be made by the board of directors or by ordinary resolution of the shareholders of the Company.

●	At the fourth annual general meeting, Prof. Rofina Yasmin Othman and Kelly Anderson will retire and be immediately eligible for re-election. Any subsequent re-appointment as a director may be made by the board of directors or by ordinary resolution of the shareholders of the Company.

●	Each re-appointed independent non-executive directors will thereafter serve an additional two-year term, subject to the same staggered retirement and re-election cycle.

A director of the Company shall hold office as a director until such time as he resigns, is removed from office by ordinary resolution of the shareholders or his office is terminated in the following circumstances:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Employment Agreements with Executive Officers

Prior to the closing of this offering, we intend to enter into the following employment agreements with each of our executive officers, the forms of which are filed as exhibits to the registration statement of which this prospectus is a part.

Employment Agreement with Abdul Razak bin Mohd Isa

The Company intends to enter into an employment agreement with Abdul Razak bin Mohd Isa, pursuant to which he will continue to serve as the Company’s Chief Executive Officer and Executive Director. The agreement will have a five-year term, subject to earlier termination, and will be effective after the registration statement of which this prospectus forms a part is declared effective and prior to the listing of the Ordinary Shares on NYSE American. The employment agreement will supersede any prior service or consultancy arrangements of the parties.

Under the agreement, Abdul Razak bin Mohd Isa is expected to receive an annual base salary of US$350,000, subject to annual review, and to be eligible for a discretionary annual bonus and equity awards under the Company’s equity incentive plans, without affecting his existing founder equity holdings. The agreement will provide for customary employee benefits, confidentiality, intellectual property and restrictive covenant provisions, including non-competition and non-solicitation obligations during employment and for twelve (12) months thereafter.

If Abdul Razak bin Mohd Isa’s employment is terminated without cause or by him for good reason, he is expected to be entitled to severance payment equal to twelve (12) months of his base salary and twelve (12) months of continued health coverage, subject to a release of claims. In the event of a termination within twelve (12) months after a change in control, his outstanding equity awards are expected to fully vest, and severance will be paid in a lump sum. The Company also intends to provide indemnification and directors’ and officers’ liability insurance to Abdul Razak bin Mohd Isa.

Employment with Mustadza bin Muhamad

The Company intends to enter into an employment agreement with Mustadza bin Muhamad, pursuant to which he will continue to serve as the Company’s Chief Operating Officer and Executive Director. The agreement will have a five-year term, subject to earlier termination, and will be effective after the registration statement of which this prospectus forms a part is declared effective and prior to the listing of the Ordinary Shares on NYSE American. The employment agreement will supersede any prior service or consultancy arrangements of the parties.

Under the agreement, Mustadza bin Muhamad is expected to receive an annual base salary of US$320,000, subject to annual review, and to be eligible for a discretionary annual bonus and equity awards under the Company’s equity incentive plans, without affecting his existing founder equity holdings. The agreement will provide for customary employee benefits, confidentiality, intellectual property and restrictive covenant provisions, including non-competition and non-solicitation obligations during employment and for twelve (12) months thereafter.

If Mr. Muhamad’s employment is terminated without cause or by him for good reason, he is expected to be entitled to severance payment equal to twelve (12) months of base salary and twelve (12) months of continued health coverage, subject to a release of claims. In the event of a termination within twelve (12) months after a change in control, his outstanding equity awards are expected to fully vest and severance will be paid in a lump sum. The Company also intends to provide indemnification and directors’ and officers’ liability insurance to Mr. Muhamad.

Employment Agreement with Goh Sai Keong

The Company intends to enter into an employment agreement with Goh Sai Keong, pursuant to which Goh Sai Keong will continue to serve as the Company’s Chief Financial Officer. The agreement will have a two-year term, subject to renewal at the discretion of the Board, and will be effective after the registration statement of which this prospectus forms a part is declared effective and prior to the listing of the Ordinary Shares on NYSE American. The employment agreement will supersede any prior service or consultancy arrangements of Mr. Keong with the Company or its subsidiaries.

Under the agreement, Goh Sai Keong is expected to receive an annual base salary of US$125,000, payable in accordance with the Company’s standard payroll practices, and to be eligible to participate in employee benefit programs, including health and insurance coverage and paid annual leave. Following the listing of the Ordinary Shares, Goh Sai Keong may also be eligible to participate in equity or performance-based incentive compensation programs, at the discretion of the Compensation Committee of the Board of Directors of the Company.

The agreement will contain customary confidentiality, intellectual property, and restrictive covenant provisions, including non-competition and non-solicitation obligations during employment and for twelve (12) months thereafter.

If Goh Sai Keong’s employment is terminated by the Company without cause, Goh Sai Keong is expected to be entitled to (i) severance payment equal to six (6) months of his base salary or of the balance of his employment terms, whichever is shorter, and (ii) continued health coverage for the period of six(6) months or of the remaining term of his employment, whichever is shorter. The Company also intends to provide indemnification and directors’ and officers’ liability insurance to Goh Sai Keong’s to the fullest extent permitted by applicable law.

We also intend to enter into indemnification agreements with each of our executive officers, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. Under these agreements, we agree to indemnify our executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being an officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2024, we paid an aggregate of US$76,211 in cash as compensation to our executive officers and directors, and for the fiscal year ended December 31, 2025, we paid an aggregate of US$147,689 in cash as compensation to our executive officers and directors. None of our non-employee directors have, and it is anticipated that none of our non-employee directors will have following the completion of this offering, any service contracts with us that provide for benefits upon termination of employment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our Malaysian subsidiaries are required by law to make contributions higher/equal to certain percentages of each employee’s salary for his or her statutory benefits.

Director Agreements

Prior to the closing of this offering, we intend to enter into the following service agreements with the Chairman of our Board, Datuk Ali Abdul Kadir, and each of our independent directors, the forms of which are filed as exhibits to the registration statement of which this prospectus is a part. The description of the directors’ compensation is described below under the heading “Director Compensation Structure.”

Non-Executive Chairman Service Agreement with Datuk Ali Abdul Kadir

The Company intends to enter into a non-executive chairman service agreement with Datuk Ali Abdul Kadir, pursuant to which Datuk Ali Abdul Kadir will serve as non-executive Chairman of the Board of Directors of the Company. The agreement has a two-year term and may be terminated earlier in accordance with its terms, including by action of the Board, upon the Datuk Ali Abdul Kadir’s failure to be re-elected, failure to meet applicable qualification requirements, or for cause. Datuk Ali Abdul Kadir may also resign at any time with 30 days’ written notice. The agreement will replace and supersede any prior agreements between the parties.

The agreement is expected to provide for customary directorship benefits, confidentiality, intellectual property, time commitment, and non-disclosure provisions. The Company also intends to provide indemnification and directors’ and officers’ liability insurance to Datuk Ali Abdul Kadir.

Independent Non-Executive Director Service Agreement

The Company intends to enter into an independent non-executive chairman service agreement with each of its independent director nominees. Appointment of independent director nominees to serve as the members of the Board will be effective after the registration statement of which this prospectus forms a part is declared effective and prior to the listing of the Ordinary Shares on NYSE American. The agreements will have two-year terms and may be terminated earlier in accordance with its terms, including by action of the Board, upon the independent director nominee’s failure to be re-elected, failure to meet applicable independence or qualification requirements, or for cause. The independent director nominee may also resign at any time with 30 days’ written notice to the Chair of the Board.

The agreement is expected to provide for customary directorship benefits, directorship independence, confidentiality, intellectual property, time commitment, and non-disclosure provisions. The Company also intends to provide indemnification and directors’ and officers’ liability insurance to its independent directors.

We also intend to enter into indemnification agreements with each of our directors, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. Under these agreements, we agree to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of our company.

Director Compensation Structure

Prior to this offering, we did not have a formal policy to compensate our independent directors and did not pay any cash compensation to any of our non-employee directors. Immediately prior to the closing of this offering, we intend to implement the following compensation structure pursuant to which our non-employee directors will be eligible to receive the following cash retainers:

Director	Board Retainer (USD)	Chair (USD)	Committee (USD)	Total Annual (USD)
Datuk Ali Abdul Kadir (Chair)	37,000	12,000	—	49,000
Abdul Razak Mohd Isa (Executive Director)	—	—	—	—
Mustadza Muhamad (Executive Director)	—	—	—	—
Kelly Anderson, CPA (INED)	37,000	12,000	2,000	51,000
Dian Griesel, Ph.D., CMT (INED)	37,000	5,000	8,000	50,000
Prof. Rofina Yasmin Othman, Ph.D. (INED)	37,000	5,000	8,000	50,000
Dr. Phaik-Eng Sum, Ph.D. (INED)	37,000	—	8,000	45,000

Our executive directors, including Abdul Razak Mohd Isa and Mustadza Muhamad, do not receive additional compensation for their service on the Board.

No stock awards, option awards, non-equity incentive compensation, or other forms of variable compensation have been granted to our directors as of the date of this prospectus, and none of the Company’s directors or executive officers holds options to purchase Ordinary Shares. Any such compensation arrangements will be established by our Compensation Committee following the completion of this offering.

Insider Participation Concerning Executive Compensation

Our board of directors has made all determinations regarding the compensation of the executive officers of our company from the inception of our company up until the time that our compensation committee is set up. Our compensation committee will make all determinations regarding the compensation of the executive officers of our company following the date on which it is established.

Committees of the Board of Directors

We will establish three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors will serve on each of the committees. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Dian Griesel, Kelly Anderson, and Dr. Phaik Eng Sum. Kelly Anderson will be the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Kelly Anderson qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the NYSE American listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Dian Griesel, Kelly Anderson, and Dr. Rofina Yasmin Binti Othman. Dian Griesel will be the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Dr. Rofina Yasmin Binti Othman, Dr. Phaik-Eng Sum, and Dian Griesel. Dr. Rofina Yasmin Binti Othman will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for appointment or re-appointment to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board, periodically, with respect to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is filed as Exhibit 99.1 of the registration statement of which this prospectus is a part and is applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

Scientific and Regulatory Advisory Board

Our Scientific and Regulatory Advisory Board (“SRAB”) enhances the scientific, clinical, and regulatory rigor of our development programs by providing multidisciplinary oversight across preclinical, clinical, and commercialization phases. The SRAB comprises personnels such as clinicians, toxicologists, pharmacologists, and/or global regulatory advisors who collectively support the advancement of our botanical drug candidates, including our lead asset SKF7®.

We expect that Dr. Phaik Eng Sum, who brings extensive experience in clinical pharmacology, translational research, and regulatory strategy, will be appointed a chair of SRAB. Under her leadership, the SRAB will strive to ensure integration of scientific evidence with regulatory expectations across global jurisdictions.

SRAB members may include:

●

Clinician-researchers specializing in endocrinology, metabolic health, women’s health, or integrative medicine, who provide input into clinical trial design, therapeutic positioning, and unmet medical needs in real-world populations;

●	Toxicologists with experience in GLP-compliant safety assessments, long-term exposure models, and regulatory toxicology required for IND, CTX, and novel food submissions;

●	Pharmacologists with expertise in botanical compound characterization, pharmacokinetics/pharmacodynamics (PK/PD), and receptor-level mechanistic modeling, particularly in endocrine and inflammatory pathways;

●	Regulatory affairs experts with deep knowledge of the FDA Botanical Drug IND process, EFSA and EMA herbal guidelines, and Asian market-specific pathways including Halal certification and NPRA therapeutic claim registration;

●	Natural product scientists with backgrounds in extraction science, phytochemical standardization, and batch-to-batch reproducibility;

●	Systems biology and AI researchers, including specialists in multi-omics, gut microbiome modulation, or computational compound screening; or

●	Public health and health economics consultants, who advise on region-specific adoption strategies and integration into primary care and insurance ecosystems in culturally diverse markets.

The SRAB actively contributes to:

●	Clinical protocol development, including patient stratification, dosing rationale, and functional endpoints;

●	Preclinical model development and toxicological study design, ensuring translational and regulatory alignment;

●	Regulatory dossier review and labeling strategy, across U.S., EU, and APAC jurisdictions;

●	Pharmacological target assessment and mechanistic differentiation, with emphasis on non-hormonal, multi-target pathways; and/or

●	Strategic pipeline prioritization, informed by disease burden, accessibility, and competitive dynamics.

Through regular engagement with our executive and R&D teams, the SRAB ensures that our programs maintain scientific integrity, meet international regulatory standards, and remain responsive to clinical needs across several healthcare settings.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors, director nominees, and executive officers; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 25,555,160 Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 29,191,524 Ordinary Shares outstanding immediately after the completion of this offering if the underwriters do not exercise their over-allotment option and 29,736,978 Ordinary Shares outstanding immediately after the completion of this offering if the underwriters exercise their over-allotment option in full (in each case, assuming an initial public offering price of $5.50, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, and total gross proceeds of (x) approximately $20,000,000 without giving effect to the exercise by the underwriters of their overallotment option and (y) approximately $23,000,000 after giving effect to the exercise by the underwriters of their overallotment option).

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities, including Preferred Shares, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have eleven shareholders of record, none of whom are located in the United States.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors, Director Nominees and Executive Officers(1):
Abdul Razak Mohd Isa	8,888,630	34.78%	8,888,630	30.45%	8,888,630	29.89%
Goh Sai Keong	—	—	—	—	—	—
Mustadza Muhamad	8,938,620	34.98%	8,938,620	30.62%	8,938,620	30.06%
Datuk Ali Bin Abdul Kadir	4,577,920	17.91%	4,577,920	15.68%	4,577,920	15.39%
Dian Griesel	—	—	—	—	—	—
Dr. Phaik Eng Sum	—	—	—	—	—	—
Dr. Rofina Yasmin Binti Othman	—	—	—	—	—	—
Kelly Anderson	—	—	—	—	—	—
All Directors, Director Nominees, and Executive Officers as a group (eight individuals):	22,405,170	87.67%	22,405,170	76.75%	22,405,170	75.34%

5% Shareholders:
Abdul Razak Mohd Isa	8,888,630	34.78%	8,888,630	30.45%	8,888,630	29.89%
Mustadza Muhamad	8,938,620	34.98%	8,938,620	30.62%	8,938,620	30.06%
Datuk Ali Bin Abdul Kadir	4,577,920	17.91%	4,577,920	15.68%	4,577,920	15.39%

(1)	Unless otherwise indicated, the business address of each of the individuals is Unit 1.02, The Bousteador, 10, Jalan PJU 7/6, Mutiara Damansara, 47800 Petaling Jaya, Selangor, Malaysia.

As of the date of this prospectus, none of our Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management— Agreements with Executive Officers and Directors.”

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Nature of relationships with related parties

Name of Related Party	Relationship to Us
Abdul Razak Bin Mohd Isa	Chief Executive Officer and Director of Medikra; Chief Executive Officer of Medika Natura
Mustadza bin Muhamad	Chief Operating Officer and Director of Medikra; Chief Operating Officer and Director of Medika Natura

Transactions with related parties

		For the Year December 31,
Name of related parties	Description of transactions	2024	2023	For Six Month Ended June 30, 2025	For the Financial Year Ended December 31, 2025 (Unaudited)
		US$	US$	US$	US$
Abdul Razak Bin Mohd Isa	Proceeds from loan due to director	-	12,492	-	-
Abdul Razak Bin Mohd Isa	Repayment of loan due to director	(9,003)	-	(2,688)	(2,688)
Mustadza bin Muhamad	Proceeds from loans due to director	6,756	13,370	1,705	1,705
Mustadza bin Muhamad	Repayment of loan due to director	(18,540)	-	(4,331)	(4,331)

Balances with related parties

	As of December 31,
Name of related parties	2024	2023	As of June 30, 2025	For the Financial Year Ended Dec 31, 2025 (Unaudited)
	US$	US$	US$	US$
Abdul Razak Bin Mohd Isa	36,407	44,394	35,884	35,884
Mustadza bin Muhamad	30,158	41,478	29,312	29,312
	66,565	85,872	65,196	65,196

The balances described above represented the loan from the shareholders for operational purposes and was assigned by Mr. Abdul Razak Bin Mohd Isa and Mr. Mustadza bin Muhamad. The balances were unsecured, non-interest bearing and repayable on demand.

Since June 30, 2025, and as of the date of this prospectus, other than those disclosed above, the Company has not had any other related party transactions.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete.

We were incorporated as an exempted company with limited liability under the Cayman Companies Act on August 30, 2024, when our initial memorandum and articles of association were filed with the General Registry of Cayman Islands on August 30, 2024 (file no. 413552). Our initial memorandum and articles of association were amended and restated by special resolution dated April 29, 2025 and filed with the General Registry of Cayman Islands on May 6, 2025. Our memorandum and articles of association were further amended and restated by special resolution dated December 4, 2025 and filed with the General Registry of Cayman Islands on December 11, 2025. Reference is made to such memorandum and articles of association, copies of which are filed as Exhibit 3.3 to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

Pursuant to our memorandum and articles of association, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from carrying on a trade or business in the Cayman Islands with any person except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

On July 15, 2025, the directors of Medikra approved the Corporate Reorganization and Medikra, on the one hand, and the holders of all of the issued and outstanding ordinary shares of Medika Natura, on the other hand, entered into the Exchange Agreement, pursuant to which, the shareholders of Medika Natura exchanged all 2,555,516 of the issued and outstanding shares of Medika Natura for newly-issued Ordinary Shares of Medikra on a 1-for-10 basis. As a result of the Corporate Reorganization, Medikra became the ultimate holding company of Medika Natura, with Medikra holding all of the issued and outstanding shares of Medika Natura.

Ordinary Shares

As of the date of this prospectus, we are authorized to issue 500,000,000 Ordinary Shares, par value $0.0001 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 29,191,524 (if the underwriters’ over-allotment option is not exercised) or 29,736,978 (if the underwriters’ over-allotment option is fully exercised) Ordinary Shares issued and outstanding, assuming an initial public offering price of $5.50, which is the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, and assuming total gross proceeds of approximately $20,000,000 (without giving effect to the exercise by the underwriters of their overallotment option) or approximately $23,000,000 (after giving effect to the exercise by the underwriters of their overallotment option), held by at least 400 public shareholders which is the minimum requirement by the NYSE American. Ordinary Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [●], 2026.

Preference Shares

Our memorandum and articles of association provide that preference shares of $0.0001 par value each (“Preferred Shares”) may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue Preferred Shares (at either at a premium, or at par) with voting and other rights that could result in the dilution of the total voting power of the holders of the Ordinary Shares and could have anti-takeover effects. The ability of our board of directors to issue Preferred Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Shares outstanding as of the date of this prospectus. Although we do not currently intend to issue any Preferred Shares, we cannot assure you that we will not do so in the future. No Preferred Shares are being issued or registered in this offering.

Listing

We intend to apply to list our Ordinary Shares on the NYSE American under the symbol “MDKR.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY 10004.

Dividends

Subject to the provisions of the Cayman Companies Act, our memorandum and articles of association and any rights and restrictions attaching to any of our shares, the directors may declare and pay out of our funds, which are lawfully available for that purpose, dividends at a time and of an amount they think fit. See “Dividend Policy.”

The directors, when paying, dividends to shareholders may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, (i) every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Ordinary Share of which he or the person represented by proxy is the holder.

Conversion Rights

Ordinary Shares are not convertible.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act, our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 Clear Days’ (as defined in the articles of association) notice specifying the time or times of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as fixed by the terms of the allotment of Share, or the directors may determine (in the notice of the call). If no such rate is set, interest shall be payable at 10% per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our memorandum and articles of association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable and until the expiration of 14 Clear Days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

Unclaimed Dividend

Subject to the Cayman Companies Act, if a dividend cannot be paid to a shareholder or remains unclaimed within six weeks after it was declared, the directors may pay it into a separate account in our name. If a dividend is paid into a separate account, we shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the shareholder. A dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the determination of the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or instalment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 Clear Days ) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share and not paid before the forfeiture.

A forfeited share, re-allotted may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited together with interest.

A certificate or declaration in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share, or other capital contributed.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our memorandum and articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by the directors;

(b)	with the consent by special resolution of shareholders of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option, on the terms and in the manner which the directors determine at the time of such variation;

(c)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or are otherwise authorized by our memorandum and articles of association; and

(d)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Subject to our memorandum and articles of association about the transfer of Ordinary Shares and provided that such transfer complies with the applicable rules of the Securities and Exchange Commission, the NYSE American and federal and state securities laws of the United States, our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in a common form or any other form prescribed by the NYSE American or otherwise approved by our board of directors.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in our register of members in respect of the relevant Ordinary Shares.

Where the shares of the Company in question are not listed on or subject to the rules of the NYSE American, our board of directors may, in its absolute discretion, decline to register any transfer of any share of the Company without giving any reason.

If our directors refuse to register a transfer, they are required pursuant to our memorandum and articles of association to, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company with limited liability, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to (unless required by applicable law or the rules of the NYSE American), in each calendar year hold a general meeting as an annual general meeting. All general meetings held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings. Annual general meetings and extraordinary general meetings shall together be referred to as “general meetings”.

A majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at least ten per-cent of the rights to vote at such extraordinary general meeting. The requisition must state the purpose of the meeting and must be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign) and delivered in accordance with the notice provisions of our articles of association. If directors do not within 21 Clear Days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three calendar months after the expiration of the said 21 Clear Day period.

At least seven Clear Days’ notice of a general meeting must be given to shareholders who have a right to vote at that meeting. A general meeting may be convened on shorter notice, subject to the Cayman Companies Act with the consent of shareholders who, individually or collectively, hold at least ninety per cent of the voting rights of all those who have a right to vote at that meeting. Every notice shall specify the place, the date and the hour of the meeting, if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting, if a resolution is proposed as a special resolution, the text of that resolution and, subject to the requirements of any NYSE American listing rules, the general nature of the business to be transacted and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company.

No business may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. If there is only one shareholder, one shareholder, or if there is more than one shareholder, one or more shareholders holding shares that represent not less than one third of the outstanding shares in issue and entitled to vote at such general meeting present in person or by proxy.

If, within fifteen minutes from the time appointed for the general meeting, a quorum is not present, (a) if the meeting was requisitioned by shareholders, it shall be cancelled; and (b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the board of directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

A meeting may be postponed or cancelled prior to the meeting at the discretion of the director by written notice provided to all persons entitled to attend the meeting (unless the meeting was requisitioned by shareholders). The chairman may, with the consent of shareholders constituting a quorum, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for more than 7 Clear Days, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by (a) the chairman of the meeting, (b) at least two shareholders having the right to vote on the resolutions, or (c) any shareholder holding not less than 10% of the voting rights of all those who have a right to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the outcome, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

Unless otherwise determined by our shareholders by ordinary resolution, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Under our articles of association, a director may be appointed by ordinary resolution or by the directors. The Company may agree contractually with a director that they will resign from office at the next or a subsequent annual general meeting following their appointment or may further provide that they will resign on the occurrence of any other specified event or after any specified period but no such term will be implied in the absence of express provision. Such resignation would not preclude a director being nominated for or standing for election for reappointment at a next or subsequent general meeting.

A director may be removed by ordinary resolution.

The office of a director will be terminated if the director:

(a)	is prohibited by the law of the Cayman Islands from acting as a director; or

(b)	is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	resigns his or her office by notice to the Company; or

(d)	has only held office as a director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he or she is being treated becomes physically or mentally incapable of acting as a director; or

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or

(g)	is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, is absent from meetings of directors for a continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NYSE American listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NYSE American listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No alteration of our memorandum and articles of association shall invalidate any prior act of the directors. However, subject to the Cayman Companies Act and our memorandum and articles of association the shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders. Persons on the committee may include non-directors so long as the majority of those persons are directors. Any such committee shall be made up of such members as required by the NYSE American listing rules or otherwise required by applicable law. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may appoint any person, whether nominated directly or indirectly by the directors, to be the attorney or the authorized signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions as the directors think fit.

The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles of association. The directors may do so by power of attorney or any other manner they think fit.

The directors may exercise all the powers of the Company, including the power to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

A director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company, unless he declares the nature of his or her interest at a meeting of the directors. If a director discloses to his fellow directors the nature and extent of any material interest or duty in accordance with the article of association, he may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; and

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested.

A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest pursuant to our memorandum and articles of association. The director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, his vote shall be counted.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may resolve to capitalize:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

Liquidation Rights

If we are wound up, the shareholders may, subject to our articles of association and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, which:

✔	distinguishes each share by its number (so long as the share has a number);

✔	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

✔	confirms the number and category of shares held by each member; and

✔	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

The Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, a duty not to fetter his or her exercise of future discretion as a director and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Directors also have a common law duty to act with care, diligence and skill in the performance of his or her role. The duties of care, diligence and skill of a director of a Cayman Islands company are generally determined by both reference to the knowledge and experience actually possessed by the director and by reference to the skill, care and diligence as would be displayed by a reasonable director in those circumstances.

The Cayman Companies Act contains certain statutory duties, including: (a) the duty not to pay or make any distribution to shareholders out of capital or share premium unless a company is able to pay its debts as they fall due following such payment; and (b) the duty to maintain certain statutory registers and proper books and records.

A director must also act in accordance with any specific duties set forth in the articles of association from time to time. A director who fails to perform their Cayman Islands common law duties may be personally liable for financial compensation to the aggrieved party, the restoration of the company’s property, or for the payment to the company of any profits made in breach of the director’s duty.

In addition, a director who fails to perform their duties under the Cayman Companies Act may be personally liable to a statutory fine and/or imprisonment of varying severity depending on the nature of the duty breached. This liability is in addition to any liability the company itself may be subject to.

A Cayman Islands company may, however, include a provision in its articles of association (and may in addition enter into a separate contractual arrangement with a director) indemnifying a director against all losses and costs suffered by such director as a consequence of performance of his or her role as such, and exculpating a director from any liability to the company itself, including in circumstances where such director is in breach of his or her duties (provided that there has been no willful neglect, willful default, fraud, dishonesty or criminal act on the part of the director). See “Indemnification of Directors, Offices, Agents, and Others” below.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith, which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends or unlawful share purchase or redemption or a transaction from which the director derived an improper personal benefit. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	Liability of directors may be limited except with regard to civil fraud or the consequences of committing a crime.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	A Cayman Islands exempted company generally may indemnify its directors or officers except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Subject to a director’s fiduciary duties, interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

Certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or if permitted by the memorandum and articles of association, by unanimous written consent of all the shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director appointment is governed by the terms of the memorandum and articles of association.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders (as described above).

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Appointment and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by the Grand Court of the Cayman Islands and approved by 75% in value of the creditors or class of creditors, or is approved by 75% in value of shareholders or class of shareholders, as the case may be, in attendance and voting (either in person or by proxy) at a meeting, or meetings, convened for that purpose.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights in Delaware.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●     a company acts or proposes to act illegally or ultra vires;

●     the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●     those who control the company are perpetrating a “fraud on the minority.”

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company (except for the memorandum and articles of association of the company, any special resolutions passed by the company and the register of mortgages and charges of the company).

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow one or more shareholders who together hold at least ten per-cent of the rights to vote at a general meeting to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. The requisition must also (a) specify the purpose of the meeting; (b) be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign); and (c) be delivered in accordance with the notice provisions of our memorandum and articles of association. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows shareholder resolutions to be passed in writing if signed by all the shareholders entitled to vote (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act has limited provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

Anti-money Laundering, Countering the Financing of Terrorism and Counter Proliferation Financing—Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (as amended) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We will not hold your personal data for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will strive to ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach, (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

History of Share Issuances

The following is a summary of our share issuances since incorporation.

On August 30, 2024, in connection with the incorporation of Medikra, Medikra issued an aggregate of one Ordinary Share to its initial subscriber for aggregate consideration of US$0.0001, which Ordinary Share was immediately transferred by the initial subscriber to Abdul Razak Mohd Isa, the Chief Executive Officer of the Company.

On August 30, 2024, in connection with the incorporation of Medikra, Medikra issued an aggregate of one Ordinary Share to Mustadza Muhamad for aggregate consideration of US$0.0001.

On July 15, 2025, Medikra issued 25,555,158 Ordinary Shares to the shareholders of Medika Natura in exchange for all 2,555,516 of the issued and outstanding shares of Medika Natura pursuant to the Exchange Agreement.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we intend to apply to list our Ordinary Shares on the NYSE American, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately 12.46% of our Ordinary Shares in issue if the underwriters do not exercise their over-allotment option, and approximately 14.06% of our Ordinary Shares in issue if the underwriters exercise their over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

Our officers and directors and our existing shareholders holding five percent (5%) or more of our Ordinary Shares and securities exercisable for or convertible into our Ordinary Shares prior to this offering have agreed not to, without the prior written consent of the representative of the underwriters, directly or indirectly, offer to sell, sell or otherwise transfer or dispose of any Ordinary Shares (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of Ordinary Shares), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of the Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of six (6) months from the date of closing of this offering.

After the expiration of such lock-up period, the Ordinary Shares held by our directors, executive officers and those certain existing shareholders may be sold outside of the United States subject to the restrictions under applicable securities laws or by means of registered public offerings.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●

1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 291,915 shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of the Ordinary Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Registration Statements on Form S-8

Following the completion of this offering, we may file one or more registration statements on Form S-8 under the Securities Act, which would become effective immediately upon filing, to register all of the Ordinary Shares reserved for issuance under our equity incentive plans that may be in effect from time to time. Shares covered by these registration statements will then be eligible for sale in the public markets, subject to vesting restrictions, any applicable lock-up agreements described below and Rule 144 limitations applicable to affiliates.

MATERIAL INCOME TAX CONSIDERATION

Malaysian Enterprise Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the ITA 1967. The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8(1)(b)of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. Pursuant to Paragraphs 2 and 2A of Part I of Schedule 1 in the ITA 1967, the prevailing corporate tax rate is 24%, while the rate for resident small and medium-sized companies (i.e. Companies incorporated in Malaysia with paid up share capital of RM2.5 million or less and that are not part of a group containing a Company exceeding this capitalization threshold and having gross income from source or sources consisting of a business of not more than RM50 million) is 15% on the first RM150,000 of chargeable income, 17% on the next RM450,000 of chargeable income and balance is being taxed at the rate of 24%. Pursuant to Paragraphs 1 and 1A of Part I of Schedule 1 in the ITA 1967, resident individual taxpayers are subject to tax at a progressive rate between 0% to 30% on their taxable income, whereas non-resident individuals are taxed at a fixed rate of 30%. Cukai Makmur is no longer relevant, as it was a special one-off tax imposed for YA 2022 only.

Pursuant to the ITA, a non-resident company—namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA—is subject to the following tax rates:

Types of Income	Rate (%)
Business income - Subject to Income Tax	24
Royalties derived from Malaysia - Subject to Withholding Tax (“WHT”)	10
Rental of moveable properties - Subject to WHT	10
Advice, assistance, or services rendered in Malaysia - Subject to WHT	10
Interest - Subject to WHT	15*
Dividends	Exempt
Other income - Subject to WHT	10

Note:	Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced.

*	Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

Profit Distribution and Withholding Tax

We are a holding company incorporated as an exempted company in the Cayman Islands and we gain substantial income by way of dividends to be paid to us from Medika Natura, our direct subsidiary company in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Malaysia does not impose WHT on dividends as Malaysia is on the single tier dividend system and as such do not tax dividends, whether in the hands of the recipient or via WHT. Further, Malaysia has only signed a Limited DTA with the United States which does not include an article on dividends.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

Other Relevant Requirements Related to Malaysian Taxation

The following brief description of Malaysian taxation laws is designed to highlight the further provisions of Malaysian tax legislation that are relevant for our business.

Transfer Pricing Regulations and Intercompany Transactions

The Malaysian transfer pricing landscape is governed by the Inland Revenue Board of Malaysia (IRB) and is broadly aligned with the OECD Transfer Pricing Guidelines. Four (4) key materials form the basis of the transfer pricing framework in Malaysia:

●	Section 140A of the Income Tax Act 1967 (ITA) – The primary legislation establishing the arm’s length principle and the authority of the Director General to make TP adjustments

●	TP Rules 2023 – Prescribes the application of arm’s length principles, accepted methodologies, and documentation requirements.

●	Malaysia Transfer Pricing Guidelines 2024 (MTPG 2024) – Provides practical guidance on the application of the arm’s length principle.

●	Transfer Pricing Tax Audit Framework – Outlines the procedures and expectations for TP audits conducted by the IRB.

Section 140A of the ITA 1967:

Section 140A requires that the pricing of related-party transactions be conducted on an arm’s length basis, meaning that terms and conditions should reflect those that would be agreed upon by unrelated parties dealing at arm’s length. The IRB is empowered to substitute the prices on transactions between related parties to reflect the arm’s length prices if the Director General has reason to believe such related party prices do not meet the arm’s length requirements. The IRB is also empowered to disregard any structure set up by related parties in a controlled transaction if the economic substance differs from the form, or that the structure does not observe commercial practices.

Application to Our Structure:

Medika Natura and Medikra Malaysia are related parties under common ownership and control.

●	Potentially if they engage in cross-border and domestic related-party transactions, such as:

○	Sales of manufactured goods from Medika Natura to Medikra Malaysia,

○	Shared service charges or allocations (if applicable),

○	Management or administrative support.

Threshold for Compliance under the MTPG 2024

The MTPG 2024 prescribes a person shall prepare a full contemporaneous transfer pricing documentation, i.e. Full CTPD, if the person fulfils the following:

●	Business income and cross-border transactions – Annual gross business income exceeding RM30 million and total cross-border controlled transactions exceeding RM10 million per annum; or

●	Financial transactions – Receives or provides controlled financial assistance of more than RM 50 million annually.

Otherwise, taxpayers are allowed to prepare documentation with reduced requirements, i.e. Minimum CTPD.

Companies that meet the following exemption criteria are exempted from the preparation of CTPD:

●	For entities with total controlled transactions (cross-border and domestic) valued at RM 1 million or less.; or

●	For entities that solely undertake domestic controlled transactions where both transacting parties fulfill the following conditions:

○	Both parties do not enjoy any tax incentives;

○	Both parties are chargeable to tax at the same headline tax rate: and

○	Both parties do not suffer losses for two consecutive years prior to the controlled transactions.

Our Malaysian subsidiaries Medika Natura and Medikra Malaysia currently fall below the threshold for mandatory contemporaneous transfer pricing documentation under the Malaysian Transfer Pricing Guidelines 2023. Nevertheless, the group maintains appropriate supporting records to substantiate the arm’s length nature of intercompany transactions, particularly those involving the Cayman Islands holding company, Medikra, in line with OECD and IRB expectations.

Penalties for Non-Compliance

Failure to comply with the above TPD requirements, the IRB may impose the following penalty:

a.	A penalty of between RM20,000 and RM100,000 under Section 113B of the ITA for the following offences:

●	Failure to submit the CTPD within 14 days from the date of audit letter issued by the IRB;

●	CTPD does not prepare in accordance with the TP Rules 2023 and MTPG 2024; or

●	CTPD is prepared after the tax return filing deadline.

The penalty amount imposed depends on the period of delay in submitting the CTPD, as follows:

No.	Number of days delayed (*)	Penalty per YA RM
1.	Up to 7 days	20,000
2.	More than 7 days, and up to 14 days	40,000
3.	More than 14 days, and up to 21 days	60,000
4.	More than 21 days, and up to 28 days	80,000
5.	More than 28 days	100,000

(*)	Calculated from the expiration of 14 days from the date of the service of a written notice by the IRB, until the day a complete CTPD is submitted to the IRBM.

The above penalty will be imposed on companies’ financial year ending on or after 31 May 2024.

IRB may impose greater scrutiny if related-party transaction involving a low-tax or no-tax jurisdiction, especially if:

○	Royalty, interest, or service fees paid to overseas related parties;

○	Intragroup financing with a focus on interest-free loans and advances provided by Malaysian entities; and

○	Supply chain margins seem artificially low or recording consecutive losses.

Any TP adjustment made by way of increase in income or a reduction of any deduction or loss, a surcharge of up to 5% may be imposed on the adjustment amount. This surcharge can be applied even if no additional tax assessment is made, as it is based on the TP adjustment amount.

Additionally, if the consolidated group revenue of a Multinational Enterprise (MNE) group exceeds RM3 billion (or equivalent EUR 750 million), the parent company is required to comply with the Country-by-Country Reporting (CbCR) rules. From the Malaysia tax perspective, the Malaysian constituent entities are required to declare the information pertaining to the CbCR in its annual tax return (Form C).

Indirect Taxes - Sales and Service Tax (SST)

Malaysia imposes indirect taxes under the Sales Tax Act 2018 and the Service Tax Act 2018

1)	Sales Tax (Applicable to Medika Natura)

Sales tax is a single-stage tax levied at either 5% or 10% or specific rate on taxable goods that are imported or locally manufactured in Malaysia, either at the time of importation or at the time the goods are sold or otherwise disposed of by the manufacturer. Medika Natura, as a manufacturing company, is required to register for and comply with the Malaysian sales tax regime. It must charge sales tax on the sale of taxable finished goods to domestic customers, including related companies such as Medikra Malaysia.

2)	Sales tax exemptions that may apply to Medika Natura include:

●	Exemption on Raw Materials and Components: Inputs used in the manufacturing of taxable goods may be exempted under the Sales Tax (Persons Exempted From Payment of Tax) Order 2018, subject to approval by the Royal Malaysian Customs Department.

●	Machinery and Equipment Exemption: Sales tax exemption for machinery used directly in the manufacturing process.

●	Export Exemption: Goods manufactured by Medika Natura and exported outside Malaysia are zero-rated and not subject to sales tax.

●	Import Duty Exemption: Relief from import sales tax and duty may be available for manufacturers under specific Customs schemes, such as Licensed Manufacturing Warehouse (LMW) or Approved Trader Scheme (ATS), Licensed Bonded Warehouse, etc.

3)	Service Tax (Potentially Applicable to Medikra Malaysia)

Service tax at a rate of 6% or 8% applies to prescribed taxable services provided by any taxable person in Malaysia in the course and furtherance of business or on any imported taxable service. Subsidiary Medikra Malaysia, which engages in marketing and distribution activities, does not currently provide taxable services as defined under the First Schedule of the Service Tax Regulations 2018 and is therefore not registered for service tax. However, Medikra Malaysia may incur service tax on services it procures from local service providers, such as advertising, logistics, and IT support. Service tax paid on procured services is not recoverable and is treated as a cost of doing business.

4)	Indirect Taxes – Sale Tax and Service Tax (SST) Exemptions

Entities that provide taxable services do not exceed the prescribed value of taxable services for a period within 12 months are not required to be registered for service tax.

Group exemption exists for intercompany sales under the SST regime, however, limited relief may be possible in very specific cases through customs ruling or exemption applications, especially where the following conditions are met:

Relief Type	Description	Availability
Customs Director General Ruling	Group may apply for a specific ruling from RMCD to treat intercompany movement (e.g., stock transfers) as non-supplies under certain manufacturing structures.	Rare and evaluated case-by-case

Contract Processing Exemption	If Medika Natura is not transferring ownership but sending goods to Medikra Malaysia for further processing on behalf of Medika Natura, it may be considered non-taxable movement (not sale).	Only applies if no title transfer

LMW to LMW Transfer (if licensed)	If both Medika Natura and Medikra Malaysia operate under Licensed Manufacturing Warehouse (LMW) status, goods transferred between LMWs may be tax-exempt.	Requires both entities to be LMW licensed and approval by RMCD

Sales Tax Drawback on Re-export	If Medikra Malaysia purchases from Medika Natura and exports the goods, Medikra Malaysia may apply for a sales tax drawback (refund of sales tax paid on purchase from Medika Natura).	Subject to strict compliance and documentation

The group ensures ongoing SST compliance through:

●	Accurate classification of goods and services under the SST framework;

●	Timely application for sales tax exemptions and Customs approvals;

●	Maintenance of full records to support tax positions and exemptions claimed;

●	Regular consultation with licensed Malaysian tax advisors and Customs agents.

Intercompany sales between our Malaysian manufacturing and distribution subsidiaries are subject to Malaysian sales tax under the Sales Tax Act 2018. While no group exemption applies automatically, we monitor our supply chain structure to assess eligibility for exemptions, drawbacks, or Customs relief where applicable. Our manufacturing subsidiary is registered for sales tax and complies with invoicing, filing, and payment obligations on taxable goods transfers to affiliated companies.

E-Invoicing Requirements

Malaysia is implementing a mandatory electronic invoicing (e-invoicing) system as part of its national tax digitalization agenda, administered by the Inland Revenue Board of Malaysia (IRB).

The implementation is being phased in beginning mid-2024 and applies to all businesses in Malaysia above certain annual revenue thresholds, with full implementation expected by mid-2026. Under the system, businesses are required to issue, validate, and transmit invoices electronically through the IRB’s designated platform. The implementation will follow a phased approach based on annual turnover thresholds:

●	Effective 1 August 2024: Businesses with annual turnover exceeding RM100 million;

●	Effective 1 January 2025: Businesses with annual turnover exceeding RM25 million and up to RM100 million;

●	Effective 1 July 2025: All remaining businesses, regardless of turnover.

To-date extensions to the above deadline were given as below:

☐	Annual turnover > RM100 million: Mandatory from 1 August 2024, with a Six (6)-month interim relaxation period from 1 August 2024 to 31 January 2025

☐	RM25 million–100 million: Mandatory from 1 January 2025, Six (6)-month interim relaxation period from 1 January 2025 to 30 June 2025

☐	RM5 million–25 million: Mandatory from 1 July 2025, with a Six (6)-month interim relaxation period from 1 July 2025 to 31 December 2025

☐	RM1 million–5 million: Now deferred to 1 January 2026, with a Six (6)-month interim relaxation period from 1 January 2026 to 30 June 2026

☐	RM500,000–1 million: Now required from 1 July 2026, with a Six (6)-month interim relaxation period from 1 July 2026 to 31 December 2026

☐	Below RM500,000: Still exempt for now

Both Medika Natura and Medikra Malaysia are expected to fall under the relevant implementation phase based on their respective turnover levels.

Both Medika Natura and Medikra Malaysia as Malaysian entities, will be subject to the e-invoicing mandate once the relevant threshold is met. E-invoicing applies to all business-to-business (B2B), business-to-consumer (B2C), and business-to-government (B2G) transactions, including intercompany transactions such as sales from Medika Natura to Medikra Malaysia.

Key compliance obligations include:

●	Integration of accounting/ERP systems with the IRBM e-invoicing platform;

●	Real-time validation of invoice data with IRBM before issuance;

●	Secure digital signatures and unique invoice identifiers;

●	Maintenance of e-invoice records for audit purposes.

The group is actively preparing for compliance by:

●	Reviewing internal invoicing workflows and IT infrastructure;

●	Engaging service providers for API integration with the IRB’s platform;

●	Conducting gap analysis and readiness assessments;

●	Monitoring regulatory updates from the IRB.

●	Maintenance of e-invoice records for audit purposes.

Conclusion for Taxation under Malaysian Law

Medikra’s group of companies shall comply with all relevant tax obligations under Malaysian law, including corporate income tax, transfer pricing rules and indirect tax (SST) requirements. We utilize available exemptions to minimize tax leakage and maintain robust internal processes to ensure compliance. The group is also preparing for compliance with Malaysia’s mandatory e-invoicing regime, which will apply to all domestic and intercompany invoicing transactions.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no Cayman Islands withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Cayman Islands Economic Substance

Medikra is an exempted company incorporated in the Cayman Islands with limited liability. The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) (the “ES Act”), which came into effect on January 1, 2019, to align with global tax transparency standards established by the European Union and the OECD.

Under the ES Act, a “relevant entity” that conducts a “relevant activity” is required to satisfy an economic substance test in the Cayman Islands. The economic substance test requires that a relevant entity:

●	conducts its core income-generating activities (“CIGAs”) in the Cayman Islands,

●	is directed and managed in the Cayman Islands in relation to that activity, and

●	has an adequate number of full-time employees, physical presence, and operating expenditure in the Cayman Islands proportionate to the level of relevant activity.

Medikra operates as 100% holding company (Pure Equity), of the equity interests in Medika Natura, a Malaysian-incorporated manufacturing entity. As such, Medikra falls within the definition of conducting the “holding company business” under the ES Act.

According to the ES Act, a Pure Equity holding company is subject to a reduced economic substance requirement, which it satisfies by:

●	complying with all applicable filing and annual return obligations under the Cayman Companies Act and the ES Act;

●	maintaining adequate premises and staff (which may be outsourced) for holding and managing equity participations.

As Medikra does not conduct any other relevant activities besides passive holding of equity interests and does not earn income from other business lines, it is not subject to the full economic substance test applicable to other relevant entities.

See “Risk Factors—Risks Relating to our Ordinary Shares and Trading Market—Cayman Islands economic substance requirements may have an effect on our business and operations

Non-Compliance Consequences

Failure to meet the reduced substance requirements can result in:

●	Administrative penalties (starting at CI$10,000 for first time non-compliance);

●	Potential striking-off or regulatory enforcement in serious cases.

A person who fails to file an annual Economic Substance Return (within the time specified by the Tax Information Authority) or knowingly or willfully alters, destroys, mutilates, defaces, hides or removes any such information, commits an offence and is liable on summary conviction to a fine of CI$10,000 or to imprisonment for a term of two years, or to both.

Medikra will file annually the required economic substance notification and submit the annual return with the Cayman Islands Tax Information Authority (“TIA”), confirming our classification as a pure equity holding company and compliance with the reduced economic substance requirements.

Medikra will continue to monitor applicable legislation in the Cayman Islands and globally and will take any necessary steps to ensure ongoing compliance.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations, such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

PFIC

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NYSE American. If the Ordinary Shares are regularly traded on the NYSE American and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

UNDERWRITING

We have entered into an underwriting agreement with Brookline Capital Markets, a division of Arcadia Securities, LLC, acting as the representative of the underwriters in this offering (the “Representative”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters have agreed, severally and not jointly, to purchase from us the number of Ordinary Shares set forth opposite each underwriter’s name in the following table at the initial public offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Shares
Brookline Capital Markets, a division of Arcadia Securities, LLC

TOTAL

The underwriters have committed to purchase all of the shares offered by us other than those shares covered by the over-allotment option described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option to purchase from us, at the initial public offering price less the underwriting discounts and commissions, up to an additional Ordinary Shares, solely to cover over-allotments, if any. The underwriters may exercise this option, one or more times in whole or in part, for our Ordinary Shares, any time during the 45-day period from the date of this prospectus.

Underwriting Discount, Commissions and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Ordinary Shares, assuming an initial public offering price of US$5.50 per share, the midpoint of the estimated price range set forth on the cover page of this prospectus.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Initial public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	Represents underwriting discounts equal to seven percent (7%) of the gross proceeds from sales of Ordinary Shares in this offering.

The Representative has advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of US$[●] per share. After the initial public offering, the public offering price, concession and discount may be changed.

We have agreed to pay the Representative a non-accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds from sales of Ordinary Shares in this offering (including any Ordinary Shares sold pursuant to the exercise of the underwriters’ over-allotment option).

Pursuant to the engagement letter between us and the Representative, dated June 4, 2025, which was amended on June 10, 2025 (the “Engagement Letter”), we have paid the Representative a deposit of US$37,500 upon signing of the Engagement Letter to be applied against actual non-accountable out-of-pocket expenses.

We have also agreed to reimburse the Representative for its out-of-pocket and accountable legal expenses in an amount not to exceed US$175,000. Pursuant to the Engagement Letter we have paid the Representative a deposit of US$25,000 upon signing of the Engagement Letter to be applied against actual accountable out-of-pocket legal expenses.

We estimate that the total expenses of this offering payable by us, excluding the total underwriting discount, will be approximately US$1.3 million.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares offered hereby to any accounts over which they have discretionary authority.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering. The Representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the Representative on the same basis as other allocations.

Representative’s Warrant

Upon the closing of this offering, we have agreed to issue to the Representative or its designees a five-year warrant to purchase up to seven percent (7%) of the Ordinary Shares sold by us in this offering (including any Ordinary Shares sold pursuant to the exercise of the underwriters’ over-allotment option) (the “Representative’s Warrant”). The Representative’s Warrant will be exercisable at a per share exercise price equal to 110% of the public offering price per share. The Representative’s Warrant will be exercisable at any time, and from time to time, in whole or in part, during the four and half-year period commencing six months from the date of the closing of this offering. The Representative’s Warrant is also exercisable on a cashless basis. The registration statement of which this prospectus is a part also registers the offer and sale of the Representative’s Warrant and the Ordinary Shares issuable upon exercise thereof.

The Representative’s Warrant has been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110. Except as permitted by FINRA Rule 5110, the Representative (or permitted assignees under such rule) will not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrant or the securities underlying the Representative’s Warrant, nor will any of them engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrant or the underlying securities for a period of 180 days from the commencement of sales under this prospectus.

The exercise price and number of Ordinary Shares issuable upon exercise of the Representative’s Warrant may be adjusted in certain circumstances including in the event of a share dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation.

Lock-Up Agreements

Our officers and directors and our existing shareholders holding five percent (5%) or more of our Ordinary Shares and securities exercisable for or convertible into our Ordinary Shares prior to this offering have agreed not to, without the prior written consent of the representative of the underwriters, directly or indirectly, offer to sell, sell or otherwise transfer or dispose of any Ordinary Shares (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of Ordinary Shares), enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of the Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of six (6) months from the date of closing of this offering.

Securities Issuance Standstill

We have agreed that for a period of six (6) months from the closing of this offering, we will not, without the prior written consent of the Representative, (a) offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; or (b) file or cause to be filed any registration statement with the SEC relating to this offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares.

Tail Financing

In the event that the Engagement Letter is terminated by the Company before the closing of this offering, the Representative will also be entitled to an aggregate additional fee of seven percent (7%) of the gross proceeds of future private financings consummated solely with investors with whom we have had a conference call or a meeting arranged by the Representative prior to the expiration or termination of the Engagement Letter; provided that any such future private financings are consummated at any time within the six (6) month period following the expiration or termination of the Engagement Letter. In accordance with FINRA Rule 5110(g)(5), we may terminate the Engagement Letter for cause, which means a termination as a result of a material failure by the Representative to provide the underwriting services contemplated by the Engagement Letter, and any such termination for cause will eliminate any obligation we have to pay any compensation with respect to any such future private financings.

Right of First Refusal

We have granted the Representative the right to act as book-running manager, underwriter or placement agent for any public or private offering by us or any of our subsidiaries of equity, equity-linked or debt securities (other than a traditional debt facility or venture debt facility or an equity line of credit) for which we engage an investment bank or broker-dealer, during the six (6) month period following the completion of this offering.

Determination of Offering Price

Prior to this offering, there has been no public market for our Ordinary Shares. The public offering price was negotiated between the Representative and us. In determining the public offering price of our Ordinary Shares, the Representative considered:

●	the history and prospects for the industry in which we compete;

●	our financial information;

●	the ability of our management and our business potential and earning prospects;

●	the prevailing securities markets at the time of this offering; and

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our Ordinary Shares.

Listing

We intend to apply to have our Ordinary Shares listed on NYSE American under the symbol “MDKR”. In order to meet one of the requirements for listing our Ordinary Shares on NYSE American, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial holders.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while this offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involves purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be affected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters, and selling group members may engage in passive market making transactions in our securities on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Australia

This prospectus:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom, or each a Relevant State, no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

1.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

2.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative of the underwriters; or

3.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the Representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

1.	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

2.	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

3.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

1.	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is or will be given for the transfer;

●	where the transfer is by operation of law;

●	as specified in Section 276(7) of the SFA; or

●	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to this offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

The securities may not be made in the United Kingdom, except that an offer to the public of any securities may be made in the United Kingdom at any time:

1.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

2.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

3.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”);

provided that no such offer of securities shall result in the requirement for the publication by us of a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (ed) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

The address of Brookline Capital Markets, a division of Arcadia Securities, LLC, is 600 Lexington Avenue, 30th Floor, New York, NY 10022.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE American listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,732
NYSE American Listing Fee	$80,000
FINRA Filing Fee	$5,750
Legal Fees, Advisory Fees and Expenses	$630,000
Accounting Fees and Expenses	$75,000
Printing and Engraving Expenses	$10,000
Miscellaneous Expenses	$170,318
Total Expenses	$974,800

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters as to United States federal securities and New York State law and will pass upon the validity of the Representative’s Warrant. The validity of the Ordinary Shares offered in this offering, including such shares underlying the Representative’s Warrant, and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to Malaysian law will be passed upon for us by Adnan Sundra & Low. Sichenzia Ross Ference Carmel LLP may rely upon Harney Westwood & Riegels (Cayman) LLP with respect to matters governed by Cayman Islands law only and Adnan Sundra & Low with respect to matters governed by Malaysia law. McGuireWoods LLP is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Medikra Inc. as of December 31, 2024 and 2023, and for the years then ended have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in their report elsewhere herein. Such consolidated financial statements have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statement and its exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

MEDIKRA INC.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024	F-2

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Six Months Ended June 30, 2025 and 2024	F-3

Unaudited Condensed Consolidated Statements of Changes in Shareholder’s Equity for the Six Months ended June 30, 2025 and 2024	F-4

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months ended June 30, 2025 and 2024	F-5

Notes to Unaudited Condensed Consolidated Financial Statements	F-6

MEDIKRA INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S dollar, except for the number of shares)

	As of
	June 30, 2025	December 31, 2024 (Audited)
Assets
Current assets:
Cash	1,309,151	738,178
Accounts receivables, net	18,607	16,052
Inventory	74,942	7,902
Prepayment	13,608	97,330
Total current assets	1,416,308	859,462

Property and equipment	55,990	-
Intangible assets	236,731	216,772
Deferred offering costs	323,272	109,972
Right-of-use asset	94,769	13,857
Total assets	2,127,070	1,200,063

Liabilities and Shareholders’ Equity

Current liabilities:
Deferred Grant Income	23,762	22,374
Other liabilities	56,366	8,842
Amount due to directors	65,196	66,565
Borrowings	39,837	38,839
Lease liabilities	30,793	6,295
Total current liabilities	215,954	142,915

Non current liabilities:
Borrowings	103,513	112,320
Lease liabilities	64,726	7,143
Total liabilities	384,193	262,378

Commitments and contingencies

Shareholders’ equity:
Ordinary shares*, US$0.0001 par value; 500,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 25,555,160 and 24,055,160 shares issued and outstanding at June 30, 2025 and December 31, 2024	2,556	2,406
Additional paid-in capital	3,843,163	2,494,225
Accumulated deficit	(2,144,448)	(1,515,625)
Accumulated other comprehensive income/(loss)	41,606	(43,321)
Total shareholders’ equity	1,742,877	937,685
Total liabilities and shareholders’ equity	2,127,070	1,200,063

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEDIKRA INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S dollar, except for the number of shares)

	For the Six Months Ended June 30,
	2025	2024
Revenue:
Product sales	8,075	18,152
Cost of revenue	(1,654)	(3,957)

Gross profit	6,421	14,195

Operating expenses:
Research and development	(35,840)	(636)
Selling expenses	(3,656)	(436)

General and administrative expenses	(604,700)	(146,408)
Total operating expenses	(644,196)	(147,480)

Loss from operations	(637,775)	(133,285)

Other income
Other income	7,419	12
Government grant income	5,236	4,354
Finance costs, net	(3,703)	(2,743)
Total other income, net	8,952	1,623

Loss before income taxes	(628,823)	(131,662)

Income taxes expenses	-	-
Net Loss	(628,823)	(131,662)

Other comprehensive (loss) income
Foreign currency translation adjustments	(84,927)	2,741

Comprehensive loss	(713,750)	(128,921)

Loss per share*
Basic and diluted	(0.03)	(0.01)

Weighted average shares outstanding used in calculating basic and diluted earnings per share*
Basic and diluted	24,979,193	22,872,468

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEDIKRA INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S dollar, except for the number of shares)

				Accumulated
			Additional	other		Total
	Ordinary Shares*		Paid-In	comprehensive	Accumulated	Shareholders’
	Shares	Amount	Capital	loss	Deficit	Equity
Balance as of December 31, 2023	22,805,160	2,281	1,377,557	(40,078)	(1,236,416)	103,344
Issuance of ordinary shares	250,000	25	211,526	-	-	211,551
Foreign currency translation adjustments	-	-	-	(2,741)	-	(2,741)
Net loss	-	-	-	-	(131,662)	(131,662)
Balance as of June 30, 2024	23,055,160	2,306	1,589,083	(42,819)	(1,368,078)	180,492

				Accumulated
			Additional	other		Total
	Ordinary Shares*		Paid-In	comprehensive	Accumulated	Shareholders’
	Shares	Amount	Capital	(loss) income	Deficit	Equity
Balance as of December 31, 2024	24,055,160	2,406	2,494,225	(43,321)	(1,515,625)	937,685
Issuance of ordinary shares	1,500,000	150	1,348,938			1,349,088
Foreign currency translation adjustments				84,927		84,927
Net loss					(628,823)	(628,823)
Balance as of June 30, 2025	25,555,160	2,556	3,843,163	41,606	(2,144,448)	1,742,877

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEDIKRA INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S dollar, except for the number of shares)

	For the Six Months Ended June 30,
	2025	2024
	USD	USD
Cash flows from operating activities:
Net cash used in operating activities	(555,059)	(29,776)

Cash flows from investing activities:

Acquisition of intangible assets	(13,177)	-
Acquisition of property and equipment	(60,646)
Net cash used in investing activities	(73,823)	-

Cash flows from financing activities:
Proceeds from issuance of new shares	1,349,088	211,551
Deferred offering cost	(213,300)	-
Repayments of borrowings	(16,612)	(17,527)
Repayment of loan from directors	(5,315)	-
Proceed from loan from directors	-	1,614
Net cash provided by financing activities	1,113,861	195,638

Net increase in cash	484,979	165,862
Net increase (decrease) in exchange differences	85,994	(7,615)
Cash, beginning of the period	738,178	46,766
Cash, end of the period	1,309,151	205,013

Supplemental disclosures of cash flow information:
Interest expenses paid	3,703	2,743

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	103,097

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEDIKRA INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Organization and Description of the Business

Medikra Inc. (the “Company”) is an exempted company incorporated in the Cayman Islands with limited liability on August 30, 2024. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation. In addition, the Cayman Islands does not impose withholding taxes on dividends or other distributions.

Medika Natura Sdn. Bhd. (“Medika Natura”), a wholly-owned subsidiary of the Company, was originally established as Orchid Life Sdn Bhd, a limited liability company under the laws of Malaysia on December 1, 2006. Orchid Life Sdn Bhd rebranded as Medika Natura Sdn Bhd on July 5, 2019.

Medikra Malaysia Sdn Bhd, a wholly-owned subsidiary of Medika Natura Sdn.Bhd., was originally established as Medikra Marketing Sdn Bhd, as a private company limited by shares under the laws of Malaysia on April 26, 2022. Medikra Marketing Sdn Bhd changed its name to Medikra Malaysia Sdn Bhd on November 5, 2024.

The Company together with its subsidiaries (“collectively, the “Group”) is a clinical-stage biopharmaceutical company developing standardized, pharmaceutical-grade botanical therapeutics to address major unmet medical needs across obesity, metabolic dysfunction, women’s health, inflammation-related disorders, and oncology. The Group has established an integrated discovery and development platform that combines proprietary botanical extraction, multi-omics validation, and AI-enabled R&D to advance novel plant-derived compounds toward global regulatory approval.

Reorganization

The corporate reorganization described herein (the “Reorganization”) was completed on July 15, 2025 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for all previously mentioned entities. The primary objective of the Reorganization was to transfer 100% ownership of Medika Natura Sdn. Bhd. and (indirectly) Medikra Malaysia Sdn Bhd. to the Company, enabling the Company to serve as the issuer for its planned initial public offering in the United States (the “IPO”).

Immediately before the Reorganization, Medika Natura Sdn. Bhd. was owned and controlled by Mr. Abdul Razak Bin Mohd Isa, Mr. Mustadza bin Muhamad and a group of shareholders. Meanwhile, Medikra Malaysia Sdn Bhd was owned and controlled by Mr. Abdul Razak Bin Mohd Isa and Mr. Mustadza bin Muhamad. Both aforesaid companies are the operational entities for all the Group’s business activities.

On August 30, 2024, Medikra Inc. was incorporated in the Cayman Islands with the sole purpose of acting as the issuing holding company for the IPO. Medikra Inc. does not have prior operations and was formed solely to facilitate the IPO.

As part of the Reorganization, each shareholder of Medika Natura Sdn. Bhd. received shares in the Company on a 10:1 basis i.e., for every one (1) share in Medika Natura Sdn. Bhd., that a shareholder sold to the Company the shareholder received ten (10) shares in the Company (subject to adjustment for any shares in the capital of the Company already held by its initial shareholders). Following this share exchange, the Company became the legal parent of Medika Natura Sdn Bhd and the shareholders retained control over the combined entity. Consequently, the Reorganization is classified as a common control transaction under ASC 805-50.

Following this, the consolidation of the Company and its subsidiaries has been accounted at historical carrying amounts and prepared as though the above transactions had been completed at the start of the earliest period presented in these unaudited condensed consolidated financial statements. The operating results for each period reflect the combined activities of the previously separate entities from the beginning to the end of each period, with all intra-group transactions eliminated.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025 and 2024 include all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. The results of operations for the six months ended June 30, 2025 and 2024 are not necessarily indicative of results to be expected for the full year ending December 31, 2025 and 2024. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the years ended December 31, 2024 and 2023.

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries in which the Company has a controlling financial interest, generally through ownership of more than 50% of the voting interests. All intercompany transactions and balances have been eliminated upon consolidation. The consolidations were prepared on a historical cost basis, without fair value.

Subsidiaries are consolidated from the date on which control is obtained and are deconsolidated from the date control ceases.

Use of Estimates and assumptions

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Accounting estimates reflected in the Company’s unaudited condensed consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives of long-lived assets and estimates of expected credit losses against financial assets. Actual results could differ from the estimates, and as such, differences could be material to these unaudited condensed consolidated financial statements.

Cash

Cash includes balances maintained with banks in Malaysia and Singapore which are unrestricted and immediately available for withdrawal and use.

Accounts Receivable, net

Accounts receivables are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. Customers who owed accounts receivables, are granted credit terms based on their credit metrics. The Group early adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) on its accounts receivable, starting from the January 1, 2022, and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is classified as “general and administrative” in these unaudited condensed consolidated statements of operations and comprehensive loss. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Group considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Under this accounting guidance, the Group measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of June 30, 2025 and December 31, 2024, the Company provided allowance for expected credit losses of nil and nil, respectively.

Prepayments

Prepayments are comprised of prepaid expenses, including rental deposit and service deposit. The Group measures bad debt allowance on its prepayment and did not provide bad debt allowance on its prepayment as of June 30, 2025 and December 31, 2024.

Deferred IPO costs

Deferred IPO costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering. As of June 30, 2025 and December 31, 2024, the Group had deferred IPO costs of US$323,272 and US$109,972, respectively.

Intangible Assets

Intangible assets consisted primarily of patent and the application fee to file for patent to the Patent Cooperation Treaty (“PCT”) and in the United States. The estimated useful life and amortization methodology of intangible assets are determined based on the period in which they are expected to contribute directly to cash flows in accordance with ASC Topic 350 “Intangibles — Goodwill and Other”. Intangible assets that are determined to have a definite life are amortized over the life of the asset.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds its fair value determined by using a discounted cash flow model.

Leases

The Group adopted ASU No. 2016-02, Leases (Topic 842), as amended, since January 1, 2022, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group is a lessee of non-cancellable operating leases for corporate office premises. The Group determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Group’s unaudited condensed consolidated balance sheets.

ROU assets represent the Group’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Group considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Group’s incremental borrowing rate based on the information available at the lease commencement date.

The lease standard (ACS 842) provides practical expedients for an entity’s ongoing accounting. The Group elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

Non-lease components include building management fees, utility expenses and property taxes included and payable in the lease contract. These non-lease components are not separated from the lease components to which they relate.

The Group evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of June 30, 2025 and December 31, 2024, the Group did not recognize any impairment loss against its ROU assets.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Furniture and fittings	5 years
Computer and software	5 years
Motor vehicle	5 years
Leasehold improvement	3 years

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred.

Impairment of Long-Lived Assets

The Group reviews long-lived assets, including property and equipment, intangible assets and ROU assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

Revenue Recognition

The Group follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. In according with ASC 606, revenues are recognized when the Group satisfies the performance obligations by delivering the promised goods or services to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Group’s recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

Net Product Sales from nutraceutical products

The Group generates revenue from sales of nutraceutical products manufactured under GMP standards through the following channels, listed by strategic priority: clinics, licensed pharmacists, direct online orders, and other healthcare providers.

Revenue from sales of nutraceutical products is recognized at a point in time when the control of the products is transferred to the customer. This typically occurs upon delivery, when the customer obtains the ability to direct the use of and derive substantially all of the economic benefit of the nutraceutical products. Specifically, revenue recognition is triggered when:

●	Physical possession has been transferred

●	Legal title and associated risks and rewards of ownership have passed

●	The customer has accepted the product

●	An enforceable right to payment exists

Revenue is recognized net of estimates of variable consideration, which deducts the customer discounts directly.

Cost of revenues

The cost of revenue primarily consists of the cost of products sold during the sales and distribution of the nutraceutical products.

Research and development expenses

Research and development expenses primarily include (1) payroll and other related costs of personnel engaged in research and development activities, (2) costs related to preclinical testing of the Group’s technologies and clinical trials such as payments to contract research organizations (“CRO”) and contract manufacturing organizations (“CMO”), investigators and clinical trial sites that conduct the clinical studies, (3) costs to develop the product candidates, including raw materials and supplies, product testing and facility related expenses, (4) other research and development expenses. Research and development expenses are charged to expense as incurred when these expenditures relate to the Group’s research and development services and have no alternative future uses in accordance with ASC 730, Research and Development.

Borrowing costs

All borrowing costs are recognized as interest expense in the unaudited condensed consolidated statements of operation and comprehensive loss in the period in which they are incurred.

Government Grant Income

The Group receives government grants from government agencies in support of the Group’s research and developments activities across the Group’s therapeutics program primarily in the areas of metabolic disorders. In the absence of specific guidance under US GAAP applicable to business entities, the Company has account for government grants under ASC-958-605 (Not for profit entities – revenue recognition) and where appropriate to International Accounting Standards (“IAS”) 20 - Accounting for Government Grants and Disclosure of Government Assistance.

Government grant income is recognized when there is a reasonable assurance that the Group has met or will meet the conditions attached to the grant and that the grant will be received. Government grants that the Group received are all performance or milestone – based, including those with clinical or regulatory deliverables, are recognized as income only when the corresponding milestone is achieved, and the associated costs are incurred.

In circumstance where the Group receives funds in advance of satisfying the grant conditions, this is accounted as a deferred grant liability. When the Group receives the corresponding invoices for the research and development expenses, the Group will charge the income to unaudited condensed consolidated statements of operations and comprehensive loss. In addition, the Group does not recognize payments made directly by the grantors to the subcontractors or collaborators in the Company’s unaudited condensed consolidated financial statements unless the Group is bearing the financial risk or control over those activities.

Income Taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is provided, using the liability method in accordance with ASC 740, on all temporary differences at the end of each of the relevant periods between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities are recognized for all taxable temporary differences, except:

●	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of taxable temporary differences associated with investments in subsidiaries when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, and the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

●	when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the relevant periods.

Deferred tax assets and liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Group accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties arising from underpayment of income taxes shall be computed in accordance with the related Malaysian tax law. The amount of interest expense is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return. Interest and penalties recognized in accordance with ASC 740 are classified in the unaudited condensed consolidated statements of comprehensive loss as non-operating expense.

Segment Information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments.

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 – Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has early adopted ASU 2023-07 for the year ended December 31, 2023. The adoption of this ASU did not have a material impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

The Group uses the management approach to determine reportable operating segments and only one segment is identified. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Foreign Currency Translation and Transactions

The Group’s principal place of operations is Malaysia. The financial position and results of its operations are determined using Malaysian Ringgit (“MYR” or “RM”), as the functional currency. The Group’s unaudited condensed consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the unaudited condensed consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheets dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive loss in the unaudited condensed consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s unaudited condensed consolidated statements of operations and comprehensive loss.

Loss Per Share

Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share includes the effect of potential dilutive securities, such as stock options, warrants, and convertible instruments, using the treasury stock and if-converted methods, as applicable. In periods where the Company reports a net loss, the effect of potential common shares is anti-dilutive and is therefore excluded from the diluted net loss per share calculation.

Fair Value Measurements

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments.

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 - inputs to the valuation methodology are unobservable. Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

No financial instruments are carried at fair value on a recurring or non-recurring basis as of June 30, 2025 and December 31, 2024. Accordingly, no fair value hierarchy disclosure is required.

Related Parties

The Group accounts for related party transactions in accordance with FASB Accounting Standards Codification (ASC) Topic 850 (Related Party Disclosures). A party is considered to be related to the Group if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Group.

Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Group’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent accounting pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Group meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2023, the FASB issued ASU 2023-09 to improve its income tax disclosure requirements. Under the new guidance, public business entities must annually disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (loss) by the applicable statutory income tax rate). The new standard is effective for fiscal years beginning after December 15, 2024. The Group is in the process of evaluating the impact of adopting this new guidance on the consolidated financial statement disclosures.

In November 2024, the FASB issued ASU No.2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires public business entities to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027 either prospectively or retrospectively. Early adoption is permitted. The Group does not expect to adopt the update early and is evaluating the impact on its unaudited condensed consolidated financial statements.

Note 3 Concentration of Risks

Currency risk

The Group is exposed to foreign exchange rate fluctuations as the Group translates the unaudited condensed consolidated financial statements of the subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the unaudited condensed consolidated financial statements of the subsidiaries into U.S. dollars would result in a gain or loss recorded as a component of other comprehensive loss.

Concentration of credit risks

Financial instruments that potentially subject the Group to the credit risks consist of cash, accounts receivable and other assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Group primarily deposits its cash with reputable banks located in Malaysia and Singapore. As of June 30, 2025 and December 31, 2024, US$1,309,151 and US$738,178 were deposited with these banks, respectively.

Bank balances placed in current accounts in Malaysia are considered safe due to strong regulatory oversight by Bank Negara Malaysia (“BNM”), which ensures banks maintain sound financial and risk management practices. Additionally, deposit are protected by Perbadanan Insurans Deposit Malaysia (“PIDM”) for up to RM250,000 (equivalent to US$59,405) per depositor per member bank, whilst the balances maintained by the Group may at times exceed the insured limits. Cash balances maintained with banks in Malaysia are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. The Group has not experienced any losses in these bank accounts and management believes that the Group is not exposed to any significant credit risk on cash and restricted cash.

Assets that potentially subject the Group to significant credit risks primarily consist of accounts receivable and other receivables, which mainly comprise balances due from customers and operational partners within Malaysia. These receivables are unsecured and non-interest-bearing. The Group performs regular and ongoing credit assessments of counterparties’ financial conditions and payment histories. In addition, the Group reviews historical collection trends, aging of receivables, receivable turnover, and prevailing macroeconomic and industry-specific conditions. The Group also applies internal credit limits and approval thresholds to manage transaction exposure. Management considers that it has adequate controls over these receivables to minimize related credit risks. As of June 30, 2025 and December 31, 2024, no allowance for expected credit losses was recognized, as the amounts deemed at risk were considered negligible, and no individual customer accounted for 10% or more of total revenue in either period.

As of June 30, 2025 and 2024, most of the Group’s assets were located in Malaysia. At the same time, the Group considers that it is exposed to the following concentrations of risk:

Concentration of customers

As of June 30, 2025 and December 31, 2024, The Group does not have any significant concentration of credit risk with respect to accounts receivable, as it does not have any major customers that individually account for 10% or more of revenues.

Concentration of vendors

For the six months ended June 30, 2025, two vendors accounted more than 10% of the research expenses. The research expense charged by these vendor’s is 93% of the total research expenses.

For the six months ended June 30, 2024, one vendor accounted more than 10% of the research expenses. The research expense charged by this vendor is 100% of the total research expenses.

Concentration of interest rate risk

Fluctuations in market interest rates may negatively affect the Group’s financial condition and results of operations. The Group’s debt facilities are set at a fixed rate, and as such, the Group is not subject to interest rate risk since neither carrying amounts nor the future cash flows will fluctuate because of a change in market interest rates. The Group considers its interest rate risk not to be material, and the Group has not used any derivatives to manage or hedge its interest rate risk exposure.

Note 4. Accounts Receivable, Net

As of June 30, 2025 and December 31, 2024, accounts receivable consisted of the following balances:

	As of	As of
	June 30,	December 31,
	2025	2024
Accounts receivable	18,607	16,052
Total accounts receivable, net	18,607	16,052

For the six months ended June 30, 2025 and 2024, no allowance for credit loss was provided respectively.

Note 5 Right Of Use (“ROU”) Assets and Operating Lease Liabilities

As of June 30, 2025 and December 31, 2024, the Group subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Office at Shah Alam, Malaysia	3 years and 11 months from March 15, 2023 to February 14, 2027
Office at The Bousteador, Malaysia	3 years from March 1, 2025 to February 29, 2028
Office at Shah Alam, Malaysia	4 years from May 1, 2025 to April 30, 2029

a) Amounts recognized in the consolidated balance sheets:

	As of
	June 30,	December 31,
	2025	2024
ROU assets	$94,769	$13,857

Operating lease liabilities
Current	$30,793	$6,295
Non-current	64,726	7,143
	$95,519	$13,438

Weighted average remaining lease terms (in years)	3.25	3.12

b) Information related to operating lease activities during the six months ended June 30, 2025 and 2024 are as follows:

	For the Six Months Ended
	June 30,
	2025	2024
ROU assets obtained in exchange for operating lease liabilities	$103,097	$-

Total operating lease expenses	$11,929	$3,277

c) The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of June 30, 2025:

During the six months ended June 30,
Twelve months ended June 2026	$34,410
Twelve months ended June 2027	33,554
Twelve months ended June 2028	25,791
Twelve months ended June 2029	8,554
Total future lease payments	$102,309
Less: imputed interest	(6,790)
Present value of lease obligations	$95,519

The weighted-average discount rate used to determine the operating lease liabilities as of June 30, 2025 and December 31, 2024 were 4.38% and 4.55%, respectively. For the six months ended June 30, 2025 and 2024, the Group’s total cash outflow for leases were $9,434 and $2,795, respectively.

Note 6. Prepayments

	As of
	June 30,	December 31,
	2025	2024
Other assets	-	1,827
Deposits	11,662	1,410
Total other assets	11,662	3,237
Prepaid expenses	1,946	94,093
Less: amounts classified as non-current assets	-	-
Total prepayments and other assets, net	$13,608	$97,330

Note 7. Intangible assets

As of June 30, 2025 and December 31, 2024, intangible assets consisted of the following:

Description	Recognition Date	Expected Useful Life (Years)	As of June 30, 2025	As of December 31, 2024
Outright patent purchase	10/19/2022	20	219,943	213,079

Patent application submitted to Patent Cooperation Treaty (PCT)	02/14/2023	20	3,813	3,693
Patent application fee for filling in the United States	03/02/2025	20	12,975	-
TOTAL			236,731	216,772

Amortization expense for the six months ended June 30, 2025 and 2024 was amounted to $6,444 and $5,747, respectively.

The following table sets forth the Group’s amortization expense for the next five years ending:

Amortization expenses
Twelve months ending June 30, 2026	$13,588
Twelve months ending June 30, 2027	$13,588
Twelve months ending June 30, 2028	$13,588
Twelve months ending June 30, 2029	$13,588
Twelve months ending June 30, 2030 and thereafter	$182,379
Total	$236,731

Note 8. Borrowings

As of June 30, 2025 and December 31, 2024 borrowings consisted of the following:

	As of
	June 30,	December 31,
	2025	2024
Borrowings:
Majlis Amanah Rakyat (“MARA”)*	123,434	123,678
Malaysia Technology Development Corporation Sdn Bhd (“MDTC”)**	10,911	15,981
SME Bank (“SME”)***	9,005	11,500
Total	143,350	151,159
Less current portion	39,837	38,839
Non-current portion	103,513	112,320
Total borrowings	143,350	151,159

*	The MARA loan was borrowed on July 17, 2017 with an amount of MYR 985,000 ($234,056), which matures in 10 years with a monthly repayment schedule. The interest rate is 2% per annum. The MARA loan is personal guaranteed by Directors.

**	The MTDC loan was borrowed on March 17, 2022 with an amount of MYR 244,899 ($58,193), which matures in 4 years with a monthly repayment schedule. The MTDC loan is unsecured and the interest rate is nil.

***	The SME loan was borrowed on April 23, 2020 with an amount of MYR 150,000 ($35,643), which matures in 64 months with a monthly repayment schedule. The interest rate is 10.2%. The SME loan is personal guaranteed by Directors.

Interest Expense

Interest expense incurred on borrowings for the six months ended June 30, 2025 and 2024 amounted to $2,343 and $2,361, respectively.

Note 9. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Islands on August 30, 2024. The authorized number of ordinary shares was 1,000,000 shares, par value of $0.0001 per share. By special resolution dated April 29, 2025, the Company increased its authorized number of ordinary shares to 500,000,000 shares, par value $0.0001 per share.

On July 15, 2025, the Group completed a reorganization in which Medikra Inc. became the holding company of Medika Natura Sdn. Bhd. (the “Operating Company”) through a share exchange arrangement. Pursuant to this reorganization, each shareholder of Medika Natura Sdn. Bhd. received ten (10) ordinary shares in Medikra Inc. for each one (1) ordinary share in Medika Natura Sdn. Bhd., that was acquired by Medikra Inc., resulting in Medikra Inc. owning 100% of the issued and outstanding shares of Medika Natura Sdn. Bhd.

This reorganization has been accounted for as a transaction between entities under common control in accordance with ASC 805-50. Accordingly, the consolidated financial statements of the Group reflect the assets and liabilities of Medika Natura Sdn. Bhd. at their historical carrying amounts as if the reorganization had occurred at the beginning of the earliest period presented. No goodwill or step-up in basis was recognized as a result of the reorganization.

During the six months ended June 30, 2024, Medika Natura issued 25,000 ordinary shares (250,000 after reorganization) at RM 40 per shares (equivalent to $8.48 at the average rate of RM4.7157 per $1 as of June 30, 2024). Pursuant to the reorganization, the number of shares outstanding and the related per-share information for all periods presented in the consolidated financial statements have been retrospectively adjusted to reflect the 10-for-1 share exchange. After giving effect to the reorganization, as of December 31, 2024, a total of 24,055,160 ordinary shares were issued and fully paid.

Furthermore, Medika Natura issued 75,000 ordinary shares (750,000 after reorganization) for cash consideration on March 4, 2025, followed by an additional 75,000 ordinary shares (750,000 after reorganization) issued on March 19, 2025. These shares are issued at RM40 per shares (equivalent to $9.50 at the average rate of RM4.2084 per $1 as of June 30, 2025). Pursuant to the reorganization, the number of ordinary shares issued and fully paid as of June 30, 2025 was 25,555,160 shares, par value of $0.0001 per share.

Note 10. Income Taxes

Cayman Islands

Under the current and applicable laws of Cayman Islands, the Company is not subject to tax on income or capital gains under this jurisdiction.

Malaysia

Medika Natura Sdn Bhd, which is the operating entity and the subsidiary of Medikra Inc was awarded BioNexus Status Company (“BSC”) by the Malaysian Bioeconomy Corporation Sdn. Bhd. (“Bioeconomy Corp”), an agency under the purview of the Ministry of Science, Technology and Innovation (“MOSTI”). The BioNexus Status is a recognition granted to qualified biotechnology companies undertaking qualifying activities in healthcare, agriculture, and industrial biotechnology in Malaysia.

The subsidiary was granted BioNexus Status (“BSC”) effective from October 30, 2007, and on May 22, 2017, and granted additional qualifying activities which includes the commercialization of standardized Kacip Fatimah extract and its related product. As BSC, Medika Natura Sdn Bhd will be eligible to enjoy 100% income tax exemption on statutory income for a period of 10 years from the first year Medika Natura Sdn Bhd derives statutory income.

As of June 30, 2025, December 31, 2024 and December 31,2023, the Group has not generated taxable statutory income, and therefore, no income tax expense has been recognized. However, once the Group commences generating statutory income in Malaysia, the Group expects to benefit from the full tax exemption under the BioNexus program, which will materially reduce the effective tax rate during the incentive period.

Deferred tax assets arising from accumulated losses and deductible temporary differences have not been recognized, as it is currently not more likely than not that sufficient future taxable profits will be available to utilize these assets, particularly during the tax-exempt period. The Group will reassess the recognition of these deferred tax assets as and when the Group’s operations transition into a taxable position.

The Group continues to monitor the compliance with the terms and conditions of the BioNexus Status and intend to maximize the benefits available under this program. Upon expiry of the BioNexus incentive period, Medika will become subject to Malaysian corporate income tax at the prevailing statutory rate, currently 24%, unless extended or replaced by new government incentive schemes in the future.

The current and deferred portions of the income tax expense included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

For The Six Months Ended June 30,
	2025	2024
Current income tax expenses	-	-
Deferred income tax expense	-	-
Income tax expense	-	-

A reconciliation of the difference between the expected income tax expense computed at Malaysia income tax rate of 24% and the Group’s reported income tax expense is shown in the following table:

	For The Six Months Ended June 30,
	2025	2024
Income before income tax expense	(628,823)	(131,662)
Malaysia statutory income tax rate	24%	24%
Income tax expense at applicable income tax rate	(150,918)	(31,599)
Effect of preferential tax rate	152,290	35,141
Changes in valuation allowance	(1,372)	(4.614)
Effect of true-up on net operating loss (“NOL”)	-	1,072
Income tax expense	-	-

Deferred tax

The Group measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax assets and liabilities are as follows:

	As of June 30,	As of December31,
	2025	2024
Deferred tax assets:
Tax loss carry forward	14,646	15,128
Operating lease liabilities	-	-
Less: valuation allowance	(14,646)	(15,128)
Total deferred tax assets	-	-

Deferred tax liabilities:
Right of use assets	-	-
Total deferred tax liabilities	-	-
Deferred tax asset (liabilities), net	-	-

Movement of the Group’s deferred tax (liabilities) assets during the years is as follows:

For The Six Months Ended June 30,
	2025	2024
Balance at January 1	-	-
(Charged) credited to the consolidated statements of operations and comprehensive loss	-	-
Income tax expense	-	-
Balance at June 30	-	-

As of June 30, 2025 and December 31, 2024, the Group’s subsidiaries had combined net operating loss carry forwards of MYR 4,156,534 (equivalent to $954,603) and MYR 3,494,093 (equivalent to $766,233), respectively. In accordance with Malaysian tax regulations, net operating losses may generally be carried forward for up to ten years following the year in which the losses are incurred; carry back of losses is not permitted. The Group evaluates both positive and negative evidence to assess whether it is more likely than not that some portion or all of its deferred tax assets will be realized. This assessment takes into account, among other factors, the nature, frequency, and severity of recent losses, forecasts of future taxable income, the statutory carry forward periods, the Group’s experience with tax attributes expiring unused, and potential tax planning strategies. Based on this assessment and in accordance with applicable accounting standards, management has concluded that it is more likely than not that the Group will not generate sufficient taxable income to fully utilize the majority of its net operating loss carry forwards prior to expiration. Accordingly, valuation allowances of MYR 61,638 ($14,646) and MYR 67,613 ($15,128) have been recorded as of June 30, 2025 and December 31, 2024, respectively.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2025 and December 31 2024, the Company did not have any significant unrecognized uncertain tax positions. For the six months ended June 30, 2025 and 2024, the Company did not incur any interest and penalties related to potential underpaid income tax expenses.

As of June 30, 2025, the tax years ended December 31, 2019 through December 31, 2024 for the Company’s Malaysian subsidiaries remain open for statutory examination by Malaysian tax authorities

Note 11. Loss Per Share

Basic and diluted loss per share for the six months ended June 2025 and 2024 are calculated as follows:

	For the six months ended June 30,
	2025	2024
Numerator:
Net loss	(628,823)	(131,662)
Denominator
Weighted average number of ordinary shares outstanding-basic and diluted	24,979,193	22,872,468
Loss per shares – basic and diluted	(0.03)	(0.01)

Note 12. Related Party Transaction and Balance

a. Nature of relationships with related parties

Name	Relationship with the company
Abdul Razak Bin Mohd Isa	Controlling shareholder and director of the Company
Mustadza bin Muhamad	Controlling shareholder and director of the Company

b. Transactions with related parties

		As of
Name	Description	June 30, 2025	June 30, 2024
Abdul Razak Bin Mohd Isa	Proceeds from loan due to director	-	-
Abdul Razak Bin Mohd Isa	Repayment of loan due to director	(2,688)	-
Mustadza bin Muhamad	Proceeds from loans due to director	1,705	3,470
Mustadza bin Muhamad	Repayment of loan due to director	(4,331)	(5,123)

c. Balances with related parties

		As of
Name	Description	June 30, 2025	December 31, 2024
Abdul Razak Bin Mohd Isa	Amounts due to director	35,884	36,407
Mustadza bin Muhamad	Amounts due to director	29,312	30,158
Total Amounts due to directors		65,196	66,565

The balances as of June 30, 2025 and December 31, 2024 represented the loan from the shareholders for operational purposes and was assigned by Mr. Abdul Razak Bin Mohd Isa and Mr. Mustadza bin Muhamad. The balances were unsecured, non-interest bearing and repayable on demand.

Note 13. Commitments and Contingencies

As of June 30, 2025 and December 31, 2024, the Group was not a party to any legal or administrative proceedings. The Group further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Group’s unaudited consolidated financial position, results of operations, or cash flows.

Indemnification

Malaysian Industrial Development Finance Berhad (“MIDF”)

Medika Natura Sdn. Bhd. is party to a grant agreement dated March 26, 2020 with Malaysian Industrial Development Finance Berhad (“MIDF”) under the High Value Added and Complex Product Development Program administered by the Ministry of Investment, Trade and Industry (“MITI”). The availability period of the grant was extended to June 30, 2025, as confirmed in MIDF’s letter dated February 19, 2025.

The grant agreement includes indemnification provisions requiring Medika Natura Sdn. Bhd. to indemnify and hold harmless MIDF and its representatives against claims, losses, damages, or liabilities arising from the Medika Natura Sdn. Bhd.’s own negligence, misuse, or breach of the agreement. These obligations are limited to Medika Natura Sdn. Bhd.’s conduct and exclude liabilities resulting from acts or omissions of MIDF.

As of June 30, 2025 and December 31, 2024, the Group has not incurred any indemnification liabilities under this agreement and the risk of such claims to be remote.

Academy of Sciences Malaysia (“ASM”)

Medika Natura Sdn. Bhd. is party to a project agreement dated April 5, 2022 with the Academy of Sciences Malaysia (“ASM”) under a Matching Grant Scheme. The grant is disbursed based on defined project milestones, with a required matching contribution from Medika Natura Sdn. Bhd. in cash and/or in kind, as stipulated in the agreement.

The agreement includes indemnification provisions requiring Medika Natura Sdn. Bhd. to indemnify and hold harmless ASM and its representatives against claims, losses, damages, or liabilities resulting from Medika Natura Sdn. Bhd.’s own negligence, willful misconduct, or breach of contract. These obligations apply only to Medika Natura Sdn. Bhd.’s conduct and exclude liabilities arising from ASM’s own acts or omissions.

As of June 30, 2025 and December 31, 2024, the Group has not incurred any indemnification liabilities under this agreement. Management considers the likelihood of future claims to be remote based on the Company’s compliance record.

Note 14. Segment information

The Company operates and manages its business as a single operating segment, which is the development and commercialization of biopharmaceutical products to address major unmet medical needs across obesity, metabolic dysfunction, women’s health, inflammation-related disorders and oncology. The Company’s Chief Operating Decision Maker (the “CODM”), who is the Chief Executive Officer, reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and assessing performance.

For the years presented, substantially all revenues and long-lived assets are attributable to operations in Malaysia.

The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within segment and consolidated net loss

	For the Six Months Ended June, 30
	2025	2024
Revenue	8,075	18,152
Cost of revenue	(1,654)	(3,957)
Gross profit	6,421	14,195

Operating expenses
Staff expenses	99,821	38,626
Professional fee	452,633	101,247
Research expenses	35,840	636
Others*	55,902	6,971
Total operating expenses	644,196	147,480

Loss from operations	(637,775)	(133,285)

Other income (expenses)
Finance cost, net	(3,703)	(2,743)
Government grant income	5,236	4,354
Other income	7,419	12
Total other income, net	8,952	1,623

Loss before income taxes	(628,823)	(131,662)
Income tax	-	-
Net loss	$(628,823)	$(131,662)

*	others mainly includes the marketing expenses, office expenses, operating lease expenses, salaries and amortization expenses of intangible assets.

Note 15. Subsequent Events

The Group has evaluated the impact of events that have occurred subsequent to June 30, 2025, through the issuance date of the unaudited condensed consolidated financial statements, and concluded that no subsequent events have occurred that would require recognition in the unaudited condensed consolidated financial statements or disclosure in the notes to the unaudited condensed consolidated financial statements.”

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Medikra, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Medikra, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2024.

New York, New York

August 22, 2025

MEDIKRA, INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S dollar, except for the number of shares)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash	738,178	46,766
Accounts receivables, net	16,052	19,089
Inventory	7,902	5,597
Prepayment	97,330	99,720
Total current assets	859,462	171,172

Intangible assets	216,772	222,921
Deferred offering costs	109,972	-
Right-of-use asset	13,857	19,561
Total assets	1,200,063	413,654

Liabilities and Shareholders’ Equity

Current liabilities:
Deferred Grant Income	22,374	-
Other liabilities	8,842	9,926
Amount due to directors	66,565	85,872
Borrowings	38,839	48,386
Lease liabilities	6,295	5,860
Total current liabilities	142,915	150,044

Noncurrent liabilities:
Borrowings	112,320	147,181
Lease liabilities	7,143	13,085
Total liabilities	262,378	310,310

Commitments and contingencies

Shareholders’ equity:
Ordinary shares*, US$0.0001 par value; 500,000,000 shares authorized as of December 31, 2024 and 2023; 24,055,160 and 22,805,160 shares issued and outstanding at December 31, 2024 and 2023	2,406	2,281
Additional paid-in capital	2,494,225	1,377,557
Accumulated deficit	(1,515,625)	(1,236,416)
Accumulated other comprehensive loss	(43,321)	(40,078)
Total shareholders’ equity	937,685	103,344
Total liabilities and shareholders’ equity	1,200,063	413,654

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

MEDIKRA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in U.S dollar, except for the number of shares)

	Years Ended December 31,
	2024	2023
Revenue:
Product sales	26,176	68,381

Cost of revenue	(5,559)	(20,175)

Gross profit	20,617	48,206

Operating expenses:
Research and development	(97,835)	(2,904)
Selling expenses	(766)	(3,875)

General and administrative expenses	(290,197)	(120,784)
Total operating expenses	(388,798)	(127,563)

Loss from operations	(368,181)	(79,357)

Other income
Other income	83	32
Government grant income	95,636	116,615
Finance costs, net	(6,747)	(18,465)
Total other income, net	88,972	98,182

(Loss) income before income taxes	(279,209)	18,825

Income taxes expenses	-	-
Net (loss) income	(279,209)	18,825

Other comprehensive loss
Foreign currency translation adjustments	(3,243)	(40,011)
Comprehensive loss	(282,452)	(21,186)

Loss per share*
Basic and diluted	(0.01)	-

Weighted average shares outstanding used in calculating basic and diluted earnings per share*
Basic and diluted	23,034,612	22,426,773

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

MEDIKRA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(Expressed in U.S dollar, except for the number of shares)

				Accumulated		Total
			Additional	other		Shareholder’s
	Ordinary Shares*		Paid-In	comprehensive	Accumulated	Equity
	Shares	Amount	Capital	loss	Deficit	(Deficit)
Balance as of December 31, 2022	22,156,720	2,216	804,558	(67)	(1,255,241)	(448,534)
Conversion of Debt	430,170	43	374,719	-	-	374,762
Issuance of ordinary shares	180,000	18	198,284	-	-	198,302
Shares issuance in connection of adjustment of subscription price	38,270	4	(4)	-	-	-
Foreign currency translation adjustments	-	-	-	(40,011)	-	(40,011)
Net income	-	-	-	-	18,825	18,825
Balance as of December 31, 2023	22,805,160	2,281	1,377,557	(40,078)	(1,236,416)	103,344
Issuance of ordinary shares	1,250,000	125	1,116,668	-	-	1,116,793
Foreign currency translation adjustments	-	-	-	(3,243)	-	(3,243)
Net income	-	-	-	-	(279,209)	(279,209)
Balance as of December 31, 2024	24,055,160	2,406	2,494,225	(43,321)	(1,515,625)	937,685

*	The shares and per share information are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

MEDIKRA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S dollar, except for the number of shares)

	Years Ended December 31,
	2024	2023
	USD	USD
Cash flows from operating activities:
Net (loss) income	(279,209)	18,825
Adjustments to reconcile net profit to net cash (used in) provided by operating activities:
Amortization - Right-of-use assets	6,149	4,686
Depreciation of property and equipment	-	1
Amortization - Intangible assets	11,932	11,909
Finance cost, net	5,940	17,696

Change in operating assets and liabilities:
Accounts receivable, net	3,037	(18,689)
Inventory	(2,305)	(5,597)
Prepayment	2,390	(98,144)
Other liabilities	(7,024)	(9,484)
Deferred grant income	22,374	(79,362)
Operating lease liabilities	(5,507)	(5,302)
Net cash used in operating activities	(242,223)	(163,460)

Cash flows from investing activities:

Acquisition of intangible assets	-	(3,976)
Net cash used in investing activities	-	(3,976)

Cash flows from financing activities:
Proceeds from issuance of new shares	1,116,104	198,302

Deferred offering cost	(109,972)
Repayments of borrowings	(48,706)	(29,442)
Repayment of loan from directors	(27,953)	-

Proceed from loan from directors	6,756	25,862
Net cash provided by financing activities	936,229	194,722

Net increase in cash	694,006	27,286
Net decrease in exchange differences	(2,594)	(31,151)
Cash, beginning of year	46,766	50,631
Cash, end of year	738,178	46,766

Supplemental disclosures of cash flow information:
Income tax paid	-	-
Interest expenses paid	5,940	17,696

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	-	24,247

The accompanying notes are an integral part of these consolidated financial statements.

MEDIKRA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization and Description of the Business

Medikra, Inc. (the “Company”) is a company incorporated in the Cayman Islands with limited liability on August 30, 2024. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation. In addition, the Cayman Islands does not impose withholding taxes on dividends or other distributions.

Medika Natura Sdn. Bhd. (“Medika Natura”), a wholly-owned subsidiary of the Company, was originally established as Orchid Life Sdn Bhd, a limited liability company under the laws of Malaysia on December 1, 2006. Orchid Life Sdn Bhd rebranded as Medika Natura Sdn Bhd on July 5, 2019.

Medikra Malaysia Sdn Bhd, a wholly-owned subsidiary of Medika Natura Sdn.Bhd., was originally established as Medikra Marketing Sdn Bhd, as a private company limited by shares under the laws of Malaysia on April 26, 2022. Medikra Marketing Sdn Bhd changed its name to Medikra Malaysia Sdn Bhd on November 5, 2024.

The Company together with its subsidiaries (“collectively, the “Group”) is a clinical-stage biopharmaceutical company developing standardized, pharmaceutical-grade botanical therapeutics to address major unmet medical needs across obesity, metabolic dysfunction, women’s health, inflammation-related disorders, and oncology. The Group has established an integrated discovery and development platform that combines proprietary botanical extraction, multi-omics validation, and AI-enabled R&D to advance novel plant-derived compounds toward global regulatory approval.

Reorganization

The corporate reorganization described herein (the “Reorganization”) was completed on July 15, 2025 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for all previously mentioned entities. The primary objective of the Reorganization was to transfer 100% ownership of Medika Natura Sdn. Bhd. and (indirectly) Medikra Malaysia Sdn Bhd. to the Company, enabling the Company to serve as the issuer for its planned initial public offering in the United States (the “IPO”).

Immediately before the Reorganization, Medika Natura Sdn. Bhd. was owned and controlled by Mr. Abdul Razak Bin Mohd Isa, Mr. Mustadza bin Muhamad and a group of shareholders. Meanwhile, Medikra Malaysia Sdn Bhd was owned and controlled by Mr. Abdul Razak Bin Mohd Isa and Mr. Mustadza bin Muhamad. Both aforesaid companies are the operational entities for all the Group’s business activities.

On August 30, 2024, Medikra Inc. was established by registered agent in the Cayman Islands with the sole purpose of acting as the issuing holding company for the IPO. Medikra Inc. does not have prior operations and was formed solely to facilitate the IPO.

As part of the Reorganization, each shareholder of Medika Natura Sdn. Bhd. received shares in the Company on a 10:1 basis i.e., for every one (1) share in Medika Natura Sdn. Bhd., that a shareholder sold to the Company the shareholder received ten (10) shares in the Company. Following this share exchange, the Company became the legal parent of Medika Natura Sdn Bhd and the shareholders retained control over the combined entity. Consequently, the Reorganization is classified as a common control transaction under ASC 805-50.

Following this, the consolidation of the Company and its subsidiaries has been accounted at historical carrying amounts and prepared as though the above transactions had been completed at the start of the earliest period presented in these audited consolidated financial statements. The operating results for each period reflect the combined activities of the previously separate entities from the beginning to the end of each period, with all intra-group transactions eliminated.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its subsidiaries in which the Company has a controlling financial interest, generally through ownership of more than 50% of the voting interests. All intercompany transactions and balances have been eliminated upon consolidation. The consolidations were prepared on a historical cost basis, without fair value.

Subsidiaries are consolidated from the date on which control is obtained and are deconsolidated from the date control ceases.

Use of Estimates and assumptions

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Accounting estimates reflected in the Company’s consolidated financial statements include lease classification and liabilities, right-of-use assets, determinations of the useful lives of long-lived assets and estimates of expected credit losses against financial assets. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Cash

Cash includes balances maintained with banks in Malaysia which are unrestricted and immediately available for withdrawal and use.

Accounts Receivable, net

Accounts receivables are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. Customers who owed accounts receivables, are granted credit terms based on their credit metrics. The Group early adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”) on its accounts receivable, starting from the January 1, 2022, and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is classified as “general and administrative” in these consolidated statements of operations and comprehensive loss. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Group considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Under this accounting guidance, the Group measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of December 31, 2024 and 2023, the Company provided allowance for expected credit losses of nil and nil, respectively.

Prepayments

Prepayments are comprised of prepaid expenses, including rental deposit and service deposit. The Group measures bad debt allowance on its prepayment and did not provide bad debt allowance on its prepayment as of December 31, 2024 and 2023.

Deferred IPO costs

Deferred IPO costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to shareholders’ equity (deficit) upon the completion of the Initial Public Offering. As of December 31, 2024 and 2023, the Group had deferred IPO costs of $109,972 and nil, respectively.

Intangible Assets

Intangible assets consisted primarily of patent and the application fee to file for patent to the Patent Cooperation Treaty (“PCT”). The estimated useful life and amortization methodology of intangible assets are determined based on the period in which they are expected to contribute directly to cash flows in accordance with ASC Topic 350 “Intangibles — Goodwill and Other”. Intangible assets that are determined to have a definite life are amortized over the life of the asset.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for identifiable intangible assets is based on the amount by which the carrying amount of the assets exceeds its fair value determined by using a discounted cash flow model.

Leases

The Group adopted ASU No. 2016-02, Leases (Topic 842), as amended, since January 1, 2022, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group is a lessee of non-cancellable operating leases for corporate office premises. The Group determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Group’s consolidated balance sheets.

ROU assets represent the Group’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Group considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Group’s incremental borrowing rate based on the information available at the lease commencement date.

The lease standard (ACS 842) provides practical expedients for an entity’s ongoing accounting. The Group elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

Non-lease components include building management fees, utility expenses and property taxes included and payable in the lease contract. These non-lease components are not separated from the lease components to which they relate.

The Group evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of December 31, 2024 and 2023, the Group did not recognize any impairment loss against its ROU assets.

Impairment of Long-Lived Assets

The Group reviews long-lived assets, including intangible assets and ROU assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Revenue Recognition

The Group follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. In according with ASC 606, revenues are recognized when the Group satisfies the performance obligations by delivering the promised goods or services to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Group’s recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense costs as incurred for those suffered in order to obtain a contract with a customer when the amortization period would have been one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

Net Product Sales from nutraceutical products

The Group generates revenue from sales of nutraceutical products manufactured under GMP standards through the following channels, listed by strategic priority: clinics, licensed pharmacists, direct online orders, and other healthcare providers.

Revenue from sales of nutraceutical products is recognized at a point in time when the control of the products is transferred to the customer. This typically occurs upon delivery, when the customer obtains the ability to direct the use of and derive substantially all of the economic benefit of the nutraceutical products. Specifically, revenue recognition is triggered when:

●	Physical possession has been transferred

●	Legal title and associated risks and rewards of ownership have passed

●	The customer has accepted the product

●	An enforceable right to payment exists

Revenue is recognized net of estimates of variable consideration, which deducts the customer discounts directly.

Cost of revenues

The cost of revenue primarily consists of the cost of products sold during the sales and distribution of the nutraceutical products.

Research and development expenses

Research and development expenses primarily include (1) payroll and other related costs of personnel engaged in research and development activities, (2) costs related to preclinical testing of the Group’s technologies and clinical trials such as payments to contract research organizations (“CRO”) and contract manufacturing organizations (“CMO”), investigators and clinical trial sites that conduct the clinical studies, (3) costs to develop the product candidates, including raw materials and supplies, product testing and facility related expenses, (4) other research and development expenses. Research and development expenses are charged to expense as incurred when these expenditures relate to the Group’s research and development services and have no alternative future uses in accordance with ASC 730, Research and Development.

Borrowing costs

All borrowing costs are recognized as interest expense in the consolidated statements of operation and comprehensive loss in the period in which they are incurred.

Government Grant Income

The Group receives government grants from government agencies in support of the Group’s research and developments activities across the Group’s therapeutics program primarily in the areas of metabolic disorders. In the absence of specific guidance under US GAAP applicable to business entities, the Company has account for government grants under ASC-958-605 (Not for profit entities – revenue recognition) and where appropriate to International Accounting Standards (“IAS”) 20 - Accounting for Government Grants and Disclosure of Government Assistance.

Government grant income is recognized when there is a reasonable assurance that the Group has met or will meet the conditions attached to the grant and that the grant will be received. Government grants that the Group received are all performance or milestone – based, including those with clinical or regulatory deliverables, are recognized as income only when the corresponding milestone is achieved, and the associated costs are incurred.

In circumstance where the Group receives funds in advance of satisfying the grant conditions, this is accounted as a deferred grant liability. When the Group receives the corresponding invoices for the research and development expenses, the Group will charge the income to consolidated statements of operations and comprehensive loss. In addition, the Group does not recognize payments made directly by the grantors to the subcontractors or collaborators in the Company’s financial statements unless the Group is bearing the financial risk or control over those activities.

Income Taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is provided, using the liability method in accordance with ASC 740, on all temporary differences at the end of each of the relevant periods between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities are recognized for all taxable temporary differences, except:

●	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of taxable temporary differences associated with investments in subsidiaries when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, and the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

●	when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the relevant periods.

Deferred tax assets and liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Group accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties arising from underpayment of income taxes shall be computed in accordance with the related Malaysian tax law. The amount of interest expense is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return. Interest and penalties recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as non-operating expense.

Segment Information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group’s business segments.

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 – Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has early adopted ASU 2023-07 for the year ended December 31, 2023. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

The Group uses the management approach to determine reportable operating segments and only one segment is identified. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Foreign Currency Translation and Transactions

The Group’s principal place of operations is Malaysia. The financial position and results of its operations are determined using Malaysian Ringgit (“MYR” or “RM”), as the functional currency. The Group’s consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheets dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive loss in the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s consolidated statements of operations and comprehensive loss.

Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share includes the effect of potential dilutive securities, such as stock options, warrants, and convertible instruments, using the treasury stock and if-converted methods, as applicable. In periods where the Company reports a net loss, the effect of potential common shares is anti-dilutive and is therefore excluded from the diluted net loss per share calculation.

Fair Value Measurements

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments.

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 – inputs to the valuation methodology are unobservable. Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

No financial instruments are carried at fair value on a recurring or non-recurring basis as of December 31, 2024 and 2023. Accordingly, no fair value hierarchy disclosure is required.

Related Parties

The Group accounts for related party transactions in accordance with FASB Accounting Standards Codification (ASC) Topic 850 (Related Party Disclosures). A party is considered to be related to the Group if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Group.

Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Group’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent accounting pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Group meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2023, the FASB issued ASU 2023-09 to improve its income tax disclosure requirements. Under the new guidance, public business entities must annually disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (loss) by the applicable statutory income tax rate). The new standard is effective for fiscal years beginning after December 15, 2024. The Group is in the process of evaluating the impact of adopting this new guidance on the consolidated financial statement disclosures.

In November 2024, the FASB issued ASU No.2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires public business entities to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027 either prospectively or retrospectively. Early adoption is permitted. The Group does not expect to adopt the update early and is evaluating the impact on its consolidated financial statements.

Note 3. Concentration of Risks

Currency risk

The Group is exposed to foreign exchange rate fluctuations as the Group translates the consolidated financial statements of the subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the consolidated financial statements of the subsidiaries into U.S. dollars would result in a gain or loss recorded as a component of other comprehensive loss.

Concentration of credit risks

Financial instruments that potentially subject the Group to the credit risks consist of cash, accounts receivable and other assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Group primarily deposits its cash with reputable banks located in Malaysia. As of December 31, 2024 and December 31, 2023, $738,178 and $46,766 were deposited with these banks, respectively.

Bank balances placed in current accounts in Malaysia are considered safe due to strong regulatory oversight by Bank Negara Malaysia (“BNM”), which ensures banks maintain sound financial and risk management practices. Additionally, deposit are protected by Perbadanan Insurans Deposit Malaysia (“PIDM”) for up to RM250,000 (equivalent to $ 55,935) per depositor per member bank, whilst the balances maintained by the Group may at times exceed the insured limits. Cash balances maintained with banks in Malaysia are not otherwise insured by the Federal Deposit Insurance Corporation or other programs. The Group has not experienced any losses in these bank accounts and management believes that the Group is not exposed to any significant credit risk on cash and restricted cash.

Assets that potentially subject the Group to significant credit risks primarily consist of accounts receivable and other receivables, which mainly comprise balances due from customers and operational partners within Malaysia. These receivables are unsecured and non-interest-bearing. The Group performs regular and ongoing credit assessments of counterparties’ financial conditions and payment histories. In addition, the Group reviews historical collection trends, aging of receivables, receivable turnover, and prevailing macroeconomic and industry-specific conditions. The Group also applies internal credit limits and approval thresholds to manage transaction exposure. Management considers that it has adequate controls over these receivables to minimize related credit risks. As of December 31, 2024 and 2023, no allowance for expected credit losses was recognized, as the amounts deemed at risk were considered negligible, and no individual customer accounted for 10% or more of total revenue in either period.

For the twelve months ended December 31, 2024 and 2023, most of the Group’s assets were located in Malaysia. At the same time, the Group considers that it is exposed to the following concentrations of risk:

Concentration of customers

For the years ended December 31, 2023 and 2024, The Group does not have any significant concentration of credit risk with respect to accounts receivable, as it does not have any major customers that individually account for 10% or more of revenues.

Concentration of vendors

For the year ended December 31, 2023, one vendor accounted more than 10% of the research expenses. The research expense charged by this vendor is 100% of the total research expenses.

For the year ended December 31, 2024, one vendor accounted more than 10% of the research expenses. The research expense charged by this vendor is 93% of the total research expenses.

Concentration of interest rate risk

Fluctuations in market interest rates may negatively affect the Group’s financial condition and results of operations. The Group’s debt facilities are set at a fixed rate, and as such, the Group is not subject to interest rate risk since neither carrying amounts nor the future cash flows will fluctuate because of a change in market interest rates. The Group considers its interest rate risk not to be material, and the Group has not used any derivatives to manage or hedge its interest rate risk exposure.

Note 4. Accounts Receivable, Net

As of December 31, 2024 and December 31, 2023, accounts receivable consisted of the following balances:

	As of	As of
	December 31,	December 31,
	2024	2023
Accounts receivable	16,052	19,089
Total accounts receivable, net	16,052	19,089

For the years ended December 31, 2024 and 2023, no allowance for credit loss was provided respectively.

Note 5. Right Of Use (“ROU”) Assets and Operating Lease Liabilities

As of December 31, 2024 and December 31, 2023, the Group subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Office at Shah Alam, Malaysia	3 years and 11 months from March 15, 2023 to February 14, 2027

a) Amounts recognized in the consolidated balance sheets:

	As of
	December 31,	December 31,
	2024	2023
ROU assets	$13,857	$19,561

Operating lease liabilities
Current	$6,295	$5,860
Non-current	7,143	13,085
	$13,438	$18,945

Weighted average remaining lease terms (in years)	2.12	3.12

b) Information related to operating lease activities during the years ended December 31, 2024 and 2023 are as follows:

	For the Year Ended
	December 31,
	2024	2023
ROU assets obtained in exchange for operating lease liabilities	$-	$24,247

Amortization of ROU assets	6,881	5,455
Total operating lease expenses	$6,881	$5,455

c) The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of December 31, 2024:

During the year ended December 31,
2025	$6,765
2026	6,765
2027	564
Total future lease payments	$14,094
Less: imputed interest	(656)
Present value of lease obligations	$13,438

The weighted-average discount rate used to determine the operating lease liabilities as of December 31, 2024 and December 31, 2023 was 4.55%.

For each of the years ended December 31, 2024 and 2023, the Group’s total cash outflow for leases were US$6,674 and US$5,597, respectively.

Note 6. Prepayments

	As of
	December 31,	December 31,
	2024	2023
Other assets	1,827	-
Deposits	1,410	1,372
Total other assets	3,237	1,372
Prepaid expenses	94,093	98,348
Less: amounts classified as non-current assets	-	-
Total prepayments and other assets, net	$97,330	$99,720

Note 7. Intangible assets

As of December 31, 2024 and 2023, intangible assets consisted of the following:

Description	Recognition Date	Expected Useful Life (Years)	As of December 31, 2024	As of December 31, 2023
Outright patent purchase	19/10/2022	20	213,079	219,127

Patent application submitted to Patent Cooperation Treaty (PCT)	14/02/2023	20	3,693	3,794
TOTAL			216,772	222,921

Amortization expense for the years ended March 31, 2024 and 2023 was amounted to $11,932 and $11,909, respectively.

The following table sets forth the Group’s amortization expense for the next five years ending:

Amortization expenses
Twelve months ending December 31, 2025	$11,932
Twelve months ending December 31, 2026	$11,932
Twelve months ending December 31, 2027	$11,932
Twelve months ending December 31, 2028	$11,932
Twelve months ending December 31, 2029 and thereafter	$169,044
Total	$216,772

Note 8. Borrowings

As of December 31, 2024 and December 31, 2023, borrowings consisted of the following:

	As of
	December 31,	December 31,
	2024	2023

Borrowings:
Majlis Amanah Rakyat (“MARA”)*	123,678	145,099
Malaysia Technology Development Corporation Sdn Bhd (“MDTC”)**	15,981	32,233
SME Bank (“SME”)***	11,500	18,235
Total	151,159	195,567
Less current portion	38,839	48,386
Non-current portion	112,320	147,181
Total borrowings	151,159	195,567

*	The MARA loan was borrowed on July 17, 2017 with an amount of MYR 985,000 ($220,383), which matures in 10 years with a monthly repayment schedule. The interest rate is 2% per annum. The MARA loan is personal guaranteed by Directors.

**	The MTDC loan was borrowed on March 17, 2022 with an amount of MYR 244,899 ($54,793), which matures in 4 years with a monthly repayment schedule. The MTDC loan is unsecured and the interest rate is nil.

***	The SME loan was borrowed on April 23, 2020 with an amount of MYR 150,000 ($33,561), which matures in 64 months with a monthly repayment schedule. The interest rate is 10.2%. The SME loan is personal guaranteed by Directors.

Interest Expense

Interest expense incurred on borrowings for the years ended December 31, 2024 and 2023 amounted to $5,940 and $17,696, respectively.

Note 9. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Islands on August 30, 2024. The authorized number of ordinary shares was 1,000,000 shares, par value of $0.0001 per share. By special resolution dated April 29, 2025, the Company increased its authorized number of ordinary shares to 500,000,000 shares, par value $0.0001 per share.

On July 15, 2025, the Group completed a reorganization in which Medikra Inc. became the holding company of Medika Natura Sdn. Bhd. (the “Operating Company”) through a share exchange arrangement. Pursuant to this reorganization, each shareholder of Medika Natura Sdn. Bhd. received ten (10) ordinary shares in Medikra Inc. for each one (1) ordinary share in Medika Natura Sdn. Bhd., that was acquired by Medikra Inc., resulting in Medikra Inc. owning 100% of the issued and outstanding shares of Medika Natura Sdn. Bhd.

This reorganization has been accounted for as a transaction between entities under common control in accordance with ASC 805-50. Accordingly, the consolidated financial statements of the Group reflect the assets and liabilities of Medika Natura Sdn. Bhd. at their historical carrying amounts as if the reorganization had occurred at the beginning of the earliest period presented. No goodwill or step-up in basis was recognized as a result of the reorganization.

During the year ended December 31, 2023, the following transactions took place:

Equity transferred from debt

Medika Natura Sdn Bhd entered into subscription agreements with an investor under which outstanding loan balances were converted into equity. As of February 28, 2023, the Group was indebted to the investor in the amount of RM648,000 (equivalent to $144,482) under a facility that accrued interest at an annual rate of 12%. Under a subscription agreement signed on March 31, 2023, it was agreed that this facility debt is to be converted into 12,960 ordinary shares. In addition, as of February 28, 2023, the Group was indebted to the investor in the amount of RM1,050,531.15 (equivalent to $234,232) under additional facilities, which was converted under the same subscription agreement into 30,057 ordinary shares.

As a result, Medika Natura issued a total of 43,017 ordinary shares in connection with the conversion of debt during the year ended December 31, 2023.

Subscription of new shares

Medika Natura issued 18,000 ordinary shares for cash consideration on March 6, 2023. These shares are issued at RM50 per shares (equivalent to $10.96 at the average rate of RM4.565 per $1 for 2023).

Shares adjustment in connection with modification of subscription agreement

Prior to financial year ended 31 December 2023, one of the shareholders bought 5,172 Medika Natura’s shares at the price of RM87 per share with total consideration amounting to RM449,964 (equivalent to $98,568 at the average rate of RM4.565 per $1 for 2023). On March 6, 2023, Medika Natura agreed to revise the share price to RM50 per share. As a result, an additional 3,827 ordinary shares were issued to the said shareholder, which was treated as deemed dividend. An adjustment of 3,827 ordinary shares was recorded to rectify a subscription shortfall, with no net impact on total equity. As of December 31, 2023, Medika Natura had 2,280,516 ordinary shares issued and outstanding before giving effect to the reorganization.

During the year ended December 31, 2024, Medika Natura issued an additional 125,000 ordinary shares for RM5,000,000 (equivalent to $1,116,793). Accordingly, as of December 31, 2024, the total number of ordinary shares issued and outstanding was 2,405,516 shares before the share exchange. Pursuant to the reorganization, the number of shares outstanding and the related per-share information for all periods presented in the consolidated financial statements have been retrospectively adjusted to reflect the 10-for-1 share exchange. After giving effect to the reorganization, as of December 31, 2024, a total of 24,055,160 ordinary shares were issued and fully paid.

Note 10. Income Taxes

Cayman Islands

Under the current and applicable laws of Cayman Islands, the Company is not subject to tax on income or capital gains under this jurisdiction.

Malaysia

Medika Natura Sdn Bhd, which is the operating entity and the subsidiary of Medikra Inc was awarded BioNexus Status Company (“BSC”) by the Malaysian Bioeconomy Corporation Sdn. Bhd. (“Bioeconomy Corp”), an agency under the purview of the Ministry of Science, Technology and Innovation (“MOSTI”). The BioNexus Status is a recognition granted to qualified biotechnology companies undertaking qualifying activities in healthcare, agriculture, and industrial biotechnology in Malaysia.

The subsidiary was granted BioNexus Status (“BSC”) effective from October 30, 2007, and on May 22, 2017, and granted additional qualifying activities which includes the commercialization of standardized Kacip Fatimah extract and its related product. As BSC, Medika Natura Sdn Bhd will be eligible to enjoy 100% income tax exemption on statutory income for a period of 10 years from the first year Medika Natura Sdn Bhd derives statutory income.

As at the reporting period of December 31, 2023 and 2024, the Group has not generated taxable statutory income, and therefore, no income tax expense has been recognized. However, once the Group commences generating statutory income in Malaysia, the Group expects to benefit from the full tax exemption under the BioNexus program, which will materially reduce the effective tax rate during the incentive period.

Deferred tax assets arising from accumulated losses and deductible temporary differences have not been recognized, as it is currently not more likely than not that sufficient future taxable profits will be available to utilize these assets, particularly during the tax-exempt period. The Group will reassess the recognition of these deferred tax assets as and when the Group’s operations transition into a taxable position.

The Group continues to monitor the compliance with the terms and conditions of the BioNexus Status and intend to maximize the benefits available under this program. Upon expiry of the BioNexus incentive period, Medika will become subject to Malaysian corporate income tax at the prevailing statutory rate, currently 24%, unless extended or replaced by new government incentive schemes in the future.

The current and deferred portions of the income tax expense included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

For The Years Ended December 31,
	2024	2023
Current income tax expenses	-	-
Deferred income tax expense	-	-
Income tax expense	-	-

A reconciliation of the difference between the expected income tax expense computed at Malaysia income tax rate of 24% and the Group’s reported income tax expense is shown in the following table:

	For The Years Ended December 31,
	2024	2023
Income before income tax expense	(279,209)	18,825
Malaysia statutory income tax rate	24%	24%
Income tax expense at applicable income tax rate	(67,010)	4,518
Effect of preferential tax rate	60,745	(14,187)
Changes in valuation allowance	5,153	9,669
Effect of true-up on net operating loss (“NOL”)	1,112	-
Income tax expense	-	-

Deferred tax

The Group measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2024	2023
Deferred tax assets:
Tax loss carry forward	15,128	9611
Operating lease liabilities	-	-
Less: valuation allowance	(15,128)	(9,611)
Total deferred tax assets	-	-

Deferred tax liabilities:
Right of use assets	-	-
Total deferred tax liabilities	-	-
Deferred tax asset (liabilities), net	-	-

Movement of the Group’s deferred tax (liabilities) assets during the years is as follows:

For The Years Ended December 31,
	2024	2023
Balance at January 1	-	-
(Charged) credited to the consolidated statements of operations and comprehensive loss	-	-
Income tax expense	-	-
Balance at December 31	-	-

As of December 31, 2023 and 2024, the Group’s subsidiaries had combined net operating loss carry forwards of MYR 2,240,863 (equivalent to $491,137) and MYR 3,494,093 (equivalent to $766,233), respectively. In accordance with Malaysian tax regulations, net operating losses may generally be carried forward for up to ten years following the year in which the losses are incurred; carry back of losses is not permitted. The Group evaluates both positive and negative evidence to assess whether it is more likely than not that some portion or all of its deferred tax assets will be realized. This assessment takes into account, among other factors, the nature, frequency, and severity of recent losses, forecasts of future taxable income, the statutory carry forward periods, the Group’s experience with tax attributes expiring unused, and potential tax planning strategies. Based on this assessment and in accordance with applicable accounting standards, management has concluded that it is more likely than not that the Group will not generate sufficient taxable income to fully utilize the majority of its net operating loss carry forwards prior to expiration. Accordingly, valuation allowances of MYR 44,117 ($9,611) and MYR 67,613 ($15,128) have been recorded as of December 31, 2023 and 2024, respectively.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. For the years ended December 31, 2024 and 2023, the Company did not incur any interest and penalties related to potential underpaid income tax expenses.

As of December 31, 2023 and 2024, the tax years ended December 31, 2018 through December 31, 2023 for the Company’s Malaysian subsidiaries remain open for statutory examination by Malaysian tax authorities

Note 11 Loss Per Share

Basic and diluted loss per share for the years ended December 2024 and 2023 are calculated as follows:

	For the years ended December 31,
	2024	2023
Numerator:
Net (loss) income	(279,209)	18,825
Denominator
Weighted average number of ordinary shares outstanding-basic and diluted	23,034,612	22,426,773
Loss per shares – basic and diluted	(0.01)	-

Note 12. Related Party Transaction and Balance

a. Nature of relationships with related parties

Name	Relationship with the company
Abdul Razak Bin Mohd Isa	Controlling shareholder and director of the Company
Mustadza bin Muhamad	Controlling shareholder and director of the Company

b. Transactions with related parties

		As of
Name	Description	2024	2023
Abdul Razak Bin Mohd Isa	Proceeds from loan due to director	-	12,492
Abdul Razak Bin Mohd Isa	Repayment of loan due to director	(9,003)	-
Mustadza bin Muhamad	Proceeds from loans due to director	6,756	13,370
Mustadza bin Muhamad	Repayment of loan due to director	(18,540)	-

c. Balances with related parties

		As of
Name	Description	2024	2023
Abdul Razak Bin Mohd Isa	Amounts due to director	36,407	44,394
Mustadza bin Muhamad	Amounts due to director	30,158	41,478
Total Amounts due to directors		66,565	85,872

The balances as of December 31, 2024 and December 31, 2023 represented the loan from the shareholders for operational purposes and was assigned by Mr. Abdul Razak Bin Mohd Isa and Mr. Mustadza bin Muhamad. The balances were unsecured, non-interest bearing and repayable on demand.

Note 13. Commitments and Contingencies

Contingencies

As of December 31, 2024 and December 31, 2023, the Group was not a party to any legal or administrative proceedings. The Group further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Group’s consolidated financial position, results of operations, or cash flows.

Indemnification

Malaysian Industrial Development Finance Berhad (“MIDF”)

Medika Natura Sdn. Bhd. is party to a grant agreement dated March 26, 2020 with Malaysian Industrial Development Finance Berhad (“MIDF”) under the High Value Added and Complex Product Development Program administered by the Ministry of Investment, Trade and Industry (“MITI”). The availability period of the grant was extended to June 30, 2025, as confirmed in MIDF’s letter dated February 19, 2025.

The grant agreement includes indemnification provisions requiring Medika Natura Sdn. Bhd. to indemnify and hold harmless MIDF and its representatives against claims, losses, damages, or liabilities arising from the Medika Natura Sdn. Bhd.’s own negligence, misuse, or breach of the agreement. These obligations are limited to Medika Natura Sdn. Bhd.’s conduct and exclude liabilities resulting from acts or omissions of MIDF.

As of December 31, 2023 and 2024, the Group has not incurred any indemnification liabilities under this agreement and the risk of such claims to be remote.

Academy of Sciences Malaysia (“ASM”)

Medika Natura Sdn. Bhd. is party to a project agreement dated April 5, 2022 with the Academy of Sciences Malaysia (“ASM”) under a Matching Grant Scheme. The grant is disbursed based on defined project milestones, with a required matching contribution from Medika Natura Sdn. Bhd. in cash and/or in kind, as stipulated in the agreement.

The agreement includes indemnification provisions requiring Medika Natura Sdn. Bhd. to indemnify and hold harmless ASM and its representatives against claims, losses, damages, or liabilities resulting from Medika Natura Sdn. Bhd.’s own negligence, willful misconduct, or breach of contract. These obligations apply only to Medika Natura Sdn. Bhd.’s conduct and exclude liabilities arising from ASM’s own acts or omissions.

As of December 31, 2023 and 2024, the Group has not incurred any indemnification liabilities under this agreement. Management considers the likelihood of future claims to be remote based on the Company’s compliance record.

Note 14. Segment information

The Company operates and manages its business as a single operating segment, which is the development and commercialization of biopharmaceutical products to address major unmet medical needs across obesity, metabolic dysfunction, women’s health, inflammation-related disorders and oncology. The Company’s Chief Operating Decision Maker (the “CODM”), who is the Chief Executive Officer, reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and assessing performance.

For the years presented, substantially all revenues and long-lived assets are attributable to operations in Malaysia.

The following table presents financial information, including significant segment expenses, which are regularly provided to the CODM and included within segment and consolidated net profit/ (loss):

	For the Years Ended December, 31
	2024	2023
Revenue	26,176	68,381
Cost of revenue	(5,559)	(20,175)
Gross profit	20,617	48,206

Operating expenses
Staff expenses	77,186	80,480
Professional fee	161,179	11,000
Research expenses	97,835	2,904
Others*	52,598	33,179
Total operating expenses	388,798	127,563

Loss from operations	(361,181)	(79,357)

Other income (expenses)
Finance cost, net	(6,747)	(18,465)
Government grant income	95,636	116,615
Other income	83	32
Total other income, net	88,972	98,182

Income (loss) before income taxes	(279,209)	18,825
Income tax	-	-
Net (loss) income	$(279,209)	$18,825

*	others mainly includes the marketing expenses, office expenses, operating lease expenses, salaries and amortization expenses of intangible assets.

Note 15. Subsequent Events

The Group has evaluated the impact of events that have occurred subsequent to December 31, 2024, through the issuance date of the audited consolidated financial statements, and concluded that no other subsequent events have occurred that would require recognition in the audited consolidated financial statements or disclosure in the notes to the audited consolidated financial statements, except for the event as discussed below.

On March 4, 2025 and March 19, 2025, an existing shareholder subscribed 75,000 ordinary shares (750,000 after completion of reorganization) and 75,000 ordinary shares (750,000 after completion of reorganization) of Medika Natura with the price of RM40 per share, respectively. The total consideration of RM 6,000,000 has been fully received.

Through and including [●], 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

3,636,364 Ordinary Shares

MEDIKRA INC.

PROSPECTUS

Brookline Capital Markets,
a division of Arcadia Securities, LLC

[●], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, willful default or dishonesty.

Our articles of association provide that the Company shall indemnify every existing or former director, alternate director or officer of the Company and their personal representatives against any liability incurred by him as a result of carrying out his functions other than such liability (if any) that he may incur by his own dishonesty, fraud or willful default. No such director, alternate director or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the dishonesty, fraud or willful default of such director, alternate director or officer.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.20 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of such securities.

On August 30, 2024, in connection with the incorporation of Medikra, Medikra issued an aggregate of one Ordinary Share to its initial subscriber for aggregate consideration of $0.0001, which Ordinary Share was immediately transferred by the initial subscriber to Abdul Razak Mohd Isa, the Chief Executive Officer of the Company.

On August 30, 2024, in connection with the incorporation of Medikra, Medikra issued an aggregate of one Ordinary Share to Mustadza Muhamad for aggregate consideration of $0.0001.

On July 15, 2025, Medikra issued 25,555,158 Ordinary Shares to the shareholders of Medika Natura in exchange for all 2,555,516 of the issued and outstanding shares of Medika Natura pursuant to the Exchange Agreement.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement. The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement
2.1	Form of Share Exchange Agreement dated July 15, 2025 by and among Medikra Inc. and persons named in the agreement
3.1	Original Articles of Association of Medikra Inc., Filed on August 30, 2024
3.2	Amended and Restated Memorandum and Articles of Association of Medikra Inc., Filed on May 6, 2025
3.3	Second Amended and Restated Memorandum and Articles of Association of Medikra Inc., Filed on December 11, 2025
4.1	Specimen Certificate for Ordinary Shares
4.2	Form of Representative’s Warrant
5.1	Opinion of Harney Westwood & Riegels (Cayman) LLP
5.2	Opinion of Sichenzia Ross Ference Carmel LLP
10.1#	Memorandum of Understanding between the Government of Malaysia and Medika Natura, dated as of June 10, 2022
10.2#†	Project Grant Agreement between Academy of Sciences Malaysia and Medika Natura, dated as of April 5, 2022
10.3#	Letter of ownership of intellectual property rights from the Ministry of Science, Technology and Innovation and the Academy of Sciences Malaysia, dated as of August 23, 2023.
10.4#	Memorandum of Understanding between Novosan Pharma GmbH and Medika Natura, dated as of August 1, 2024
10.5#	Memorandum of Agreement between Medika Natura and NS Shopping Co., Ltd, dated as of February 2, 2024
10.6#	Nondisclosure Agreement between Umbrella Treatment Trading Company and Medika Natura, dated as of October 27, 2024
10.7#†	Memorandum of Agreement on Research Contract between Universiti Malaya and Medika Natura, dated as of October 17, 2024
10.8*	Offer of Loan Facility under the Bumiputera Export Incentive Program, dated as of July 7, 2017
10.9#	Deed of Joint and Several Guarantees by Abdul Razak Bin Mohd Isa and Mustadza Bin Muhamad to Majlis Amanah Rakyat, dated as of October 4, 2017 (guarantee of the loan facility)
10.10#†	Letter of Grant from Malaysian Industrial Development Finance Berhad to Medika Natura, dated as of March 26, 2026
10.11#†	Form of the Tenancy Agreement between Medika Natura and BOUSTEAD NUCLEUS SDN BHD, dated February 13, 2025
10.12#	Tenancy Agreement between Kit Wei Yen and Medika Natura, dated as of May 1, 2025
10.13	Form of Employment Agreement, between Medikra Inc. and Abdul Razak bin Mohd Isa
10.14	Form of Employment Agreement, between Medikra Inc. and Mustadza bin Muhamad
10.15	Form of Employment Agreement, between Medikra Inc. and Goh Sai Keong
10.16	Form of Non-Executive Chairman Service Agreement, between Medikra Inc. and Datuk Ali Abdul Kadir
10.17	Form of Independent Non-Executive Director Service Agreement, between Medikra Inc. and Dian Griesel
10.18	Form of Independent Non-Executive Director Service Agreement, between Medikra Inc. and Dr. Phaik-Eng Sum, Ph.D.
10.19	Form of Independent Non-Executive Director Service Agreement, between Medikra Inc. and Kelly Anderson
10.20	Form of Independent Non-Executive Director Service Agreement, between Medikra Inc. and Prof. Rofina Yasmin Othman, Ph.D.
10.21*	Form of Indemnification Agreement with the registrant’s directors and officers.
21.1	List of subsidiaries
23.1	Consent of Marcum Asia CPAs LLP.
23.2	Consent of Harney Westwood & Riegels (Cayman) LLP (included in Exhibit 5.1).
23.3	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page).
99.1*	Code of Business Conduct and Ethics of the registrant.
99.2*	Audit Committee Charter.
99.3*	Compensation Committee Charter.
99.4*	Nominating and Corporate Governance Committee Charter.
99.5	Consent of Dian Griesel
99.6	Consent of Dr. Phaik Eng Sum.
99.7	Consent of Dr. Rofina Yasmin Binti Othman
99.8	Consent of Kelly Anderson
99.9	Company Representation Letter under Item 8.A.4 of Form 20-F.
107	Filing Fee Table

*	To be filed by Amendment

#	Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material. The Company hereby agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

†	Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Company hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Selangor, Malaysia, on January 20, 2026.

MEDIKRA INC.

By:	/s/ Abdul Razak Mohd Isa
Name:	Abdul Razak Mohd Isa
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abdul Razak Mohd Isa and Goh Sai Keong his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments thereto) effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent or any of them or their or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abdul Razak bin Mohd Isa	Chief Executive Officer and Director	January 20, 2026
Abdul Razak bin Mohd Isa	(Principal Executive Officer)

/s/ Goh Sai Keong	Chief Financial Officer	January 20, 2026
Goh Sai Keong	(Principal Accounting and Financial Officer)

/s/ Mustadza bin Muhamad	Chief Operating Officer and Director	January 20, 2026
Mustadza bin Muhamad

/s/ Datuk Ali Abdul Kadir	Chairman of the Board of Directors	January 20, 2026
Datuk Ali Abdul Kadir

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to Section 6(a) of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Medikra Inc., has signed this registration statement or amendment thereto in Newark, Delaware on January 20, 2026.

Puglisi & Associates
Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director